As filed with the United States Securities and Exchange Commission on May 4, 2006.
Registration No. 333-124131

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stewart Enterprises, Inc.
(Exact name of each registrant as specified in its charter)

Louisiana	7200	72-0693290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(504) 729-1400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:

Thomas M. Kitchen	Dionne M. Rousseau
Chief Financial Officer	Jones, Walker, Waechter,
Stewart Enterprises, Inc.	Poitevent, Carrère & Denègre, L.L.P.
1333 South Clearview Parkway	8555 United Plaza Boulevard
Jefferson, Louisiana 70121	Baton Rouge, Louisiana 70809
(504) 729-1400	(225) 248-2058
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Each of the following subsidiaries of Stewart Enterprises, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number

GRIFFIN-LEGGETT, INC.	ARKANSAS	71-0078620
FOREST HILLS CEMETERY, INC.	ARKANSAS	71-0249636
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.	ARKANSAS	72-1420663
GROSS FUNERAL HOME, INC.	ARKANSAS	71-0311354
REST HILLS MEMORIAL PARK, INC.	ARKANSAS	71-0350100
S.E. FUNERAL HOMES OF ARKANSAS, INC.	ARKANSAS	71-0675698
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY	CALIFORNIA	95-2556142
HOPSON MORTUARY, INC.	CALIFORNIA	95-2803488
LASSILA FUNERAL CHAPELS, INC.	CALIFORNIA	94-2756152
SANTA BARBARA FUNERAL SERVICES, INC.	CALIFORNIA	95-2485442
S.E. ACQUISITION OF CALIFORNIA, INC.	CALIFORNIA	72-1307437
ALL SOULS MORTUARY, INC.	CALIFORNIA	94-3274423
ASHES TO ASHES, INC.	CALIFORNIA	95-3983428
ASSUMPTION MORTUARY, INC.	CALIFORNIA	77-0498846
BARSTOW FUNERAL HOMES, INC.	CALIFORNIA	33-0638122
BUCHHEIM FAMILY, INC.	CALIFORNIA	94-2746770
CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.	CALIFORNIA	94-3281559
CATHOLIC MORTUARY SERVICES, INC.	CALIFORNIA	68-6186018
DeYOUNG MEMORIAL CHAPEL, INC.	CALIFORNIA	94-2564101
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.	CALIFORNIA	94-3281560
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.	CALIFORNIA	94-3281562
LOMBARD & CO.	CALIFORNIA	94-1495254
N.D. DAVIS & ASSOCIATES, INC.	CALIFORNIA	94-2303150
QUEEN OF HEAVEN MORTUARY, INC.	CALIFORNIA	94-3281558
RESURRECTION MORTUARY, INC.	CALIFORNIA	94-3281561
RIVER CITIES FUNERAL CHAPEL, INC.	CALIFORNIA	68-0361610
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.	CALIFORNIA	94-3289240
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.	CALIFORNIA	72-1318639
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.	CALIFORNIA	72-1313799
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.	CALIFORNIA	72-1312297
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.	CALIFORNIA	94-3269965
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.	CALIFORNIA	91-1751841
SAN FERNANDO MISSION MORTUARY, INC.	CALIFORNIA	94-3281557
SANTA CLARA MORTUARY, INC.	CALIFORNIA	77-0498848
SCOVERN MORTUARY, A CALIFORNIA CORPORATION	CALIFORNIA	95-3780939
SDCA HOLDINGS, INC.	CALIFORNIA	95-6062503
SAN DIEGO CEMETERY ASSOCIATION	CALIFORNIA	95-2131281
SIMPLICITY PLAN OF CALIFORNIA, INC.	CALIFORNIA	68-0404445
STEWART PRE-NEED SERVICES, INC.	CALIFORNIA	68-0404446
STRICKLIN/SNIVELY MORTUARY	CALIFORNIA	95-2426875
CATALINA CHANNEL CREMATION SOCIETY	CALIFORNIA	33-0422532
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.	CALIFORNIA	95-1370180
SENTINEL CREMATION SOCIETIES, INC.	DELAWARE	94-3085260
VICTOR V. DESROSIER, INC.	CALIFORNIA	95-1535997

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number

CEMETERY MANAGEMENT, INC.	FLORIDA	59-2200905
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.	FLORIDA	59-1008713
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.	FLORIDA	59-2050710
ALL FAITHS MEMORIAL PARK, INC.	FLORIDA	59-1825207
THE SIMPLICITY PLAN, INC.	FLORIDA	59-3506520
BAY AREA CREMATORY, INC.	FLORIDA	59-1706261
BRUCE OCALA FUNERAL HOME, INC.	FLORIDA	59-2256460
S.E. BD Tampa, Inc.	FLORIDA	59-3054190
CHAPEL HILL CEMETERY, INC.	FLORIDA	59-1036850
GLEN HAVEN MEMORIAL PARK, INC.	FLORIDA	59-1280092
HIGHLAND MEMORY GARDENS, INC. (FL)	FLORIDA	59-1311244
SEMORAN FUNERAL HOME, INC.	FLORIDA	59-2174496
FLORIDA HILLS MEMORIAL GARDENS, INC.	FLORIDA	59-1472326
GARDEN OF MEMORIES, INC.	FLORIDA	59-0259432
A.P. BOZA FUNERAL HOME, INC.	FLORIDA	59-1237218
CURRY & SON FUNERAL HOME, INC.	FLORIDA	59-2232961
WOODLAWN MEMORY GARDENS, INC. (ST. PETE)	FLORIDA	59-0586203
GOOD SHEPHERD MEMORIAL GARDENS, INC.	FLORIDA	59-1157844
S.E. DCG Tampa, Inc.	FLORIDA	59-3061484
HUBBELL FUNERAL HOME AND CREMATORY, INC.	FLORIDA	59-2031206
KICLITER FUNERAL HOME, INC.	FLORIDA	65-0327962
MADCEM OF FLORIDA, INC.	FLORIDA	59-2815682
MEMORIAL PARK CEMETERY, INC.	FLORIDA	59-2977889
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.	FLORIDA	59-2872325
ROBERTS FUNERAL HOME, INC.	FLORIDA	59-3483106
ROYAL PALM MEMORIAL GARDENS, INC.	FLORIDA	59-2741049
SYLVAN ABBEY MEMORIAL PARK, INC.	FLORIDA	59-0600575
TURNER CREMATORY, INC.	FLORIDA	59-2992267
TURNER FUNERAL HOMES, INC.	FLORIDA	59-2109540
WALSH & WOOD FUNERAL HOME, INC.	FLORIDA	59-0614284
WOODLAWN PARK CEMETERY COMPANY (MIAMI)	FLORIDA	59-0516280
MEMORIAL SUNSET PARK, INC.	FLORIDA	65-0103104
SOUTH DADE-PALMS MEMORIAL PARK, INC.	FLORIDA	59-0778117
CHEATHAM HILL MEMORIAL PARK, INC.	GEORGIA	58-1354650
EMPRESAS STEWART — CEMENTERIOS, INC.	LOUISIANA	72-1244353
EMPRESAS STEWART — FUNERARIAS, INC.	LOUISIANA	72-1246744
EASTLAWN CORPORATION	GEORGIA	58-6017469
HOLLY HILL MEMORIAL PARK, INC.	GEORGIA	58-1392485
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.	GEORGIA	59-3295367
ACME MAUSOLEUM CORPORATION	LOUISIANA	72-1149943
HEAVEN’S PETS AT LAKELAWN METAIRIE, LLC (JOINT VENTURE)	LOUISIANA	20-3079957
S.E. FUNERAL HOMES OF LOUISIANA, INC.	LOUISIANA	72-1114514
LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)	LOUISIANA	72-0851803
LAKE LAWN PARK, INC.	LOUISIANA	72-0398541
S.E. CEMETERIES OF LOUISIANA, INC.	LOUISIANA	72-0684451
S.E. CEMETERIES OF ALABAMA, INC.	ALABAMA	72-1206115

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number

S.E. AUSTRALIA, INC.	LOUISIANA	72-1283266
S.E. SOUTH-CENTRAL, INC.	LOUISIANA	72-1239618
KILGORE-GREEN FUNERAL HOME, INC.	ALABAMA	63-0569262
S.E. COMBINED SERVICES OF ALABAMA, INC.	ALABAMA	63-0591928
S.E. FUNERAL HOMES OF ALABAMA, INC.	ALABAMA	63-0515943
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.	GEORGIA	58-2212760
S.E. FUNERAL HOMES OF ILLINOIS, INC.	ILLINOIS	36-3199562
KNUTSON FUNERAL HOMES, INC.	IOWA	42-0951378
PAULEY FUNERAL HOME, INC.	IOWA	42-1029161
RUNYAN MANGOLD, INC.	KANSAS	48-0922874
D.W. NEWCOMER’S SONS, INC.	MISSOURI	43-1843891
DWN PROPERTIES, INC.	MISSOURI	43-1450708
FUNERAL SECURITY PLANS, INC.	MISSOURI	44-0664950
THE LINCOLN MEMORIAL PARK CEMTERY ASSOCIATION	NEBRASKA	47-0222120
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.	NEW MEXICO	62-1688895
S.E. FUNERAL HOMES OF TENNESSEE, INC.	TENNESSEE	62-0946762
MT. JULIET MEMORIAL GARDENS, INC.	TENNESSEE	62-0816875
NAVE FUNERAL HOME OF LEBANON, INC.	TENNESSEE	72-1411524
S.E. CEMETERIES OF WISCONSIN, INC.	WISCONSIN	39-1147526
STEWART ENTERPRISES (EUROPE), INC.	LOUISIANA	72-1358384
STEWART RESOURCE CENTER, INC.	LOUISIANA	72-0114030
STEWART SERVICES, INC.	LOUISIANA	72-1346587
S.E. MID-ATLANTIC, INC.	MARYLAND	52-1602273
GARNER FAMILY FUNERAL HOME, INC.	GEORGIA	58-2064086
HAISTEN FUNERAL HOMES, INC.	GEORGIA	58-1421290
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.	GEORGIA	58-2022340
HIGGINS AND SON FUNERAL HOME, INC.	GEORGIA	58-2425644
BOUNDS FUNERAL HOME, INC.	MARYLAND	52-1630262
CEDAR HILL CEMETERY COMPANY, INC.	MARYLAND	52-1602271
CREST LAWN MEMORIAL GARDENS, INC.	MARYLAND	52-1602272
FORT LINCOLN CEMETERY, INC.	MARYLAND	52-1376288
FORT LINCOLN FUNERAL HOME, INC.	MARYLAND	52-0703419
GALLERY GRANITE CORPORATION	MARYLAND	52-1988923
HILLCREST MEMORIAL CEMETERY, INC.	MARYLAND	52-0625906
HINES-RINALDI FUNERAL HOME, INC.	MARYLAND	52-0959564
JOHN M. TAYLOR FUNERAL HOME, INC.	MARYLAND	52-0744522
LOUDON PARK CEMETERY COMPANY	MARYLAND	52-0395020
DRUID RIDGE CEMETERY COMPANY	MARYLAND	52-0297170
LOUDON PARK FUNERAL HOME, INC.	MARYLAND	52-0559766
NATIONAL HARMONY MEMORIAL PARK, INC.	MARYLAND	53-0260676
PARKLAWN, INC.	MARYLAND	52-0702108
THE PARKWOOD CEMETERY COMPANY	MARYLAND	52-0439130
PARKWOOD MANAGEMENT COMPANY	MARYLAND	52-1512350
WILLIAM W. CHAMBERS, INC.	MARYLAND	53-0239999
SIMPLE TRIBUTE OF MARYLAND, INC.	MARYLAND	52-0581481
GORNY & GORNY PATERSON-CLIFTON MORTUARY	NEW JERSEY	22-1851465
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.	NEW JERSEY	22-3620444
C.J. APPLEGATE AND SONS, INC.	NEW YORK	15-0611808

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number

GARDINIER COLLETTI MEMORIAL HOME, INC.	NEW YORK	16-1083308
MURPHY FUNERAL SERVICE, INC.	NEW YORK	16-1154577
OTTO REDANZ FUNERAL HOME, INC.	NEW YORK	16-0843505
CORNELL & DAGGETT, INC.	NEW YORK	16-0393170
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.	NEW YORK	52-2073694
CATAWBA MEMORIAL PARK, INC.	NORTH CAROLINA	56-1186602
EVANS FUNERAL HOME, INC.	NORTH CAROLINA	56-1766627
GARRETT — HILLCREST, INC.	NORTH CAROLINA	56-0497389
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.	NORTH CAROLINA	56-1415185
MCLAURIN’S FUNERAL HOME, INC.	NORTH CAROLINA	56-0774793
S.E. CEMETERIES OF NORTH CAROLINA, INC.	NORTH CAROLINA	56-0320583
BENJAMIN FRANKLIN P. M., INC.	PENNSYLVANIA	36-3410961
GEORGE WASHINGTON MEMORIAL PARK, INC.	PENNSYLVANIA	23-1196097
KIRK & NICE SUBURBAN CHAPEL, INC.	PENNSYLVANIA	23-1322135
KIRK & NICE, INC.	PENNSYLVANIA	23-1543090
S.E. ACQUISITION OF PENNSYLVANIA, INC.	PENNSYLVANIA	23-2774157
SUNSET MEMORIAL PARK COMPANY	PENNSYLVANIA	23-1137620
PET HAVEN, INC.	PENNSYLVANIA	23-1954580
DUNBAR FUNERAL HOME, INC.	SOUTH CAROLINA	57-0283484
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-0509513
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-0994297
MONTE VISTA BURIAL PARK, INC.	TENNESSEE	62-0298090
CLINCH VALLEY MEMORIAL CEMETERY, INC.	VIRGINIA	54-1406409
EVERLY FUNERAL HOMES, INCORPORATED	VIRGINIA	54-0611646
EVERLY PFP, INC.	VIRGINIA	54-1425591
S.E. FUNERAL HOMES OF VIRGINIA, INC.	VIRGINIA	54-0718777
S.E. CEMETERIES OF VIRGINIA, INC.	VIRGINIA	54-0832763
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.	WEST VIRGINIA	55-0568150
CASDORPH & CURRY FUNERAL HOME, INC.	WEST VIRGINIA	55-0721178
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.	WEST VIRGINIA	55-0526285
KLINGEL-CARPENTER MORTUARY, INC.	WEST VIRGINIA	55-0460584
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.	WEST VIRGINIA	55-0764400
WILSON FUNERAL HOME, INC.	WEST VIRGINIA	55-0329572
LAKEWOOD MEMORIAL PARK, INC.	MISSISSIPPI	64-0188145
S.E. ACQUISITION OF NEVADA, INC.	NEVADA	88-0397289
NEPTUNE SOCIETY OF NEVADA, INC.	NEVADA	88-0285085
RENO MEMORIAL, INC.	NEVADA	88-0405570
S.E. ACQUISITION OF RENO, NEVADA, INC.	NEVADA	88-0405123
STRONG & BURNS FUNERAL HOME, INC.	NEW YORK	16-1449371
MONTLAWN MEMORIAL PARK, INC.	NORTH CAROLINA	56-1338130
S.E. ACQUISITION OF OREGON, INC.	OREGON	93-1187545
AMLING/SCHROEDER FUNERAL SERVICE, INC.	OREGON	93-1181655
CASCADE CREMATORY, INC.	OREGON	93-1179976
CHAPEL OF THE ROSES, INC.	OREGON	93-0474022
CHAPEL OF THE VALLEY FUNERAL HOME, INC.	OREGON	93-1162684
DUTTON, INC.	OREGON	93-1064740
J.P. FINLEY AND SON MORTUARY, INC.	OREGON	93-1066620
SUNSET HILLS MEMORIAL PARK	OREGON	93-0395535

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Additional Registrants*	Formation	Number

S.E. GREENWOOD, INC.	OREGON	93-0179035
S.E. BEND NR, INC.	OREGON	93-0497426
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.	OREGON	93-1204595
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.	OREGON	91-1852408
S.E. BEND TDHM, INC.	OREGON	93-1136418
S.E. CEMETERIES OF SOUTH CAROLINA, INC.	SOUTH CAROLINA	57-1019419
S.E. COMBINED SERVICES OF TENNESSEE, INC.	TENNESSEE	62-0453134
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.	TENNESSEE	62-1455239
PASADENA FUNERAL HOME, INC.	TEXAS	75-2640884
S.E. FUNERAL HOMES OF TEXAS, INC.	TEXAS	75-0948243
BELEW FUNERAL HOME, INC.	TEXAS	75-2579187
EMERALD HILLS FUNERAL CORPORATION	TEXAS	75-2153941
GUARDIAN CREMATION SOCIETY, INC.	TEXAS	75-2783157
LYONS FUNERAL HOME, INC.	TEXAS	75-2552395
S.E. CEMETERIES OF TEXAS, INC.	TEXAS	75-1506921
ABBEY PLAN OF TEXAS, INC.	TEXAS	74-2869205
SIMPLICITY PLAN OF TEXAS, INC.	TEXAS	75-2317933
S.E. ACQUISITION OF WASHINGTON, INC.	WASHINGTON	91-1869762
E.R. BUTTERWORTH & SONS	WASHINGTON	91-0161720
CREMATION SOCIETY NORTHWEST, INC.	WASHINGTON	91-1689873
S.E.E.S. OF VANCOUVER, INC.	WASHINGTON	91-1435155
MONTICELLO MEMORY GARDENS, INC.	VIRGINIA	55-0590890
EASTERN CEMETERY ASSOCIATES, INC.	WEST VIRGINIA	55-0548764
KANAWHA PLAZA PARTNERSHIP	WEST VIRGINIA	55-0540511
LOI CHARLESTON, INC.	WEST VIRGINIA	55-0722745
NATIONAL EXCHANGE TRUST, LTD.	WEST VIRGINIA	55-0579178
NATIONAL FUNERAL SERVICES, INCORPORATED	WEST VIRGINIA	55-0604593
S.E. CEMETERIES OF WEST VIRGINIA, INC.	WEST VIRGINIA	55-0418939

*	The address for each of the additional registrants is 1333 South Clearview Parkway, Jefferson, LA 70121, telephone (504) 729-1400. The primary standard industrial classification code number for each of the additional Registrants is 7200.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2006

PROSPECTUS

Stewart Enterprises, Inc.

Offer to Exchange
Up to $200,000,000 Registered 6 1/4% Senior Notes Due 2013
for
Any and all Outstanding Unregistered 6 1/4% Senior Notes Due 2013

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our 6 1/4% senior notes due 2013 that we have registered under the Securities Act of 1933 (the “Exchange Notes”) for all of our outstanding 6 1/4% senior notes due 2013 (the “Outstanding Notes”). In this prospectus we refer to the Exchange Notes and the Outstanding Notes collectively as the “notes.”

The Exchange Offer

•	We hereby offer to exchange all Outstanding Notes that are validly tendered and not withdrawn for an equal principal amount of Exchange Notes which are registered under the Securities Act of 1933.

•	The exchange offer will expire at 5:00 p.m. New York City time, on , 2006, unless extended.

•	You may withdraw tenders of your Outstanding Notes at any time before the exchange offer expires.

•	The Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

•	We believe that the exchange of Outstanding Notes will not be a taxable event for federal income tax purposes, but you should read “Certain U.S. Federal Income Tax Considerations” beginning on page 56 for more information.

•	We will not receive any proceeds from the exchange offer.

•	No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or the Nasdaq Stock Market or to arrange for them to be quoted on any quotation system.

•	Interest on the Exchange Notes will be paid at the rate of 6 1/4% per annum, semi-annually in cash in arrears on each February 15 and August 15. See “Exchange Offer — Interest on the Exchange Notes.”

Investing in the Exchange Notes involves risks that we describe in the “Risk Factors” section beginning on page 8.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Exchange Notes or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006.

We have not authorized anyone to give any information or represent anything to you other than the information in this prospectus. You must not rely on any unauthorized information or representations. We are not making an offer to sell the Exchange Notes in any jurisdiction where the offer or sale is not permitted.

TERMS USED IN THIS PROSPECTUS

In this prospectus, “Stewart,” the “Company,” “we,” “our” and “us” refer to Stewart Enterprises, Inc. and its subsidiaries, unless otherwise indicated.

MARKET, RANKING AND INDUSTRY DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), both as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements contained in this prospectus include but are not limited to statements relating to (1) anticipated future performance of our preneed sales program, (2) anticipated future performance of funds held in trust, (3) anticipated mortality trends, (4) potential results of our operating initiatives and strategic plan, (5) our ability to control costs, (6) our current plans for deployment of our projected cash flow, (7) projections regarding potential insurance recoveries for hurricane losses and (8) our ability to realize the carrying value of our deferred tax assets. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Prospectus Summary,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” among other places.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and we undertake no obligation, to update any forward-looking statement. Currently known risk factors include, but are not limited to, the factors described in this prospectus in the section “Risk Factors.” We urge you to review carefully the section “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the notes.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of the exchange offer and the Exchange Notes, as well as the tax and other considerations that may be important to you, we encourage you to read this entire prospectus and the documents to which we refer you. You should pay careful attention to the matters discussed in the section “Risk Factors” beginning on page 8.

We report our financial results on a fiscal year rather than a calendar year basis. When we refer to a particular fiscal year in this prospectus, we mean the twelve months ended October 31 of that year.

Company Overview

Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of funeral and cemetery products and services in the death care industry in the United States. Through our subsidiaries, we provide a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of March 1, 2006, our operations included 230 funeral homes and 144 cemeteries in 26 states within the United States and in Puerto Rico.

For fiscal year 2005, funeral operations accounted for approximately 55 percent of our total revenues, and cemetery operations accounted for the remaining 45 percent. Our funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. Our cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.

We believe that we operate one or more of the premier death care facilities in each of our principal markets. Our funeral homes and cemeteries are located primarily in the Southern, Western, Mid-Atlantic and Mid-Western states, generally in large metropolitan areas such as Miami, Orlando, Tampa and St. Petersburg, Florida; Dallas, Fort Worth and Houston, Texas; Los Angeles, San Diego and San Francisco, California; New Orleans, Louisiana; Baltimore, Maryland and the District of Columbia. According to the United States Bureau of the Census, many of these areas have a large population over age 65, which represents a principal target market for our preneed sales program as well as at-need sales. We believe that we are an industry leader in marketing preneed cemetery property and preneed funeral and cemetery merchandise and services, and we consider preneed sales to be an integral part of our long-term business strategy.

Cemetery operations account for a significantly larger percentage of our total revenues than those of our three largest public competitors. We believe cemeteries provide the best foundation for securing long-term market share in our industry. The sale of cemetery property to a family creates a relationship that builds heritage over time, as family members are buried in a plot or mausoleum and as other family members purchase additional cemetery property in order to be buried in the same cemetery. Our relationships with our cemetery property customers allow us to offer related products and services, such as cemetery merchandise and funeral services, at one of our businesses located on the cemetery grounds or nearby.

We believe that our combination operations help to increase market share. By building new funeral homes on existing cemetery property, we are able to offer families the convenience of complete funeral home and cemetery planning, services and merchandise from a single location at a competitive price at the time of need or on a preneed basis. Approximately 48 percent of our cemeteries have a funeral home onsite that we operate in conjunction with the cemetery. In addition to our combination operations, approximately 37 percent of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our nearby funeral homes. We frequently organize our operating units in “clusters,” which are geographically integrated groups of funeral homes and cemeteries, allowing us to cost-effectively pool resources, such as assets, personnel and services, and generate higher margins.

On Monday, August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and the Mississippi and Alabama Gulf Coasts. Our business has also been affected by Hurricanes Rita and Wilma, which also occurred in 2005. For information about the effects of these hurricanes on our business, see Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In July 2005, as part of our strategic planning process, we announced the reorganization of our geographic operating divisions from four to two. For additional information, see “Business — Business Strategy” and “Business — Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Effective in the fourth quarter of 2005, our business had five operating segments consisting of a corporate trust management segment and a funeral and cemetery segment for each of two geographic areas: Western and Eastern. Additional information on our segments can be found in Note 10 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 22 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Our business was founded by the Stewart family in 1910, and was incorporated as a Louisiana corporation in 1970. Our principal executive offices are located at 1333 South Clearview Parkway, Jefferson, Louisiana 70121, and our telephone number is 504-729-1400. Our website address is www.stewartenterprises.com, where all of our public filings are available free of charge on the same day they are filed with the Securities and Exchange Commission (“SEC”). The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website address is www.sec.gov.

Explanatory Note

This prospectus contains restated annual financial statements and information relating to fiscal years 2001 through 2004 and interim financial statements and information for fiscal year 2004 and the first three quarters of fiscal year 2005 to correct certain accounting errors. For a discussion of these restatements, see “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 1 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosure Controls and Procedures and Internal Control Over Financial Reporting” for a discussion of material weaknesses in our internal control over financial reporting as of October 31, 2005 and January 31, 2006. See also, “Management’s Report on Internal Control Over Financial Reporting” included with the historical consolidated financial statements.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes	We sold the Outstanding Notes on February 11, 2005 to Banc of America Securities LLC, Bear, Stearns & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc. We collectively refer to those parties in this prospectus as the “Initial Purchasers.” The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement	Simultaneously with the initial sale of the Outstanding Notes, we entered into a Registration Rights Agreement. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to complete a registered exchange offer for the

Outstanding Notes or cause to become effective a shelf registration statement for resales of the Outstanding Notes. The exchange offer is intended to satisfy your rights under the Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes.

The Exchange Offer	We are offering to exchange the Exchange Notes which have been registered under the Securities Act for your Outstanding Notes. In order to be exchanged, an Outstanding Note must be properly tendered and accepted. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue Exchange Notes promptly after the expiration of the exchange offer.

Resales	We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the Exchange Notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Outstanding Notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2006, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your Outstanding Notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

• An original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your Outstanding Notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

• If the Outstanding Notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your Outstanding Notes and update your account to reflect the issuance of the Exchange Notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

• If you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your Outstanding Notes into the account of the exchange agent at DTC; or

• If necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Outstanding Notes in the exchange offer, you should contact the person in whose name your book-entry interests or Outstanding Notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your Outstanding Notes at any time prior to 5:00 p.m., New York City time on , 2006.

Federal Income Tax Considerations	We believe that the exchange of Outstanding Notes will not be a taxable event for U.S. federal income tax purposes. See the section “Certain United States Federal Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions contained in the Outstanding Notes. The Exchange Notes represent the same debt as the Outstanding Notes. Both the Outstanding Notes and the Exchange Notes are governed by the same indenture. Unless otherwise required by the context, we use the term “notes” in this prospectus to refer collectively to the Outstanding Notes and the Exchange Notes.

Issuer	Stewart Enterprises, Inc., a Louisiana corporation.

Securities	$200.0 million in principal amount of 6 1/4% senior notes due 2013.

Maturity	February 15, 2013.

Interest	Annual rate: 6 1/4%. Payment frequency: every six months on February 15 and August 15. First payment: August 15, 2006.

Guarantees	All of our existing and future direct and indirect domestic subsidiaries, except for specified subsidiaries, will be guarantors of the notes on a general unsecured and unsubordinated basis.

Ranking	The notes will be our, and the guarantees will be the guarantors’, general unsecured and unsubordinated obligations. Accordingly, they will rank:

• equal to all of our and the guarantors’ existing and future unsecured, unsubordinated indebtedness;

• senior to all of our and the guarantors’ existing and future subordinated indebtedness;

• effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the assets securing such indebtedness; and

• effectively subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, to the extent of the assets of such subsidiaries.

As of January 31, 2006, the notes were effectively subordinated to approximately $207.5 million of secured indebtedness under our senior secured credit facility and ranked equally with approximately $.8 million of other senior unsecured indebtedness, and the guarantees were effectively subordinated to approximately $208.0 million of the secured indebtedness of the guarantors ($207.5 million of which represented guarantees of indebtedness under our senior secured credit facility) and ranked equally with approximately $1.2 million of other senior unsecured indebtedness of the guarantors. As of January 31, 2006, the non-guarantor subsidiaries had $129.4 million of liabilities, including debt.

Optional Redemption	We may redeem the notes, in whole or in part, at any time on or after February 15, 2009 at the redemption prices described in the section “Description of Notes — Optional Redemption” plus accrued and unpaid interest, if any.

Mandatory Offer to Repurchase	If we experience specific kinds of changes in control, we must offer to purchase the notes at 101 percent of their face amount, plus accrued interest.

Certain Covenants	Both the Outstanding Notes and the Exchange Notes are governed by the same indenture. This indenture contains covenants that limit our ability and the ability of our subsidiaries to:

• create liens securing indebtedness; and

• enter into sale and lease back transactions.

This indenture also limits our ability to merge, consolidate or sell substantially all our assets. These covenants are subject to important exceptions. See the sections “Risk Factors — The notes lack some covenants typically found in other comparably rated public debt securities” and “Description of Notes — Covenants” for more information.

You should refer to the section “Risk Factors” for an explanation of some risks of participating in the exchange offer.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges was as follows:

Three Months
Ended	Years Ended October 31,
January 31, 2006	2005		2004		2003		2002		2001
			(Restated)		(Restated)		(Restated)		(Restated)

2.67(1)	1.36	(2)(6)	1.98	(3)	1.08	(4)	1.27	(5)(6)	—(6	)(7)

(1)	Pretax earnings for the three months ended January 31, 2006 include $2.6 million in net hurricane related charges, $0.3 million of gains on dispositions and impairment (losses), net and $0.2 million in separation charges.

(2)	Pretax earnings for fiscal year 2005 include a charge of $9.4 million for expenses related to Hurricane Katrina, a charge of $1.5 million for separation charges related to the July 2005 restructuring of our divisions, $1.3 million of gains on dispositions and impairment (losses), net and $32.8 million for the loss on early extinguishment of debt related to the 2005 debt refinancings.

(3)	Pretax earnings for fiscal year 2004 includes separation charges of $3.4 million for costs related to workforce reductions and separation pay to a former executive officer and ($0.2) million in gains on dispositions and impairment (losses), net.

(4)	Pretax earnings for fiscal year 2003 include a charge of $11.3 million for the loss on early extinguishment of debt in connection with redemption of the ROARS, a noncash charge of $10.2 million for long-lived asset impairment and a charge of $2.5 million for separation payments to former executive officers.

(5)	Pretax earnings for fiscal year 2002 include a noncash charge of $18.5 million in connection with the write-down of assets held for sale.

(6)	Excludes the cumulative effect of change in accounting principles.

(7)	Pretax earnings for fiscal year 2001 include a noncash charge of $269.2 million in connection with the write-down of assets held for sale and other charges and a $9.1 million charge for the loss on early extinguishment of debt. As a result of these charges, our earnings for fiscal year 2001 were insufficient to cover our fixed charges, and an additional $229.9 million in pretax earnings would have been required to eliminate the coverage deficiency.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax earnings plus fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest expense, capitalized interest, amortization of debt expense and discount or premium relating to any indebtedness and the portion of rental expense that management believes to be representative of the interest component of rental expense.

RISK FACTORS

Before you decide to participate in the exchange offer, you should carefully consider the risk factors set forth below in addition to the other information contained in this prospectus. The risks described below are the material risks of which we are currently aware; however, they may not be the only material risks that we face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

Risks Related to the Exchange Offer

Because there is no public market for the notes, you may not be able to resell your notes.

The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

If a trading market were to develop, the Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance, as well as declines in the prices of securities, or the financial performance or prospects of, similar death care companies.

The Initial Purchasers presently make a market in the Exchange Notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

In addition, any Outstanding Note holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see the section “Exchange Offer.”

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your notes.

We will not accept your Outstanding Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of this exchange offer only after a timely receipt of your Outstanding Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Outstanding Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Outstanding Notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your Outstanding Notes for exchange. If there are defects or irregularities with respect to your tender of Outstanding Notes, we will not accept such notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Outstanding Notes for exchange.

If you do not exchange your notes, your notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes. Additional interest will cease to accrue on the notes upon consummation of the exchange offer, whether or not you participate in the exchange offer.

We did not register the Outstanding Notes, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Outstanding Notes, you will lose your right to have such notes registered under the federal securities laws. As a result, if you hold Outstanding Notes after the exchange offer, you may not be able to sell your Outstanding Notes.

As described under the heading “Exchange Offer — Purpose and Effect of the Exchange Offer,” we are currently required to pay additional interest to the holders of Outstanding Notes because we were not able to have the registration statement declared effective and complete the exchange offer within the time periods specified in the Registration Rights Agreement. The payment of additional interest is the exclusive remedy for these defaults. Additional interest will cease to accrue upon the consummation of the exchange offer, whether or not you participate in the exchange offer.

The reoffering and resale of the Outstanding Notes is subject to significant legal restrictions.

The Outstanding Notes have not been registered under the Securities Act or any state securities laws. As a result, holders of Outstanding Notes may reoffer or resell Outstanding Notes only if:

•	there is an applicable exemption from the registration requirement of the Securities Act and applicable state laws that applies to the circumstances of the offer and sale, or

•	we file a registration statement and it becomes effective.

Risks Related to the Notes

We have a significant amount of debt, and we may incur additional debt.

As of January 31, 2006, our total consolidated long-term debt was $409.1 million, of which $200.0 million was the notes, $207.5 million consisted of borrowings under our senior secured credit facility, and $1.6 million consisted of other debt, and our total consolidated shareholders’ equity was $445.6 million. As of January 31, 2006, we could borrow an additional $71.1 million under the revolving portion of our senior secured credit facility.

Our significant debt could have important consequences to our business, including but not limited to:

•	requiring a substantial portion of our cash flow from operations for the payment of interest on our debt;

•	limiting our ability to use our cash flow, or to obtain additional financing, to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limiting our flexibility to plan for and react to changes in our business and industry;

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to respond to business opportunities; and

•	placing us at a competitive disadvantage compared to competitors with lower relative amounts of debt.

In addition, we may incur additional debt. The indenture governing the notes does not limit our and our subsidiaries’ ability to incur additional debt, and our senior secured credit facility permits additional borrowings, subject to certain limitations.

The notes and guarantees are unsecured, and the notes are effectively subordinated to our secured indebtedness and the guarantees are effectively subordinated to the guarantors’ secured indebtedness.

The notes and the guarantees are effectively subordinated to all of the secured debt of Stewart Enterprises, Inc. and the guarantors, respectively, to the extent of the value of the assets securing such debt. In the event that Stewart Enterprises, Inc. or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, or if we default on the senior secured credit facility or the notes, any indebtedness that is secured will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, that secure the debt before any payment may be made with respect to the notes or affected guarantees. In any of the foregoing events, we or the guarantors may not have sufficient assets to pay amounts due on the notes or guarantees, as the case may be.

As of January 31, 2006, our balance sheet included approximately $985.0 million in assets reflecting funds held in our preneed funeral merchandise and services trusts, preneed cemetery merchandise and services trusts, cemetery perpetual care trusts and amounts due from our customers. We believe that, pursuant to state laws that require the establishment of these trusts, most of these trusts legally are not likely to be available to satisfy the claims of our or the guarantors’ creditors.

As of January 31, 2006, the notes were effectively subordinated to approximately $207.5 million of our secured indebtedness (all of which was debt under our senior secured credit facility); the guarantees were effectively subordinated to approximately $208.0 million of the secured indebtedness of the guarantors ($207.5 million of which represented guarantees of our secured indebtedness) and approximately $71.1 million was available for future borrowing under the revolving portion of our senior secured credit facility after giving effect to outstanding letters of credit and the Florida bond discussed below. We are required by the State of Florida to maintain a bond ($41.1 million as of January 31, 2006) to guarantee our obligations relating to the funds we withdrew from our preneed funeral trusts in Florida. This amount would become secured senior indebtedness if we were to borrow funds under our revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts we previously withdrew that relate to the remaining preneed contracts. The indenture governing the notes permits us to incur additional secured debt.

Stewart Enterprises, Inc. is a holding company and depends on cash flows from subsidiaries to meet its obligations.

Stewart Enterprises, Inc. is a holding company, and it conducts substantially all of its operations through its subsidiaries. Consequently it does not have any income from operations and does not expect to generate any significant income from operations in the future. Although the notes are guaranteed by all of our existing and future domestic subsidiaries, except for specified subsidiaries, as a result of this holding company structure, Stewart Enterprises, Inc.’s ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries’ cash flow and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. Stewart Enterprises, Inc.’s subsidiaries’ payment of dividends or making of loans, advances or other payments may be subject to regulatory or contractual restrictions.

Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or the guarantees or to provide us or the guarantors with funds for Stewart’s payment obligations. Our cash flows and our ability to service our debt, including the notes, depends in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. In fiscal year 2005 the non-guarantor subsidiaries contributed 8.7 percent of our consolidated revenue, 21.4 percent of our consolidated earnings from continuing operations, 6.1 percent of our consolidated assets and 33.0 percent of our consolidated operating cash flow. In addition, the ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to the Company or a guarantor could be subject to statutory or contractual restrictions. Payments to the Company or a guarantor by these non-guarantor subsidiaries will also be contingent on their earnings and their business considerations. Because we depend in part on the cash flows of these non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.

Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against such subsidiary. As a result, all debt and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. As of January 31, 2006, the non-guarantor subsidiaries had $129.4 million of liabilities, including debt.

The notes lack some covenants typically found in other comparably rated public debt securities.

Although the notes are rated below investment grade by both Standard & Poor’s and Moody’s Investors Service, they lack the protection of several financial and other restrictive covenants typically associated with comparably rated public debt securities. In particular, the indenture governing the notes does not contain restrictions on our ability to incur additional debt, pay dividends or make distributions or repurchase stock, make investments, enter into transactions with affiliates or sell assets. See the section “Description of Notes.”

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

Our ability to make payments on and to refinance our debt depends on our ability to generate cash flow. This, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our meeting the financial covenants in our senior secured credit facility and other debt agreements we may have in the future. Our business may not generate cash flow from operations, and future borrowings may not be available to us under our senior secured credit facility or otherwise in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt on favorable terms, or at all. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could have a material adverse effect on our financial condition.

Covenant restrictions under our senior secured credit facility and the note indenture may limit our ability to operate our business.

Our senior secured credit facility contains, and the indenture governing the notes contains, among other things, covenants that restrict our and our subsidiaries’ activities. Our senior secured credit facility limits, among other things, our and the guarantors’ ability to: borrow money; pay dividends or distributions; purchase or redeem stock; make investments; engage in transactions with affiliates; engage in sale and leaseback transactions; consummate specified asset sales; effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and create liens on our assets. In addition, our senior secured credit facility contains specific limits on capital expenditures. Furthermore, our senior secured credit facility requires us to maintain specified financial ratios and satisfy financial condition tests. The indenture governing the notes restricts our and the guarantors’ ability to create liens on assets, enter into sale and leaseback transactions and merge or consolidate with other companies. Our and our subsidiaries’ future indebtedness may contain similar or even more restrictive covenants.

These covenants may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. In addition, events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants. We might not meet those covenants, and the lenders might not waive any failure to meet those covenants. A breach of any of those covenants could result in a default under such indebtedness. If an event of default under our senior secured credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. Any such declaration would also result in an event of default under the indenture governing the notes. See the section “Description of Notes.”

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon a change of control, we are required to offer to repurchase all Outstanding Notes at 101 percent of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. Sufficient funds may not be available at the time of any change of control to make any required repurchases of notes tendered. In addition, the terms of our senior secured credit facility limit our ability to purchase your notes in those circumstances. Under our senior secured credit facility, a change of control is an event of default which would require us to repay all amounts outstanding under the credit facility. Any of our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change in control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured credit facility or other debt that may be incurred in the future will not allow the repurchases. See the section “Description of Notes — Repurchase at the Option of Holders upon a Change of Control.”

The guarantees may not be enforceable because of fraudulent conveyance laws.

The issuance of the guarantees may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy proceeding is commenced by or on behalf of the guarantors’ unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee):

•	a guarantor incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	a guarantor received less than reasonably equivalent value or fair consideration for incurring this debt and such guarantor;

•	was insolvent or were rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could avoid the guarantee or subordinate the amounts owing under the guarantee to such guarantor’s presently existing or future debt or take other actions detrimental to you.

In addition, the guarantors may be subject to the allegation that since they incurred their guarantees for the benefit of Stewart Enterprises, Inc., they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of Stewart Enterprises, Inc. or any guarantor whose obligation was not set aside or found to be unenforceable.

Risks Related to Our Business

We had material weaknesses in our internal control over financial reporting as of January 31, 2006. Failure to remediate these material weaknesses could have a material adverse effect on the market price of our common stock and our access to capital.

We had material weaknesses in our internal control over financial reporting as of January 31, 2006. We are in the process of remediating these material weaknesses, and we can give no assurances as to when the remediation will be completed. Failure to remediate these material weaknesses and maintain effective internal controls over financial reporting could have a material adverse effect on the market price of our common stock and our access to capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosure Controls and Procedures and Internal Control Over Financial Reporting.” See also, “Management’s Report on Internal Control Over Financial Reporting” included with the historical consolidated financial statements.

From fiscal years 1994 to 2004, we have experienced a decline in funeral call volume due to many factors, such as the number of deaths and competition in our markets, our ability to identify changing consumer preferences and various other factors, some of which are beyond our control.

We have experienced declines in same-store funeral call volumes for a number of years due to many factors described elsewhere herein including the number of deaths, intense competition and our ability to identify changing consumer preferences. From fiscal years 2001 to 2002 and 2002 to 2003, same-store funeral call volumes decreased 1.5 percent and 2.6 percent, respectively. One of the operating initiatives announced in 2003 was the creation of a funeral call volume task force, which is using the most successful tactics of our top performing funeral homes to develop strategies to drive funeral call growth throughout our organization with an increased focus on preneed funeral sales. Nevertheless, we experienced a decline in same-store funeral call volumes from fiscal year 2003 to 2004 of 1.0 percent. We did experience an increase of 0.3 percent in same-store funeral call volumes for the year ended October 31, 2005, as compared to the prior year, which includes the impact of the Louisiana funeral homes affected by Hurricane Katrina. We believe the increase in funeral call volume is attributable to the implementation of the operating initiatives described above. However, we can give no assurance that we will be able to sustain such increases in the long term or that we will succeed in stopping or reversing the long-term trend in declining same-store funeral call volumes.

Our business is subject to the risk of losses due to hurricanes.

Our company is headquartered in the New Orleans metropolitan area, and approximately 75 of our funeral homes and 45 of our cemeteries, along with our mausoleum construction and sales business, Acme Mausoleum, are located near the Gulf Coast in southern Texas, Louisiana, Mississippi, Alabama and Florida, along the eastern coasts of Florida, and North and South Carolina and in Puerto Rico. These areas are periodically threatened by hurricanes, which can damage our properties, interrupt our business and disrupt the lives of our customers and employees.

In fiscal year 2005 our business was adversely affected by Hurricanes Katrina, Wilma and Rita. We believe that a significant portion of the loss we experienced due to Hurricane Katrina should be covered by insurance, but we cannot predict the long-term effects on our operations of the following factors: the economic conditions currently existing in the New Orleans metropolitan area; the success and timing of repairs and reconstruction of the New Orleans metropolitan area and of our facilities following the effects of Hurricane Katrina; and the timing and amount of collection of insurance recoveries.

We may experience declines in preneed sales due to numerous factors, including a weakening economy. Declines in preneed property sales would reduce current revenue. Declines in preneed funeral and cemetery service and merchandise sales would reduce our backlog and could reduce our future revenues and market share.

A weakening economy that causes customers to reduce discretionary spending could cause, and we believe has caused in the past, a decline in preneed sales. Geopolitical concerns could lower consumer confidence, which could also result in a decline in preneed sales. Declines in preneed cemetery property sales would reduce current revenue, and declines in other preneed sales would reduce our backlog and future revenue and could reduce future market share.

Price competition could reduce market share or cause us to reduce prices to retain or recapture market share, either of which could reduce revenues and margins.

Our funeral home and cemetery operations generally face intense competition in local markets that typically are served by numerous funeral homes and cemetery firms. We have historically experienced price competition primarily from independent funeral home and cemetery operators, and from monument dealers, casket retailers, low-cost funeral providers and other non-traditional providers of services or products including, in recent years, Internet providers. From time to time, this price competition has caused us to lose market share in some markets. In other markets, we have had to reduce prices thereby reducing profit margins in order to retain or recapture market share. Increased price competition in the future could further reduce revenues, profit margins and backlog and potentially impact our annual goodwill impairment analysis.

Discount retailers sell caskets at prices substantially lower than prices we offer. Consumers can now buy caskets in funeral supply stores and directly from manufacturers, as well as over the Internet, and the first large general merchandise company recently entered the market for low-cost caskets. Competition from these sources could reduce our casket sales, which could adversely affect funeral revenues and margins.

Increased advertising and better marketing by competitors, as well as increased offering of products or services over the Internet, could cause us to lose market share and revenues or cause us to incur increased costs in order to retain or recapture market share.

In recent years, the marketing of preneed funeral services through television, radio and print advertising, direct mailings and personal sales calls has increased. Extensive advertising or effective marketing by competitors in local markets could cause us to lose market share and revenues or cause us to incur increased marketing costs. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, causing us to lose market share and revenue or to incur costs necessary to respond to competition by varying the types or mix of products or services offered by us. Also, increased use of the Internet by customers to research and/or purchase products and services could cause us to lose market share to competitors offering to sell products or services over the Internet. We do not currently sell products or services over the Internet.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. During fiscal year 2000, we began to implement strategies based on an extensive proprietary study of consumer preferences we commissioned in 1999. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

Earnings from and principal of trusts and escrow accounts could be reduced by changes in stock and bond prices and interest and dividend rates.

We maintain three types of trusts and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services and (3) cemetery perpetual care. Earnings and investment gains and losses on trusts and escrow accounts are affected by financial market conditions that are not within our control. Earnings are also affected by the mix of fixed-income and equity securities that we choose to maintain in the trusts, and we may not choose the optimal mix for any particular market condition. The size of the trusts depends upon the level of preneed sales and maturities, the amount of ordinary income and investment gains or losses and funds added through acquisitions, if any. Declines in earnings from cemetery perpetual care trusts would cause a decline in current revenues, while declines in earnings from other trusts and escrow accounts could cause a decline in future cash flows and revenues. In addition, any significant or sustained investment losses could result in there being insufficient funds in the trusts to cover the cost of delivering services and merchandise or maintaining cemeteries in the future. Any such deficiency would have to be covered by cash flow, which could have a material adverse effect on our financial position and results of operations.

Unrealized gains and losses in the preneed funeral and cemetery merchandise and services trusts have no immediate impact on our revenues, margins, earnings or cash flow, unless the fair market value of the trusts were to decline below the estimated costs to deliver the underlying products and services. If that were to occur, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contract. Over time, gains and losses realized in the trusts are allocated to underlying preneed contracts and affect the amount of the trust earnings we record when we deliver the underlying products or services. Accordingly, if current market conditions do not improve, the trusts may eventually realize losses, and our revenues, margins, earnings and cash flow would be negatively affected by the reduced revenue when we deliver the underlying products and services. Unrealized gains and losses in the cemetery perpetual care trusts do not affect earnings but could limit the capital gains available to us and could result in lower returns and lower current revenues than we have historically achieved.

Increased preneed sales may have a negative impact on cash flow and earnings.

Preneed sales of cemetery property and funeral and cemetery products and services are generally cash flow negative initially, primarily due to the commissions and other costs to acquire the sale, the portion of the sales proceeds required to be placed into trusts or escrow accounts and the terms of the particular contract, such as the size of the down payment required and the length of the contract. We will continue to invest a significant portion of cash flow in preneed acquisition costs, which reduces cash flow available for other activities, and, to the extent preneed activities are increased, cash flow would be further reduced, and our ability to service debt could be adversely affected.

Increased costs may have a negative impact on earnings and cash flows.

Our costs may increase, which would negatively impact our earnings and cash flows. For example, we are experiencing increased costs, at least in the near term, as a result of Hurricane Katrina. We are also incurring significant legal costs to defend unanticipated class action litigation. We may incur additional costs in fiscal year 2006 in conjunction with improving our systems and remediating control deficiencies noted as part of our Sarbanes-Oxley Section 404 assessment.

Insurance costs, in particular, have increased substantially in recent years. Our property insurance costs have increased recently due to Hurricane Katrina. In addition, we have experienced increases in health insurance costs. Additional increases in insurance costs cannot be predicted.

Our Chairman Emeritus may have a significant and disproportionate influence on the outcome of election of directors and other matters presented for a vote of shareholders and this control may be exercised in a manner that may conflict with the interests of shareholders.

As of April 5, 2006, our Chairman Emeritus, Frank B. Stewart, Jr., beneficially owned 7,235,885 shares (or approximately 7 percent) of our outstanding Class A common stock and all of the 3,555,020 outstanding shares of our Class B common stock. Because each share of Class B common stock is entitled to 10 votes on all matters presented for a vote by our shareholders, Mr. Stewart controls approximately 30 percent of our total voting power, while holding approximately 10 percent of our outstanding equity. Accordingly, Mr. Stewart may have a significant and disproportionate influence over the election of directors and other matters requiring the affirmative vote of our shareholders and this control may be exercised in a manner that may conflict with the interest of shareholders. Additionally, because Louisiana law and our articles of incorporation require the affirmative vote of two-thirds of the voting power present to approve certain major transactions and any amendments to our articles of incorporation, Mr. Stewart may have the ability to prevent the consummation of such actions, even if they are recommended by our Board of Directors and favored by a substantial majority of our shareholders.

Increases in interest rates would increase interest costs on our variable-rate long-term debt and could have a material adverse effect on our net income and earnings per share.

Amounts borrowed under the senior secured credit facility are subject to variable interest rates. Any significant increase in interest rates could increase our interest costs on our variable-rate long-term debt or indebtedness incurred in the future, which could decrease our net income and earnings per share materially.

Our ability to maintain compliance with our covenants under our senior secured credit facility and 6.25 percent senior notes is dependent upon many factors, one of which is our ability to file timely reports with the SEC. Covenant restrictions may also limit our ability to operate our business.

The restatements described in Note 1 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003, as well as our failure to deliver financial statements within the specified deadlines in our senior secured credit facility, resulted in defaults and potential events of default under the facility. We sought and received waivers of the defaults and potential events of default, and we believe we are in compliance with the terms of the senior secured credit facility.

The indenture governing our 6.25 percent notes requires us to furnish to the trustee for forwarding to the holders of the notes, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements from our certified independent accountants. In addition, we must file a copy with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. An event of default would occur if we failed to provide that information within 30 days after receipt of written notice by the trustee or holders of at least 25 percent of the principal amount outstanding. We furnished our incomplete July 31, 2005 Form 10-Q to the trustee and filed it with the SEC. We believe that doing so complied with the requirements of the indenture, and we have now filed an amendment completing that report. We did not receive a default notice from the trustee or note holders with respect to the late filing of the Form 10-K for the fiscal year ended October 31, 2005 and have now filed that report with the SEC. We believe we are in compliance with the terms of our 6.25 percent notes.

Our senior secured credit facility and the indenture governing the 6.25 percent senior notes contain, among other things, covenants that restrict our and our subsidiaries’ activities. Our senior secured credit facility limits, among other things, our and the guarantors’ ability to: borrow money; pay dividends or distributions; purchase or redeem stock; make investments; engage in transactions with affiliates; engage in sale and leaseback transactions; consummate specified asset sales; effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and create liens on our assets. In addition, our senior secured credit facility contains specific limits on capital expenditures. Furthermore, our senior secured credit facility requires us to maintain specified financial ratios and satisfy financial condition tests. The indenture governing the 6.25 percent senior notes restricts our and the guarantors’ ability to create liens on assets, enter into sale and leaseback transactions and merge or consolidate with other companies. Our and our subsidiaries’ future indebtedness may contain similar or even more restrictive covenants.

These covenants may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. In addition, events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants. We might not meet those covenants, and the lenders might not waive any failure to meet those covenants. A breach of any of those covenants could result in a default under such indebtedness. If an event of default under our senior secured credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. Any such declaration would also result in an event of default under the indenture governing the 6.25 percent senior notes.

The payment of dividends on our common stock in the future is subject to uncertainties.

The declaration of dividends on our common stock in the future is subject to the discretion of our Board of Directors each quarter after its review of our financial performance. Our ability to pay dividends is restricted under our senior credit facility. See Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Unanticipated litigation or negative developments in pending litigation could have a material adverse effect on our financial statements.

We are a defendant in the litigation described in Note 8 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005, and other litigation in the ordinary course of business. The outcome of litigation is inherently uncertain and adverse developments or outcomes can result in significant monetary damages, penalties or injunctive relief against us.

Although we have not made any significant acquisitions in recent years, we may in the future. Several important factors, among others, may affect our ability to consummate acquisitions successfully.

Although we have not made any significant acquisitions in recent years, we may in the future. Any such acquisitions have risks. We may fail to identify suitable acquisition candidates, and even if we do, acquisitions may not be completed on acceptable terms or successfully integrated into our existing business. We may not be able to find businesses for sale at prices we are willing to pay. Acquisition activity, if any, will also depend on our ability to enter new markets. Due in part to our lack of experience operating in new areas and to the presence of competitors who have been in certain markets longer than we have, such entry may be more difficult or expensive than we anticipate.

We have had significant changes in the application of generally accepted accounting principles to our business. No assurances can be given that we will not face similar issues in the future.

In recent years we have had significant changes in the application of generally accepted accounting principles to our business. These changes have sometimes made it difficult to compare results from one period to the next. We can give no assurances that we will not face similar issues in the future.

Risks Related to the Death Care Industry

Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term.

Declines in the number of deaths could cause at-need sales of funeral and cemetery services, property and merchandise to decline, which could decrease revenues. Although the United States Bureau of the Census estimates that the number of deaths in the United States will increase by approximately 1 percent per year from 2000 to 2010, longer lifespans could reduce the rate of increase in the number of deaths. Also, the number of deaths nationwide can fluctuate from year to year. For example, preliminary data from the U.S. Department of Health and Human Services (the latest data available) indicates that the number of deaths declined by 2 percent from 2003 to 2004. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. However, generally the number of deaths fluctuates with the seasons with more deaths occurring during the winter months primarily resulting from pneumonia and influenza. These variations can cause revenues to fluctuate.

Our comparisons of the change in the number of families served to the change in the number of deaths reported by the Centers for Disease Control and Prevention (“CDC”) from time to time may not necessarily be meaningful. The CDC receives weekly mortality reports from 122 cities and metropolitan areas in the United States within two to three weeks from the date of death and reports the total number of deaths occurring in these areas each week based on the reports received from state health departments. The comparability of our funeral calls to the CDC data is limited, as reports from the state health departments are often delayed, and the 122 cities reporting to the CDC are not necessarily comparable with the markets in which we operate.

The increasing number of cremations in the United States could cause revenues to decline because we could lose market share to firms specializing in cremations. In addition, basic cremations produce no revenues for cemetery operations and lesser funeral revenues and, in certain cases, lesser profit margins than traditional funerals.

Our traditional cemetery and funeral service operations face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremations will represent approximately 36 percent of the deaths in the United States by the year 2010, compared to 29 percent in 2003. In fiscal years 2002, 2003, 2004 and 2005, 35 percent, 36 percent, 37 percent and 38 percent, respectively, of the funeral services we performed in our continuing operations were cremations. The trend toward cremation could cause cemeteries and traditional funeral homes to lose market share and revenues to firms specializing in cremations. In addition, basic cremations (with no funeral service, casket, urn, mausoleum niche, columbarium niche or burial) produce no revenues for cemetery operations and lower revenues than traditional funerals and, when delivered at a traditional funeral home, produce lower profit margins as well.

Because the funeral and cemetery businesses are high fixed-cost businesses, positive or negative changes in revenue can have a disproportionately large effect on cash flow and profits.

Funeral homes and cemetery businesses must incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on funeral homes and maintain the grounds of cemeteries regardless of the number of funeral services or interments performed. Because we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause margins, profits and cash flow to decline at a greater rate than the decline in revenues.

Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.

The death care industry is subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate preneed sales. Embalming facilities are subject to stringent environmental and health regulations. Compliance with these regulations is burdensome, and we are always at risk of not complying with the regulations.

In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase costs or decrease cash flows. For example, federal, state, Puerto Rican and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. Several jurisdictions and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, limit or eliminate our ability to use surety bonding, impose or increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted by the regulatory authorities of the jurisdictions in which we operate, these and other possible proposals could have a material adverse effect on us, our financial condition, our results of operations, our cash flows and our future prospects.

USE OF PROCEEDS

This exchange offer is intended to satisfy some of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated in this prospectus, we will receive Outstanding Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except as otherwise described in this prospectus.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and the guarantors entered into a Registration Rights Agreement with the Initial Purchasers in connection with the issuance of the Outstanding Notes. The Registration Rights Agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the Outstanding Notes:

•	Within 90 days after February 11, 2005, the date of the Registration Rights Agreement, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The Exchange Notes will have terms substantially identical in all material respects to the Outstanding Notes except that the Exchange Notes will not contain transfer restrictions.

•	We will use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 120 days after the date of the Registration Rights Agreement.

•	We will keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the exchange offer is mailed to the holders.

We will be required to file a shelf registration statement covering resales of the Outstanding Notes if:

•	because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,

•	for any reason the exchange offer is not consummated within 30 days after the Effectiveness Target Date, as defined in the Registration Rights Agreement,

•	any holder of Outstanding Notes notifies us in writing within 20 business days after February 11, 2005, that it (i) is prohibited by law or SEC policy from participating in the exchange offer, (ii) may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales, or (iii) is a broker-dealer and holds Outstanding Notes acquired directly from us or one of our affiliates.

Due to the financial statement restatements described in this prospectus, we were unable to comply with the Registration Rights Agreement within the specified time frames. As a result, we have been required to pay additional interest to the note holders until the default is cured. Additional interest began to accrue on June 12,

2005 at a rate of 0.50 percent per annum on the principal amount of the notes for a period of 90 days. The additional interest increases 0.50 percent for each 90-day period thereafter so long as the default exists, up to a maximum increase of 1.50 percent per annum. The additional interest is payable at the regular interest payment dates. The additional interest increased to 1.00 percent on September 11, 2005 and increased to 1.50 percent on December 11, 2005. Total additional interest incurred as of January 31, 2006 was $1.2 million. The payment of the additional interest is the exclusive remedy for these defaults under the Registration Rights Agreement. Additional interest will cease accruing upon the consummation of the exchange offer, whether or not you participate in the exchange offer.

Following the consummation of the exchange offer, holders of the Outstanding Notes who were eligible to participate in the exchange offer, but who did not tender their Outstanding Notes, will not have any further registration rights and the Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Outstanding Notes could be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the exchange offer. Any holder may tender some or all of its Outstanding Notes pursuant to the exchange offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:

(1) the Exchange Notes bear a different CUSIP Number from the Outstanding Notes;

(2) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for additional interest in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $200,000,000 aggregate principal amount of the Outstanding Notes were outstanding. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered Outstanding Notes when, as and if we have given oral or written notice thereof to U.S. Bank National Association (the “exchange agent”). The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on          , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the exchange offer, all Outstanding Notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

We reserve the right, in our sole discretion, (1) to delay accepting any Outstanding Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied, or (2) to amend the terms of the exchange offer in any manner. If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Outstanding Notes as promptly as practicable.

Interest on the Exchange Notes

The Exchange Notes will bear interest from their date of issuance. Holders of Outstanding Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest, along with any additional interest due, will be paid with the first interest payment on the Exchange Notes on August 15, 2006. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest on the Exchange Notes is payable semi-annually in cash in arrears on each February 15 and August 15 of each year commencing on August 15, 2006.

As described above under the heading “Exchange Offer — Purpose and Effect of the Exchange Offer,” we are currently required to pay additional interest to the holders of Outstanding Notes because we were not able to have the registration statement declared effective and complete the exchange offer within the time periods specified in the Registration Rights Agreement. The payment of additional interest is the exclusive remedy for these defaults. Additional interest will cease to accrue upon the consummation of the exchange offer, whether or not you participate in the exchange offer.

Procedures for Tendering

Only a holder of Outstanding Notes may tender Outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the Outstanding Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Outstanding Notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Outstanding Notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

To participate in the exchange offer, each holder will be required to furnish to us a written representation to the effect that:

•	it is not an affiliate of ours,

•	it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the exchange offer, and

•	it is acquiring the Exchange Notes in its ordinary course of business.

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of Outstanding Notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Outstanding Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the Outstanding Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed in this prospectus, the Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the Outstanding Notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Outstanding Notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account with respect to the Outstanding Notes in accordance with DTC’s procedures for the transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Outstanding Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their Outstanding Notes and (1) whose Outstanding Notes are not immediately available, (2) who cannot deliver their Outstanding Notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A) the tender is made through a member firm of the Medallion System;

(B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Outstanding Notes or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C) the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Outstanding Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the Outstanding Notes to be withdrawn;

(2) identify the Outstanding Notes to be withdrawn, including the certificate number(s) and principal amount of the Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Outstanding Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Outstanding Notes register the transfer of the Outstanding Notes into the name of the person withdrawing the tender; and

(4) specify the name in which any Outstanding Notes are to be registered, if different from that of the person depositing the Outstanding Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Outstanding Notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Outstanding Notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3) any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (2) extend the exchange offer and retain all Outstanding Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the Outstanding Notes (see “— Withdrawal of Tenders” above) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

For Delivery by Mail/Hand Delivery/
Overnight Delivery
U.S. Bank National Association
60 Livingston Avenue
EP-MN- WS3C
St. Paul, MN 55107-3918
Attn: Specialized Finance Dept.

Facsimile Transmission:
(651) 495-8158

To Confirm Receipt:
1-800-934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Outstanding Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of Exchange Notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for Outstanding Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where the Outstanding Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

DESCRIPTION OF NOTES

The Outstanding Notes were issued by the Company under an Indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any Outstanding Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer will be treated as a single class of securities under the Indenture.

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes.

You can find the definitions of certain terms used in this description below under the caption “— Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Stewart Enterprises, Inc. and not to any of its Subsidiaries.

Brief Description of the Notes

The Notes:

•	are general unsecured and unsubordinated obligations of the Company;

•	are pari passu in right of payment with all existing and any future unsecured, unsubordinated Indebtedness of the Company;

•	are senior in right of payment to all existing and any future subordinated Indebtedness of the Company;

•	are effectively subordinated to all existing and any future secured Indebtedness of the Company, including the Indebtedness of the Company under its senior secured credit facility, to the extent of the assets securing such Indebtedness;

•	are guaranteed by the Guarantors as described below under “— Note Guarantees;” and

•	are effectively subordinated to all existing and any future Indebtedness and other liabilities of the Company’s Subsidiaries that are not guaranteeing the Notes, to the extent of the assets of such Subsidiaries.

As of January 31, 2006, the Notes were effectively subordinated to approximately $207.5 million of senior secured Indebtedness under the Company’s senior secured credit facility and ranked pari passu with approximately $.8 million of Indebtedness. As of January 31, 2006, the Notes were effectively subordinated to $129.4 million of Indebtedness and other liabilities of the Company’s Subsidiaries that are not guaranteeing the Notes. For the fiscal quarter ended January 31, 2006, the Company’s Subsidiaries that are not Guarantors had revenues of $9.3 million, net earnings of $.9 million, assets of $142.6 million and operating cash flow of $4.7 million.

There are no contractual limitations in the Indenture on the issuance by the Company or its Subsidiaries of additional Indebtedness, including Indebtedness that could rank equally with the Notes or the Note Guarantees, as applicable, or the issuance of additional Indebtedness by the Company’s non-Guarantor Subsidiaries, to which the Notes would be structurally subordinated. The Company’s senior secured credit facility contains certain contractual limitations on the issuance of additional Indebtedness, including

Indebtedness that could rank equally with the Notes; however, the lenders under such facility may waive these limitations, and any new agreement into which the Company enters may not contain similar limitations.

Principal, Maturity and Interest

The Indenture provides for the issuance by the Company of Notes with an unlimited principal amount. The Company may issue additional notes (the “Additional Notes”) from time to time. The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2013.

Interest on the Notes accrues at the rate of 6 1/4% per annum and is payable semi-annually in cash in arrears on February 15 and August 15, commencing on August 15, 2006. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1.

Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

The Notes are guaranteed, jointly and severally, by all of the Domestic Subsidiaries of the Company, other than Excluded Subsidiaries. Excluded Subsidiaries consist of: Investors Trust, Inc., which serves as the Company’s investment advisor on its investment portfolio and the Company’s preneed funeral, merchandise and perpetual care trust funds and escrow accounts; West Lawn Cemetery, which is an immaterial Subsidiary that is prohibited by law from guaranteeing the Notes; and Fine Finishes, Inc. and Taylor M. Simpson Co., which are inactive Subsidiaries that have been administratively dissolved. Each Note Guarantee:

•	is a general unsecured and unsubordinated obligation of that Guarantor;

•	is pari passu in right of payment with all existing and any future unsecured, unsubordinated Indebtedness of that Guarantor;

•	is senior in right of payment to all existing and any future subordinated Indebtedness of that Guarantor; and

•	is effectively subordinated to all existing and any future secured Indebtedness of that Guarantor, including the Guarantee by that Guarantor of Indebtedness under the Company’s senior secured credit facility, to the extent of the assets securing such Indebtedness.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — The guarantees may not be enforceable because of fraudulent conveyance laws.” As of January 31, 2006, the Note Guarantees were effectively subordinated to approximately $208.0 million of senior secured Indebtedness, of which $207.5 million would have been Guarantees of the Company’s obligations under its senior secured credit facility, and ranked pari passu with approximately $1.2 million of Indebtedness.

If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee, unless such Domestic Subsidiary is subject to regulatory restrictions that prohibit the execution of a guarantee.

Optional Redemption

The Notes will not be redeemable at the Company’s option prior to February 15, 2009.

On or after February 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2009	103.125%
2010	101.563%
2011 and thereafter	100.000%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders upon a Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The existing senior secured credit facility currently restricts the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default under such credit facility. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Liens

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any property or assets of the Company or its Subsidiaries, now owned or hereafter acquired, to secure any Indebtedness without providing that the Notes shall be secured equally and ratably with (or, in the case of subordinated Indebtedness, prior to) such other Indebtedness for so long as such other Indebtedness is so secured, unless, after giving effect thereto, the aggregate amount of all such secured Indebtedness of the Company and its Subsidiaries (excluding Indebtedness secured by Permitted Liens) would not exceed 7.5% of Consolidated Adjusted Net Tangible Assets of the Company.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction with any Person (other than the Company or its Subsidiaries) providing for the leasing to the Company or any of its Subsidiaries of any real property which has been or is to be sold or transferred by the Company or such Subsidiary of the Company to such Person unless either:

(1) the Company or such Subsidiary could create a Lien securing Indebtedness in an amount equal to the Attributable Debt of such sale and leaseback transaction without equally and ratably securing all the Notes pursuant to the covenant described in “— Liens” above or

(2) within 120 days after such transaction the Company applied (and in any such case the Company covenants that it will so apply) an amount equal to the greater of

(a) the net proceeds of the sale of the real property leased pursuant to such transaction or

(b) the Fair Market Value of the real property so leased at the time of entering into such transaction (as determined by the Company’s Board of Directors)

to the prepayment, repayment, redemption, reduction or retirement (other than pursuant to any mandatory sinking fund, mandatory redemption or mandatory prepayment provision or at maturity) of Funded Debt of the Company.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists; and

(3) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

Guarantees

If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture (other than an Excluded Subsidiary), or an Excluded Subsidiary ceases to be an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary, or former Excluded Subsidiary, must become a Guarantor and execute a supplemental indenture providing for a Note Guarantee by such Subsidiary and delivers an Opinion of Counsel to the Trustee.

The Company will not permit any of its Subsidiaries which are not Guarantors, directly or indirectly, to Guarantee any other Indebtedness of the Company or any Subsidiary that is a Guarantor unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Note Guarantee by such Subsidiary and delivers an Opinion of Counsel to the Trustee.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company; or

(2) solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee for forwarding to the Holders of the Notes within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders upon a Change of Control,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any of its Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes then the premium specified for payment on the date such Notes are first redeemable by the Company as specified under “— Optional Redemption” above will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders upon a Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the covenants described under the captions “— Certain Covenants — Merger, Consolidation and Sale of Assets” and “— Certain Covenants — Guarantees,” consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “— Certain Covenants — Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(8) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Registration Rights; Additional Interest

The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement, which is an exhibit to the registration statement of which this prospectus is a part, in its entirety because it, and not this description, defines your registration rights as Holders of these Notes.

The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on February 11, 2005. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement to which this prospectus is a part on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Notes for Exchange Notes.

If:

(1) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

(2) for any reason, the Exchange Offer is not consummated within the required time period; or

(3) any Holder of Notes notifies the Company within 20 Business Days of the date of the original issuance of the Notes that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

(b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

The Company and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

The Registration Rights Agreement provides:

(1) the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the date of the Registration Rights Agreement;

(2) the Company and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the date of the Registration Rights Agreement;

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will

(a) commence the Exchange Offer; and

(b) issue Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and use their reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

If:

(1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

(2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); or

(3) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company will pay Additional Interest to each Holder of Notes affected thereby, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-half of one percent (0.50%) per annum on the principal amount of Notes held by such Holder. The amount of the Additional Interest will increase by an additional one-half of one percent (0.50%) per annum on the principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.5% per annum.

All accrued Additional Interest will be paid by the Company on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring Notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Concerning the Trustee

If the Trustee is a creditor of the Company or any Guarantor, as it currently is, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

The Exchange Notes will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank S.A.I.N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Company that, in such event, under its current practices, DTC would notify its Participants of the Company’s request, but will only withdraw beneficial interests from a Global Note at the request of each Participant); or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Attributable Debt” in respect of a sale and leaseback transaction of the type referred to in the first paragraph under “Certain Covenants — Sale and Leaseback Transactions” means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such a sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals, becomes, directly or indirectly, the ultimate Beneficial Owner of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Commission” means the United States Securities and Exchange Commission.

“Consolidated Adjusted Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries, as of the end of the most recently ended fiscal quarter for which financial statements have been provided to Holders of the Notes pursuant to covenant described under the caption “— Certain Covenants — Reports,” less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs; (2) preneed funeral receivables and trust investments, preneed cemetery receivables and trust investments, deferred charges and cemetery perpetual care trust investments (or, in each case, its equivalent); and (3) current liabilities.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means the amended and restated credit agreement dated as of November 19, 2004, among the Company, Empresas Stewart — Cementerios, Empresas Stewart — Funerarias, the lenders party thereto, Bank of America, N.A., as administrative agent, issuing bank, and collateral agent, and Banc of America Securities, LLC, as arranger.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, provided, however, that any such amendment, restatement, modification, renewal, refunding, replacement or refinancing is, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Excluded Subsidiary” means (a) Investors Trust, Inc., for so long as it is a regulated trust company; (b) West Lawn Cemetery, for so long as it is subject to regulatory restrictions prohibiting the execution of a Note Guarantee; (c) each of Fine Finishes, Inc. and Taylor M. Simpson Co., for so long as it is inactive, and (d) any Domestic Subsidiary for so long as it is subject to regulatory restrictions that prohibit the execution of a Note Guarantee, as certified to the Trustee pursuant to an Officers’ Certificate.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

“Funded Debt” means Indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of the Company (other than Excluded Subsidiaries) on the date of the Indenture; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to exposure to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to exposure to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to exposure to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (1) or (2) above or clauses (5), (6) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(4) in respect of banker’s acceptances;

(5) in respect of Capital Lease Obligations and Attributable Debt;

(6) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(7) representing Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes,

(ii) performance, surety or appeal bonds provided in the ordinary course of business,

(iii) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such liability is extinguished within five Business Days of its incurrence, or

(iv) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Note Guarantee” means a Guarantee of the Notes on an unsubordinated basis pursuant to the Indenture.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the chief accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Permitted Liens” means:

(1) Liens on the assets of the Company and any Subsidiary of the Company securing Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $355 million;

(2) Liens in favor of the Company or any Subsidiary of the Company;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or its Subsidiary;

(5) Liens on current assets of the Company or any Subsidiary of the Company;

(6) Liens existing on the date of the Indenture (other than such Liens permitted by clause (1) above);

(7) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to Indebtedness that does not exceed $10.0 million at any one time outstanding;

(8) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of the Company or any Subsidiary of the Company; provided that such Lien shall attach only to the assets constructed, purchased, leased or improved, and the Indebtedness (other than any interest thereon) secured by such Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Lien;

(9) Any extensions, renewals or replacement (or successive extensions, renewals or replacements of any Liens permitted under clauses (3), (4), (6) and (8) above; provided that (a) the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness secured prior to such extension, renewal or replacement and (b) such extension, renewal or replacement Lien shall be limited to all or part of the assets that secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property); and

(10) Liens to secure Indebtedness incurred in connection with industrial revenue or development bond financing, which Liens extend solely to the property which is the subject thereof.

“Permitted Transferee” means:

(1) the spouse and any lineal descendant (including adopted children) of Frank B. Stewart, Jr., and any spouse of any such lineal descendant (all such spouses and lineal descendants being hereinafter referred to as “Family Members”);

(2) the trustee of a trust for the sole benefit of Frank B. Stewart, Jr. and/or Family Members;

(3) (i) a partnership made up exclusively of Frank B. Stewart, Jr. and/or Family Members, or (ii) a corporation wholly-owned by Frank B. Stewart, Jr. and/or Family Members, provided, however, that as of the date that such partnership or corporation is no longer comprised of or owned exclusively by Frank B. Stewart, Jr. and/or Family Members, such partnership or corporation will no longer be a Permitted Transferee; or

(4) the executor, administrator or personal representative of the estate of Frank B. Stewart, Jr. or any Family Member, or the guardian or conservator of Frank B. Stewart, Jr. or any Family Member who has been adjudged disabled by a court of competent jurisdiction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means Frank B. Stewart, Jr. or any Permitted Transferee.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Indenture, among the Company, the Guarantors, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets Inc.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided, however, that for purposes of the Indenture and the Notes, 5% shall be substituted for 10% in each place that it appears in such definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following general discussion of certain U.S. federal income tax considerations relating to the Exchange Notes applies to you if you acquired the Outstanding Notes at the original issue price within the meaning of Section 1273 of the Code and hold the Outstanding Notes and Exchange Notes as a “capital asset” within the meaning of Section 1221 of the Code. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative positions of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of the Exchange Offer or the acquiring, holding or disposing of an Exchange Note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, a person subject to the alternative minimum tax provisions of the Code). In addition, it is not intended to be wholly applicable to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a note as part of a “straddle,” hedge,” conversion transaction” or other risk reduction transaction and persons who have a “functional currency” other than the U.S. dollar) may be subject to special rules.

This discussion does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a Non-U.S. Holder nor does it address Exchange Notes held through a partnership or other pass-through entity.

We advise you to consult with your tax advisers regarding the federal, state, local and foreign tax consequences of holding and disposing of the Exchange Notes.

Tax Consequences to U.S. Holders

The following general discussion is limited to certain United States federal income tax consequences to a holder of an Exchange Note that is a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner of an Exchange Note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or under the law of the United States, any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Stated Interest on the Notes.  Generally, payments of stated interest on an Exchange Note will be includible in a U.S. Holder’s gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder’s regular method of tax accounting.

Sale, Exchange or Retirement of an Exchange Note.  Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or retirement of an Exchange Note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of an Exchange Note is attributable to the payment of accrued interest on the Exchange Note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder’s adjusted tax basis in the Exchange Note. The gain or loss will be long-term capital gain or loss if the Exchange Note has been held for more than one year at the time of the sale, exchange or retirement. A U.S. Holder’s initial basis in an Exchange Note generally will be the amount paid for the Exchange Note.

Prospective investors should be aware that the resale of an Exchange Note may be affected by the “market discount” rules of the Code, under which a portion of any gain realized on the retirement or other disposition of an Exchange Note by a subsequent holder that acquires the Exchange Note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the Exchange Note.

Exchange Offer.  The exchange of the Exchange Notes for the Outstanding Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. As such, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder’s holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of an Exchange Note in the same manner as before the exchange.

Information Reporting and Backup Withholding.  A U.S. Holder of an Exchange Note may be subject, under certain circumstances, to information reporting and “backup withholding” at a rate of 28% with respect to certain “reportable payments,” including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of an Exchange Note. The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of an Exchange Note the amount of any “reportable payments” and the amount of tax withheld, if any, with respect to those payments.

Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder’s U.S. federal income tax liability, provided the requisite procedures are followed.

Tax Consequences to Non-U.S. Holders

The following general discussion is limited to certain United States federal income tax consequences to a holder of a note that is a “Non-U.S. Holder.” As used herein, a “Non-U.S. Holder” is a beneficial owner of an Exchange Note, that, for U.S. federal income tax purposes, is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States or (iii) a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder. For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the Exchange Notes will be considered to be “U.S. trade or business income” if such income or gain is:

•	effectively connected with the conduct of a U.S. trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Interest.  Generally, interest paid to a Non-U.S. Holder of an Exchange Note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the Exchange Notes will qualify as portfolio interest if the Non-U.S. Holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of the Code; and

•	certifies, under penalties of perjury on a Form W-8BEN, that such holder is not a United States person and provides such holder’s name and address.

The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under these regulations special procedures are provided for payments through qualified intermediaries.

Disposition of the Exchange Notes.  A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of the Exchange Notes unless:

•	the gain is U.S. trade or business income in which case the branch profits tax may also apply to a corporate Non-U.S. Holder;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements; or

•	the Non-U.S. Holder is subject to U.S. tax under provisions applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

United States Federal Estate Tax.  Exchange Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to United States federal estate tax, provided that the interest on such Exchange Notes would be exempt as portfolio interest when received by the Non-U.S. Holder at the time of his or her death.

Information Reporting Requirements and Backup Withholding Tax

We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

The 28% backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the Exchange Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the Exchange Notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the Exchange Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, if the holder provides the required information to the IRS.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

General

Restatements and Reclassifications

The following selected consolidated financial data for the fiscal years ended October 31, 2001 through October 31, 2005 are derived from our consolidated financial statements, as restated and reclassified. The following selected consolidated financial data for the three months ended January 31, 2006 and 2005 are derived from our unaudited consolidated financial statements, as restated and reclassified. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Note 1 to the condensed consolidated financial statements for the three months ended January  31, 2006 and 2005, and in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003, the financial statements for the fiscal years ended October 31, 2001, 2002, 2003, 2004 and the first three quarters of 2005 have been restated to correct for certain accounting errors. All applicable amounts relating to these restatements have been reflected in the following selected financial data.

The data for fiscal years 2001 through 2005 have also been reclassified to reflect certain businesses as discontinued operations under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as discussed in footnote 1 to the table below and in Note 3(s) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. The data set forth below should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

A summary of the effect of these restatements and reclassifications on our consolidated statements of earnings for fiscal years 2003 and 2004 and consolidated balance sheet for fiscal year 2004 can be found in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. A summary of the effects on the consolidated statements of earnings for fiscal years 2002 and 2001 and on the consolidated balance sheets for fiscal years 2001, 2002 and 2003 are presented in footnote 13 to the first table below. A summary of the effects of the restatements and reclassifications on our condensed consolidated statement of earnings for the three months ended January 31, 2005 can be found in Note 1 to the condensed consolidated financial statements for three months ended January 31, 2006 and 2005.

Comparability of Information in Selected Consolidated Financial Data Tables

As discussed in more detail in the footnotes to the tables below and in the related footnotes to the consolidated financial statements, the following are the main factors that materially affect the comparability of the revenues, gross profits and assets reflected in the selected financial data:

•	Fiscal years 2001 and 2002 include the results of our foreign operations in continuing operations. The sale of our foreign operations was completed in fiscal year 2002.

•	SFAS No. 142 was implemented in fiscal year 2002.

•	In fiscal year 2004, we adopted FIN 46R.

•	All businesses sold in fiscal years 2003, 2004 and 2005 that met the criteria for discontinued operations under SFAS No. 144 have been classified as discontinued operations for all periods presented.

•	In fiscal year 2005, we changed our method of accounting for preneed selling costs.

For the Fiscal Years ended October 31, 2001 through 2005

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31,(1)(13)
	2005(2)		2004		2003		2002		2001
			(Restated)		(Restated)		(Restated)		(Restated)

Statement of Earnings Data:
Revenues:
Funeral	$274,067		$271,239		$269,109		$311,301		$375,578
Cemetery	220,732		222,827		209,374		214,989		233,082

Total revenues	494,799		494,066		478,483		526,290		608,660
Gross profit:
Funeral	61,726		68,741		58,820		71,577		76,632
Cemetery	40,545		46,271		39,823		40,460		42,571

Total gross profit	102,271		115,012		98,643		112,037		119,203
Corporate general and administrative expenses	(19,440)		(17,097)		(17,733)		(17,261)		(18,020)
Hurricane related charges, net	(9,366	)(3)	—		—		—		—
Separation charges	(1,507	)(4)	(3,435	)(4)	(2,450	)(4)	—		—
Gains on dispositions and impairment (losses), net	1,297	(6)	(204	)(6)	(10,206	)(6)	(18,500	)(8)	(269,158	)(9)
Other operating income, net	1,422		2,112		2,083		2,535		6,967

Operating earnings (loss)	74,677	(3)(4)(6)	96,388	(3)(6)	70,337	(3)(6)	78,811	(8)	(161,008	)(9)
Interest expense	(30,460)		(47,335)		(53,643)		(61,980)		(63,572)
Loss on early extinguishment of debt	(32,822	)(5)	—		(11,289	)(7)	—		(9,120	)(10)
Investment and other income (expense), net	713		178		(749)		794		4,438

Earnings (loss) from continuing operations before income taxes	$12,108		$49,231		$4,656		$17,625		$(229,262)

Earnings (loss) from continuing operations	$8,815		$31,022		$1,065		$11,101		$(179,213)
Earnings (loss) from discontinued operations	1,039	(6)	5,670	(6)	(19,097	)(6)	1,192		1,005
Cumulative effect of change in accounting principles (net of $101,061, $16,310 and $167,562 income tax benefit in 2005, 2002 and 2001, respectively)	(153,180	)(1)	—		—		(193,090	)(1)	(248,666	)(1)

Net earnings (loss)	$(143,326)		$36,692		$(18,032)		$(180,797)		$(426,874)

Per Share Data:
Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$.08	(3)(4)(5)(6)	$.29	(3)(6)	$.01	(3)(6)(7)	$.10	(8)	$(1.67	)(9)(10)
Earnings (loss) from discontinued operations	.01	(6)	.05	(6)	(.18	)(6)	.01		.01
Cumulative effect of change in accounting principles	(1.40	)(1)	—		—		(1.79	)(1)	(2.32	)(1)

Net earnings (loss)	$(1.31)		$.34		$(.17)		$(1.68)		$(3.98)

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$.08	(3)(4)(5)(6)	$.29	(3)(6)	$.01	(3)(6)(7)	$.10	(8)	$(1.67	)(9)(10)
Earnings (loss) from discontinued operations	.01	(6)	.05	(6)	(.18	)(6)	.01		.01
Cumulative effect of change in accounting principles	(1.40	)(1)	—		—		(1.78	)(1)	(2.32	)(1)

Net earnings (loss)	$(1.31)		$.34		$(.17)		$(1.67)		$(3.98)

Weighted average common shares outstanding (in thousands):
Basic	109,040		107,522		108,220		107,861		107,355

Diluted	109,205		108,159		108,230		108,299		107,355

Dividends declared per common share	$.075		$—		$—		$—		$—

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31(11)
	2004	2003	2002	2001
				(Restated)

Pro forma amounts assuming 2005 and 2002 change in accounting principles were applied retroactively:
Net earnings (loss)	$30,739	$(24,721)	$(186,907)	$(412,825)

Basic earnings (loss) per common share	$.28	$(.23)	$(1.73)	$(3.85)

Diluted earnings (loss) per common share	$.28	$(.23)	$(1.73)	$(3.85)

	October 31,
	2005(1)(2)	2004	2003	2002(12)	2001
		(Restated)	(Restated)	(Restated)	(Restated)

Balance Sheet Data(13):
Assets	$2,351,126	$2,511,508	$2,511,998	$2,565,047	$2,993,367
Long-term debt, less current maturities	406,859	415,080	488,180	542,548	684,036
Shareholders’ equity	439,453	587,978	552,731	570,017	722,477

Selected Consolidated Operating Data

	Year Ended October 31,
	2005(2)(6)	2004(6)	2003	2002(12)	2001

Operating Data:
Funeral homes in operation at end of period	231	242	299	307	516
At-need funerals performed	39,264	42,542	48,544	71,017	102,944
Prearranged funerals performed	22,076	23,891	22,538	24,314	26,682

Total funerals performed	61,340	66,433	71,082	95,331	129,626
Prearranged funerals sold	28,967	29,296	28,563	31,270	36,417
Backlog of prearranged funerals at end of period	326,672	337,879	347,785	349,110	392,986
Cemeteries in operation at end of period	144	147	148	150	159
Interments performed	52,436	53,149	53,830	57,405	60,347

(1)	Effective November 1, 2000, we changed our method of accounting for prearranged sales activities in accordance with Staff Accounting Bulletin (“SAB”) No. 101, which resulted in a $416.2 million ($248.7 million after tax, or $2.32 per share) charge for the cumulative effect of the change in accounting principles. Effective November 1, 2001, we implemented SFAS No. 142, “Goodwill and Other Intangible Assets” which eliminated the amortization of goodwill and resulted in a $209.4 million ($193.1 million after tax, or $1.78 per diluted share) charge for the cumulative effect of the change in accounting principles. For additional information, see Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. Effective November 1, 2004, we changed our method of accounting for selling costs incurred related to new preneed funeral and cemetery service and merchandise sales, which resulted in a $254.2 million ($153.2 million after tax, or $1.40 per diluted share) charge for the cumulative effect of the change in accounting principles. For additional information, see Note 4(a) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. Effective April 30, 2004, we implemented FIN 46R which resulted in the consolidation of our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts. Our financial statements were not restated to reflect the implementation of FIN 46R. Accordingly, the implementation of FIN 46R is reflected in our fiscal year 2004 and 2005 financial statements, but not in our financial statements for fiscal years 2003, 2002 or 2001. The implementation of FIN 46R affects classifications within the balance sheet, statement of earnings and statement of cash flows, but has no effect on shareholders’ equity, net cash flow or the recognition and reporting of revenues or net earnings. For a more detailed discussion, see Notes 3(k) and 5 through 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

All businesses sold in fiscal year 2003 (the year of initial adoption of SFAS No. 144), fiscal year 2004 and fiscal year 2005 that met the criteria for discontinued operations under SFAS No. 144 have been classified as discontinued operations for all periods presented. See Note 3(s) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(2)	Factors that we expect to impact our results in fiscal year 2006 and that we believe are reasonably likely to cause material variances from our fiscal year 2005 results are discussed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Other factors not currently anticipated by us could also cause future results to vary materially from past performance.

(3)	In fiscal year 2005, we recorded $9.4 million in net expenses related to Hurricane Katrina, which struck the New Orleans metropolitan area and Mississippi and Alabama Gulf Coasts on August 29, 2005. See Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(4)	During the fourth quarter of 2005, we restructured our operating divisions and incurred $1.5 million ($0.9 million after tax, or $.01 per share) in related severance charges. During fiscal years 2004 and 2003, we incurred $3.4 million ($2.1 million after tax, or $.02 per share) and $2.5 million ($1.5 million after tax, or $.01 per share), respectively, in separation charges related to severance and other costs associated with workforce reductions announced in December 2003 and related to separation pay for former executive officers. See Note 15 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(5)	In the first quarter of fiscal year 2005, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million ($1.7 million after tax, or $.02 per share) to write off fees associated with the previous credit facility. In the second quarter of fiscal year 2005, we completed the private offering of our 6.25 percent senior notes and recorded a charge for early extinguishment of debt of $30.0 million ($19.2 million after tax, or $.18 per share) representing the bond tender premium, related fees and expenses and the write-off of unamortized fees related to our 10.75 percent senior subordinated notes. In the third quarter of fiscal year 2005, we recorded a charge for early extinguishment of debt of $0.1 million representing the call premium and write-off of remaining unamortized fees on the 10.75 percent senior subordinated notes. For additional information, see Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(6)	In fiscal year 2003, we incurred charges for the impairment of certain long-lived assets related to our divestiture plan of $10.2 million ($8.4 million after tax, or $.08 per share) in continuing operations and $21.6 million ($19.6 million after tax, or $.18 per share) in discontinued operations. In fiscal year 2004, we recorded impairment charges of $0.8 million and sold several assets that we held for sale at a net gain of $0.6 million. The net effect was that we recorded gains on dispositions, net of impairment losses, of ($0.2) million in continuing operations. We also recorded gains on dispositions, net of impairment losses, of $2.4 million ($4.8 million after tax, or $.04 per share) in discontinued operations. In fiscal year 2005, we recorded gains on dispositions, net of impairment losses, of $1.3 million in continuing operations and $1.1 million in discontinued operations. As of October 31, 2004, we had closed on the sale of 56 businesses, and as of October 31, 2005, we had closed on the sale of 15 additional businesses for a total of 71 businesses for $29.4 million in proceeds. See Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(7)	In the third quarter of 2003, we incurred an $11.3 million ($7.3 million after tax, or $.07 per share) charge related to the redemption of our Remarketable Or Redeemable Securities (“ROARS”). See Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(8)	In the third quarter of 2002, primarily as a result of the significant devaluation of the Argentine peso and the depressed economic conditions in Argentina, we changed our estimate of our expected loss on the disposition of assets held for sale, and we incurred a charge of $18.5 million ($11.2 million after tax, or $.11 per share).

(9)	In the third quarter of 2001, we incurred a charge of $269.2 million ($205.1 million after tax, or $1.91 per share) primarily related to the write-down of assets held for sale to their estimated fair values.

(10)	During the third quarter of fiscal year 2001, we incurred a charge for the loss on early extinguishment of debt in connection with our debt refinancing that occurred in June 2001.

(11)	The pro forma data presented for fiscal years 2002 through 2004 is reported as if the fiscal year 2005 change in accounting principle had occurred at the beginning of that year. The proforma data for fiscal year 2001 is reported as if the fiscal year 2005 and 2002 change in accounting principles had occurred at the beginning of that year.

(12)	As of October 31, 2002, the sale of all of our foreign operations had been completed. This resulted in a decrease in assets, the numbers of funerals and interments and the backlog. We used the proceeds from the sales along with cash flow to reduce our long-term debt.

(13)	As discussed in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003, the annual financial statements for fiscal years 2001 through 2004 and the first three quarters of fiscal year 2005 have been restated to reflect changes in reporting units for goodwill impairment analysis, corrections due to the deferred revenue project and other adjustments including lease-related accounting practices. A summary of the effects on the consolidated statements of earnings for fiscal years 2002 and 2001 and on the consolidated balance sheets of fiscal years 2001, 2002, and 2003 are presented in the table below.

			Effect of			As Restated
	As Previously	Effect of	Restating to			and
	Reported for	Restating to	Correct for the		As Restated for	Reclassified for
	the Year	Correct for	Impact of the		the Year	the Year
	Ended	Goodwill	Deferred		Ended	Ended
	October 31,	Reporting Unit	Revenue	Other	October 31,	October 31,
	2002(1)	Errors	Project	Adjustments(2)	2002	2002(3)

Consolidated Statements of Earnings
(Dollars in thousands, except per share amounts)
Revenues:
Funeral	$325,240	$—	$(13,925)	$—	$311,315	$311,301
Cemetery	235,908	—	(20,073)	(143)	215,692	214,989

	561,148	—	(33,998)	(143)	527,007	526,290
Costs and expenses:
Funeral	238,827	—	—	911	239,738	239,724
Cemetery	179,324	—	(4,733)	631	175,222	174,529

	418,151	—	(4,733)	1,542	414,960	414,253

Gross profit	142,997	—	(29,265)	(1,685)	112,047	112,037
Corporate general and administrative expense	(17,261)	—	—	—	(17,261)	(17,261)
Gains on dispositions and impairment (losses), net	(18,500)	—	—	—	(18,500)	(18,500)
Other operating income, net	2,544	—	—	—	2,544	2,535

Operating earnings	109,780	—	(29,265)	(1,685)	78,830	78,811
Interest expense	(62,339)	—	—	359	(61,980)	(61,980)
Investment and other income (expense), net	20	—	—	774	794	794

Earnings from continuing operations before income taxes	47,461	—	(29,265)	(552)	17,644	17,625
Income taxes	16,776	—	(10,035)	(209)	6,532	6,524

Earnings from continuing operations	30,685	—	(19,230)	(343)	11,112	11,101
Earnings from discontinued operations before income taxes	1,860	—	—	—	1,860	1,879
Income taxes	679	—	—	—	679	687

Earnings from discontinued operations	1,181	—	—	—	1,181	1,192

			Effect of			As Restated
	As Previously	Effect of	Restating to			and
	Reported for	Restating to	Correct for the		As Restated for	Reclassified for
	the Year	Correct for	Impact of the		the Year	the Year
	Ended	Goodwill	Deferred		Ended	Ended
	October 31,	Reporting Unit	Revenue	Other	October 31,	October 31,
	2002(1)	Errors	Project	Adjustments(2)	2002	2002(3)

Earnings before cumulative effect of change in accounting principle	31,866	—	(19,230)	(343)	12,293	12,293
Cumulative effect of change in accounting principle	—	(193,090)	—	—	(193,090)	(193,090)

Net earnings (loss)	$31,866	$(193,090)	$(19,230)	$(343)	$(180,797)	$(180,797)

Basic earnings (loss) per common share:
Earnings from continuing operations	$.29	$—	$(.18)	$(.01)	$.10	$.10
Earnings from discontinued operations	.01	—	—	—	.01	.01
Cumulative effect of change in accounting principle	—	(1.79)	—	—	(1.79)	(1.79)

Net earnings (loss) per share	$.30	(1.79)	$(.18)	$(.01)	$(1.68)	$(1.68)

Diluted earnings (loss) per common share:
Earnings from continuing operations	$.28	$—	$(.18)	$—	$.10	$.10
Earnings from discontinued operations	.01	—	—	—	.01	.01
Cumulative effect of change in accounting principle	—	(1.78)	—	$—	(1.78)	(1.78)

Net earnings (loss) per share	$.29	$(1.78)	$(.18)	$—	$(1.67)	$(1.67)

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Represents the October 2005 classification of continuing and discontinued operations.

		Effect of			As Restated
	As Previously	Restating			and
	Reported	to Correct		As Restated	Reclassified
	for the Year	for the Impact		for the Year	for the Year
	Ended	of the Deferred		Ended	Ended
	October 31,	Revenue	Other	October 31,	October 31,
	2001(1)	Project	Adjustments(2)	2001	2001(3)

Consolidated Statements of Earnings
(Dollars in thousands, except per share amounts)
Revenues:
Funeral	$389,497	$(13,931)	$—	$375,566	$375,578
Cemetery	256,493	(22,610)	(157)	233,726	233,082

	645,990	(36,541)	(157)	609,292	608,660
Costs and expenses:
Funeral	299,230	—	(287)	298,943	298,946
Cemetery	197,002	(5,313)	(500)	191,189	190,511

	496,232	(5,313)	(787)	490,132	489,457

Gross profit	149,758	(31,228)	630	119,160	119,203
Corporate general and administrative expense	(18,020)	—	—	(18,020)	(18,020)
Gains on dispositions and impairment (losses), net	(269,158)	—	—	(269,158)	(269,158)
Other operating income, net	6,997	—	—	6,997	6,967

Operating loss	(130,423)	(31,228)	630	(161,021)	(161,008)
Interest expense	(63,572)	—	—	(63,572)	(63,572)
Loss on early extinguishment of debt	(9,120)	—	—	(9,120)	(9,120)
Investment and other income (expense), net	5,212	—	(774)	4,438	4,438

Loss from continuing operations before income taxes	(197,903)	(31,228)	(144)	(229,275)	(229,262)
Income tax benefit	(38,233)	(11,764)	(56)	(50,053)	(50,049)

Loss from continuing operations	(159,670)	(19,464)	(88)	(179,222)	(179,213)
Earnings from discontinued operations before income taxes	1,602	—	—	1,602	1,589
Income taxes	588	—	—	588	584

Earnings from discontinued operations	1,014	—	—	1,014	1,005

Net loss before cumulative effect of change in accounting principle	(158,656)	(19,464)	(88)	(178,208)	(178,208)
Cumulative effect of change in accounting principle	(250,004)	1,338	—	(248,666)	(248,666)

Net loss	$(408,660)	$(18,126)	$(88)	$(426,874)	$(426,874)

Basic earnings (loss) per common share:
Loss from continuing operations	$(1.49)	$(.18)	$—	$(1.67)	$(1.67)
Earnings from continuing operations	.01	—	—	.01	.01
Cumulative effect of change in accounting principle	(2.33)	.01	—	(2.32)	(2.32)

Net loss per share	$(3.81)	$(.17)	$—	$(3.98)	$(3.98)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(1.49)	$(.18)	$—	$(1.67)	$(1.67)
Earnings from discontinued operations	.01	—	—	.01	.01
Cumulative effect of change in accounting principle	(2.33)	.01	—	(2.32)	(2.32)

Net loss per share	$(3.81)	$(.17)	$—	$(3.98)	$(3.98)

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Represents the October 2005 classification of continuing and discontinued operations.

	2003	2002	2001

Consolidated Balance Sheets
(Amounts in thousands)
Assets as previously reported(1)	$2,573,175	$3,015,584	$3,238,407
Effect of restatement of goodwill	(124,167)	(193,090)	—
Effect of restatements due to deferred revenue project	59,522	48,174	33,407
Effect of change in accounting for insurance-funded preneed funeral contracts(2)	—	(302,159)	(274,759)
Effect of other adjustments(3)	3,468	(3,462)	(3,688)

Assets as restated and reclassified	$2,511,998	$2,565,047	$2,993,367

Shareholders’ equity as previously reported(1)	$738,859	$812,263	$752,060
Effect of restatement of goodwill	(124,167)	(193,090)	—
Effect of restatements due to deferred revenue project	(59,458)	(46,267)	(27,035)
Effect of other adjustments(3)	(2,503)	(2,889)	(2,548)

Total shareholders’ equity	$552,731	$570,017	$722,477

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents the removal of amounts related to insurance-funded preneed funeral contracts from the 2002 and 2001 consolidated balance sheets and other adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments. During fiscal year 2004, we changed our method of accounting for insurance-funded preneed funeral contracts after concluding that these contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, “Elements in Financial Statements.” Insurance-funded preneed funeral contracts are not included in our fiscal year 2003 consolidated balance sheet. We removed from our fiscal year 2002 and 2001 consolidated balance sheets amounts relating to insurance- funded preneed funeral contracts previously recorded in prearranged receivables, net and prearranged deferred revenue, net, which at October 31, 2002 and 2001 totaled $302.2 million and $274.8 million, respectively. The removal of the insurance-funded preneed funeral contract amounts did not affect our consolidated shareholders’ equity, results of operations or cash flows.

(3)	Represents reclassifications and other adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

For the Three Months ended January 31, 2006 and 2005

Selected Consolidated Financial Data (Unaudited)

	Three Months Ended January 31,
	2006		2005
	(Dollars in thousands, except per share amounts)
			(Restated)

Statement of Earnings Data:
Revenues:
Funeral	$71,789		$69,716
Cemetery	54,816		52,852

Total revenues	126,605		122,568

Gross Profit:
Funeral	17,816		17,798
Cemetery	11,263		9,444

Total gross profit	29,079		27,242
Corporate general and administrative expenses	(7,219)		(4,216)
Hurricane related charges, net	(2,638	)(1)	—
Separation charges	(154	)(2)	—
Gains on dispositions and impairment (losses), net	298	(3)	878	(3)
Other operating income, net	978		239

Operating earnings	20,344	(1)(2)(3)	24,143	(3)
Interest expense	(7,528)		(10,376)
Loss on early extinguishment of debt	—		(2,651	)(4)
Investment and other income, net	468		108

Earnings from continuing operations before income taxes	$13,284		$11,224

Earnings from continuing operations	$8,389		$7,389
Earnings from discontinued operations	—		514	(3)
Cumulative effect of change in accounting principle (net of $101,061 income tax benefit)	—		(153,180	)(5)

Net earnings (loss)	$8,389		$(145,277)

Basic earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	(1)(2)(3)	$.07	(3)(4)
Earnings from discontinued operations	—		—
Cumulative effect of change in accounting principle	—		(1.40	)(5)

Net earnings (loss)	$.08		$(1.33)

Diluted earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	(1)(2)(3)	$.07	(3)(4)
Earnings from discontinued operations	—		—
Cumulative effect of change in accounting principle	—		(1.40	)(5)

Net earnings (loss)	$.08		$(1.33)

Weighted average common shares outstanding (in thousands):
Basic	108,504		109,087

Diluted	108,522		109,450

Dividends declared per common share	$.025		$—

Balance Sheet Data:
Assets	$2,370,935
Long-term debt, less current maturities	$405,994
Shareholders’ equity	$445,642

(1)	In the first quarter of fiscal 2006 and in fiscal year 2005 we recorded $2.6 million and $9.4 million, respectively, in net expenses related to Hurricane Katrina, which struck the New Orleans metropolitan area and Mississippi and Alabama Gulf Coasts on August 29, 2005. See Note 18 to the condensed consolidated financial statements for the three months ended January 2006 and 2005 and Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(2)	In July 2005, we named a new Chief Operating Officer and announced a reorganization of our divisions from four to two, effective for the fourth quarter of fiscal year 2005. As a result of these changes, we recorded charges of $0.2 million for the three months ended January 31, 2006 and $1.5 million in fiscal year 2005.

(3)	We recorded net gains on dispositions and impairment (losses) of $0.3 million and $0.9 million for the three months ended January 31, 2006 and 2005 in continuing operations, respectively, for long-lived assets sold, primarily real estate, that did not qualify as discontinued operations. We also recorded net gains on dispositions and impairment (losses) related to discontinued operations of $0.5 million for the three months ended January 31, 2005, which is reflected in the discontinued operations section of the consolidated statement of earnings, all of which relates to businesses sold. See Note 13 to the condensed consolidated financial statements for the three months ended January 2006 and 2005 and Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

(4)	In the first quarter of fiscal year 2005, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million ($1.7 million after tax, or $.02 per share) to write off fees associated with the previous credit facility.

(5)	Effective November 1, 2004, we changed our method of accounting for selling costs incurred related to new preneed funeral and cemetery service and merchandise sales, which resulted in a $254.2 million ($153.2 million after tax, or $1.40 per diluted share) charge for the cumulative effect of the change in accounting principles. See Note 4(a) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

BUSINESS

General

Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of funeral and cemetery products and services in the death care industry in the United States. Through our subsidiaries, we provide a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of January 31, 2006, our operations included 231 funeral homes and 144 cemeteries in 26 states within the United States and in Puerto Rico.

For fiscal year 2005, funeral operations accounted for approximately 55 percent of our total revenues, and cemetery operations accounted for the remaining 45 percent. Our funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. Our cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.

We believe that we operate one or more of the premier death care facilities in each of our principal markets. Our funeral homes and cemeteries are located primarily in the Southern, Western, Mid-Atlantic and Mid-Western states, generally in large metropolitan areas such as Miami, Orlando, Tampa and St. Petersburg, Florida; Dallas, Fort Worth and Houston, Texas; Los Angeles, San Diego and San Francisco, California; New Orleans, Louisiana; Baltimore, Maryland and the District of Columbia. According to the United States Bureau of the Census, many of these areas have a large population over age 65, which represents a principal target market for our preneed sales program as well as at-need sales. We believe that we are an industry leader in marketing preneed cemetery property and preneed funeral and cemetery merchandise and services, and we consider preneed sales to be an integral part of our long-term business strategy.

Cemetery operations account for a significantly larger percentage of our total revenues than those of our three largest public competitors. We believe cemeteries provide the best foundation for securing long-term market share in our industry. The sale of cemetery property to a family creates a relationship that builds heritage over time, as family members are buried in a plot or mausoleum and as other family members purchase additional cemetery property in order to be buried in the same cemetery. Our relationships with our cemetery property customers allow us to offer related products and services, such as cemetery merchandise and funeral services, at one of our businesses located on the cemetery grounds or nearby.

We believe that our combination operations help to increase market share. By building new funeral homes on existing cemetery property, we are able to offer families the convenience of complete funeral home and cemetery planning, services and merchandise from a single location at a competitive price at the time of need or on a preneed basis. Approximately 48 percent of our cemeteries have a funeral home onsite that we operate in conjunction with the cemetery. In addition to our combination operations, approximately 37 percent of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our nearby funeral homes. We frequently organize our operating units in “clusters,” which are geographically integrated groups of funeral homes and cemeteries, allowing us to cost-effectively pool resources, such as assets, personnel and services, and generate higher margins.

On Monday, August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and the Mississippi and Alabama Gulf Coasts. Our business has also been affected by Hurricanes Rita and Wilma, which also occurred in 2005. For additional information about the effects of these hurricanes on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

In July 2005, as part of our strategic planning process, we announced the reorganization of our geographic operating divisions from four to two. For additional information, see “Business Strategy” and “Operations” below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Effective in the fourth quarter of 2005, our business had five operating segments consisting of a corporate trust management segment and a funeral and cemetery segment for each of two geographic areas: Western and Eastern. Additional information on our segments can be found in Note 10 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 22 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Our business was founded by the Stewart family in 1910, and was incorporated as a Louisiana corporation in 1970. Our principal executive offices are located at 1333 South Clearview Parkway, Jefferson, Louisiana 70121, and our telephone number is 504-729-1400. Our website address is www.stewartenterprises.com, where all of our public filings are available free of charge on the same day they are filed with the Securities and Exchange Commission (“SEC”). The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website address is www.sec.gov.

The Death Care Industry

Industry consolidation.  Death care businesses in the United States have traditionally been relatively small, family-owned enterprises that have passed through successive generations within the family. The decade of the 1990s witnessed a trend of family-owned firms consolidating with larger organizations, but this trend slowed dramatically in 1999. As the number of consolidators participating in the acquisition market declined, those that remained generally applied significantly tighter pricing criteria, and many potential sellers withdrew their businesses from the market rather than pursuing transactions at lower prices.

During 1999, Service Corporation International, one of our primary competitors for acquisitions, announced plans to significantly reduce the level of its acquisition activity. The Loewen Group, Inc., now reorganized as Alderwoods Group, Inc., previously a primary competitor for acquisitions, entered into bankruptcy proceedings during 1999, after announcing that it had terminated its acquisition activity and was offering a number of its own properties for sale. In addition, Equity Corporation International, previously the fourth largest public death care company and another of our competitors for acquisitions, was acquired by Service Corporation International in 1999.

Throughout fiscal year 1999, we continually reduced our acquisition pricing multiples. In the third quarter of fiscal year 1999, our acquisition activity began to decrease substantially from prior quarters as many potential sellers were not willing to sell their businesses at the lower prices. As the business model shifted, death care consolidators experienced diminishing access to capital. In response to these changes, we ceased our acquisition activity and developed strategies for improving our cash flow and reducing and restructuring debt. During fiscal year 2000 through fiscal year 2003, we completed our transitional strategies of improving our cash flow, restructuring and reducing our debt and selling our foreign assets. During fiscal years 2004 and 2005, we sold underperforming assets, refinanced and further reduced our debt and implemented new strategies to improve operations.

We estimate that our industry, which consists of approximately 22,000 funeral homes and 10,500 cemeteries in the United States, collectively generates approximately $15 billion in annual revenue. On April 3, 2006, Service Corporation International announced that it had entered into an agreement to acquire Alderwoods Group, Inc. Despite the consolidation among some of the larger death care companies, our industry continues to be characterized by a large number of locally-owned, independent operations, with approximately 80 percent of industry revenue being generated by independently-owned operations. At current stock prices, the use of our cash to pay dividends, repurchase stock, reduce debt and construct funeral homes on our cemeteries or those of unaffiliated third parties continues to be more attractive than acquisitions. However, if acquisition pricing improves, we believe that growing our organization through acquisitions can again be a good business strategy, as it will enable us to enjoy the important synergies and economies of scale from our infrastructure.

Importance of tradition; barriers to entry.  We believe it is difficult for new competitors to enter existing markets successfully by opening new cemeteries and funeral homes. Entry into the cemetery market can be difficult due to several factors. Because families tend to return to the same cemetery for multiple generations to bury family members, it is difficult for new cemeteries to attract families. Additionally, mature markets, including many of the metropolitan areas where our cemeteries are located, are often served by an adequate number of existing cemeteries with sufficient land for additional plots, whereas land for new cemetery development is often scarce and expensive. Regulatory complexities and zoning restrictions also make entry into the cemetery market difficult. Finally, development of a new cemetery usually requires a significant capital investment that takes several years to produce a return. Entry into the funeral home market can be difficult for many of the same reasons. Families are often willing to move from an existing funeral home to a newer facility developed on the grounds of their preferred cemetery; however, absent that connection, families tend to choose the funeral home that previously served their family. Families also choose a funeral home because of its reputation, which can only be developed over time.

Continuing need for products and services; increasing number of deaths.  There is an inevitable need for our products and services. Although the number of deaths in the United States will reflect short-term fluctuations, deaths in the United States are expected to increase at a steady, moderate pace over the long-term. According to the United States Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1 percent per year, from 2.4 million in 2003 to 2.6 million in 2010. Furthermore, the average age of the population in the United States is increasing. According to the United States Bureau of the Census, the United States population over 50 years of age is expected to increase by approximately 2 percent per year, from 76.8 million in 2000 to 98.6 million in 2010. We believe the aging of the population is particularly important because it expands our target market for preneed sales, as persons over the age of 50 are the most likely group to make preneed funeral and cemetery arrangements.

Growing demand for cremation.  Consumer preferences in the death care industry tend to change slowly. One significant trend in the United States is an increasing preference of consumers for cremations. Industry research indicates that the percentage of cremations has increased steadily and that cremations will represent approximately 36 percent of deaths in the United States by the year 2010, compared to 29 percent in 2003. The trend toward cremations has been a significant concern for traditional funeral home and cemetery operators because cremations have typically included few, if any, additional products or services other than the cremation itself. However, industry research has shown that consumers most commonly choose cremation over traditional funerals for reasons other than cost, and we believe that cremations also provide our company with an opportunity to offer families an array of additional products and services with an emphasis on customization.

Growing demand for customization.  Our market research and operational experience indicate a growing demand for increased personalization of death care products and services, presenting us with an opportunity for enhancing our customers’ satisfaction and increasing our revenue per sale through our custom funeral planning program. For additional information, see below under the heading “Competitive Strengths — Emphasis on customization and personalization.”

Competitive Strengths

Leading market positions.  We are the third largest provider of funeral and cemetery products and services in the United States and have been in business for more than 90 years. We believe that we operate one or more of the premier death care facilities in each of our principal markets, which are primarily in larger metropolitan areas in the Southern, Western, Mid-Atlantic and Mid-Western states. In our view, a “premier” facility is one that is among the most highly regarded facilities in its market area in terms of a number of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and/or potential for development or expansion. While funeral homes and cemeteries in the United States perform an average of approximately 100 funerals and 165 burials per year, our facilities perform an average of approximately 265 funerals and 370 burials per year. In addition, approximately 40 percent of our properties are located in California, Florida and Texas, which are three of the four states with the highest populations over age 65, an age group that represents a large portion of our target market.

Strong cemetery operations.  Our cemetery operations account for approximately 45 percent of our total revenues, which is a significantly larger percentage than any of our three largest competitors. We believe this is a competitive advantage because families generally return to the same cemetery for multiple generations to bury family members. Cemetery property often becomes an important part of a family’s heritage, and family members who relocate are often returned to their home cemetery to be buried. We build on our relationships with our cemetery customers by offering additional cemetery property to related family members and by offering related products and services such as cemetery merchandise and funeral services at one of our funeral homes located on the cemetery grounds or nearby. Approximately 39 percent of our total cemetery acreage is available for future development.

Emphasis on combination operations.  Approximately 48 percent of our cemeteries have a funeral home onsite that is operated in conjunction with the cemetery, which we refer to as a combination operation. This is a higher percentage of combination operations than any of our three largest competitors. We believe combination operations represent a competitive advantage because they offer families the convenience of complete death care services at a single location. A family that is planning a burial in one of our cemeteries often perceives our onsite funeral home to be a more desirable location for funeral services than an unaffiliated offsite funeral home. Thus, the call volume of the funeral home is enhanced by the heritage of the cemetery, and, over time, the volume of cemetery events increases as well. In addition, combination operations enhance our purchasing power, enable us to employ more sophisticated management systems and allow us to share facilities, equipment, personnel and a preneed sales force, resulting in lower average operating costs and expanded marketing and sales opportunities. As a result, our combination operations usually generate higher operating margins compared to our stand-alone funeral homes and cemeteries. In addition to our combination operations, approximately 37 percent of our cemeteries are located within the same market as, and operated in conjunction with, one or more of our nearby funeral homes.

Expertise in preneed sales; strong backlog.  We believe that we are distinguished from our competitors by our strong emphasis on, and more than 60-year history of experience with, preneed sales. Preneed plans enable families to specify in advance and prepay for cemetery property and funeral and cemetery services and products. We market our preneed properties, services and products domestically through a full-time staff of approximately 1,100 commissioned sales counselors. We estimate that as of October 31, 2005, the future value of our preneed backlog of funeral and cemetery products and services (including estimated future earnings on funds held in trust and build-up in the face value of third-party insurance contracts, in each case using projected returns) represented approximately $2.0 billion of revenue to be recognized in the future as these prepaid products and services are delivered, calculated as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our expertise in preneed sales has historically developed out of, and now complements, our strong cemetery operations. This is because cemetery property, such as a burial plot, is usually the first purchase a family will make when considering preneed arrangements. We build on our relationships with our preneed cemetery property customers by offering them additional preneed products and services such as cemetery merchandise and funeral services. Our focus on preneed cemetery property sales is also important because these sales generate current revenues and higher current cash flows than other types of preneed sales.

Emphasis on customization and personalization.  During 1999 we took steps to gain a competitive advantage by placing our company at the forefront of product offerings based on consumer preferences. We hired a major consulting firm to assist us in conducting an extensive market study evaluating changing trends in consumer preferences. With more than 2,400 interviews conducted, we believe this to be the most exhaustive recent study of consumer preferences in our industry. This project provided us with the consumer’s perspective on our operations and facilities. We gained valuable insight into how our employees, business practices and facilities can better meet consumer preferences. Our implementation of new products and services based on the findings of this project continue to be positive drivers for our funeral business.

Among other important findings, our market research indicated that consumer preferences are shifting towards more personalized memorial services and merchandise in the context of both traditional burials and cremations. We responded to these changing preferences by, among other things, training our funeral arrangers to offer our customers a broad range of options, such as designing a funeral service to reflect the special interests or accomplishments of the deceased. We developed a custom funeral planning program and have implemented this program in over 140 of our funeral homes through the end of fiscal year 2005. By the end of fiscal year 2006, we expect to have implemented this program in an additional 30 of our funeral homes. We are also changing the way our product offerings are displayed at our locations, making it easier for our customers to appreciate our wider selection. In our markets where these new business practices have been implemented, we believe that our product and service offerings have enhanced the experiences provided to families at our funeral homes and have contributed to increased revenues per sale.

Expertise in enhanced cremation and alternative service offerings.  Our alternative service firms are generally located in leased premises and have lower overhead than traditional funeral homes. Although death care arrangements at these locations are typically more cost-effective for the consumer than services at a traditional funeral home, it is not our goal to be the low-price leader in these markets. While the average revenue for a cremation service is generally lower than that of a traditional full-service funeral, we have found that these revenues can be substantially enhanced by our emphasis on customization. For example, in addition to a personalized memorial service to celebrate the life of the deceased, an enhanced cremation may include a casket, an urn and a niche in a mausoleum or columbarium in which to place the remains. We continue to market our products and services to address the rising demand for cremations.

Centralized support services; cost controls.  Our Shared Services Center, which we opened in 1997, was developed for the standardization and centralization of all of our facilities’ administrative and support processes such as accounting, management reporting, payroll, trust administration, contract processing, accounts receivable collection and other services. It allows us to decrease our costs without diminishing service by creating significant savings on items such as trust administration fees, travel expenses, office supplies, overnight delivery and long distance telephone services. As we look at our opportunities for growth, we expect to leverage the efficiencies that we have achieved through our Shared Services Center and expect to manage much of our growth with our existing infrastructure. Additionally, at the beginning of fiscal year 2000 we developed our centralized formal training strategy and began implementation of standardized marketing programs to enhance sales effectiveness. While our centralization of resources and standardization of processes represent a competitive advantage, our management structure is designed to allow local funeral home directors and cemetery managers substantial flexibility in their operations and service to families in an effort to maintain the traditional structure and culture of an individually-owned operation. We believe that this is important in order to maintain the level of caring, personalized service expected by the families we serve.

Experienced management.  We have an experienced management team, many of whom owned and operated their own funeral homes and cemeteries and joined us when we acquired their businesses. Our seven top executives have an average of 27 years of experience in the death care industry and have served our company for an average of 12 years.

Business Strategy

Implement strategic plan.  In July 2005, management began to implement a new strategic plan designed to transform our culture and grow our business organically, with a focus on increasing the number of funeral calls, the average revenue per funeral call and the number of preneed sales. One part of the plan focuses on putting people first — customers and employees. In 2005, we hired an independent research firm to conduct market research with customers, prospective customers and front-line employees as a means of gaining a clearer understanding of customer service expectations. From that research we have implemented ways to increase customer satisfaction. We also conducted employee satisfaction surveys. In response to the surveys, we have emphasized the career ownership concept and enhanced our focus on advancement, development and awareness of opportunities within our organization. Additionally, through new employee orientation, an employee suggestion campaign and enhanced communication from senior management, communication throughout the company will improve as employees have better knowledge of changes that directly affect them. Another part of the strategic plan focuses on growing our business through several initiatives that include expanding our product and service offerings to the cremation consumer, forging additional third-party affiliations and marketing additional products and services to our existing customer-base.

In order to more effectively communicate within our organization and execute this strategic plan, in July 2005 we promoted Everett N. Kendrick to Chief Operating Officer and announced a reorganization of our operating divisions from four to two. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Continue to implement 2003 operating initiatives.  In fiscal year 2003, our executive management team identified several key strategies that we believe will improve the future growth of our business. This led to our announcement in September 2003 of a set of operating initiatives, which resulted in the creation of four task forces to address the following key areas: increased cemetery property sales volume, growth in the number of funeral events performed, cost improvements and employee development initiatives. We continued to implement these initiatives in fiscal years 2004 and 2005 and plan to continue them in 2006.

Our preneed cemetery property task force identified locations with maximum growth potential and developed specific plans to increase preneed property sales and attract new customers at each of those locations. We view preneed property sales as the catalyst for growth in our cemetery segment as they create a customer base for all our businesses. These sales also result in high margins and produce positive cash flow. We have transitioned to personalized selling, and in addition to responding to requests generated by our media campaigns, our salespeople have been successful in obtaining referrals from their existing customer base, allowing them to assist new customers with their cemetery and funeral needs.

We continue to develop and implement strategies to drive at-need and preneed funeral growth throughout our organization. We developed an at-need task force and a cremation task force, implemented a funeral call incentive compensation program and continue to proceed with full implementation of our custom funeral planning program, additional advertising and employee training. Our funeral call volume task force also used the most successful tactics of our top performing funeral homes to develop strategies to drive funeral call growth throughout our organization with an increased focus on preneed funeral sales. We believe that the continuous addition of preneed funeral contracts to our backlog is a primary driver of sustainable long-term growth in the number of families served by our funeral homes.

To improve margins and reduce costs, our task force identified opportunities where we could reduce costs without sacrificing long-term results. These individuals conducted in-depth reviews of cost centers outside of their areas of responsibility to assure effective utilization of all resources. In December 2003, we restructured certain management functions and reduced our employee headcount by approximately 300 throughout the organization. In the markets in which we operate, declining deaths in recent years have resulted in reduced activity in many of our businesses, requiring fewer employees. Additionally, we restructured for a flatter organization to bring leadership closer to those individuals who have the greatest potential to improve the performance of each location. There were no reductions in the number of commissioned sales counselors. We believe the workforce reduction and other cost reductions did not reduce the quality, service and value consistently provided to families through our funeral homes and cemeteries. While we intend to continue controlling costs and growing revenues, we do not anticipate further significant cost cuts (see “Risk Factors”).

The fourth initiative was to enhance employee satisfaction through professional growth, which includes the implementation of a mentoring program and succession plan for all key employee positions. We continue to invest in the professional growth of our employees through numerous programs including those adopted in connection with our 2005 strategic plan.

Maintain backlog through preneed marketing.  As part of the 2003 operating initiatives described above, we have increased our focus on preneed sales. We consider maintaining our backlog through preneed marketing to be an integral part of our long-term business strategy. Our primary objective is to balance our preneed sales levels and our cash investment while maintaining a sustainable and predictable level of growth in our backlog. The aging of the population represents a significant opportunity for us to expand our customer base through preneed marketing, as persons over 50 years of age are most likely to make these purchases.

Focus on cash flow.  In addition to controlling our costs, we plan to continue to focus on our cash flow through initiatives begun in fiscal year 2000. In fiscal year 2000, we restructured our preneed sales program to focus on increasing cash flow. We improved the quality of our preneed sales and the associated receivables by increasing finance charges, requiring larger down payments and shortening installment payment terms, although this resulted in a decrease in the overall level of preneed sales. Also in 2000, we suspended dividends and implemented a more rigorous internal process for reviewing capital expenditures. With a more solid cash flow position, on March 28, 2005, we announced that our Board of Directors approved the initiation of a quarterly cash dividend, paying approximately $8 million in dividends during the fiscal year. We plan to continue our focus on improving our cash flow and continue controlling our costs by, among other things, obtaining volume discounts from suppliers and leveraging our operating costs through clustering and combination operations. Additionally, we have been incentivizing local managers to control costs by tying their compensation more closely to the profitability of the locations they manage.

Deploy cash flow.  We plan to continue to evaluate our options for deployment of cash flow as opportunities arise. On March 28, 2005, we announced a new stock repurchase program, having completed our initial program initiated in June 2003, and announced that our Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of common stock. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” At current stock prices, the use of our cash to pay dividends, repurchase stock, reduce debt and construct funeral homes on our cemeteries or those of unaffiliated third parties continues to be more attractive than acquisitions. However, if acquisition pricing improves, we believe that growing our organization through acquisitions can again be a good business strategy, as it will enable us to enjoy the important synergies and economies of scale from our infrastructure.

Increase enhanced cremation products and services.  In fiscal years 2005, 2004 and 2003, 38 percent, 37 percent and 36 percent, respectively, of the funeral services we performed in our continuing operations were cremations. The cremation rate in the United States has been increasing. According to industry estimates, 29 percent of deaths in the United States during 2003 resulted in cremations, and cremations are expected to represent 36 percent of deaths in the United States by the year 2010. As described above in “Competitive Strengths — Expertise in enhanced cremation and alternative service offerings,” we have been addressing this trend by providing enhanced cremation products and services at all of our funeral homes.

Operations

General.  We believe that we operate one or more of the premier death care facilities in each of our principal markets. In our view, a “premier” facility is one that is among the most highly regarded facilities in its market area in terms of a number of factors such as tradition, heritage, reputation, physical size, volume of business, available inventory, name recognition, aesthetics and/or potential for development or expansion.

We operate most of our funeral homes and cemeteries in “clusters.” Clusters are groups of funeral homes and cemeteries located close enough to one another that their operations can be integrated to achieve economies of scale. For example, clustered facilities can share vehicles, embalming services, inventories of caskets and other merchandise and, most significantly, personnel, including prearrangement sales personnel; thus, we are able to decrease our costs and expand our sales and marketing effectiveness at each location. By virtue of their proximity to one another, clustered facilities also create opportunities for more integrated and sophisticated management of operations.

Funeral operations.  Funeral operations accounted for approximately 55 percent of our revenues for fiscal year 2005. Our funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. Our services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of our funeral homes offer cremation products and services. Most of our funeral homes have a non-denominational chapel on the premises, which allows family visitation and religious services to take place at the same location. As of January 31, 2006, we operated 231 funeral homes.

Cemetery operations.  Cemetery operations accounted for approximately 45 percent of our revenues for fiscal year 2005. Our cemetery operations sell cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, markers and burial vaults, and also provide burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis. We also maintain cemetery grounds under cemetery perpetual care contracts and local laws. As of January 31, 2006, we operated 144 cemeteries.

Combination funeral home and cemetery operations.  Approximately 48 percent of our cemeteries have a funeral home onsite that is operated in conjunction with the cemetery, which is a higher percentage of combination operations than any of our three largest competitors. Many of these facilities are in our key markets, including New Orleans, Louisiana; Dallas, Fort Worth and Houston, Texas; Miami, Orlando, Tampa and St. Petersburg, Florida; and Los Angeles and San Diego, California.

Combination operations help to increase market share by allowing us to offer families the convenience of complete funeral and cemetery planning and services from a single location at a competitive price at the time of need or on a preneed basis. Our experience demonstrates that a family planning a burial in our cemetery often views our associated funeral home as a more desirable location for funeral services than an unaffiliated offsite funeral home. Thus, the funeral home’s sales benefit from the heritage of the cemetery, and over time, the cemetery’s activity increases as well. In addition, combination operations enhance our purchasing power, enable us to employ more sophisticated management systems and allow us to share facilities, equipment, personnel and a preneed sales force, resulting in lower average operating costs and expanded sales and marketing opportunities. Although it generally takes several years before a newly constructed funeral home becomes profitable, our experience with combination operations has demonstrated that the combination of a funeral home with a cemetery can significantly increase the market share and profitability of both.

We have three primary strategies for growth through the use of combination operations. One strategy is to create combination operations by constructing funeral homes on the grounds of our cemeteries. Another is to enter into agreements in which we construct funeral homes on the grounds of unaffiliated cemeteries, which allows us to enjoy many of the benefits of a combination operation without the capital investment of purchasing the cemetery. The cemetery revenue of the unaffiliated cemetery is enhanced as it benefits by being able to compete more effectively with other cemeteries or combination operations in the market and by providing a better service to their parishioners or other constituencies. The third strategy is to acquire combination operations.

In 1987, we entered into an agreement with the Catholic Archdiocese of New Orleans pursuant to which we constructed and own a mausoleum on one of our cemeteries, and the Archdiocese of New Orleans assists in the promotion of the sale of crypts in the mausoleum to Catholic parishioners of the Archdiocese of New Orleans. The Company pays the Archdiocese of New Orleans a percentage of the revenue from the sale of all crypts in the mausoleum. Additionally, in fiscal year 1994, we constructed a funeral home and mausoleum on the grounds of the New Orleans Cemetery of the Firemen’s Charitable and Benevolent Association, a non-profit organization. We own and operate the funeral home and mausoleum.

In 1997, we entered into lease agreements with the Archdiocese of Los Angeles whereby we have the right to construct and operate funeral homes on the sites of up to nine cemeteries owned and operated by the Archdiocese. As of October 31, 2005, five of these funeral homes were operating, and construction had begun on the sixth funeral home. The leases expire in 2039, and we do not have an option to renew. We account for these leases as operating leases.

Over the last 50 years, through our mausoleum construction business, we have developed relationships with the Catholic Church in approximately 70 dioceses in 39 states. We plan to pursue more of these agreements with the Catholic Church, other faith-based organizations and non-profit entities. We also plan to develop additional combination operations on our own cemetery properties as well as pursuing the acquisition of privately-owned combination operations.

Cremation.  In fiscal year 2005, 38 percent of the funeral services we performed in our continuing operations were cremations. The increasing preference of consumers for cremations is a significant trend in the United States. Industry research indicates that the percentage of cremations has steadily increased and that cremations will represent approximately 36 percent of deaths in the United States by the year 2010, compared to 29 percent in 2003. We have been addressing this trend by providing enhanced cremation products and services at all of our funeral homes, including funeral services and memorialization for families choosing cremation. We are also addressing this trend through our alternative service firm strategy as discussed above in “Competitive Strengths — Expertise in enhanced cremation and alternative service offerings.”

Preneed arrangements.  We market death care products and services domestically on a preneed basis through a full-time staff of approximately 1,100 commissioned sales counselors. Preneed plans enable families to specify in advance and prepay for funeral and cemetery arrangements. Prearrangements spare families the emotional strain of making death care decisions at the time of need. The products and services included in preneed contracts are set at prices prevailing at the time the agreement is signed rather than when the products and services are delivered. As described in Note 3 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003, customer payments related to these contracts are generally placed in trusts and invested or are used to purchase insurance policies to cover the cost of the future delivery of products and services. When the service or merchandise is delivered, we realize the full contract amount plus all accumulated trust earnings associated with that contract or the buildup in the face value of the insurance contract, generally offsetting increases in our costs due to inflation.

We estimate that as of October 31, 2005, the future value of our preneed backlog (including estimated earnings on funds held in trust and build-up in the face value of third-party insurance contracts, in each case using projected returns) represented approximately $2.0 billion of revenue to be recognized in the future as these prepaid products and services are delivered, calculated as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Trusts and escrow accounts.  We maintain three types of trusts and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services and (3) cemetery perpetual care. For further discussion of these trusts and escrow accounts, see Notes 4, 5 and 6 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005, Notes 5, 6 and 7 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As of October 31, 2005, the market value of our preneed funeral merchandise and services trust and escrow accounts totaled approximately $444.2 million, the market value of our preneed cemetery merchandise and services trust and escrow accounts totaled approximately $190.4 million, and the market value of our cemetery perpetual care trusts totaled approximately $212.1 million.

We believe that the balances in our trusts and escrow accounts, along with insurance proceeds, installment payments due under contracts and future earnings on the balances, will be sufficient to cover our estimated cost of providing the related preneed services and products in the future (see “Risk Factors”).

Generally, our wholly-owned subsidiary, Investors Trust, Inc. (“ITI”), a Texas corporation with trust powers, serves as investment advisor on our investment portfolio and our prearranged funeral, merchandise and cemetery perpetual care trusts and escrow accounts. ITI provides investment advisory services exclusively to our trusts for a fee. Under state trust laws, we are allowed to charge the trusts a fee for managing the investment of the trust assets. We have elected to perform these services in-house, and the fees are recognized as income as the services are performed. For additional information, see Note 22 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. ITI is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. As of October 31, 2005, ITI managed assets with a market value of approximately $812.6 million. Lawrence B. Hawkins, one of our executive officers and a professional investment manager, serves as President of ITI. ITI operates within the guidelines of a formal investment policy established by the Investment Committee of our Board of Directors. The policy emphasizes conservation, diversification and preservation of principal while seeking appropriate levels of current income and capital appreciation.

Management.  We have an experienced management team, many of whom joined us through acquisitions. Our management structure is designed to allow local funeral home directors and cemetery managers substantial flexibility in deciding how their businesses will be managed and how their products and services will be priced and merchandised. At the same time, financial and strategic goals are established by management at the corporate level. We provide business support services primarily through our Shared Services Center, which opened in 1997 and provides centralized and standardized accounting, management reporting, payroll, contract processing, accounts receivable collection and other services for all of our facilities. In December 2003, we restructured certain management functions and reduced our employee headcount by approximately 300 employees throughout the organization. In July 2005, we announced that we were reorganizing our operating divisions from four to two, effective for the fourth quarter of fiscal year 2005.

As of October 31, 2005, we were divided into two geographic operating divisions in the United States, each of which was managed by a division president and chief financial officer. Our operating divisions are further divided into regions, each of which is managed by a regional vice president. We also have a Corporate Division, which manages our corporate services, accounting, financial operations and strategic planning and a Sales and Marketing Division responsible for sales teams in all operating divisions. From time to time, we may increase, reduce or realign our divisions and regions.

In December 2004, Thomas M. Kitchen, a member of our Board of Directors, was named Executive Vice President and Chief Financial Officer. In July 2005, Everett N. Kendrick, Senior Vice President and President of the Sales and Marketing Division, was named Executive Vice President and Chief Operating Officer. John P. Laborde, an independent member of the Board of Directors since 1995, was appointed Chairman of the Board in April 2005.

Financial information about industry and geographic segments.  For financial information about our industry and geographic segments for the three months ended January 31, 2006 and 2005 and for fiscal years 2005, 2004 and 2003, see Note 10 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 22 to our consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Competition

Our funeral home and cemetery operations generally face intense competition in local markets that typically are served by numerous funeral home and cemetery firms. We also compete with monument dealers, casket retailers, low-cost funeral providers and crematories, and other non-traditional providers of limited services or products. Discount retailers have begun marketing caskets at prices sometimes lower than what we offer. Consumers can now buy caskets in funeral supply stores and directly from manufacturers, as well as over the Internet, and recently, the first large general merchandise company has entered the market for low-cost caskets. Market share for funeral services and cemetery property is largely a function of goodwill, family heritage and tradition, although competitive pricing, professional service and attractive, well-maintained and conveniently-located facilities are also important, and price can be especially important for funeral and cemetery merchandise. Because of the significant role of goodwill and tradition, market share increases for funeral services and cemetery property are usually gained over a long period of time. Extensive marketing through media advertising, direct mailings and personal sales calls has increased in recent years, especially with respect to the sales of preneed funeral services. Information about our sales and marketing approach can be found above under the heading “Business Strategy.” Traditional cemetery and funeral service operators face competition from the increasing number of cremations in the United States. Additional information about the trend toward cremation and our strategies to address that trend can be found under the headings “The Death Care Industry,” “Competitive Strengths” and “Business Strategy.”

Regulation

Our funeral home operations are regulated by the Federal Trade Commission (the “FTC”) under the FTC’s Trade Regulation Rule on Funeral Industry Practices, 16 CFR Part 453 (the “Funeral Rule”), which went into effect on April 30, 1984, and was revised effective July 19, 1994. The FTC began reviewing the Funeral Rule in 1999 at which time it conducted hearings to receive input from industry and consumer groups. At this time, the FTC has not issued any proposed changes to the regulation nor are any anticipated in the immediate future.

The Funeral Rule defines certain acts or practices as unfair or deceptive and contains certain requirements to prevent these acts or practices. The preventive measures require a funeral provider to give consumers accurate, itemized price information and various other disclosures about funeral goods and services and prohibit a funeral provider from: (1) misrepresenting legal, crematory and cemetery requirements; (2) embalming for a fee without permission; (3) requiring the purchase of a casket for direct cremation; and (4) requiring consumers to buy certain funeral goods or services as a condition for furnishing other funeral goods or services.

Our operations are also subject to extensive regulation, supervision and licensing under numerous federal, state and local laws and regulations. For example, state laws impose licensing requirements for funeral homes and funeral directors and regulate preneed sales. Our embalming facilities are subject to stringent environmental and health regulations. We have a department that monitors compliance, and we believe that we are in substantial compliance with the Funeral Rule and all such laws and regulations. Federal, state and local legislative bodies and regulatory agencies frequently propose new laws and regulations, some of which could have a material effect on our operations and on the death care industry in general. We cannot predict the outcome of any proposed legislation or regulation or the effect that any such legislation or regulation might have on us.

Employees

As of October 31, 2005, we employed approximately 5,400 persons, and we believe that we maintain a good relationship with our employees. Approximately 133 of our employees are represented by labor unions or collective bargaining units.

Properties

The following table shows the number of funeral homes and cemeteries we operated in each of our geographic operating segments as of October 31, 2005:

	Number of
	Funeral	Number of
Operating Segment	Homes	Cemeteries	Geographic Areas

Western Division — Funeral	122		Alabama, Arkansas, California, Illinois, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, New Mexico, Oregon, Texas, Washington
Western Division — Cemetery		50	Alabama, Arkansas, California, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, New Mexico, Oregon, Texas, Washington, Wisconsin
Eastern Division — Funeral	109		Alabama, Florida, Georgia, Maryland, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia and Puerto Rico
Eastern Division — Cemetery		94	Alabama, Florida, Georgia, Kentucky, Maryland, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia and Puerto Rico

	231	144

As of October 31, 2005, approximately 75 percent of our 231 funeral home locations were owned by our subsidiaries, and approximately 25 percent were held under operating leases. The leases have terms ranging from 1 to 13 years, except for one lease that expires in 2032 and five leases with the Archdiocese of Los Angeles that expire in 2039. An aggregate of $0.5 million of our term notes are secured by mortgages on some of our funeral homes; these notes were either assumed by us upon our acquisition of the property or represent seller financing for the acquired property.

As of October 31, 2005, we owned 144 cemeteries covering a total of approximately 10,039 acres. Approximately 39 percent of the total acreage is available for future development.

We own a 98,200 square-foot building in suburban New Orleans that we use for our corporate headquarters, shared services center, human resources, communications, internal audit and information systems departments.

Legal Proceedings

For a discussion of our current litigation, see Note 8 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005.

In addition to the matters described in Note 8, we and certain of our subsidiaries are parties to a number of other legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, we do not expect these matters to have a material effect on our consolidated financial position, results of operations or cash flows.

We carry insurance with coverages and coverage limits that we believe to be adequate. Although there can be no assurance that such insurance is sufficient to protect us against all contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Restatement of Historical Financial Statements

We have restated our consolidated financial statements for fiscal years 2004 and 2003, all the quarters therein and the first three quarters of fiscal year 2005. The restatements are primarily the result of:

(A) The incorrect determination of operating and reportable segments and reporting units related to the application of FASB Statement No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”), which also had the effect of changing the charges recorded for the assets sold as part of our plan initiated in December 2003 to sell a number of businesses, and the net book value of assets held for sale on our balance sheet.

(B) Errors identified in revenue recognition of preneed cemetery merchandise and services contracts and recognition of realized trust earnings on preneed cemetery and funeral merchandise and services contracts.

(C) Other miscellaneous adjustments, including adjustments for lease-related accounting practices.

The restatement for these errors is discussed in more detail below.

Segments and Reporting Units

We re-evaluated our application of FASB Statement No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”), and determined that we had incorrectly identified our operating and reportable segments for all prior periods. We concluded that we had eleven operating and reportable segments, which consisted of a corporate trust management segment and a funeral and cemetery segment for each of five geographic areas: Central, Western, Eastern, Southern — Florida and All Other. Our historical presentation of segment data had consisted of two operating and reportable segments, funeral and cemetery. As part of our strategic planning process, in the fourth quarter of fiscal year 2005, we reorganized and revised our operating divisions from four to two and revised our operating and reportable segments. For further discussion of our operating and reportable segments, see Note 10 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 22 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

The correction of our operating segments had the related effect of requiring changes in our reporting units for purposes of goodwill impairment reviews under SFAS No. 142, retroactive to the November 1, 2001 adoption date of SFAS No. 142. Our evaluation of goodwill should have been performed to include 13 reporting units as opposed to the two reporting units historically identified. As a result of the reorganization and revision of our divisions effective for the fourth quarter of fiscal year 2005, our evaluation of goodwill for 2005 was based upon 11 reporting units. For further discussion of the change in our reporting units in the fourth quarter of 2005, see Note 3(g) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

The restatement of our operating segments and reporting units resulted in the need to correct our goodwill impairment reviews as of November 1, 2001 (the date we adopted SFAS No. 142) and as of October 31, 2002, 2003 and 2004. Consequently, we recorded a $209.4 million ($193.1 million after tax, or $1.78 per diluted share) charge on November 1, 2001 as a cumulative effect of change in accounting principle for the adoption of SFAS No. 142. Our previously reported financial statements did not include a goodwill impairment charge upon the initial adoption of SFAS No. 142 on November 1, 2001 or during our annual assessment in the fourth quarter of fiscal year 2002. We also restated our previously reported fiscal year 2003 goodwill impairment charge of $73.0 million ($66.9 million after tax, or $.62 per share) because based on our revised reporting units, no goodwill impairment charge for the year ended October 31, 2003 was necessary.

Further, the restatement of goodwill on our balance sheet had the effect of changing the net book value of the assets we sold as part of our plan to sell a number of our businesses and the net book value of assets held for sale on our balance sheet. Due to these changes and changes in the classification of certain businesses between continuing operations and discontinued operations, the gain or loss on those sales has been re-evaluated and restated. In 2003, this resulted in an additional net gain of $2.1 million, representing a gain of $1.3 million related to continuing operations as originally reported and a gain of $0.8 million related to discontinued operations. In 2004, this resulted in an additional net gain of $0.6 million, representing a loss of $0.5 million related to continuing operations as originally reported and a gain of $1.1 million related to discontinued operations.

Deferred Revenue Project

In connection with our internal control assessment under Section 404 of Sarbanes-Oxley, we undertook a project (the “deferred revenue project”) in 2005 to verify the balances in deferred preneed cemetery revenue and deferred preneed funeral revenue by reviewing substantially all of the preneed cemetery and funeral service and merchandise contracts included in our backlog. This process involved the review of nearly 700,000 preneed contracts. The deferred revenue project resulted in our assessment that deferred revenue and revenue associated with cemetery merchandise and funeral service and merchandise contracts were misstated and therefore we needed to correct and restate our prior period financial statements for fiscal years 2001 through 2004, including the quarters therein, and the first three quarters of 2005. We also identified errors in the amounts of recorded realized trust earnings and deferred realized trust earnings for these periods. Deferred realized trust earnings are included in deferred preneed cemetery revenue prior to recognition as revenues. The adjustment impacted the cumulative effect of adopting SAB No. 101 on November 1, 2000, and reported revenues and earnings for fiscal years 2001 through 2004 and the first three quarters of 2005.

The errors to deferred preneed revenue discussed above also resulted in restatements to the amount of preneed selling costs recorded upon the adoption of SAB No. 101, and in subsequent years and also the charge for the 2005 cumulative effect of change in accounting principle related to preneed selling costs adopted effective November 1, 2004. See Notes 3(a) to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Notes 3(f) and 4(a) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

The overall impact of the deferred revenue project on net earnings and earnings per share for the first three quarters of 2005 and fiscal years 2004, 2003, 2002 and 2001 was a decrease in net earnings of $18.2 million (including $11.9 million, or $.11 per share, related to the cumulative effect of change in accounting principle for preneed selling costs), $12.0 million, $13.2 million, $19.2 million and $18.1 million, respectively, and a decrease in earnings per share of $.16, $.11, $.12, $.18 and $.17, respectively. The 2005 amount reflects the adjustment to the previously reported unaudited results through July 31, 2005. The deferred revenue project also resulted in changes to our consolidated balance sheet as described in footnote 13 to the Selected Consolidated Financial and Operating Data table and Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

The overall impact of the restatements related to the deferred revenue project on net earnings and net earnings per share for the three months ended January 31, 2005 was a decrease in net earnings of $13.6 million (including $11.9 million, or $.11 per share, related to the cumulative effect of change in accounting principle for preneed selling costs), and a decrease in earnings per share of $.12, respectively.

Other Adjustments

As previously disclosed in our Form 10-Q for the second quarter of fiscal year 2005, we reviewed our lease-related accounting practices and determined that certain adjustments related to rent escalations and leasehold improvement amortization were necessary. The cumulative effect of these adjustments for all prior periods amounted to a charge of $1.8 million ($1.1 million after tax, or $.01 per share). We evaluated the materiality of these operating lease adjustments on our financial statements and concluded that the impact of these adjustments was not material. As a result, we recorded the cumulative effect of these prior period adjustments of $1.8 million as non-cash charges to funeral and cemetery costs in the second quarter of fiscal year 2005. Because we have amended our financial statements for the restatements described above, we are now required to record the lease adjustments in the periods they were actually incurred.

The information below reflects the restated amounts. A summary of the effects of these restatements on our financial statements can be found in Note 1 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Overview of Fiscal Year 2005

We are the third largest provider of funeral and cemetery products and services in the death care industry in the United States. As of October 31, 2005, we owned and operated 231 funeral homes and 144 cemeteries in 26 states within the United States and Puerto Rico.

We sell cemetery property and funeral and cemetery products and services both at the time of need and on a preneed basis. Our revenues in each period are derived primarily from at-need sales, preneed sales delivered out of our backlog during the period (including the accumulated trust fund earnings or build-up in the face value of insurance contracts related to these preneed deliveries), preneed cemetery property sales and other items such as perpetual care trust earnings and finance charges.

Results of Operations

For fiscal year 2005, we had a net loss of $143.3 million compared to net earnings of $36.7 million for fiscal year 2004. Contributing to the net loss was a charge of $153.2 million for the cumulative effect of change in accounting principle related to the change in our method of accounting for preneed selling costs, implemented effective November 1, 2004. Fiscal year 2005 earnings from continuing operations before the cumulative effect of change in accounting principle decreased by $22.2 million to $8.8 million, compared to $31.0 million for fiscal year 2004. Contributing to the decline were charges for the loss on early extinguishment of debt of $32.8 million related to the refinancing of our senior secured credit facility and our 10.25 percent senior subordinated notes. Also contributing to the decline was a $9.9 million increase in funeral costs, of which $5.4 million was due to the 2005 change in accounting for preneed selling costs and the remainder was due primarily to increased health insurance costs. Corporate general and administrative expenses increased $2.3 million due primarily to increased professional fees associated with our defense of the class action litigation, the Section 404 internal controls review process, the deferred revenue project and additional audit related services. We also recorded a $9.4 million charge for net hurricane-related costs. Further discussion of the hurricanes affecting us during fiscal year 2005 can be found in Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. In addition, cemetery revenues declined $2.1 million primarily due to a decrease in revenue associated with the construction of cemetery projects, a decrease in earned finance charges, a decrease in revenue due to Hurricane Katrina and an increase in bad debt resulting from the impact of Hurricane Katrina.

Partially offsetting these declines, interest expense decreased by $16.8 million to $30.5 million in fiscal year 2005 from $47.3 million in fiscal year 2004, reflecting the results of the refinancing of our senior secured credit facility and 10.25 percent senior subordinated notes at lower rates and a $39.5 million decrease in average debt outstanding. As of October 31, 2005 we had achieved our lowest net debt level in nine years. In addition, funeral revenue increased $2.9 million from $271.2 million in fiscal year 2004 to $274.1 million in fiscal year 2005 primarily due to increased same-store funeral call growth of 0.3 percent and an increase in average revenue per call of 2.7 percent. Same-store results include the three funeral homes impacted by Hurricane Katrina. Excluding these funeral homes, same-store funeral call growth increased 0.9 percent. We believe that the increase in funeral calls reflects the implementation of our 2005 strategic plan beginning in July 2005, and can also be attributed to our funeral home incentive compensation plan implemented during the first quarter of fiscal year 2005. Management believes this increase is a significant accomplishment given that this is the first year since 1994 that we have experienced positive year-over-year call growth.

For fiscal year 2004, we achieved a 9 percent increase in preneed funeral sales, which was in line with our goal of 5 percent to 10 percent for 2004. For fiscal year 2005, we achieved a 5 percent increase in preneed funeral sales, which was in line with our goal of 4 percent to 8 percent for 2005. For fiscal year 2004, we achieved a 9 percent increase in cemetery property sales, which was in line with our goal of 5 percent to 10 percent for 2004. For fiscal year 2005, we achieved a 0.9 percent increase in cemetery property sales, which was below our stated goal of 4 percent to 8 percent, due in part to the effects of Hurricanes Katrina, Rita and Wilma.

Debt Refinancing

On November 19, 2004, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million ($1.7 million after tax, or $.02 per share) to write off fees associated with the previous credit facility. On February 11, 2005, we completed the private offering of $200.0 million principal amount of our 6.25 percent senior notes due 2013. We also borrowed $130.0 million in additional term loan debt under our senior secured credit facility. We used the net proceeds from these transactions, together with a portion of our available cash, to repurchase $298.2 million in aggregate principal amount of our 10.75 percent senior subordinated notes due 2008 and to pay related tender premiums, fees, expenses and accrued interest of $28.9 million. In the second quarter of fiscal year 2005, we recorded a charge for early extinguishment of debt of $30.0 million ($19.2 million after tax, or $.18 per share) representing the bond tender premium, related fees and expenses and the write-off of unamortized fees. In the third quarter of fiscal year 2005, the remaining 10.75 percent senior subordinated notes were redeemed. We recorded a charge for early extinguishment of debt of $0.1 million representing the call premium and write-off of remaining unamortized fees on the 10.75 percent senior subordinated notes. For additional information, see Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Dividends and Stock Repurchase Plan

In March 2005, our Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of common stock. A total of $8.2 million in dividends was paid on April 29, 2005, July 29, 2005 and October 18, 2005. Although we intend to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter after its review of our financial performance (see “Risk Factors”).

On March 28, 2005, we announced a new stock repurchase program, authorizing the investment of up to $30.0 million in the repurchase of our common stock. On March 17, 2005, we completed our initial stock repurchase program, having repurchased 4,400,000 shares since its inception. Since the inception of the new stock repurchase program through October 31, 2005, we have repurchased 1,200,000 shares of our Class A common stock at an average price of $6.64 per share. At current stock prices, the use of our cash to pay dividends, repurchase stock, reduce debt and construct funeral homes on our cemeteries or those of unaffiliated third parties continues to be more attractive than acquisitions. However, if acquisition pricing improves, we believe that growing our organization through acquisitions may again be a good business strategy, as it will enable us to enjoy important synergies and economies of scale from our infrastructure.

Strategic Plan

In July 2005, we began to implement a new strategic plan. For a description of the plan, see “Business Strategy” in the section “Business.” As a result of the strategic planning process, in July 2005, we named a new Chief Operating Officer and announced that we were reorganizing our operating divisions from four to two: Eastern and Western, effective for the fourth quarter of fiscal year 2005. These changes are a result of our recent strategic planning process. For the year ended October 31, 2005, we incurred $1.5 million in charges related to this reorganization, and expect to benefit from annual pre-tax cost savings of between $2 million and $2.5 million (see “Risk Factors”).

Hurricanes

On Monday, August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and the Mississippi and Alabama Gulf Coasts. Our business has also been affected by Hurricanes Rita and Wilma, which also occurred in 2005. For information about the effect of these hurricanes on our business, see Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Preneed — Backlog, Trust Portfolio and Cash Impact of Sales

Overview

We believe that preneed funeral and cemetery property sales are two of the primary drivers of sustainable long-term growth in the number of families served by our funeral homes and cemeteries. Our preneed funeral service and merchandise sales and preneed cemetery service and merchandise sales are deferred into our backlog while our preneed cemetery property sales are recognized currently in accordance with SFAS No. 66, “Accounting for Sales of Real Estate.” For a detailed discussion of our revenue recognition policies and how we account for our at-need sales, preneed sales and trust earnings, see Notes 3(i), 3(j), 3(k), and Notes 5 through 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Backlog

We estimate that as of October 31, 2005 the future value of our preneed funeral and cemetery services and merchandise backlog represented approximately $2.0 billion of revenue to be recognized in the future as these prepaid products and services are delivered. This represents the face value of the backlog plus the earnings that are projected on the funds held in trust and the estimated build-up in the face value of insurance contracts. It assumes no future preneed sales and assumes maturities each year consistent with our experience, with the majority of existing contracts expected to mature over the next 15 years. As of October 31, 2005, the value of the preneed backlog, excluding any future earnings on the funds held in trust and any build-up in the face value of insurance contracts, but including unrealized earnings and losses on the funds held in trust and realized earnings and losses on the funds held in trust not yet recognized as revenue, was approximately $1.6 billion.

Trust Portfolio

We maintain three types of trusts and escrow accounts: (1) preneed funeral merchandise and services, (2) preneed cemetery merchandise and services and (3) cemetery perpetual care. Because a portion of the funds we receive from preneed sales are deposited into the trusts and invested in a variety of debt and equity securities and other investments, the performance of the trusts’ investments can affect our current and future revenue streams. From 1991 through 1999, we achieved an overall annual realized return of 8.0 percent to 9.0 percent in our domestic trusts. However, the average realized return on our domestic trusts was 5.8 percent, 6.3 percent, 4.3 percent, 4.8 percent, 2.6 percent and 4.3 percent for fiscal years 2000, 2001, 2002, 2003, 2004 and 2005, respectively. These returns represent interest, dividends and realized capital gains or losses but not unrealized capital gains or losses. For fiscal year 2005, including realized and unrealized gains and losses, we achieved a 6.8 percent return on our funeral and cemetery merchandise and services trust and a 3.5 percent return on our perpetual care trust. For the last three years, including realized and unrealized gains and losses, our funeral and cemetery merchandise and services trusts achieved a total return of 8.8 percent, and our perpetual care trust achieved a total return of 7.9 percent. We recognize earnings and losses realized by preneed funeral and cemetery merchandise and services trusts based on delivery of underlying products and services. We recognize all earnings and losses realized by our cemetery perpetual care trusts currently, including capital gains and losses in those jurisdictions where capital gains can be withdrawn and used for cemetery maintenance. As a result, depressed stock prices and low returns on fixed-income investments put pressure on perpetual care trust earnings recognized in fiscal year 2005 and may do so again in fiscal year 2006. Because approximately 60 percent of our total trust portfolio is currently invested in a diversified group of equity securities, we would generally expect our portfolio performance to improve if the performance of the overall stock market improves, but we would also expect its performance to deteriorate over time if the overall stock market declines.

We mark our trust portfolio to market value each quarter. Changes in the market value of the trusts are recorded by increasing or decreasing trust assets included in the preneed funeral and cemetery receivables and trust investments line items on the balance sheet, with a corresponding increase or decrease in the deferred preneed revenue and non-controlling interest line items on the balance sheet. Therefore, there is no effect on net income.

We determine whether or not the investment portfolio has an other than temporary impairment on a security-by-security basis. A loss is considered other than temporary if the security has a reduction in market value compared with its cost basis of 20 percent or more for a period of six months or longer. In addition, we periodically review our investment portfolio to determine if any of the temporarily impaired assets should be designated as other than temporarily impaired due to changes in market conditions or concerns specific to the issuer of the securities. If a loss is other than temporary, the cost basis of the security is adjusted downward to its market value, which is allocated to the non-controlling interests in the trusts. This affects our footnote disclosure but does not have an effect on our financial statements, since the trust portfolio is already marked to market value each quarter. The footnotes disclose the adjusted cost basis and how much of the losses are considered other than temporary Accordingly, unrealized gains and losses reflected in the tables in Notes 5, 6 and 7 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 are temporary as the cost basis in these tables have already been adjusted to reflect the other than temporary unrealized losses. Our preneed funeral and cemetery merchandise and services trusts and escrow accounts had other than temporary declines of $81.8 million and $43.2 million, respectively, as of October 31, 2005, from their original cost basis. They had net unrealized appreciation (depreciation) of $3.0 million and $(.4) million, respectively, as of October 31, 2005 resulting from temporary unrealized gains and losses. See Notes 5 and 6 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Our cemetery perpetual care trust accounts had other than temporary declines of $30.3 million as of October 31, 2005, from their original cost basis. They had net unrealized appreciation of $2.8 million as of October 31, 2005 resulting from temporary unrealized gains and losses. See Note 7 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. Unrealized gains and losses in the cemetery perpetual care trusts and escrow accounts do not affect current earnings but unrealized losses could limit the capital gains available to us and could eventually result in lower returns and lower revenues than we have historically achieved from these trusts.

Aggregate unrealized losses for twelve months or longer for temporarily impaired investments totaled $16.1 million at October 31, 2005. Of that amount, approximately 91 percent, or $14.7 million, were generated by common stock investments in 54 companies that are included in the S&P 500 Index. These securities represent approximately 12 percent of the securities in our portfolio. We believe the decline in the value of these stocks is primarily due to the general decline in the S&P 500 Index over the 2002 to 2003 timeframe. Since early 2003, the S&P 500 Index has risen significantly. Although we cannot predict future stock prices, our management expects that the S&P 500 Index will continue to recover and that these stocks may recover along with the overall Index. We also have the ability and intent to hold these investments for the forecasted recovery period.

Whether or not we classify an investment as temporarily impaired or other than temporarily impaired has no effect on our basic consolidated financial statements (i.e., balance sheet, statement of earnings, statement of cash flows and statement of shareholders’ equity) because the investments are marked to market value each quarter and are included in the financial statements at current market value in accordance with our accounting under FASB Interpretation No. 46 (“FIN 46R”). The classification only affects the footnote presentation. The cost basis of investments classified as other than temporarily impaired is reduced to market value in the “Adjusted Cost Basis” column in Notes 5, 6 and 7 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003, whereas other investments are included in that column at their actual cost basis.

We perform a separate analysis to determine whether our preneed contracts are in a loss position, which would necessitate a charge to earnings. For this analysis, we determine which trusts are in a net loss position by comparing the aggregate market value of the trust’s investments with the aggregate actual cost basis of the investments. If the aggregate cost basis exceeds the aggregate market value of the investments, the trust is considered to be in a net loss position. For trusts in a net loss position, we add the sales prices of the underlying contracts and net realized earnings, then subtract net unrealized losses to derive the net amount of proceeds for contracts associated with the trusts in question as of that particular balance sheet date. We look at unrealized gains and losses based on current market prices quoted for the investments, but we do not include future expected returns on the investments in our analysis. We compare the amount of proceeds to the estimated costs to deliver the contracts. The estimated costs to deliver preneed funeral and cemetery service and merchandise contracts consist primarily of funeral and cemetery merchandise costs, and salaries, supplies and equipment related to the delivery of preneed funerals. If a deficiency were to exist, we would record a charge to earnings and a corresponding liability for the expected loss on the delivery of those contracts from our backlog. Due to the margins of our preneed contracts and the relatively high trust portfolio returns we enjoyed prior to fiscal year 2000, there is currently substantial capacity for additional market depreciation before a contract loss would result.

Cash Impact of Preneed Sales

The impact of preneed sales on near-term cash flow depends primarily on the commissions paid on the sale, the portion of the sale required to be placed into trust and the terms of the particular contract (such as the size of the down payment required and the length of the contract). We generally pay commissions to our preneed sales counselors based on a percentage of the total preneed contract price, but only to the extent cash is paid by the customer. If the initial cash installment paid by the customer is not sufficient to cover the entire commission, the remaining commission is paid from subsequent customer installments. However, because we are required to place a portion of each cash installment paid by the customer into trust, we may be required to use our own cash to cover a portion of the commission due on the installment from the customer. Accordingly, preneed sales are generally cash flow negative initially but become cash flow positive at varying times over the life of the contract, depending upon the trusting requirements and the terms of the particular contract.

Cash expended for preneed funeral and preneed cemetery services and merchandise sales is expensed as incurred. See Note 4(a) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for a discussion of the change in accounting for preneed selling costs in fiscal year 2005.

Overview of Critical Accounting Policies

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and assumptions (see Note 2 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 3(b) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003). We believe that of our significant accounting policies (discussed in Note 2 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 3 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003), the following are both most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective or complex judgment.

Deferred Revenue and Revenue Recognition

Funeral revenue is recognized when funeral services are performed. Our funeral receivables included in current receivables primarily consist of amounts due for funeral services already performed. We sell price-guaranteed prearranged funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Revenues associated with sales of prearranged funeral contracts, which include accumulated trust earnings and increasing insurance benefits, are deferred until such time that the funeral services are performed (see Note 3(i) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003).

Revenue associated with cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. Revenue associated with preneed cemetery property interment rights is recognized in accordance with the retail land sales provision of SFAS No. 66. Under SFAS No. 66, revenue from constructed cemetery property is not recognized until a minimum percentage (10 percent) of the sales price has been collected. Revenue related to the preneed sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed (see Note 3(j) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003).

We defer all dividends and interest earned and net capital gains and losses realized by preneed funeral trust and preneed cemetery merchandise trust accounts until the underlying service or the merchandise is delivered.

In February 2006, we completed our reconciliation of deferred revenue to the underlying preneed contracts, which resulted in the identification of a significant number of reconciling items. Our reconciliation of these items led to the restatements described above under “Restatement of Historical Financial Statements,” in Note 1 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. In connection with the deferred revenue project, we also identified material weaknesses in our internal control over financial reporting as of October 31, 2005 and January 31, 2006. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosure Controls and Procedures and Internal Control Over Financial Reporting. See also “Management’s Report on Internal Control Over Financial Reporting” included with the historical consolidated financial statements.

Variable Interest Entities

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (“FIN 46R”).

We implemented FIN 46R as of April 30, 2004, which resulted in the consolidation of our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts. This implementation was as of April 30, 2004 and only affected our consolidated balance sheet and had no impact on our second quarter 2004 results of operations or cash flows. In subsequent periods, the implementation of FIN 46R, as it relates to the consolidation of trusts, affects classifications within the balance sheet, statement of earnings and statement of cash flows, but has no effect on shareholders’ equity, net cash flow or the recognition and reporting of revenues or net earnings. For a more detailed discussion of our accounting policies after the implementation of FIN 46R, see Notes 3(k) and 5 through 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Allowance for Doubtful Accounts

Management must make estimates of the uncollectibility of our accounts receivable. We establish a reserve for uncollectible installment contracts and trade accounts based on a range of percentages applied to accounts receivable aging categories. These percentages are based on an analysis of historical collection and write-off experience. These estimates are impacted by a number of factors, including changes in the economy and demographic or competitive changes in our areas of operation. If circumstances change, our estimates of the recoverability of amounts due to us could change by a material amount.

Depreciation of Long-Lived Assets

Buildings and equipment are recorded at cost and are depreciated over their estimated useful lives, ranging from 10 to 40 years and from 3 to 10 years, respectively, primarily using the straight-line method.

These estimates of the useful lives may be affected by such factors as changes in regulatory requirements or changing market conditions.

Valuation of Long-Lived Assets

We review the carrying value of our long-lived assets whenever events or circumstances indicate that the carrying amount may not be recoverable. This review is based on our projections of anticipated undiscounted future cash flows and compares the estimated undiscounted future cash flows to be generated by those assets to the carrying amount of those assets. The net carrying value of any assets not fully recoverable would be reduced to fair value. While we believe that our estimates of undiscounted future cash flows are reasonable, different assumptions regarding such cash flows and comparable sales values could materially affect our evaluations.

In the fourth quarter of 2003, we identified a number of small businesses to close or sell in fiscal year 2004. Although at the time of identification, the assets did not meet the criteria as assets held for sale per SFAS No. 144, we reviewed the carrying amount of these businesses compared to their fair value and recorded a noncash charge of $31.8 million related to the impairment of these long-lived assets. Of this amount, $10.2 million was included in continuing operations and $21.6 million was included in discontinued operations in the 2003 consolidated statement of earnings upon these businesses meeting the discontinued operations criteria of SFAS No. 144 in fiscal year 2004. Fair value was established based on our best estimate and is subject to revision in future periods as properties are actually sold or closed. For fiscal year 2004, we evaluated our long-lived assets, recorded impairment charges of $0.8 million and sold several assets that we held for sale at a net gain of $0.6 million. The net effect was that we reported gains on dispositions, net of impairment losses, of ($0.2) million in continuing operations and recorded gains on dispositions, net of impairment losses, of $2.4 million in discontinued operations. In fiscal year 2005, we recorded gains on dispositions, net of impairment losses, of $1.3 million in continuing operations and $1.1 million in discontinued operations. See Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Valuation of Goodwill

Our historical evaluation of goodwill was performed at the funeral and cemetery segment levels, which we previously reported as our reporting units. However, this evaluation was incorrect and our operating segments, as defined by SFAS No. 131, and reporting units, as defined in SFAS No. 142, were required to be restated as discussed in “Restatement of Historical Financial Statements” above. This restatement of reporting units resulted in the need to correct our goodwill impairment reviews as of November 1, 2001 (the date we adopted SFAS No. 142) and as of October 31, 2002, 2003 and 2004. For further discussion of the resulting charges, see Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Goodwill of a reporting unit must be tested for impairment on at least an annual basis. We conduct our annual goodwill impairment analysis during the fourth quarter of each fiscal year. In addition to an annual review, we assess the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value of goodwill may be greater than its fair value. Factors we consider important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of our assets or the strategy for our overall business and significant negative industry or economic trends.

In reviewing goodwill for impairment, we first compare the fair value of each of our reporting units with their carrying amounts (including goodwill). If the carrying amount of a reporting unit (including goodwill) exceeds its fair value, we then measure the amount of impairment of the reporting unit’s goodwill by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of a reporting unit’s goodwill is determined in a manner similar to the amount of goodwill determined in a business combination. That is, we allocate the fair value of the reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. An impairment charge is recorded when the carrying amount of goodwill exceeds its implied fair value.

Our goodwill impairment test involves estimates and management judgment using a discounted cash flow valuation methodology. Step two of our impairment test involves determining estimates of the fair values of our assets and liabilities. We may obtain assistance from third parties in assessing the fair value of certain of our assets, primarily real estate, in performing our step two analysis. If these estimates or their related assumptions change in the future, we may be required to record further impairment charges for these assets. Goodwill amounted to $272.7 million as of October 31, 2005 and 2004.

Accounting for Income Taxes

As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our actual current tax expense together with assessing temporary differences resulting from the different treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and to the extent we believe that recovery is not likely, we establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we include an expense within the tax provision in the statement of earnings.

Significant management judgment is required in determining our provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. In the event that actual results differ from these estimates or we adjust these estimates in future periods, we may need to change our allowance, which could materially impact our financial condition and results of operations.

Preneed Selling Costs

On May 31, 2005, we changed our method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales. We have applied this change in accounting principle effective November 1, 2004. Therefore, our results of operations for the year ended October 31, 2005 are reported on the basis of our changed method. Prior to this change, commissions and other costs that varied with and were primarily related to the acquisition of new prearranged funeral and cemetery service sales and prearranged funeral and cemetery merchandise sales were deferred and amortized in proportion to the preneed revenue recognized in the period in a manner consistent with SFAS No. 60, “Accounting and Reporting for Insurance Companies.” We have decided to change our accounting for preneed selling costs to expense such costs as incurred. We concluded that expensing these costs as they are incurred would be preferable to the old method because it will make our reported results more comparable with other public death care companies, better align the costs of obtaining preneed contracts with the cash outflows associated with obtaining such contracts and eliminate the burden of maintaining deferred selling cost records.

As of November 1, 2004, we recorded a cumulative effect of change in accounting principle of $254.2 million ($153.2 million after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line in the condensed consolidated balance sheet at the time of the change. See Note 4(a) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for additional information.

Estimated Insurance Loss Liabilities

We purchase comprehensive general liability, automobile liability and workers compensation insurance coverages structured within a large deductible/self-insured retention premium rating program. This program results in the Company being primarily self-insured for claims and associated costs and losses covered by these policies. Historical insurance industry experience indicates some degree of inherent variability in assessing the ultimate amount of losses associated with the types of claims covered by the program. This is especially true due to the extended period of time that transpires between when the claim might occur and the full settlement of such claim, often many years. We continually evaluate the receivables due from our insurance carriers as well as loss estimates associated with claims and losses related to these insurance coverages with information obtained from our primary insurer.

With respect to health insurance that covers substantially all of our employees, we purchase individual and aggregate stop loss coverage with a large deductible. This program results in the Company being primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims are based on actuarial estimates; actual claims may differ from those estimates. We continually evaluate our claims experience related to this coverage with information obtained from our insurer.

Assumptions used in preparing these estimates are based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to assess the reasonableness of our insurance loss liability.

The estimated liability on the uninsured legal and employment-related claims are established by management based upon the recommendations of professionals who perform a review of both reported claims and estimate a liability for incurred but not reported claims. These liabilities include the estimated settlement costs. Although management believes estimated liabilities related to uninsured claims are adequately recorded, it is possible that actual results could significantly differ from the recorded liabilities.

We also have insurance coverage related to property damage, incremental costs and property operating expenses we incurred due to damage caused by Hurricane Katrina. A significant portion of the expenses incurred is expected to be recovered when we negotiate a final settlement with our insurance carriers. For additional information, see Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 and Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Results of Operations — Comparison of Fiscal Year 2005 to Fiscal Year 2004

The following discussion segregates the financial results of our continuing operations into our various segments, grouped by our funeral and cemetery operations. For a discussion of discontinued operations, see Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. For a discussion of our segments, see Note 22 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. As there have been no material acquisitions or construction of new locations in fiscal years 2005 and 2004, results from continuing operations reflect those of same-store locations.

As described above in “Critical Accounting Policies,” on May 31, 2005, we changed our method of accounting for selling costs incurred related to preneed funeral and cemetery service and merchandise sales. We have applied this change in accounting principle effective November 1, 2004. Prior to this time, we deferred preneed selling costs and amortized them into expense in proportion to the preneed revenue recognized in the period. We now expense these costs in the period incurred. In the discussion below, the amounts presented in the tables for the year ended October 31, 2004 reflect historical amounts and therefore are not adjusted for this accounting change. In order to present results for the year ended October 31, 2004 comparable to those of 2005 which include the accounting change, we have also included a discussion of the net preneed selling costs for 2004 and their effect on gross profit. The effect of net preneed selling costs is calculated by removing the amortization of deferred selling costs and including in expense the preneed selling costs incurred during 2004. The result of that calculation is the net preneed selling costs that would have reduced 2004 gross profit if the accounting change had been implemented in fiscal year 2004.

Funeral — Continuing Operations

	Year Ended
	October 31,			Increase
	2005	2004		(Decrease)
	(Restated)
	(In millions)

Funeral Revenue:
Eastern Division	$114.4	$108.6		$5.8
Western Division	140.8	143.9		(3.1)
Corporate Trust Management(1)	18.9	18.7		.2

Total Funeral Revenue	$274.1	$271.2		$2.9

Funeral Costs:
Eastern Division	$95.8	$89.4		$6.4
Western Division	116.1	112.6		3.5
Corporate Trust Management(1)	.5	.5		—

Total Funeral Costs	$212.4	$202.5	(2)	$9.9	(2)

Funeral Gross Profit:
Eastern Division	$18.6	$19.2		$(.6)
Western Division	24.7	31.3		(6.6)
Corporate Trust Management(1)	18.4	18.2		.2

Total Funeral Gross Profit	$61.7	$68.7	(2)	$(7.0	)(2)

			Same-Store
	Change in Average	Change in Same-Store	Cremation Rate
Same-Store Analysis(3)	Revenue per Call	Funeral Services	2005	2004

Eastern Division	2.5%	1.9%	31.0%	30.2%
Western Division	2.7%	(1.3)%	42.1%	41.1%
Total	2.7%	0.3%	37.4%	36.6%

(1)	Corporate trust management consists of the trust management fees and funeral merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 5 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in funeral revenue for 2005 and 2004 were $5.4 million and $5.5 million, respectively, and funeral trust earnings recognized with respect to preneed contracts delivered included in funeral revenue for 2005 and 2004 were $13.5 million and $13.2 million, respectively.

(2)	Funeral costs from continuing operations for the year ended October 31, 2004 do not include net preneed selling costs of $5.6 million, which would have been expensed if the accounting change described above had been implemented in fiscal year 2004. Had we included these costs in 2004, funeral gross profit from continuing operations for the year ended October 31, 2005 would have decreased $1.4 million from $63.1 million for the year ended October 31, 2004.

(3)	On August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and severely damaged three of our funeral homes located in that area, which is part of our Western division. This same-store analysis includes these three funeral homes which had revenue of $8.1 million and $9.4 million for fiscal years 2005 and 2004, respectively, and performed 1,726 and 2,054 funeral services in 2005 and 2004, respectively. Excluding these three funeral homes, the increase in average revenue per call for the Western division and the Company was 2.9 percent and 2.7 percent, respectively, and the change in same-store funeral services for the Western division and the Company was (0.4) percent and 0.9 percent, respectively.

Consolidated Operations — Funeral

Total funeral revenue from continuing operations increased $2.9 million, or 1.1 percent, for the year ended October 31, 2005, compared to the corresponding period in 2004. Our same-store businesses achieved a 3.2 percent increase in the average revenue per traditional funeral service and a 4.0 percent increase in the average revenue per cremation service. There was also an increase in trust earnings recognized upon the delivery of preneed funerals. This resulted in an overall 2.7 percent increase in the average revenue per funeral service for our same-store businesses. We experienced a 0.3 percent increase in the number of funeral services performed by our same-store businesses, or 190 events out of the 60,495 total same-store events performed, which includes the impact of Hurricane Katrina on our New Orleans funeral homes. Excluding these three funeral homes, same-store funeral services increased 0.9 percent. We believe the increase in funeral services can be attributed to the funeral home incentive compensation plan implemented in the first quarter of 2005 and to the execution of our strategic plan. We believe a number of factors contributed to the increases in our average revenue per traditional and cremation service. We believe the primary factors were normal inflationary price increases, more effective merchandising and packaging, our focus on training, customized funeral planning and personalization and a new program for arranger incentives.

Funeral gross profit margin from continuing operations decreased from 25.3 percent in the year ended October 31, 2004 to 22.5 percent in the year ended October 31, 2005, primarily due to the $9.9 million increase in funeral costs. Funeral costs from continuing operations for the year ended October 31, 2004 do not include $5.6 million of net preneed selling costs associated with the accounting change as described above. Including these costs, the pro forma funeral gross profit margin from continuing operations would have been 23.3 percent for the year ended October 31, 2004. The remaining decrease in the funeral margin is primarily due to increased health insurance costs due to an increase in the number of high-dollar claims in 2005. Direct funeral costs (which primarily include salaries and wages, merchandise costs, selling costs and maintenance) declined. The cremation rate for our same-store operations was 37.4 percent for the year ended October 31, 2005 compared to 36.6 percent for the year ended October 31, 2004.

Segment Discussion — Funeral

Funeral revenue in the Eastern division funeral segment increased primarily due to an increase in the number of funeral services performed by the same-store businesses of 1.9 percent and an increase in the average revenue per funeral service in the same-store businesses of 2.5 percent. Funeral revenue in the Western division segment decreased primarily due to a decrease in the number of funeral services performed by the same-store businesses of 1.3 percent, which includes the impact of Hurricane Katrina on our New Orleans funeral homes. Excluding these funeral homes, same-store funeral services decreased 0.4 percent. The decrease in funeral services performed was partially offset by an increase in the average revenue per funeral service in the same-store businesses of 2.7 percent. Funeral revenue in the corporate trust management segment increased due primarily to an increase in trust earnings recognized upon the delivery of preneed funerals of $0.3 million, partially offset a decrease in trust management fees of $0.1 million.

Funeral gross profit margin for the Eastern division and Western division funeral segments decreased primarily due to the change in accounting principle for preneed selling costs in 2005 and due to increased health insurance costs. Direct funeral costs (which primarily include salaries and wages, merchandise costs, selling costs and maintenance) declined. The loss in revenue in the Western division, due in part to the reduction in funeral services performed resulting from Hurricane Katrina, negatively impacted the Western division funeral gross profit margin.

As demonstrated in the table above, the same-store cremation rate increased for both the Eastern and Western division funeral segments.

Cemetery — Continuing Operations

	Year Ended
	October 31,			Increase
	2005	2004		(Decrease)
	(Restated)
	(In millions)

Cemetery Revenue:
Eastern Division	$128.6	$122.1		$6.5
Western Division	80.9	90.1		(9.2)
Corporate Trust Management(1)	11.2	10.6		.6

Total Cemetery Revenue	$220.7	$222.8		$(2.1)

Cemetery Costs:
Eastern Division	$112.8	$105.1		$7.7
Western Division	66.9	70.8		(3.9)
Corporate Trust Management(1)	.5	.6		(.1)

Total Cemetery Costs	$180.2	$176.5	(2)	$3.7	(2)

Cemetery Gross Profit:
Eastern Division	$15.8	$17.0		$(1.2)
Western Division	14.0	19.3		(5.3)
Corporate Trust Management(1)	10.7	10.0		.7

Total Cemetery Gross Profit	$40.5	$46.3	(2)	$(5.8	)(2)

(1)	Corporate trust management consists of the trust management fees and cemetery merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 6 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in cemetery revenue for 2005 and 2004 were $4.9 million and $4.7 million, respectively, and cemetery trust earnings recognized with respect to preneed contracts delivered included in cemetery revenue for 2005 and 2004 were $6.3 million and $5.9 million, respectively. Perpetual care trust earnings are included in the revenues and gross profit of the related geographic segment.

(2)	Cemetery costs from continuing operations for the year ended October 31, 2004 do not include net preneed selling costs of $4.3 million, which would have been expensed if the accounting change described above had been implemented in fiscal year 2004. Had we included these costs in 2004, cemetery gross profit from continuing operations for the year ended October 31, 2005 would have decreased $1.5 million from $42.0 million for the year ended October 31, 2004.

Consolidated Operations — Cemetery

Cemetery revenue from continuing operations decreased $2.1 million, or 0.9 percent, for the year ended October 31, 2005, compared to the corresponding period in 2004, primarily due to a decrease in revenue associated with the construction of cemetery projects, a decrease in earned finance charges, a decrease in revenues as a result of Hurricane Katrina and an increase in bad debt recorded as a result of Hurricane Katrina of approximately $1.6 million. Revenue related to the sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs. Gross cemetery property sales increased 0.9 percent for the year ended October 31, 2005 compared to the year ended October 31, 2004 from $99.2 million to $100.1 million.

We experienced an annualized average return, excluding unrealized gains and losses, of 3.8 percent in our perpetual care trusts for the year ended October 31, 2005 resulting in revenue of $8.2 million, compared to 3.1 percent for the corresponding period in 2004 resulting in revenue of $6.4 million. Perpetual care trust earnings are included in the geographic segments’ revenue and gross profit. See Note 7 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of those trust assets and the current performance of the trusts (i.e., current realized gains and losses, interest income and dividends).

Cemetery gross profit margin from continuing operations decreased from 20.8 percent in the year ended October 31, 2004 to 18.4 percent in the year ended October 31, 2005. Cemetery costs from continuing operations for the year ended October 31, 2004 do not include $4.3 million of net preneed selling costs associated with the accounting change as described above. Including these costs, the pro forma cemetery gross profit margin from continuing operations would have been 18.9 percent for the year ended October 31, 2004. The remaining decrease is due to the decrease in revenue described above and from increased health insurance costs due to the increase in the number of high-dollar claims in 2005. Direct cemetery costs (which primarily include cemetery property costs, merchandise costs, selling costs, salaries and wages and maintenance) also increased.

Segment Discussion — Cemetery

Cemetery revenue in the Eastern division cemetery segment increased primarily due to an increase in revenue associated with the construction of cemetery projects, an increase in merchandise deliveries and increased perpetual care trust earnings. Cemetery revenue in the Western division cemetery segment decreased primarily due to a decrease in revenue associated with the construction of cemetery property, a decrease in revenues as a result of Hurricane Katrina, and an increase in bad debt of approximately $1.6 million as a result of Hurricane Katrina. Cemetery revenue in the corporate trust management segment increased due to a $0.4 million increase in trust earnings recognized upon the delivery of preneed cemetery merchandise and services and a $0.2 million increase in trust management fees.

Cemetery gross profit margin for the Western division and Eastern division cemetery segments decreased due to the change in accounting principle for preneed selling costs in 2005 and increased health insurance costs. The Western division cemetery gross profit margin also declined due to the increase in bad debt resulting from Hurricane Katrina. Direct cemetery costs (which primarily include cemetery property costs, merchandise costs, selling costs, salaries and wages and maintenance) also increased.

Discontinued Operations

In December 2003, we announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities, that were performing below acceptable levels or no longer fit our operating profile. The operating results of those businesses that were sold in fiscal years 2004 and 2005 are reported in the discontinued operations section of the consolidated statements of earnings. We determined that the carrying value of these businesses exceeded their fair market value and recorded a noncash impairment charge in the fourth quarter of fiscal year 2003. Fair value was established based on our best estimate and is subject to revision in future periods as properties are actually closed or sold. Included in discontinued operations for the year ended October 31, 2005 were gains on dispositions, net of impairment losses, of approximately $1.1 million compared to $2.4 million that was recognized for the year ended October 31, 2004. Revenues for fiscal year 2005 were $1.2 million compared to $12.7 million in fiscal year 2004. The effective tax rate for our discontinued operations for the year ended October 31, 2005 was a 6.6 percent benefit compared to a 47.9 percent benefit for the same period in 2004. For additional information, see Notes 14 and 19 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Other

Corporate general and administrative expenses for the year ended October 31, 2005 increased $2.3 million compared to the same period in 2004 primarily due to increased professional fees associated with our Sarbanes Oxley Section 404 compliance effort and increased legal and professional fees relating in part to the class action lawsuits.

As of October 31, 2005, we had recorded net expenses of $9.4 million related to Hurricane Katrina. For additional information, see Note 24 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

In accordance with SFAS No. 142, we performed our annual goodwill impairment review during the fourth quarters of fiscal years 2005 and 2004. There was no impairment charge during 2005 or 2004 related to goodwill. For additional information on goodwill, see Notes 2 and 3(g) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

We recorded charges of $1.5 million for the year ended October 31, 2005 related to the reorganization of our divisions in the fourth quarter of fiscal year 2005. In December 2003, we announced a reduction and restructuring of our workforce and recorded $2.4 million in related charges during the year ended October 31, 2004. We also recorded a charge of $1.0 million for separation pay related to a former executive officer during fiscal year 2004. These charges are presented in the “Separation charges” line item in the consolidated statements of earnings.

During the fourth quarter of fiscal year 2003, we identified a number of small businesses to close or sell, mostly funeral homes, and determined that their carrying value exceeded their fair values. In accordance with SFAS No. 144, we recorded a noncash impairment charge of $31.8 million during the fourth quarter of fiscal year 2003, of which $10.2 million was included in continuing operations. For fiscal year 2004, we evaluated our long-lived assets, recorded impairment charges of $0.8 million and sold several assets that we held for sale at a net gain of $0.6 million. The net effect was that we reported gains on dispositions, net of impairment losses, of ($0.2) million in continuing operations. In 2005, we recorded $1.3 million in gains on dispositions, net of impairment losses. For additional information, see Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. The charges are presented in the “Gains on dispositions and impairment (losses), net” line item in the consolidated statement of earnings.

Total depreciation and amortization was $21.4 million for the year ended October 31, 2005 compared to $48.4 million for the same period in 2004. Depreciation and amortization from continuing operations was $21.4 million for the year ended October 31, 2005 compared to $47.8 million for the same period in 2004. Amortization in fiscal year 2004 included $25.0 million of deferred selling costs. Effective November 1, 2004, we changed our accounting principle for selling costs related to preneed funeral and cemetery service and merchandise sales, and we no longer amortize these costs but rather expense them as incurred.

Interest expense decreased $16.8 million to $30.5 million for the year ended October 31, 2005 compared to $47.3 million for the same period in 2004 due to a $39.5 million decrease in average debt outstanding and a 295 basis-point decrease in the average interest rate.

Other operating income, net, was $1.4 million and $2.1 million for the fiscal years ended October 31, 2005 and 2004, respectively, and primarily included net gains on the sale of assets which were not included in our businesses classified as held for sale.

The effective tax rate for our continuing operations for the year ended October 31, 2005 was 27.2 percent compared to 37.0 percent for the year ended October 31, 2004. The change in the effective tax rate was primarily due to the greater impact of the dividend exclusion related to dividends received from our trust income on a reduced level of book income caused by the increased costs associated with the early extinguishment of debt as well as costs attributable to Hurricane Katrina. The dividend exclusion relates to dividends received for investments in certain trusts for which we recognize earnings for tax purposes as earned by the trust. For additional information, see Note 19 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

On May 31, 2005, we changed our method of accounting for selling costs incurred related to new preneed funeral and cemetery service and merchandise sales. As of November 1, 2004, we recorded a cumulative effect of change in accounting principle of $254.2 million ($153.2 million after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line in the condensed consolidated balance sheet at the time of the change. See Note 4(a) to the condensed consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for additional information.

As of October 31, 2005, our outstanding debt totaled $410.0 million. Of the total debt outstanding as of October 31, 2005, approximately 49 percent was subject to fixed rates averaging 6.2 percent, and 51 percent was subject to short-term variable rates averaging approximately 5.6 percent. On November 19, 2004, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million ($1.7 million after tax, or $.02 per share) to write off fees associated with the previous credit facility. On February 11, 2005, we completed the private offering of $200.0 million principal amount of our 6.25 percent senior notes due 2013. We also borrowed $130.0 million in additional term loan debt under our senior secured credit facility. We used the net proceeds from these transactions, together with a portion of our available cash, to repurchase $298.2 million in aggregate principal amount of our 10.75 percent senior subordinated notes due 2008 and to pay related tender premiums, fees, expenses and accrued interest of $28.9 million. In the second quarter of fiscal year 2005, we recorded a charge for early extinguishment of debt of $30.0 million ($19.2 million after tax, or $.18 per share) representing the bond tender premium, related fees and expenses and the write-off of unamortized fees. In the third quarter of fiscal year 2005, the remaining 10.75 percent senior subordinated notes were redeemed. We recorded a charge for early extinguishment of debt of $0.1 million representing the call premium and write-off of remaining unamortized fees on the 10.75 percent senior subordinated notes. See Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for additional information.

Preneed Sales into and Deliveries out of the Backlog

We achieved a 5.1 percent increase in preneed funeral sales for the year ended October 31, 2005 compared to the same period in 2004.

The revenues from our preneed funeral and cemetery merchandise and service sales are deferred into our backlog and are not included in our operating results presented above. We added $171.7 million in gross preneed sales to our funeral and cemetery merchandise and services backlog (including $72.6 million related to insurance-funded preneed funeral contracts) during the year ended October 31, 2005 to be recognized in the future (net of cancellations) as these prepaid products and services are delivered, compared to gross sales of $165.7 million (including $67.3 million related to insurance-funded preneed funeral contracts) for the corresponding period in 2004. Deliveries out of our preneed funeral and cemetery merchandise and services backlog, including accumulated trust earnings related to these preneed deliveries, amounted to $149.1 million for the year ended October 31, 2005, compared to $148.1 million for the corresponding period in 2004, resulting in net increases in the backlog of $22.6 million and $17.6 million for the fiscal years ended October 31, 2005 and 2004, respectively.

Results of Operations — Comparison of Fiscal Year 2004 to Fiscal Year 2003

For fiscal year 2004, we had net earnings of $36.7 million, compared to a net loss of $18.0 million in fiscal year 2003. Fiscal year 2003 results include a $19.1 million loss in discontinued operations, while fiscal year 2004 results include $5.7 million of net earnings from discontinued operations. Earnings from continuing operations increased $29.9 million, from $1.1 million in fiscal year 2003 to $31.0 million in fiscal year 2004. Fiscal year 2004 results reflect an increase in gross profit of $16.4 million and a decrease in interest expense of $6.3 million. The improvement in gross profit was primarily a result of our cost savings initiatives and an increase in cemetery revenues. Cemetery revenues increased in large part due to the success of our cemetery property sales initiative. The decrease in interest expense was due to a $79.5 million decrease in average debt outstanding, partially offset by a 32 basis-point increase in the average interest rate. Fiscal year 2003 results include a $11.3 million loss on early extinguishment of debt due to the redemption of our $99.9 million Remarketable Or Redeemable Securities (“ROARS”). In addition, fiscal year 2003 results include

($10.2) million of net gains on dispositions and impairment (losses), whereas fiscal year 2004 results include ($0.2) million of net gains on dispositions and impairment (losses).

Funeral — Continuing Operations

	Year Ended
	October 31,		Increase
	2004	2003	(Decrease)
	(Restated)	(Restated)
		(In millions)

Funeral Revenue:
Eastern Division	$108.6	$108.7	$(.1)
Western Division	143.9	142.6	1.3
Corporate Trust Management(1)	18.7	17.8	.9

Total Funeral Revenue	$271.2	$269.1	$2.1

Funeral Costs:
Eastern Division	$89.4	$94.2	$(4.8)
Western Division	112.6	115.7	(3.1)
Corporate Trust Management(1)	.5	.4	.1

Total Funeral Costs	$202.5	$210.3	$(7.8)

Funeral Gross Profit:
Eastern Division	$19.2	$14.5	$4.7
Western Division	31.3	26.9	4.4
Corporate Trust Management(1)	18.2	17.4	.8

Total Funeral Gross Profit	$68.7	$58.8	$9.9

	Change in		Same-Store
	Average Revenue	Change in Same-Store	Cremation Rate
Same-Store Analysis	per Call	Funeral Services	2004	2003

Eastern Division	1.7%	(1.1)%	30.2%	29.5%
Western Division	2.4%	(1.0)%	41.1%	40.3%
Total	2.3%	(1.0)%	36.6%	35.9%

(1)	Corporate trust management consists of the trust management fees and funeral merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 5 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in funeral revenue for 2004 and 2003 were $5.5 million and $5.2 million, respectively, and funeral trust earnings recognized with respect to preneed contracts delivered included in funeral revenue for 2004 and 2003 were $13.2 million and $12.6 million, respectively.

Consolidated Operations — Funeral

Total funeral revenue from continuing operations increased $2.1 million for the year ended October 31, 2004, compared to the corresponding period in 2003. Our same-store businesses achieved a 3.6 percent increase in the average revenue per traditional funeral service and a 4.9 percent increase in the average revenue per cremation service. There was also an increase in trust earnings recognized upon the delivery of preneed funerals. This resulted in an overall 2.3 percent increase in the average revenue per funeral service for our same-store businesses. That increase was offset by a 1.0 percent decline in the number of funeral services performed by our same-store businesses, or 633 events out of the 60,792 total same-store events performed. We believe a number of factors contributed to the increases in our average revenue per traditional and cremation service. We believe the primary factors were normal inflationary price increases, more effective merchandising and packaging, our focus on training, customized funeral planning and personalization and a new program for arranger incentives.

Funeral gross profit margin from continuing operations increased from 21.8 percent in the year ended October 31, 2003 to 25.3 percent in the year ended October 31, 2004. This improvement was due primarily to reduced general and administrative costs in the funeral segment resulting from our cost reduction initiatives as discussed in “Business Strategy” included in the section “Business.” In addition, direct funeral costs (which primarily include salaries and wages, merchandise costs, selling costs and maintenance) declined slightly. The cremation rate for our same-store operations was 36.6 percent for the year ended October 31, 2004 compared to 35.9 percent for the year ended October 31, 2003.

Segment Discussion — Funeral

Funeral revenue in the Western division funeral segment increased primarily due to an increase in the average revenue per funeral service in the same-store businesses of 2.4 percent, offset by a decrease in the number of funeral services performed of 1.0 percent. Funeral revenue in the corporate trust management segment increased due primarily to an increase in trust earnings recognized upon the delivery of preneed funerals of $0.6 million and an increase in trust management fees of $0.3 million.

Funeral gross profit margin for the Western division and Eastern division funeral segments increased primarily due to reduced general and administrative costs resulting from our cost reduction initiatives as discussed in “Business Strategy” included in the section “Business.” In addition, direct funeral costs (which primarily include salaries and wages, merchandise costs, selling costs and maintenance) declined. Also, funeral gross profit margin in the Western division segment increased primarily due to an increase in revenue as discussed above.

As demonstrated in the table above, the same-store cremation rate increased for the Western division and Eastern division funeral segments.

Cemetery — Continuing Operations

	Year Ended
	October 31,		Increase
	2004	2003	(Decrease)
	(Restated)	(Restated)
		(In millions)

Cemetery Revenue:
Eastern Division	$122.1	$116.7	$5.4
Western Division	90.1	82.1	8.0
Corporate Trust Management(1)	10.6	10.6	—

Total Cemetery Revenue	$222.8	$209.4	$13.4

Cemetery Costs:
Eastern Division	$105.1	$101.4	$3.7
Western Division	70.8	67.6	3.2
Corporate Trust Management(1)	.6	.5	.1

Total Cemetery Costs	$176.5	$169.5	$7.0

Cemetery Gross Profit:
Eastern Division	$17.0	$15.3	$1.7
Western Division	19.3	14.5	4.8
Corporate Trust Management(1)	10.0	10.1	(.1)

Total Cemetery Gross Profit	$46.3	$39.9	$6.4

(1)	Corporate trust management consists of the trust management fees and cemetery merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 6 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in cemetery revenue for 2004 and 2003 were $4.7 million and $4.4 million, respectively, and cemetery trust earnings recognized were $5.9 million and $6.2 million, respectively. Perpetual care trust earnings are included in the revenues and gross profit of the related geographic segment.

Consolidated Operations — Cemetery

Cemetery revenue from continuing operations increased $13.4 million, or 6.4 percent, for the year ended October 31, 2004, compared to the corresponding period in 2003, primarily due to an increase in cemetery property sales, construction during the year on various cemetery development projects and an improvement in our bad debt experience. Our sales organization was very successful with our preneed cemetery property sales initiative. Gross cemetery property sales increased 8.9 percent for the year ended October 31, 2004 compared to the year ended October 31, 2003 from $91.1 million to $99.2 million, which was in line with our stated goal of 5 percent to 10 percent. This increase in cemetery property sales accounted for approximately half of the cemetery revenue increase with the remaining increase due primarily to progress on the construction of various cemetery property sold prior to construction and the improvement in our bad debt experience. Revenue related to the sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs.

We experienced an annualized average return, excluding unrealized gains and losses, of 3.1 percent in our perpetual care trusts for the year ended October 31, 2004 resulting in revenue of $6.4 million, compared to

4.2 percent for the corresponding period in 2003 resulting in revenue of $7.9 million. Perpetual care trust earnings are included in the Western division and Eastern division segments’ revenue and gross profit. See Note 7 and 8 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for information regarding the cost basis and market value of those trust assets and the current performance of the trusts (i.e., current realized gains and losses, interest income and dividends).

Cemetery gross profit margin from continuing operations increased from 19.1 percent in the year ended October 31, 2003 to 20.8 percent in the year ended October 31, 2004. This improvement resulted from increased cemetery revenue as discussed above, combined with reduced general and administrative costs in the cemetery segment resulting primarily from our cost reduction initiatives as discussed in “Business Strategy” included in the section “Business.” Direct cemetery costs (which primarily include cemetery property costs, merchandise costs, selling costs, salaries and wages and maintenance) increased as a result of the increased revenue.

Segment Discussion — Cemetery

Cemetery revenue in the Western division and Eastern division segments increased primarily due to an increase in cemetery property sales. For further discussion on our preneed cemetery property sales initiative, see “Consolidated Operations — Cemetery.” The Western division segment also benefited from an improvement in bad debt experience. Cemetery revenue in the Western division segment increased primarily due to an increase in construction during the year on various cemetery development projects. For further discussion, see “Consolidated Operations — Cemetery.”

Cemetery gross profit margin for the Western and Eastern division cemetery segments increased primarily due to increased cemetery revenue as discussed above, combined with reduced general and administrative costs resulting from our cost reduction initiatives as discussed in “Business Strategy” included in the section “Business.” Direct cemetery costs (which primarily include cemetery property costs, merchandise costs, selling costs, salaries and wages and maintenance) increased as a result of the increased revenue.

Discontinued Operations

In December 2003, we announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities, that were performing below acceptable levels or no longer fit our operating profile. The operating results of those businesses that were sold in fiscal years 2003, 2004 and 2005 are reported in the discontinued operations section of the consolidated statements of earnings. We determined that the carrying value of these businesses exceeded their fair market value and recorded a noncash impairment charge in the fourth quarter of fiscal year 2003. Fair value was established based on our best estimate and is subject to revision in future periods as properties are actually closed or sold. Included in discontinued operations for the year ended October 31, 2004 were gains on dispositions, net of impairment losses, of approximately $2.4 million compared to an impairment loss of $21.6 million that was recognized for the year ended October 31, 2003. Revenues for fiscal year 2004 were $12.7 million compared to $19.3 million in fiscal year 2003. The effective tax rate for our discontinued operations for the year ended October 31, 2004 was a 47.9 percent benefit compared to an 8.3 percent benefit for the same period in 2003. A benefit was recorded for the discontinued operations in fiscal year 2004 because we determined that certain tax benefits on asset sales would be realized. For additional information, see Notes 14 and 19 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Other

Corporate general and administrative expenses for the year ended October 31, 2004 decreased $.6 million compared to the same period in 2003 primarily due to decreases in salaries and legal fees.

In accordance with SFAS No. 142, we performed our annual goodwill impairment review during the fourth quarters of fiscal years 2004 and 2003. There was no impairment charge during 2004 or 2003 related to goodwill. For additional information on goodwill, see Notes 2 and 3(g) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

In December 2003, we announced a reduction and restructuring of our workforce. We recorded $2.4 million in related charges during the year ended October 31, 2004. We also recorded charges of $1.0 million and $2.5 million for the fiscal years ended October 31, 2004 and 2003, respectively, for separation pay related to former executive officers. The charges are presented in the “Separation charges” line item in the consolidated statements of earnings.

During the fourth quarter of fiscal year 2003, we identified a number of small businesses to close or sell, mostly funeral homes, and determined that their carrying value exceeded their fair values. In accordance with SFAS No. 144, we recorded a noncash impairment charge of $31.8 million during the fourth quarter of fiscal year 2003, of which $10.2 million was included in continuing operations. For fiscal year 2004, we evaluated our long-lived assets, recorded impairment charges of $0.8 million and sold several assets that we held for sale at a net gain of $0.6 million. The net effect was that we reported gains on dispositions, net of impairment losses, of ($0.2) million in continuing operations. For additional information, see Note 14 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. The charge is presented in the “Gains on dispositions and impairment (losses), net” line item in the consolidated statement of earnings.

Total depreciation and amortization was $48.4 million for the year ended October 31, 2004 compared to $49.2 million for the same period in 2003. Depreciation and amortization from continuing operations was $47.8 million for the year ended October 31, 2004 compared to $47.5 million for the same period in 2003.

Interest expense decreased $6.3 million to $47.3 million for the year ended October 31, 2004 compared to $53.6 million for the same period in 2003 due to a $79.5 million decrease in average debt outstanding, partially offset by a 32 basis-point increase in the average interest rate.

On May 1, 2003, we exercised our right to redeem our outstanding $99.9 million Remarketable Or Redeemable Securities (“ROARS”) rather than allowing them to be remarketed and recorded a loss on early extinguishment of debt of $11.3 million in fiscal year 2003.

Other operating income, net, was $2.4 million for the fiscal years ended October 31, 2004 and 2003 and primarily included net gains on the sale of assets which were not included in our businesses classified as held for sale.

Investment and other income (expense), net, increased $.9 million to $.2 million for the year ended October 31, 2004. A write-down of certain marketable securities occurred in 2003, which had market value losses that were deemed to be other than temporary.

The effective tax rate for our continuing operations for the year ended October 31, 2004 was 37.0 percent compared to 77.1 percent for the year ended October 31, 2003. We recorded a valuation allowance on the impairment of long-lived assets which significantly increased the rate. For a discussion on the increase in the valuation allowance, see Note 19 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. The effective tax rate was also impacted by the reduced book income in 2003 compared to 2004 and the increase in state taxes for 2003. We operate in many different states through over 200 entities. Therefore, the mix of income by location can have an impact on state taxes.

As of October 31, 2004 and January 3, 2005, our outstanding debt totaled $416.8 million and $413.0 million, respectively. Of the total debt outstanding as of October 31, 2004, including the portion subject to the interest rate swap agreement in effect as of October 31, 2004, approximately 85 percent was subject to fixed rates averaging 10.1 percent, and 15 percent was subject to short-term variable rates averaging approximately 4.0 percent. In order to hedge a portion of the interest rate risk associated with our variable-rate debt, effective March 11, 2002, we entered into two interest rate swap agreements, each involving a notional amount of $50.0 million. One of the agreements expired on March 11, 2004, and the other expires on March 11, 2005. As of October 31, 2004, the effective rate of the debt hedged by the remaining interest rate swap was 6.765 percent. On November 19, 2004, we completed the refinancing of our senior secured credit facility. No amounts under the new senior secured credit facility are hedged by the remaining interest rate swap. See Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 for additional information.

Preneed Sales into and Deliveries out of the Backlog

In the third quarter of fiscal year 2003, we increased our focus on preneed sales as part of our operating initiatives, and that effort helped us achieve a 9.4 percent increase in preneed funeral sales for the year ended October 31, 2004 compared to the same period in 2003.

The revenues from our preneed funeral and cemetery merchandise and service sales are deferred into our backlog and are not included in our operating results presented above. We added $165.7 million in gross preneed sales to our funeral and cemetery merchandise and services backlog (including $67.3 million related to insurance-funded preneed funeral contracts) during the year ended October 31, 2004 to be recognized in the future (net of cancellations) as these prepaid products and services are delivered, compared to gross sales of $159.9 million (including $65.5 million related to insurance-funded preneed funeral contracts) for the corresponding period in 2003. Deliveries out of our preneed funeral and cemetery merchandise and services backlog, including accumulated trust earnings related to these preneed deliveries, amounted to $148.1 million for the year ended October 31, 2004, compared to $148.6 million for the corresponding period in 2003, resulting in a net increases in the backlog of $17.6 million and $11.3 million for the fiscal years ended October 31, 2004 and 2003, respectively.

Liquidity and Capital Resources — Fiscal Years 2005, 2004 and 2003

Cash Flow — Comparison of Fiscal Year 2005 to Fiscal Year 2004

Our operations provided cash of $52.8 million for the year ended October 31, 2005 compared to $93.6 million for the comparable period in 2004. The 2005 amount included a cash inflow of approximately $19 million for cash withdrawn from trust accounts during the year resulting from the determination during the deferred revenue project that those amounts had not been withdrawn in prior periods, even though the related services and merchandise had been delivered in prior periods. The 2005 amount also included a cash outflow of approximately $2.5 million related to Hurricane Katrina. The 2004 amount included a $33.2 million tax refund received during the first quarter of 2004 resulting from a change in tax accounting methods for cemetery merchandise revenue. In fiscal year 2005, we also recorded $25.5 million for premiums paid for the early extinguishment of debt related to the debt refinancings occurring in 2005.

Our investing activities resulted in a net cash outflow of $12.4 million for the year ended October 31, 2005, compared to a net cash inflow of $0.5 million for fiscal year 2004. The change was primarily due to $19.8 million in proceeds from asset sales in fiscal year 2004 compared to $10.0 million in fiscal year 2005.

Our financing activities resulted in a net cash outflow of $21.4 million for the year ended October 31, 2005, compared to a net cash outflow of $91.3 million for the comparable period in 2004. The change was due primarily to repayments of long-term debt of $85.3 million in fiscal year 2004 compared to net repayments of $6.8 million ($446.8 million in repayments, net of $440.0 million in proceeds) in fiscal year 2005. We used the $33.2 million tax refund included in operating cash flow to reduce our outstanding Term Loan B in the first quarter of fiscal year 2004. We also used $13.7 million in fiscal year 2005 compared to $19.3 million in fiscal year 2004 to repurchase stock under our stock repurchase program. On March 28, 2005, our Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of common stock, and we used $8.2 million for dividends payments in 2005.

Cash Flow — Comparison of Fiscal Year 2004 to Fiscal Year 2003

Our operations provided cash of $93.6 million for the year ended October 31, 2004 compared to $57.1 million for the comparable period in 2003. The 2004 amount included a $33.2 million tax refund received during the first quarter of 2004 resulting from a change in tax accounting methods for cemetery merchandise revenue and a cash outflow of $2.1 million for separation pay. The 2003 amount included a $23.3 million tax refund received related to the sale of our foreign operations and a cash outflow of

$0.4 million for separation pay. The increase in operating cash flow was also due in part to the increase in earnings. In fiscal year 2003, we also paid $12.7 million to avoid a remarketing right in connection with the redemption of our $99.9 million Remarketable Or Redeemable Securities.

Our investing activities resulted in a net cash inflow of $0.5 million for the year ended October 31, 2004, compared to a net cash outflow of $15.4 million for fiscal year 2003. The change was primarily due to $19.8 million in proceeds from asset sales in fiscal year 2004 compared to $2.3 million in fiscal year 2003.

Our financing activities resulted in a net cash outflow of $91.3 million for the year ended October 31, 2004, compared to a net cash outflow of $51.4 million for the comparable period in 2003. The change was due primarily to repayments of long-term debt of $85.3 million in fiscal year 2004 compared to net repayments of $48.2 million ($203.2 million in repayments, net of $155.0 million in proceeds) in fiscal year 2003. We used the $33.2 million tax refund included in operating cash flow to reduce our outstanding Term Loan B in the first quarter of fiscal year 2004. The $155.0 million in proceeds from long-term debt received in 2003 was incurred in connection with the redemption of our $99.9 million Remarketable Or Redeemable Securities. We also used $19.3 million in fiscal year 2004 compared to $3.0 million in fiscal year 2003 to repurchase stock under our stock repurchase program.

Contractual Obligations and Commercial Commitments

As of October 31, 2005, our outstanding debt balance totaled $410.0 million. The following table details our known future cash payments (in millions) related to various contractual obligations as of October 31, 2005.

	Payments Due by Period
		Fiscal Year	Fiscal Years	Fiscal Years
Contractual Obligations	Total	2006	2007 — 2008	2009 — 2010	Thereafter

Long-term debt obligations(1)	$410.0	$3.2	$5.2	$4.4	$397.2
Interest on long-term debt(2)	164.1	24.9	48.6	47.9	42.7
Operating lease agreements(3)	35.1	4.8	6.9	4.9	18.5
Non-competition and other agreements(4)	6.4	2.5	3.0	.6	.3

	$615.6	$35.4	$63.7	$57.8	$458.7

(1)	See below for a breakdown of future scheduled principal payments and maturities of our long-term debt by type as of October 31, 2005.

(2)	Includes contractual interest payments for our revolving credit facility, Term Loan B, senior notes and third-party debt. The interest on the revolving credit facility and Term Loan B was calculated based on interest rates in effect as of October 31, 2005.

(3)	Our noncancellable operating leases are primarily for land and buildings and expire over the next 1 to 13 years, except for six leases that expire between 2032 and 2039. Our future minimum lease payments as of October 31, 2005 were $4.8 million, $3.8 million, $3.1 million, $2.7 million, $2.2 million and $18.5 million for the years ending October 31, 2006, 2007, 2008, 2009, 2010 and later years, respectively.

(4)	We have entered into non-competition agreements with prior owners and key employees of acquired subsidiaries that expire at various times through 2012. During fiscal year 2001, we decided to relieve some of the prior owners and key employees of their obligations not to compete; however, we will continue to make the payments in accordance with the contract terms. This category also includes separation pay related to former executive officers.

We expect to be able to reduce our debt with approximately $5.5 million of remaining income tax benefits related to the sale of our foreign operations which we expect to receive by the end of fiscal year 2007.

On November 19, 2004, we completed the refinancing of our senior secured credit facility. On February 11, 2005, we completed the private offering of $200.0 million principal amount of our 6.25 percent senior notes due 2013. We also borrowed $130.0 million in additional term loan debt under our senior secured credit facility. We used the net proceeds from these transactions, together with a portion of our available cash, to repurchase $298.2 million in aggregate principal amount of our 10.75 percent senior subordinated notes due 2008 and to pay related tender premiums, fees, expenses and accrued interest. In the third quarter of fiscal year 2005, the remaining senior subordinated notes were redeemed. For additional information, see Note 16 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

In connection with the issuance of the 6.25 percent senior notes, we entered into a registration rights agreement that requires that a registration statement be filed and declared effective by the SEC, and that an exchange offer be conducted providing for the exchange of the unregistered notes for similar registered notes, all within specified times. We have been unable to comply with the agreement within the specified time frames and therefore are required to pay additional interest to the note holders until the default is cured. Additional interest began to accrue on June 12, 2005 at a rate of 0.50 percent per annum on the principal amount of the notes for a period of 90-days. The additional interest increases 0.50 percent for each 90-day period thereafter so long as the default exists, up to a maximum increase of 1.50 percent per annum. The additional interest is payable at the regular interest payment dates. The additional interest increased to 1.00 percent on September 11, 2005 and increased to 1.50 percent on December 11, 2005. As of October 31, 2005, we had incurred $0.5 million in additional interest charges.

The following table details our future payments and maturities of long-term debt as of October 31, 2005.

				Other,
				Principally
				Seller
	Revolving			Financing of
	Credit	Term	Senior	Acquired
Fiscal Year Ending October 31,	Facility	Loan B	Notes	Operations	Total

2006	$—	$2.2	$—	$1.0	$3.2
2007	—	2.2	—	.6	2.8
2008	—	2.2	—	.2	2.4
2009	—	2.2	—	—	2.2
2010	—	2.2	—	—	2.2
Thereafter	—	197.1	200.0	.1	397.2

Total long-term debt	$—	$208.1	$200.0	$1.9	$410.0

We also had $12.7 million of outstanding letters of credit as of October 31, 2005, and we are required to maintain a bond to guarantee our obligations relating to funds we withdrew in fiscal year 2001 from our preneed funeral trusts in Florida. We substituted a bond to guarantee performance under certain preneed funeral contracts and agreed to maintain unused credit facilities in an amount that will equal or exceed the bond amount. The surety company has the right to terminate the bond at any time, and if that were to occur and we were not able to obtain a replacement, we would be required to fund the trusts with cash equal to the bond amount. As of October 31, 2005, the balance of the Florida bond was $41.1 million. We believe that cash flow from operations will be sufficient to cover our estimated cost of providing the related prearranged services and products in the future.

As of October 31, 2005, there were no amounts drawn on our $125.0 million revolving credit facility. As of October 31, 2005, our availability under the revolving credit facility, after giving consideration to the aforementioned letters of credit and bond obligation, was $71.2 million.

For a discussion of our stock repurchase program and dividend payments, see “Overview of Fiscal Year 2005 — Dividends and Stock Repurchase Plan” above.

The restatements described in Note 2 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 as well as our failure to deliver financial statements within the specified deadlines in our senior secured credit facility resulted in a default and potential event of default under the facility. We sought and received waivers of the defaults and potential events of default related to the restatements and failure to deliver audited consolidated financial statements by the specified deadline. A waiver granted an extension to deliver the audited consolidated financial statements, and we delivered the financial statements within the time period specified in the waiver. We believe our incomplete July 31, 2005 Form 10-Q filed with the SEC in conjunction with management certifications met the financial statement compliance requirements of our senior secured credit facility. We believe we are in compliance with the terms of the senior secured credit facility.

The indenture governing our 6.25 percent notes requires us to furnish to the trustee for forwarding to the holders of the notes, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements from our certified independent accountants. In addition, we must file a copy with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. An event of default would occur if we failed to provide that information within 30 days after receipt of written notice by the trustee or holders of at least 25 percent of the principal amount outstanding. We furnished our incomplete July 31, 2005 Form 10-Q to the trustee and filed it with the SEC, and believe that doing so complied with the requirements of the indenture; we have now completed that report. We did not receive a default notice from the trustee or note holders with respect to the late filing of the Form 10-K for the fiscal year ended October 31, 2005 and have now filed that report with the SEC. We believe we are in compliance with the terms of our 6.25 percent notes.

Capital Expenditures

For fiscal year 2005, capital expenditures amounted to $22.6 million, which included $17.5 million for maintenance capital expenditures, $2.0 million for new growth initiatives and $3.1 million related to a building we purchased which was previously leased. We have no material commitments for capital expenditures in fiscal year 2006 other than approximately $5 million related to the Archdiocese of Los Angeles funeral homes and another funeral home project.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements as of October 31, 2005 consist of the following two items:

(1) the $41.1 million bond we are required to maintain to guarantee our obligations relating to funds we withdrew in fiscal year 2001 from our preneed funeral trusts in Florida, which is discussed in Note 21 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003; and

(2) the insurance-funded preneed funeral contracts, which will be funded by life insurance or annuity contracts issued by third-party insurers, are not reflected in our consolidated balance sheets, and are discussed in Note 3(j) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Effect of Recent Accounting Standards

For additional information on changes in accounting principles and new accounting principles, see Note 4 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Inflation

Inflation has not had a significant impact on our operations over the past three years, nor is it expected to have a significant impact in the foreseeable future.

Quantitative and Qualitative Disclosures About Market Risk — Fiscal Years 2005 and 2004

The market risk inherent in our market risk sensitive instruments and positions is the potential change arising from increases or decreases in the prices of marketable equity securities and interest rates as discussed below. Generally, our market risk sensitive instruments and positions are characterized as “other than trading.”

Our exposure to market risk as discussed below includes forward-looking statements and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in equity markets or interest rates. Our views on market risk are not necessarily indicative of actual results that may occur, and do not represent the maximum possible gains and losses that may occur. Actual gains and losses, fluctuations in equity markets, interest rates and the timing of transactions, may differ from those estimated.

  Marketable Equity Securities

As of October 31, 2005 and 2004, our marketable equity securities subject to market risk consisted principally of investments held by our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts and escrow accounts and had fair values of $609.9 million and $518.2 million, respectively, which were determined using final sale prices quoted on stock exchanges. Each 10 percent change in the average market prices of the equity securities held in such accounts would result in a change of approximately $61.0 million and $51.8 million, respectively, in the fair value of such accounts.

Our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts and escrow accounts, all of which are managed by ITI, are further discussed in Notes 5, 6 and 7 to our consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. ITI operates pursuant to a formal investment policy as discussed in “Operations” included in the section “Business.”

  Interest

We have entered into various fixed- and variable-rate debt obligations, which are detailed in Note 16 to our consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

As of October 31, 2005 and 2004, the carrying values of our long-term fixed-rate debt, including accrued interest, were approximately $204.9 million and $314.6 million, respectively, compared to fair values of $192.9 million and $344.7 million, respectively. Fair values were determined using quoted market prices. Each approximate 10 percent change in the average interest rates applicable to such debt, 75 and 40 basis points for 2005 and 2004, respectively, would result in changes of approximately $8.3 million and $.9 million, respectively, in the fair values of these instruments. If these instruments are held to maturity, no change in fair value will be realized.

As of October 31, 2005 and 2004, the carrying values of our Term Loan B and revolving credit facility were $210.2 million and $113.0 million, respectively, compared to fair values of $213.1 million and $113.7 million, respectively. As of October 31, 2005, there were no amounts drawn on the revolving credit facility. None of the $210.2 million outstanding under the Term Loan B at October 31, 2005 was hedged. Each approximate 10 percent, or 65 basis-point, change in the average interest rate applicable to this debt would result in a change of approximately $1.1 million in our pretax earnings. Of the $113.0 million outstanding under Term Loan B and the revolving credit facility on October 31, 2004, $63.0 million was not hedged by the interest rate swap in effect at that time and was subject to short-term variable interest rates. Each approximate 10 percent, or 55 basis-point, change in the average interest rate applicable to this debt would result in a change of approximately $.3 million in our pretax earnings. Fair value was determined using quoted market prices, where applicable, or future cash flows discounted at market rates for similar types of borrowing arrangements.

We monitor our mix of fixed- and variable-rate debt obligations in light of changing market conditions and from time to time may alter that mix by, for example, refinancing balances outstanding under our variable-rate senior secured credit facility with fixed-rate debt or by entering into interest rate swaps.

As of October 31, 2005 and 2004, our fixed-income securities subject to market risk consisted principally of investments in our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts and escrow accounts and had aggregate quoted market values of $73.9 million and $64.9 million, respectively. Each 10 percent change in interest rates on these fixed-income securities would result in changes of approximately $2.1 million and $2.0 million, respectively, in the fair values of such securities based on discounted expected future cash flows. If these securities are held to maturity, no change in fair value will be realized.

As of October 31, 2005 and 2004, our money market and other short-term investments subject to market risk, including amounts held in preneed funeral and cemetery merchandise and services trusts, and in our cemetery perpetual care trusts, had carrying values approximating their fair values of $164.3 million and $261.4 million, respectively. Under our current accounting methods, a change in the average interest rate earned by our preneed funeral and cemetery merchandise and services trusts would not result in a change in our current pretax earnings. As such, as of October 31, 2005 and 2004, only $26.2 million and $36.5 million, respectively, of these short-term investments, which includes amounts in the cemetery perpetual care trusts and other short-term investments not held in trust, were subject to changes in interest rates. Each 10 percent change in average interest rates applicable to such investments, 10 basis points for 2005 and 2004, would result in changes of less than $.1 million for 2005 and 2004 in our pretax earnings.

The fixed-income securities, money market and other short-term investments owned by us are principally invested in our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts and escrow accounts, which are managed by ITI. ITI operates pursuant to a formal investment policy as discussed above.

Overview of the Three Months ended January 31, 2006

For the first quarter of fiscal year 2006, we had net earnings of $8.4 million, compared to a net loss of $145.3 million for the first quarter of fiscal year 2005. Fiscal year 2005 results include a cumulative effect of change in accounting principle of $153.2 million. Earnings from continuing operations increased $1.0 million to $8.4 million for the first quarter of fiscal year 2006 compared to $7.4 million for the first quarter of fiscal year 2005. Interest expense decreased $2.9 million.

Operating earnings decreased $3.8 million, from $24.1 million in the first quarter of fiscal year 2005 to $20.3 million in the first quarter of fiscal year 2006. Gross profit increased $1.9 million due to an increase in cemetery gross profit resulting primarily from increases in cemetery property sales and perpetual care trust earnings. Excluding the three Louisiana funeral homes damaged by Hurricane Katrina, same-store funeral services performed increased 3.3 percent; including those funeral homes, the increase was 2.4 percent. Average revenue per funeral service for our same-store business also increased. First quarter 2006 operating earnings also reflect an increase of $3.0 million in corporate general and administrative expenses primarily due to increased professional fees associated with our Sarbanes-Oxley Section 404 compliance effort, increased legal and professional fees relating in part to the class action lawsuits, the increased work performed during the first quarter of 2006 pertaining to SEC filings and the deferred revenue project and an increase due to the implementation of SFAS No. 123R, “Share-Based Payment,” of $0.4 million of share-based compensation costs in the first quarter of 2006. We also recorded a $2.6 million charge related to Hurricane Katrina.

Cash flow from operations increased from ($1.9) million in the first quarter of fiscal year 2005 to $27.3 million in the first quarter of fiscal year 2006. The increase is primarily due to trust withdrawals associated with the deferred revenue project, the timing of interest payments and the timing of customer collections. These increases in cash flow were partially offset by $2.1 million of cash outflows in excess of insurance proceeds received related to Hurricane Katrina.

For the first quarter of fiscal year 2006, we achieved an 8.7 percent increase in preneed funeral sales and a 10.4 percent increase in gross cemetery property sales.

Results of Operations — Comparison of the Three Months ended January 31, 2006 and 2005

The following discussion segregates the financial results of our continuing operations into our various segments, grouped by our funeral and cemetery operations. For a discussion of discontinued operations, see Note 13 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005. For a discussion of our segments, see Note 10 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005. As there have been no material acquisitions or construction of new locations in fiscal years 2006 and 2005, results from continuing operations reflect those of same-store locations.

Funeral — Continuing Operations

	Three Months Ended
	January 31,		Increase
	2006	2005	(Decrease)
		(In millions)
		(Restated)

Funeral Revenue:
Eastern Division	$30.2	$29.5	$.7
Western Division	37.0	35.7	1.3
Corporate Trust Management(1)	4.6	4.5	.1

Total Funeral Revenue	$71.8	$69.7	$2.1

Funeral Costs:
Eastern Division	$24.6	$23.7	$.9
Western Division	29.3	28.1	1.2
Corporate Trust Management(1)	.1	.1	—

Total Funeral Costs	$54.0	$51.9	$2.1

Funeral Gross Profit:
Eastern Division	$5.6	$5.8	$(.2)
Western Division	7.7	7.6	.1
Corporate Trust Management(1)	4.5	4.4	.1

Total Funeral Gross Profit	$17.8	$17.8	$—

		Change in
	Change in Average	Same-Store	Cremation Rate
Same-Store Analysis(2)	Revenue per Call	Funeral Services	2006	2005

Eastern Division	1.6%	1.3%	32.6%	29.3%
Western Division	1.7%	3.2%	43.2%	42.8%
Total	1.3%	2.4%	38.7%	37.0%

(1)	Corporate trust management consists of trust management fees and funeral merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 4 and 7 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in funeral revenue for the three months ended January 31, 2006 and 2005 were $1.3 million and $1.2 million, respectively, and funeral trust earnings for the three months ended January 31, 2006 and 2005 were $3.3 million.

(2)	On August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and severely damaged three of our funeral homes located in that area, which is part of our Western division. This same-store analysis includes these three funeral homes which had revenue of $1.5 million and $2.2 million for the three months ended January 31, 2006 and 2005, respectively, and performed 359 and 476 funeral services in the first quarter of 2006 and 2005, respectively. Excluding these three funeral homes, the increase in average revenue per call for the Western division and the Company was 2.6 percent and 1.7 percent, respectively, and the change in same-store funeral services for the Western division and the Company was 4.8 percent and 3.3 percent, respectively.

Consolidated Operations — Funeral

Funeral revenue from continuing operations increased $2.1 million, or 3.0 percent, for the three months ended January 31, 2006, compared to the corresponding period in 2005. The increase in funeral revenue was primarily due to a 2.4 percent increase in the number of same-store funeral services performed, or 384 events out of 15,727 total same-store funeral services performed. Excluding the three Louisiana funeral homes damaged by Hurricane Katrina, same-store funeral services performed increased 3.3 percent.

We also experienced an increase in the average revenue per funeral service performed by our same-store businesses. Our same-store businesses achieved a 4.1 percent increase in the average revenue per traditional funeral service and a 0.2 percent increase in the average revenue per cremation service. The increase in the average revenue per traditional funeral service was offset by an increase in the proportion of non-traditional funeral services, including cremations, which experienced a smaller increase in average revenue than the traditional services, and resulted in an overall 1.3 percent increase in the average revenue per funeral service for our same-store businesses. We believe the primary factors that contributed to the increases in our average revenue per traditional and cremation services were normal inflationary price increases, more effective merchandising and packaging, our focus on training, customized funeral planning and personalization and the funeral home incentive compensation plan.

Funeral gross profit margin from continuing operations decreased from 25.5 percent in the first quarter of fiscal year 2005 to 24.8 percent in the first quarter of fiscal year 2006. The decrease is primarily due to an increase in funeral home staffing levels and an increase in preneed selling costs. In our efforts to focus on customer service and in anticipation of growing our core funeral businesses up to 2 percent in fiscal year 2006, we increased staffing levels in funeral operations during the first quarter of 2006, resulting in increased payroll expenses when compared to prior year. Additionally, as a result of the 8.7 percent increase in preneed funeral sales occurring in the first quarter of 2006, the investment in preneed selling costs during the quarter placed some downward pressure on funeral gross profit, as these preneed selling costs are expensed as incurred. The increased preneed funeral sales are deferred into our backlog until the products and services are delivered. The cremation rate for our same-store operations was 38.7 percent for the three months ended January 31, 2006 compared to 37.0 percent for the corresponding period in 2005.

Segment Discussion — Funeral

Funeral revenue in the Eastern division and Western division funeral segments increased primarily due to an increase in the number of funeral services performed by the same-store businesses of 1.3 percent and 3.2 percent, respectively, coupled with an increase in the average revenue per funeral service in the same-store businesses of 1.6 percent and 1.7 percent, respectively. Excluding the three Louisiana funeral homes damaged by Hurricane Katrina, the increase in the number of funeral services performed and the increase in average revenue per call in the Western division funeral segment were 4.8 percent and 2.6 percent, respectively. Funeral revenue in the corporate trust management segment increased primarily due to the increase in trust management fees.

Funeral gross profit margin for the Western division and Eastern division funeral segments decreased primarily due to increased preneed selling costs and funeral staffing levels discussed above. As demonstrated in the table above, the same-store cremation rate increased for the Western division and Eastern division funeral segments.

Cemetery — Continuing Operations

	Three Months Ended
	January 31,		Increase
	2006	2005	(Decrease)
		(In millions)
		(Restated)

Cemetery Revenue:
Eastern Division	$32.7	$29.8	$2.9
Western Division	19.5	20.3	(.8)
Corporate Trust Management(1)	2.6	2.7	(.1)

Total Cemetery Revenue	$54.8	$52.8	$2.0

Cemetery Costs:
Eastern Division	$27.6	$27.0	$.6
Western Division	15.8	16.3	(.5)
Corporate Trust Management(1)	.1	.1	—

Total Cemetery Costs	$43.5	$43.4	$.1

Cemetery Gross Profit:
Eastern Division	$5.1	$2.8	$2.3
Western Division	3.7	4.0	(.3)
Corporate Trust Management(1)	2.5	2.6	(.1)

Total Cemetery Gross Profit	$11.3	$9.4	$1.9

(1)	Corporate trust management consists of trust management fees and cemetery merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by us at rates consistent with industry norms and are paid by the trusts to our subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. See Notes 5 and 7 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005 for information regarding the cost basis and market value of the trust assets and current performance of the trusts (i.e., current realized gains and losses, interest income and dividends). Trust management fees included in cemetery revenue for the three months ended January 31, 2006 and 2005 were $1.2 million, and cemetery trust earnings for the three months ended January 31, 2006 and 2005 were $1.4 million and $1.5 million, respectively. Perpetual care trust earnings are included in the revenues and gross profit of the related geographic segment.

Consolidated Operations — Cemetery

Cemetery revenue from continuing operations increased $2.0 million, or 3.8 percent, for the three months ended January 31, 2006, compared to the corresponding period in 2005, primarily due to increases in cemetery property sales and perpetual care trust earnings, partially offset by a decrease in construction during the year on various cemetery projects. Revenue related to the cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs. Gross cemetery property sales increased 10.4 percent in the first quarter of fiscal year 2006 compared to the first quarter of fiscal year 2005 from $22.2 million to $24.5 million.

We experienced an annualized average return, excluding unrealized gains and losses, of 4.9 percent in our perpetual care trusts for the quarter ended January 31, 2006 resulting in revenue of $2.6 million, compared to 3.8 percent for the corresponding period in 2005 resulting in revenue of $1.1 million.

Cemetery gross profit margin from continuing operations increased from 17.8 percent in the first quarter of fiscal year 2005 to 20.6 percent in the first quarter of fiscal year 2006. The overall increase resulted from increased revenues as discussed above.

Segment Discussion — Cemetery

Cemetery revenue in the Eastern division segment increased primarily due to an increase in preneed property sales and an increase in perpetual care trust earnings. Cemetery revenue in the Western division segment decreased primarily due to a decrease in merchandise deliveries and a decrease in construction during the year on various cemetery development projects. Revenue related to the sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs.

Cemetery gross profit margin for the Eastern division cemetery segment increased primarily due to increased cemetery revenue as discussed above, and cemetery gross profit margin for the Western division cemetery segment decreased due to the decrease in revenue discussed above.

Discontinued Operations

The operating results of those businesses sold in fiscal years 2005 and 2006 are reported in the discontinued operations section of the consolidated statements of earnings. There were no businesses sold in the first quarter of 2006. Included in discontinued operations for the three months ended January 31, 2005 were gains on dispositions and impairment (losses), net of $0.5 million. Revenues for the three months ended January 31, 2005 were $0.5 million.

Other

Corporate general and administrative expenses for the three months ended January 31, 2006 increased $3.0 million compared to the same period in 2005 due to increased professional fees associated with our Sarbanes-Oxley Section 404 compliance effort, increased legal and professional fees relating in part to the class action law suits and the increased work performed during the first quarter of 2006 pertaining to SEC filings and the deferred revenue project. Although we expect professional fees in fiscal year 2006 to be significantly greater than fiscal year 2005, we do not expect to sustain the level of professional fees we incurred in the first quarter of 2006. We also recorded $0.4 million in share-based compensation costs in the first quarter of 2006 due to the adoption of SFAS No. 123R, as discussed in Note 2(e) to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005.

In July 2005, we named a new Chief Operating Officer and announced a reorganization of our divisions from four to two, effective for the fourth quarter of fiscal year 2005. As a result of these changes, we recorded charges of $1.5 million in fiscal year 2005 and $0.2 million for the three months ended January 31, 2006. These charges are presented in the “Separation charges” line item in the consolidated statements of earnings.

For the three months ended January 31, 2006, we had recorded net expenses of $2.6 million related to Hurricane Katrina. For additional information, see Note 18 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005.

Total depreciation and amortization and depreciation and amortization from continuing operations were $5.2 million for the first quarter of fiscal year 2006 compared to $5.3 million for the same period in 2005.

Interest expense decreased $2.9 million to $7.5 million for the first quarter of fiscal year 2006 compared to $10.4 million for the same period in 2005 primarily due to a 259 basis-point decrease in the average interest rate during the period resulting from debt refinancings occurring in 2005, combined with a $1.4 million decrease in average debt outstanding.

During the fourth quarter of fiscal year 2003, we identified a number of small businesses to close or sell, mostly funeral homes, and determined that their carrying value exceeded their fair values. For the three months ended January 31, 2006 and 2005, we reported net gains on dispositions and impairment (losses) of $0.3 million and $0.9 million in continuing operations, respectively. These charges are presented in the “Gains on dispositions and impairment (losses), net” line item in the condensed consolidated statements of earnings.

Other operating income, net, was $0.9 million and $0.2 million for the three months ended January 31, 2006 and 2005, respectively. The increase in other operating income, net, was primarily due to a gain related to the sale of undeveloped cemetery land in the first quarter of 2006.

On May 31, 2005, we changed our method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales. We applied this change in accounting principle effective November 1, 2004. We changed our accounting for preneed selling costs to expense such costs as incurred. As of November 1, 2004, we recorded a cumulative effect of change in accounting principle of $254.2 million ($153.2 million after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line on the condensed consolidated balance sheet at the time of the change. For additional information, see Note 3(a) to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005.

The effective tax rate for our continuing operations for the three months ended January 31, 2006 was 36.8 percent compared to 34.2 percent for the same period in 2005. The change was primarily due to the greater impact of the dividend exclusion on a reduced level of book income in 2005. The dividend exclusion relates to dividends received for investments in certain trusts for which we recognize earnings for tax purposes as earned by the trust.

As of January 31, 2006, our outstanding debt totaled $409.1 million. Of the total debt outstanding as of January 31, 2006, approximately 49 percent was subject to fixed rates averaging 7.7 percent, and 51 percent was subject to short-term variable rates averaging approximately 6.0 percent. The average fixed rate includes the 1.50 percent additional interest we are required to pay until the registration statement related to our 6.25 percent senior notes is filed and declared effective by the SEC. On November 19, 2004, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million ($1.7 million after tax, or $.02 per share) to write off fees associated with the previous credit facility as of January 31, 2005.

Preneed Sales into and Deliveries out of the Backlog

Preneed funeral sales increased 8.7 percent during the first quarter of 2006 compared to the corresponding period in 2005.

The revenues from our preneed funeral and cemetery merchandise and service sales are deferred into our backlog and are not included in our operating results presented above. We added $40.5 million in preneed sales to our funeral and cemetery merchandise and services backlog (including $17.3 million related to insurance-funded preneed funeral contracts) during the three months ended January 31, 2006 to be recognized in the future (net of cancellations) as these prepaid products and services are delivered, compared to sales of $38.2 million (including $16.3 million related to insurance-funded preneed funeral contracts) for the corresponding period in 2005. Revenues recognized on deliveries out of our preneed funeral and cemetery merchandise and services backlog, including accumulated trust earnings related to these preneed deliveries, amounted to $37.2 million for the three months ended January 31, 2006, compared to $36.1 million for the corresponding period in 2005, resulting in net additions to the backlog of $3.3 million and $2.1 million for the three months ended January 31, 2006 and 2005, respectively.

Liquidity and Capital Resources — Three Months ended January 31, 2006 and 2005

Cash Flow

Our operations provided cash of $27.3 million for the three months ended January 31, 2006, compared to using cash of $1.9 million for the corresponding period in 2005. The increase is primarily due to cash inflows of $11.0 million for trust withdrawals associated with the deferred revenue project in the first quarter of 2006, the timing of interest payments and timing of customer collections. Prior to the debt refinancing that occurred in February 2005, we made interest payments in January and July of each year which correspond to our first and third fiscal quarters. After the February 2005 debt refinancing, we make interest payments in February and August of each year which correspond to our second and fourth fiscal quarters. The timing of interest payments accounted for approximately $14 million of the increase in operating cash flow. Additionally, operating cash in the first quarter of 2006 was partially impacted by an increase in customer collections in the quarter following the delay in collections processing during the fourth quarter of 2005 due to Hurricane Katrina. These increases in cash flow were partially offset by $2.1 million of cash outflows in excess of insurance proceeds received related to Hurricane Katrina. The timing of receipt of insurance proceeds is not in line with the timing of cash spending related to Hurricane Katrina.

Our investing activities resulted in a net cash inflow of $0.3 million for the three months ended January 31, 2006, compared to a net cash outflow of $1.0 million for the comparable period in 2005. In the first quarter of 2006, there was a net cash inflow of $4.5 million for insurance proceeds related to hurricane damaged properties. Net asset sale proceeds were less than $0.1 million for the three months ended January 31, 2006 compared to $5.4 million for the same period in 2005. For the three months ended January 31, 2006, capital expenditures amounted to $4.3 million, which included $4.3 million for maintenance capital expenditures compared to capital expenditures of $6.5 million in the same period in 2005, which included $3.2 million for maintenance capital expenditures and $3.3 million related to a building we purchased which was previously leased.

Our financing activities resulted in a net cash outflow of $3.5 million for the three months ended January 31, 2006, compared to $6.5 million for the comparable period in 2005. The change was due primarily to debt repayments of $0.9 million in the three months ended January 31, 2006 compared to net debt repayments of $14.3 million in the comparable period of 2005. Stock option exercises in the first quarter of 2005 resulting in issuances of common stock amounted to $10.4 million. There were no stock option exercises in the first quarter of 2006.

Contractual Obligations and Commercial Commitments

As of January 31, 2006, our outstanding debt balance was $409.1 million. The following table details our known future cash payments (in millions) related to various contractual obligations as of January 31, 2006.

	Payments Due by Period
		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long-term debt obligations(1)	$409.1	$3.1	$4.9	$4.4	$396.7
Interest on long-term debt(2)	171.7	27.5	51.9	51.2	41.1
Operating lease obligations(3)	33.9	3.6	6.9	4.9	18.5
Non-competition and other agreements(4)	5.8	1.9	3.0	.6	.3

	$620.5	$36.1	$66.7	$61.1	$456.6

(1)	See below for a breakdown of our future scheduled principal payments and maturities of our long-term debt by type as of January 31, 2006.

(2)	Includes contractual interest payments for our revolving credit facility, Term Loan B, senior notes and third-party debt. The interest on the revolving credit facility and Term Loan B was calculated based on interest rates in effect as of January 31, 2006.

(3)	Our noncancellable operating leases are primarily for land and buildings and expire over the next one to 13 years, except for six leases that expire between 2032 and 2039. Our future minimum lease payments as of January 31, 2006 are $3.6 million, $3.8 million, $3.1 million, $2.7 million, $2.2 million, and $18.5 million for the years ending October 31, 2006, 2007, 2008, 2009, 2010 and later years, respectively.

(4)	We have entered into non-competition agreements with prior owners and key employees of acquired subsidiaries that expire through 2012. This category also includes separation pay related to former executive officers.

In connection with the issuance of the 6.25 percent senior notes, we entered into a registration rights agreement that requires that a registration statement be filed and declared effective by the SEC, and that an exchange offer be conducted providing for the exchange of the unregistered notes for similar registered notes, all within specified times. We have been unable to comply with the agreement within the specified time frames and therefore are required to pay additional interest to the note holders until the default is cured. Additional interest began to accrue on June 12, 2005 at a rate of 0.50 percent per annum on the principal amount of the notes for a period of 90 days. The additional interest increases 0.50 percent for each 90-day period thereafter so long as the default exists, up to a maximum increase of 1.50 percent per annum. The additional interest is payable at the regular interest payment dates. The additional interest increased to 1.00 percent on September 11, 2005 and increased to 1.50 percent on December 11, 2005. Total additional interest incurred as of January 31, 2006 was $1.2 million.

As of January 31, 2006, our outstanding debt balance was $409.1 million, consisting of $207.5 million in Term Loan B, $200.0 million of 6.25 percent senior notes, and $1.6 million of other debt. There were no amounts drawn on the revolving credit facility. The following table reflects future scheduled principal payments and maturities of our long-term debt (in millions) as of January 31, 2006.

				Other, Principally
	Revolving			Seller Financing
	Credit	Term	Senior	of Acquired
Fiscal Year Ending October 31,	Facility	Loan B	Notes	Operations	Total

2006	$—	$1.6	$—	$.7	$2.3
2007	—	2.2	—	.6	2.8
2008	—	2.2	—	.2	2.4
2009	—	2.2	—	—	2.2
2010	—	2.2	—	—	2.2
Thereafter	—	197.1	200.0	.1	397.2

Total long-term debt	$—	$207.5	$200.0	$1.6	$409.1

We are required to maintain a bond of $41.1 million to guarantee our obligations relating to funds we withdrew in fiscal year 2001 from our preneed funeral trusts in Florida. We substituted a bond to guarantee performance under certain preneed funeral contracts and agreed to maintain unused credit facilities in an amount that will equal or exceed the bond amount. We believe that cash flow from operations will be sufficient to cover our estimated cost of providing the prearranged services and products in the future. During the first quarter of 2006, we posted an $11.0 million letter of credit in order to secure this bond. In addition, we have $12.9 million of other outstanding letters of credit posted during the normal course of business.

As of January 31, 2006, there were no amounts drawn on our $125.0 million revolving credit facility. As of January 31, 2006, our availability under the revolving credit facility, after giving consideration to the aforementioned letters of credit and remaining bond obligation, was $71.1 million.

On March 28, 2005, we announced a new $30.0 million stock repurchase program. Repurchases under the new program are limited to our Class A common stock and will be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending on market conditions and other factors. Since the inception of this program through January 31, 2006, we have repurchased and retired 1,200,000 shares of our Class A common stock at an average price of $6.64 per share.

Off-Balance Sheet Arrangements

Our off-balance sheet arrangements as of January 31, 2006 consist of the following items:

(1) the $41.1 million bond we are required to maintain to guarantee our obligations relating to funds we withdrew in fiscal year 2001 from our preneed funeral trusts in Florida, which is discussed above and in Note 21 to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003; and

(2) the insurance-funded preneed funeral contracts, which will be funded by life insurance or annuity contracts issued by third-party insurers, are not reflected in our consolidated balance sheets, and are discussed in Note 3(i) to the consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003.

Recent Accounting Standards

See Note 3 to the condensed consolidated financial statements for the three months ended January 31, 2006 and 2005.

Quantitative and Qualitative Disclosures About Market Risk — Three Months ended January 31, 2006

Quantitative and qualitative disclosure about market risk is presented above for the fiscal year ended October 31, 2005. The following disclosure discusses only those instances in which the market risk has changed by more than 10 percent from the annual disclosure.

The market risk inherent in our market risk sensitive instruments and positions is the potential change arising from increases or decreases in the prices of marketable equity securities and interest rates as discussed below. Generally, our market risk sensitive instruments and positions are characterized as “other than trading.” Our exposure to market risk as discussed below includes “forward-looking statements” and represents an estimate of possible changes in fair value or future earnings that would occur assuming hypothetical future movements in equity markets or interest rates. Our views on market risk are not necessarily indicative of actual results that may occur and do not represent the maximum possible gains and losses that may occur. Actual gains and losses, fluctuations in equity markets, interest rates and the timing of transactions may differ from those estimated.

Interest

We have entered into various fixed-rate and variable-rate debt obligations, which are detailed in Note 16 to our consolidated financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 and in the “Liquidity and Capital Resources” sections of “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our variable-rate debt consists of our Term Loan B and revolving credit facility. As of January 31, 2006 and October 31, 2005, the carrying value of our Term Loan B was $209.7 million and $210.2 million, respectively, compared to a fair value of $211.9 million and $213.1 million, respectively. As of January 31, 2006 and October 31, 2005, there were no amounts drawn on the revolving credit facility. As of January 31, 2006, each approximate 10 percent, or 70 basis-point, change in the average interest rate applicable to this debt would result in a change of approximately $1.0 million in our pretax earnings. As of October 31, 2005, each approximate 10 percent, or 65 basis-point, change in the average interest rate applicable to this debt would result in a change of approximately $1.1 million in our pretax earnings. Fair value was determined using quoted market prices, where applicable, or future cash flows discounted at market rates for similar types of borrowing arrangements.

We monitor our mix of fixed- and variable-rate debt obligations in light of changing market conditions and from time to time may alter that mix by, for example, refinancing balances outstanding under our variable-rate revolving credit facility with fixed-rate debt or by entering into interest rate swaps.

Disclosure Controls and Procedures and Internal Control over Financial Reporting

Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s (“SEC”) rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Our management carried out evaluations under the supervision and with the participation of the CEO and CFO as of January 31, 2006 of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) under the Exchange Act. Based upon, and as of the date of this evaluation our CEO and CFO concluded that our disclosure controls and procedures were not effective because of the material weaknesses discussed below. Notwithstanding the material weaknesses discussed below, our management has concluded that the consolidated financial statements included in this prospectus fairly present in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. We identified the following material weaknesses in our assessment of the effectiveness of internal control over financial reporting as of January 31, 2006:

1. We did not maintain effective controls over revenue recognition related to preneed cemetery merchandise and services contracts. Specifically, we did not maintain effective controls over the reconciliation of recorded revenues to revenues based on physical delivery of preneed cemetery merchandise to ensure completeness and accuracy of recorded preneed cemetery merchandise revenue and deferred preneed cemetery revenue. This control deficiency resulted in the restatement of our consolidated financial statements for all annual and interim periods beginning with fiscal year 2001, the period in which we adopted Staff Accounting Bulletin No. 101 (“SAB 101”) “Revenue Recognition in Financial Statements”, through fiscal year 2004 and the first three quarters of fiscal year 2005. Prior to the adoption of SAB 101, we recognized preneed cemetery merchandise revenues at the time a contract was entered into with a customer. This control deficiency could result in the misstatement of cemetery merchandise revenues and of deferred preneed cemetery revenues that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency represents a material weakness.

2. We did not maintain effective controls over recognition of realized trust earnings on preneed cemetery and funeral contracts. Specifically, we did not maintain effective controls to recognize realized net trust earnings upon the delivery of the related preneed cemetery and funeral merchandise and performance of preneed funeral services to ensure accuracy of recorded realized trust earnings and deferred trust earnings. This control deficiency resulted in the restatement of our consolidated financial statements for all annual and interim periods from fiscal year 2001 through fiscal year 2004 and the first three quarters of fiscal year 2005. This control deficiency could result in the misstatement of cemetery and funeral revenues and of the deferred revenue associated with preneed cemetery and preneed funeral contracts sold on a preneed basis that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly management determined that this control deficiency represents a material weakness.

As a result of the material weaknesses described above, we have concluded that our disclosure controls and procedures were not effective as of January 31, 2006. See “Management’s Report on Internal Control Over Financial Reporting” included with the historical consolidated financial statements.

Plan for Remediation

Management, with the oversight of the Audit Committee, has been addressing the material weaknesses described above in our internal control over financial reporting and its impact over disclosure controls and procedures and is committed to effectively remediating these deficiencies as expeditiously as possible. We have devoted significant time and resources to the remediation efforts having completed a detailed review and assessment of nearly 700,000 contracts. Also, we are in the process of enhancing our automated delivery systems over cemetery merchandise and are establishing a team to design and implement an improved system for tracking and reporting trust earnings. Further, we are undertaking steps to improve our employee training programs at both cemetery and funeral locations which will include reiteration to the appropriate personnel of the importance of performing their responsibilities in accordance with Company policies and procedures.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors. Each of the following has served in the capacity indicated for more than five years, except as indicated below.

Name	Age	Position

Kenneth C. Budde	58	President, Chief Executive Officer and Director(1)
Everett N. Kendrick	64	Executive Vice President, Chief Operating Officer and President — Sales and Marketing Division(2)
Thomas M. Kitchen	58	Executive Vice President, Chief Financial Officer and Director(3)
Brent F. Heffron	56	Executive Vice President and President — Eastern Division(4)
Lawrence B. Hawkins	57	Executive Vice President and President — Investors Trust, Inc.
G. Kenneth Stephens, Jr.	44	Executive Vice President and President — Western Division(5)
Randall L. Stricklin	61	Senior Vice President and President — Corporate Development(6)
John P. Laborde	82	Director(7)
Alden J. McDonald, Jr.	62	Director(8)
James W. McFarland	60	Director(9)
John C. McNamara	41	Director(10)
Michael O. Read	62	Director(11)
Ashton J. Ryan, Jr.	58	Director(12)
Frank B. Stewart, Jr.	70	Director(10)(13)
Ronald H. Patron	61	Director(14)

(1)	Mr. Budde was appointed as President and Chief Executive Officer on September 22, 2004, after being named interim Chief Executive Officer on June 8, 2004. He served as Chief Financial Officer from May 1, 1998 to December 2, 2004.

(2)	Mr. Kendrick has served as Executive Vice President and Chief Operating Officer since July 14, 2005, and as President of our Sales and Marketing Division since January 31, 2000. From December 1, 1996 to January 30, 2000, he served as Chief Operating Officer of the Northern Region of our Eastern Division.

(3)	Mr. Kitchen was selected as Executive Vice President and Chief Financial Officer on December 2, 2004. He has served as a director since February 18, 2004. From July 2003 until he became our Chief Financial Officer, he served as an investment management consultant with Equitas Capital Advisors, LLC. From 1987 to 1999, he was Chief Financial Officer of Avondale Industries, Inc., a publicly-traded company engaged in the design, construction, system integration and repair of large, complex ships for commercial and government customers. He served as President of Avondale from 1999 to 2002, after Avondale’s acquisition by Litton Industries, which was subsequently acquired by Northrop Grumman Corporation.

(4)	Mr. Heffron has served as Executive Vice President and President of our Eastern Division since July 14, 2005. From November 1, 1998 to July 13, 2005, he served as Executive Vice President and President of our Southern Division.

(5)	Mr. Stephens has served as Executive Vice President and President of our Western Division since July 14, 2005. From January 31, 2000 to July 13, 2005, he served as Senior Vice President and President of our Eastern Division. From January 1, 1997 to January 30, 2000, he served as Chief Operating Officer of the Southern Region of our Eastern Division.

(6)	Mr. Stricklin has served as Senior Vice President and President of Corporate Development since July 14, 2005. From April 20, 2000 to July 13, 2005, he served as Senior Vice President and President of our Western Division. From August 10, 1999 to April 19, 2000, he served as Chief Operating Officer of the Southern Region of our Western Division.

(7)	Mr. Laborde is the retired Chairman Emeritus of Tidewater, Inc., a marine transportation company, and is Chairman of Laborde Marine Lifts, Inc., a marine offshore services company. He has been a director of our company since 1995 and has served as our Chairman of the Board since April 2005. He is also a director of Stone Energy Corporation and VT Halter Marine, Inc. He is the chairman of our corporate governance and nominating committee.

(8)	Mr. McDonald is the President and Chief Executive Officer of Liberty Bank and Trust Co. He has been a director since 2001 and is a member of our audit committee and our corporate governance and nominating committee.

(9)	Mr. McFarland holds the J.F., Jr. and Jessie Lee Seinsheimer Chair at the A.B. Freeman School of Business at Tulane University. He is also a director of Sizeler Property Investors, Inc. He has been a director since 1995 and is the chairman of our compensation committee and a member of our investment committee and our corporate governance and nominating committee.

(10)	Mr. McNamara is the Chief Executive Officer of Stewart Capital, LLC. Stewart Capital, LLC is an investment company owned entirely by Frank B. Stewart, Jr., our Chairman Emeritus. In his capacity as Chief Executive Officer of Stewart Capital, Mr. McNamara has participated in numerous partnerships with Mr. Stewart. Mr. McNamara is also a co-founder and general partner of LongueVue Capital, LLC, which is engaged in private equity investments and in which Mr. Stewart is a limited partner. Mr. McNamara has been a director since 2005 and is a member of our compensation committee and our corporate governance and nominating committee.

(11)	Mr. Read is a Senior Vice President at Hibernia National Bank. He has been a director since 1991 and is a member of our audit committee, compensation committee and corporate governance and nominating committee. Prior to January 2001, Mr. Read was a Vice President at Marsh USA, Inc., an insurance brokerage and consulting firm.

(12)	Mr. Ryan is President and Chief Executive Officer of First Commerce Corporation and First NBC Bank, a development state entity. He is also a director of OCA, Inc. He has been a director since 2004 and is chairman of our audit committee and our investment committee and a member of our corporate governance and nominating committee. From October 1998 to July 2005, he served as President and Chief Executive Officer of First Bank and Trust. From July 1998 until October 1998, he served as Vice Chairman of Bank One, Louisiana and Chairman of its New Orleans market. Prior to its acquisition by Bank One in 1998, he served as President and Chief Executive Officer of First National Bank of Commerce, positions he held since 1991. Mr. Ryan spent the first 20 years of his career with Arthur Andersen and Company, specializing in auditing and consulting for several financial institutions.

(13)	Mr. Stewart is Chairman Emeritus of our company and Chairman of the Board of Stewart Capital, LLC. He retired as Chairman of the Board in September 2003 and became our Chairman Emeritus at that time. He has been a director since 1970 and is a member of our investment committee.

(14)	Mr. Patron was elected to our board of directors at our annual meeting on April 20, 2006. Prior to his retirement, he served as Executive Vice President and Chief Financial Officer of our company. He joined our company in 1983, served as President of the Corporate Division and Chief Financial Officer from 1987 to 1998 and served on the board of directors from 1991 through 1998. In 1998, he scaled back his activities and took on the role of consultant and chief administrative officer until his retirement in 2001.

Executive Compensation

Summary of Compensation

The following table sets forth information with respect to the compensation paid to our Chief Executive Officer and to each of our four most highly compensated other executive officers for services rendered during the fiscal years ended October 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation Awards
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options	Compensation(5)

Kenneth C. Budde(4)	2005	$505,385	$75,000	$29,632	$506,160	575,000	$39,123
President and Chief	2004	373,601	236,250	—	95,200	50,000	35,478
Executive Officer	2003	300,000	—	—	—	—	26,514
Everett N. Kendrick	2005	313,462	75,000	25,843	200,100	186,800	15,614
Chief Operating Officer,	2004	300,000	187,500	—	81,600	50,000	16,562
Executive Vice President	2003	300,000	—	—	—	50,000	15,746
and President-Sales and Marketing Div.
Brent F. Heffron	2005	305,770	75,000	134,406	50,370	46,700	31,146
Executive Vice President	2004	300,000	144,750	—	81,600	50,000	30,808
and President-Eastern Div.	2003	300,000	—	—	—	—	25,255
G. Kenneth Stephens, Jr.	2005	306,731	75,000	187,094	50,370	46,700	15,924
Executive Vice President	2004	300,000	144,750	—	81,600	50,000	19,068
and President-Western Div.	2003	293,270	—	—	—	50,000	17,755
Lawrence B. Hawkins	2005	300,000	75,000	26,628	50,370	46,700	8,654
Executive Vice President	2004	300,000	135,831	—	95,200	50,000	3,659
and President, Investors	2003	300,000	—	—	—	—	11,904
Trust, Inc.

(1)	In fiscal year 2005, the compensation committee awarded each Named Executive Officer a bonus of $75,000 to be paid one-half in cash and one-half in common stock.

(2)	Messrs. Heffron and Stephens were paid $106,959 and $158,039, respectively, for relocation expenses during fiscal year 2005 as a result of being transferred by the Company during the year. Perquisites provided to the Named Executive Officers in fiscal year 2004 and 2003 were below the reporting threshold.

(3)	On December 22, 2003, we granted 271,000 shares of restricted stock to our executive officers. The restricted stock vests equally on October 31, 2004, October 31, 2005 and October 31, 2006. On November 18, 2004, the Company granted 72,000 shares of restricted stock to an executive officer, which vests 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. On December 20, 2004, we granted 58,000 shares of restricted stock to executive officers, which vests 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. On December 20, 2004, the Company also granted 36,500 shares of restricted stock to executive officers, which vest in equal 25 percent portions on December 20, 2005, 2006, 2007 and 2008. As of October 31, 2005, 113,999 shares have been cancelled and 27,972 were withheld to cover the tax obligation related to the restricted stock that vested on October 31, 2004, and 7,300 shares have been cancelled related to the restricted stock that vested on December 20, 2005. Dividends are paid on the restricted stock. As of October 31, 2005, the following were the number of restricted shares held and the dollar value of these shares for each of the named executive officers: Mr. Budde, 77,833 shares valued at $396,948; Mr. Kendrick, 34,000 shares valued at $173,400; Mr. Hawkins, 13,133 shares valued at $66,978; Mr. Heffron and Mr. Stephens, 12,300 shares valued at $62,730.

(4)	Mr. Budde has served as our President and Chief Executive Officer since June 2004. He was our Chief Financial Officer from May 1998 until December 2004 and our Executive Vice President from May 1998 until June 2004.

(5)	Consists of our contributions to the accounts of the named executive officers in our Stewart Enterprises Employees’ Retirement Trust (SEERT), our contributions to the accounts of the named executive officers in our Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Plan”) and interest earned in the named executive officers’ accounts in the Supplemental Plan that is considered to be at an above-market interest rate as compared to 120% of the federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. The amounts for 2005 are, respectively: Mr. Budde, $6,442, $14,422 and $18,259; Mr. Kendrick, $6,442, $3,559 and $5,613; Mr. Heffron, $6,442, $7,307 and $17,397; Mr. Stephens, $6,442, $3,194 and $6,288; Mr. Hawkins, $6,442, $672 and $1,540. The interest rate paid on the accounts of Supplemental Plan participants for fiscal year 2005 is equal to the Company’s weighted average cost of capital as of October 31, 2004, which was 10.31%.

Stock Options

The following two tables present information with respect to the executive officers named in the Summary Compensation Table concerning grants and exercises of stock options during the last fiscal year and unexercised options as of October 31, 2005.

Option Grants in Last Fiscal Year

		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of
	Underlying	Employees			Stock Price Appreciation
	Options	in Fiscal	Exercise	Expiration	for Option Term(2)
	Granted(1)	Year	Price	Date	5%	10%

Kenneth C. Budde	575,000	48.64%	$7.03	11/18/11	$1,645,602	$3,834,952
Everett N. Kendrick	186,800	15.80%	6.90	12/20/11	524,720	1,222,820
Brent F. Heffron	46,700	3.95%	6.90	12/20/11	131,180	305,705
G. Kenneth Stephens, Jr.	46,700	3.95%	6.90	12/20/11	131,180	305,705
Lawrence B. Hawkins	46,700	3.95%	6.90	12/20/11	131,180	305,705

(1)	All options become immediately exercisable upon a change of control of our company, and the compensation committee may accelerate the exercisability of the options at any time in its discretion. The options granted to Mr. Budde vest 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. The options granted to Mr. Kendrick vest 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. The options granted to Messrs. Heffron, Stephens and Hawkins vest equally on December 20, 2005, 2006, 2007 and 2008.

(2)	The potential appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $7.03 on November 18, 2004 and $6.90 on December 20, 2004. As of February 16, 2006, the price of a share of our Class A common stock was $5.40.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Stock Options at		Options at
	Acquired	Value	October 31, 2005		October 31, 2005(2)
	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth C. Budde	235,781	$284,541	33,334	591,666	0	0
Everett N. Kendrick	193,593	352,871	33,334	203,466	0	0
Brent F. Heffron	209,182	329,459	33,334	63,366	0	0
G. Kenneth Stephens, Jr.	308,216	506,625	33,334	63,366	0	0
Lawrence B. Hawkins	302,508	557,883	33,334	63,366	0	0

(1)	The value realized is (A) the difference between (1) the market price of our Class A common stock on the date the options were exercised and (2) the exercise price, multiplied by (B) the number of options exercised.

(2)	The value reflected in this table is equal to the difference between the stock price at October 31, 2005 and the exercise price multiplied by the number of exercisable and unexercisable “in-the-money” options, respectively.

Supplemental Executive Retirement Plan

Effective April 1, 2002, the company adopted the Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP is an unfunded, nonqualified, noncontributory defined benefit plan that provides retirement benefits to all of our executive officers. The benefits provided under the SERP are intended to supplement the benefits available under our 401(k) Plan and Supplemental Plan and, in part, to replace a benefit previously available under the executive officers’ employment agreements.

The SERP provides for a monthly retirement benefit based solely on a percentage of final average compensation, which is defined as the participant’s average monthly salary for the 36 months prior to the participant’s retirement date. The percentage varies based on whether the participant is designated as a “Class A” or “Class B” participant. The normal annual retirement benefit for a Class A participant is 50% of final average compensation and for a Class B participant is 40% of final average compensation. If the employee elects early retirement prior to age 65, benefits are reduced based on the number of years or partial years the early retirement date precedes age 65. A participant who terminates employment prior to age 55 is not eligible to receive benefits under the SERP.

Participants receive their benefit in the form of a monthly life annuity unless they elect a joint-and-survivor annuity or a ten-years-certain and life annuity. If the participant elects an alternate payment option, the benefit will be the actuarial equivalent of a life annuity.

Assuming that final average compensation equals 2005 fiscal year base salary, the estimated annual benefits that would be payable at normal retirement age to Mr. Budde, who is a Class A participant, and Messrs. Kendrick, Heffron, Stephens and Hawkins, each of whom is a Class B participant, are $252,693, $125,385, $122,308, $122,692 and $120,000, respectively.

Employment Agreements

Effective November 1, 2004, we renewed our employment agreements with Messrs. Budde, Kendrick, Heffron, Stephens and Hawkins (sometimes referred to as the “Named Executive Officers”). The agreements provided for employment through October 31, 2007 for Messrs. Budde and Kendrick and through October 31, 2006 for Messrs. Heffron, Stephens and Hawkins, subject to earlier termination under limited, specified circumstances, at a fixed annual salary. The agreements also provided for an annual bonus, which is awarded based upon factors established annually. Each executive has agreed that he will not compete with us for a period of two years after the termination of his employment.

Mr. Budde’s employment agreement provides for a salary of $500,000 per fiscal year beginning in fiscal year 2005 with an annual increase of $50,000 on September 21, 2005 and September 21, 2006, and a maximum annual bonus of 150% of salary beginning in fiscal year 2005, with an increase of up to 160% in fiscal year 2006 and up to 170% in fiscal year 2007.

Messrs. Kendrick’s, Heffron’s, Stephens’ and Hawkins’ agreements provided for a salary of $300,000 per fiscal year and a maximum bonus of 100% of salary per year. On October 11, 2005, the Company entered into amendments to the employment agreements with Messrs. Kendrick, Heffron, and Stephens. The salary changes in the amendments are effective retroactive to August 1, 2005.

Mr. Kendrick’s amended agreement provides for an annual salary of $350,000 and makes him eligible for an increase of $50,000 in August 2006. The agreement also provides that Mr. Kendrick is eligible to be considered for an annual bonus of up to 130% of salary, with the actual amount to be awarded based on factors established annually by the Compensation Committee of the Company’s Board of Directors.

The amended agreements with Messrs. Stephens and Heffron provide for an annual salary of $325,000 and make them eligible for an increase of $25,000 in August 2006 and eligible to be considered for a maximum annual bonus of up to 130% of salary, with the actual amount to be awarded based on factors established annually by the Compensation Committee of the Company’s Board of Directors.

In fiscal year 2006, the Compensation Committee of the Board of Directors agreed to amend the employment agreement for Mr. Hawkins. Mr. Hawkins’ amendment will provide an increase in salary to $325,000 per year effective January 1, 2006 and a maximum annual bonus of 130% of salary per fiscal year.

The employment agreements also provide that if we terminate the Named Executive Officer’s employment without “cause” (as defined in the agreement), or the Named Executive Officer terminates his employment for “good reason” (as defined in the agreement), we must pay the executive an amount equal to a single year’s salary.

  Change of Control Agreements

Effective November 1, 2004, we renewed our change of control agreements with the Named Executive Officers. The change of control agreements supercede the employment agreements after a change of control. The agreements for Messrs. Budde and Kendrick provide that if a change of control occurs before October 31, 2007, the executive’s employment term will continue through the later of the second anniversary of the change of control or October 31, 2007, subject to earlier termination pursuant to the agreement. The agreements for Messrs. Heffron, Stephens and Hawkins provide that if a change of control occurs before October 31, 2006, the executive’s employment term will continue through the later of the second anniversary of the change of control or October 31, 2006. After a change of control and during the employment term, the executive is entitled to substantially the same position in substantially the same location as prior to the change of control. In addition, the executive is entitled to the salary, maximum bonus and benefits provided in his employment agreement or, if more favorable, those provided to peer employees of the acquiror.

If after a change of control, but during the employment term, we terminate the executive’s employment without “cause” (as defined in the agreements) or the executive terminates employment for “good reason” (as defined in the agreements), we must pay the executive an amount equal to three times the sum of his salary and average annual bonus in the case of Messrs. Budde and Kendrick and two times the sum of salary and average annual bonus in the case of Messrs. Heffron, Stephens and Hawkins. “Good reason” includes the failure of the acquiror to provide the executive with substantially the same position after the change of control, and the executive’s position is not considered to be substantially the same after a change of control unless he holds an equivalent position with the ultimate parent company of the entity resulting from the transaction. In addition, a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control is deemed a termination for “good reason.” The non-competition provisions of the executive’s employment agreement continue to apply after a change of control.

The agreements with Messrs. Budde and Kendrick provide that if after a change of control the executive is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”) because of payments made under the agreement and any benefit received under any other agreement, including the value of accelerated vesting of stock options (referred to collectively as “Change in Control Payments”), we must pay the executive (whether or not his employment has terminated) the amount necessary to place him in the same after-tax position (i.e., after the payment of federal income tax and the Excise Tax) as he would have been in if the Change in Control Payments were not subject to the Excise Tax.

The agreements with Messrs. Stephens, Heffron and Hawkins provide that the cash payments that we must pay each of them under the agreement following a change in control shall be reduced to the extent necessary so that no portion of the Change in Control Payments which each is entitled to receive is subject to the Excise Tax unless (i) the reduced payment, when combined with all other Change in Control Payments to be received by the executive, net of all federal, state and local income and employment taxes imposed upon the Change in Control Payments, is less than (ii) the amount of the Change in Control Payments that each executive would receive if no such reduction occurred, net of all federal, state and local income and employment taxes and the Excise Tax imposed on the Change in Control Payments.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, James W. McFarland, John C. McNamara and Michael O. Read served on the compensation committee. Leslie R. Jacobs served on the compensation committee until she resigned from the board of directors in December 2004. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on the compensation committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our board of directors or on our compensation committee.

Director Compensation

Each member of the board of directors who is not a full-time employee (an “Outside Director”) was paid during the last fiscal year (1) a quarterly retainer of $5,250, (2) $1,500 for each board meeting attended and (3) $1,500 for each committee meeting attended. Meeting fees for committee chairs are $1,800 per meeting. Directors who are employees do not receive additional compensation for their service on the board or board committees.

In 2000, we granted options to purchase 64,400 shares of our Class A common stock to each Outside Director (14,400 options under the Amended and Restated Directors’ Stock Option Plan and 50,000 options under the 2000 Directors’ Stock Option Plan). A portion of the options became exercisable immediately, and a portion became exercisable in 25 percent annual increments. Options not previously exercised expired on January 31, 2005. The exercise price of the options was the fair market value of the Class A common stock on the date of grant. Any person who joined the board as an Outside Director between the 2000 and the 2004 Annual Meeting of Shareholders received an option for a pro rata portion of a 50,000 grant.

On July 15, 2003, we announced that Frank B. Stewart, Jr., Chairman of the Board, had elected to retire and become Chairman Emeritus of the Company. As part of Mr. Stewart’s retirement benefits agreement, we agreed to pay Mr. Stewart $1,650,000 in three installments of $550,000 each. The final payment was made on June 20, 2005.

PRINCIPAL STOCKHOLDERS

Stock Ownership of Directors and Executive Officers

The table below sets forth certain information concerning the beneficial ownership, as of April 5, 2006, of our Class A and Class B common stock by (1) each director and director nominee, (2) each executive officer for whom compensation information is disclosed under the caption “Executive Compensation,” and (3) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power. The Class A and Class B common stock are substantially identical, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is automatically converted into one share of Class A common stock upon transfer to persons other than certain affiliates of Frank B. Stewart, Jr. As of April 5, 2006, Frank B. Stewart, Jr. was the record holder of all of the shares of Class B common stock, and, as a result of his ownership of Class A and Class B common stock, beneficially owned 30.3 percent of our total voting power.

				Acquirable through
		Number of Shares		Currently
		Beneficially		Exercisable	Percent of
Beneficial Owner	Class	Owned(1)(2)		Stock Options(3)	Class(3)

Directors and Director Nominees
Frank B. Stewart, Jr.	Class A	7,235,885	(4)	0	7.0%
111 Veterans Memorial Boulevard	Class B	3,555,020	(5)	0	100.0%
Suite 160
Metairie, LA 70005
John P. Laborde	Class A	44,327	(6)	0	*
Kenneth C. Budde	Class A	292,101	(7)	177,084	*
Thomas M. Kitchen	Class A	45,083	(8)	46,700	*
Alden J. McDonald, Jr.	Class A	6,205	(9)	0	*
James W. McFarland	Class A	28,376		0	*
John C. McNamara	Class A	33,200		0	*
Ronald H. Patron	Class A	10,500		0	*
Michael O. Read	Class A	49,539	(10)	0	*
Ashton J. Ryan, Jr.	Class A	0		0	*
Named Executive Officers(11)
Everett N. Kendrick	Class A	54,390	(12)	80,034	*
Brent F. Heffron	Class A	167,240	(13)	45,009	*
G. Kenneth Stephens, Jr.	Class A	57,370	(14)	45,009	*
Lawrence B. Hawkins	Class A	97,316	(15)	45,009	*
All directors and executive officers as a group (14 persons)	Class A	8,168,370	(16)	483,854	8.3%
	Class B	3,555,020		0	100.0%

*	Less than 1%.

(1)	Excludes shares subject to options currently exercisable or exercisable within 60 days, which shares are set forth separately in the next column.

(2)	Includes shares held indirectly through the Stewart Enterprises Employees’ Retirement Trust (SEERT). Individuals participating in the SEERT have sole investment power, but no voting power, over the shares. Participants in the SEERT may choose to direct personal contributions, as well as matching and discretionary profit sharing contributions from our company, into the Stewart Enterprises Company Stock Fund (the “Fund”). The Fund is a blend of Stewart Enterprises, Inc. Class A common stock and cash.

Participants do not have direct ownership of Stewart Enterprises, Inc. stock, but rather have ownership of units in the Fund. As of December 31, 2005, one unit in the Fund was equivalent to .821 of a share of stock.

(3)	Consists of shares subject to options currently exercisable or exercisable within 60 days. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding Class A common stock owned by a person individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.

(4)	Includes 6,768,444 shares owned as community property with Mr. Stewart’s wife, 442,350 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart shares voting and investment power, and 25,091 shares held indirectly by Mr. Stewart through the SEERT.

(5)	Each share of Class B common stock has ten votes per share and, unless otherwise required by law, the holder of Class B common stock votes together with the holders of Class A common stock on all matters brought before the shareholders. As of April 5, 2006, Mr. Stewart beneficially owned shares of Class A and B common stock having 42,318,644 votes, or 30.3 percent of our total voting power.

(6)	Includes 428 shares owned by Mr. Laborde’s wife.

(7)	Includes 7,570 shares held indirectly by Mr. Budde through the SEERT and 59,833 shares of restricted stock.

(8)	Includes 21,750 shares of restricted stock.

(9)	Includes 3,000 shares owned by Mr. McDonald through a family corporation with respect to which Mr. McDonald shares voting and investment power.

(10)	Includes 10,500 shares held in a trust, with respect to which Mr. Read is a trustee and shares voting and investment power.

(11)	Information regarding Mr. Budde, who is a named executive officer other than Messrs. Kendrick, Heffron, Stephens and Hawkins, appears immediately above, under the caption “Directors and Director Nominees.”

(12)	Includes 4,622 shares held indirectly by Mr. Kendrick through the SEERT, 26,750 shares of restricted stock, 4,441 shares held indirectly by Mr. Kendrick’s wife through the SEERT and 1,405 shares owned by Mr. Kendrick’s wife.

(13)	Includes 2,641 shares held indirectly by Mr. Heffron through the SEERT and 10,475 shares of restricted stock.

(14)	Includes 4,070 shares held indirectly by Mr. Stephens through the SEERT and 10,475 shares of restricted stock.

(15)	Includes 5,649 shares held indirectly by Mr. Hawkins through the SEERT and 11,308 shares of restricted stock.

(16)	As of April 5, 2006, all directors and executive officers as a group beneficially owned shares of Class A and Class B common stock representing 31.5 percent of our total voting power.

Stock Ownership of Certain Beneficial Owners

As of April 5, 2006, the persons named below were, to our knowledge, the only beneficial owners of more than 5 percent of our outstanding Class A common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Frank B. Stewart, Jr., whose beneficial ownership of our Class A and Class B common stock is described above.

		Amount and Nature of	Percent of
Beneficial Owner	Class	Beneficial Ownership	Class

Dimensional Fund Advisors, Inc.	Class A	9,206,652(1)	8.8%
1299 Ocean Avenue 11th Floor Santa Monica, California 90401
Westfield Capital Management	Class A	5,372,100(2)	5.1%
One Financial Center
Boston, MA 02111-2690

(1)	Based solely on information contained in a Schedule 13 G/A filed with the Securities and Exchange Commission (“SEC”) on February 6, 2006, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

(2)	Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2006, indicating that all shares shown as beneficially owned are held with sole voting and investment power.

RELATED PARTY TRANSACTIONS

In January 1998, we discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., our Chairman Emeritus. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685,000 from us pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to our cost of borrowing under our revolving credit facility and is payable when the principal becomes due. The amount of the loan is equal to the cash value received by us upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the board of directors. The outstanding balance of the loan at October 31, 2005, including accrued interest, was approximately $1,043,507.

In February 1997, in connection with our acquisition of Stricklin/Snively Mortuary and Catalina Channel Cremation Society, Randall L. Stricklin, Senior Vice President and President of Corporate Development and his wife, Barbara J. Stricklin, entered into non-competition agreements with one of our subsidiaries. These agreements provide that Mr. and Mrs. Stricklin will be paid a total of $500,000 in 40 equal quarterly installments. During fiscal year 2005, Mr. and Mrs. Stricklin were paid a total of $50,000.

The father of G. Kenneth Stephens, Jr., Executive Vice President and President of our Western Division, has an 81 percent ownership interest in Cemetery Funeral Supply, Inc., one of our vendors. For the fiscal years ended October 31, 2005, 2004 and 2003, we paid Cemetery Funeral Supply, Inc. $226,198, $252,135 and $281,465, respectively.

For 2005, we paid $155,220 in cash compensation to Kevin Rowe in his capacity as a sales director for our Company. Mr. Rowe is the son of William E. Rowe, former Chairman of the Board. We paid $63,798 in cash compensation to John Budde in his capacity as an information systems manager for our Company. Mr. Budde is the brother of Kenneth C. Budde, President and Chief Executive Officer. Michael Crane, Jr., funeral home and cemetery general manager, and Jeff Crane, trust manager, the sons of Michael K. Crane, Sr., the former Senior Vice President and President of our Central Division, were paid $80,509 and $75,072 in cash compensation, respectively. We paid $382,545 in cash compensation to Brenna D. Bennett in her capacity as a senior sales executive for our Company. Ms. Bennett is the wife of Everett N. Kendrick, Chief Operating Officer, Executive Vice President and President of our Sales and Marketing Division.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the Exchange Notes by participating broker-dealers. Exchange Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such Exchange Notes. Any participating broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the date of this prospectus we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the Outstanding Notes. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this exchange offer. The holders of Outstanding Notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their Outstanding Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers presently make a market in the notes. However, they are not obligated to do so, and any Initial Purchaser may cease its market-making activities at any time. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Notes will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.

EXPERTS

The financial statements as of October 31, 2005 and 2004 and for each of three years in the period ended October 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of October 31, 2005 included in this Prospectus have been so included in reliance on the reports (which contains an explanatory paragraph relating to the Company’s restatement of its financial statements as discussed in Note 2 to the financial statements and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC and provides you with a general description of the Exchange Notes being registered. You should rely only on information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of those documents.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy that information at the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC’s Internet address is http://www.sec.gov.

To request a copy of any or all of these documents, you should write or telephone us at our principal executive office at the following address and telephone number:

Stewart Enterprises, Inc.
1333 South Clearview Parkway
Jefferson, Louisiana 70121
Attention: Martin R. de Lauréal
(504) 729-1429

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2006	2005
		(Restated)
		(Note 1)

Revenues:
Funeral	$71,789	$69,716
Cemetery	54,816	52,852

	126,605	122,568

Costs and expenses:
Funeral	53,973	51,918
Cemetery	43,553	43,408

	97,526	95,326

Gross profit	29,079	27,242
Corporate general and administrative expenses	(7,219)	(4,216)
Hurricane related charges, net	(2,638)	—
Separation charges	(154)	—
Gains on dispositions and impairment (losses), net	298	878
Other operating income, net	978	239

Operating earnings	20,344	24,143
Interest expense	(7,528)	(10,376)
Loss on early extinguishment of debt	—	(2,651)
Investment and other income, net	468	108

Earnings from continuing operations before income taxes	13,284	11,224
Income taxes	4,895	3,835

Earnings from continuing operations	8,389	7,389

Discontinued operations:
Earnings from discontinued operations before income taxes	—	530
Income taxes	—	16

Earnings from discontinued operations	—	514

Earnings before cumulative effect of change in accounting principle	8,389	7,903
Cumulative effect of change in accounting principle (net of $101,061 income tax benefit)	—	(153,180)

Net earnings (loss)	$8,389	$(145,277)

Basic earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	$.07
Earnings from discontinued operations	—	—
Cumulative effect of change in accounting principle	—	(1.40)

Net earnings (loss)	$.08	$(1.33)

Diluted earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	$.07
Earnings from discontinued operations	—	—
Cumulative effect of change in accounting principle	—	(1.40)

Net earnings (loss)	$.08	$(1.33)

Weighted average common shares outstanding (in thousands):
Basic	108,504	109,087

Diluted	108,522	109,450

Dividends declared per common share	$.025	$—

See accompanying notes to condensed consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31,	October 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$64,572	$40,605
Marketable securities	1,307	1,302
Receivables, net of allowances	67,208	79,897
Inventories	32,282	33,480
Prepaid expenses	4,911	2,766
Deferred income taxes, net	8,101	11,116

Total current assets	178,381	169,166
Receivables due beyond one year, net of allowances	70,783	68,935
Preneed funeral receivables and trust investments	513,338	503,468
Preneed cemetery receivables and trust investments	252,719	257,437
Goodwill	272,729	272,729
Cemetery property, at cost	366,384	366,776
Property and equipment, at cost:
Land	41,495	41,191
Buildings	289,416	288,005
Equipment and other	161,075	158,285

	491,986	487,481
Less accumulated depreciation	200,831	195,845

Net property and equipment	291,155	291,636
Deferred income taxes, net	186,910	187,573
Cemetery perpetual care trust investments	218,963	213,088
Other assets	19,573	20,318

Total assets	$2,370,935	$2,351,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,142	$3,168
Accounts payable	10,472	10,758
Accrued payroll	11,285	12,306
Accrued insurance	21,269	20,757
Accrued interest	8,949	5,236
Other current liabilities	16,475	24,681
Income taxes payable	1,296	886

Total current liabilities	72,888	77,792
Long-term debt, less current maturities	405,994	406,859
Deferred preneed funeral revenue	280,867	284,464
Deferred preneed cemetery revenue	299,602	292,511
Non-controlling interest in funeral and cemetery trusts	636,895	626,841
Other long-term liabilities	11,784	11,442

Total liabilities	1,708,030	1,699,909

Commitments and contingencies	—	—
Non-controlling interest in perpetual care trusts	217,263	211,764

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 150,000,000 shares issued and outstanding 105,115,187 shares at January 31, 2006 and October 31, 2005	105,115	105,115
Class B authorized 5,000,000 shares issued and outstanding 3,555,020 shares at January 31, 2006 and October 31, 2005, 10 votes per share, convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	665,370	667,663
Accumulated deficit	(327,919)	(336,308)
Unearned restricted stock compensation	(474)	(569)
Accumulated other comprehensive loss:
Unrealized depreciation of investments	(5)	(3)

Total accumulated other comprehensive losses	(5)	(3)

Total shareholders’ equity	445,642	439,453

Total liabilities and shareholders’ equity	$2,370,935	$2,351,126

See accompanying notes to condensed consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Unaudited)
(Dollars in thousands, except per share amounts)

				Unearned
		Additional		Restricted	Unrealized	Total
	Common	Paid-In	Accumulated	Stock	Depreciation of	Shareholders’
	Stock(1)	Capital	Deficit	Compensation	Investments	Equity

Balance October 31, 2005	$108,670	$667,663	$(336,308)	$(569)	$(3)	$439,453
Comprehensive income (loss):
Net earnings			8,389			8,389
Other comprehensive loss:
Unrealized depreciation of investments, net of deferred tax benefit of $1					(2)	(2)

Total other comprehensive loss	—	—	—	—	(2)	(2)

Total comprehensive income (loss)	—	—	8,389	—	(2)	8,387
Restricted stock activity				95		95
Share-based compensation		424				424
Dividends ($.025 per share)		(2,717)				(2,717)

Balance January 31, 2006	$108,670	$665,370	$(327,919)	$(474)	$(5)	$445,642

(1)	Amount includes 105,115 shares (in thousands) of Class A common stock with a stated value of $1 per share as of January 31, 2006 and October 31, 2005, and includes 3,555 shares (in thousands) of Class B common stock.

See accompanying notes to condensed consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2006	2005
		(Restated)
		(Note 1)
Cash flows from operating activities:
Net earnings (loss)	$8,389	$(145,277)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
(Gains) on dispositions and impairment losses, net	(298)	(1,421)
Cumulative effect of change in accounting principle	—	153,180
Loss on early extinguishment of debt	—	2,651
Depreciation and amortization	5,149	5,330
Amortization of deferred financing costs	264	508
Provision for doubtful accounts	2,095	1,920
Share-based compensation	424	—
Tax benefit on stock options exercised	—	1,757
Provision for deferred income taxes	3,679	1,772
Other	95	60
Changes in assets and liabilities:
(Increase) decrease in other receivables	4,029	(3,003)
Decrease in inventories and cemetery property	1,589	375
Decrease in accounts payable and accrued expenses	(5,078)	(14,245)
Net effect of preneed funeral production and maturities	(3,629)	(4,222)
Net effect of preneed cemetery production and deliveries	12,024	(587)
Decrease in other	(1,508)	(671)

Net cash provided by (used in) operating activities	27,224	(1,873)

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	16
Proceeds from sale of assets, net	9	5,449
Insurance proceeds related to hurricane damaged properties	4,540	—
Additions to property and equipment	(4,274)	(6,512)
Other	15	28

Net cash provided by (used in) investing activities	290	(1,019)

Cash flows from financing activities:
Proceeds from long-term debt	—	110,000
Repayments of long-term debt	(891)	(124,274)
Debt issue costs	—	(1,681)
Issuance of common stock	—	10,419
Dividends	(2,717)	—
Other	61	(944)

Net cash used in financing activities	(3,547)	(6,480)

Net increase (decrease) in cash	23,967	(9,372)
Cash and cash equivalents, beginning of period	40,605	21,514

Cash and cash equivalents, end of period	$64,572	$12,142

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	$200	$700
Interest	$3,200	$17,300

See accompanying notes to condensed consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

(1)	Restatement

In connection with the filing of the 2005 Form 10-K, the Company reported that it was restating its consolidated financial statements for fiscal years 2004 and 2003, all the quarters therein and the first three quarters of fiscal year 2005. These restatements have resulted in the restatement of the condensed consolidated statements of earnings and cash flows for the first quarter of fiscal year 2005 included in this Form 10-Q. The restatements are primarily the result of:

(A) The incorrect determination of operating and reportable segments and reporting units related to the application of FASB Statement No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”), which also had the effect of changing the charges recorded for the assets sold as part of the Company’s plan initiated in December 2003 (see Note 13) to sell a number of businesses, and the net book value of assets held for sale on its balance sheet.

(B) Errors identified in revenue recognition of preneed cemetery merchandise and services contracts and recognition of realized trust earnings on preneed cemetery and funeral merchandise and services contracts.

(C) Other miscellaneous adjustments, including adjustments for lease-related accounting practices.

The restatement for these errors is discussed in more detail below.

Segments and Reporting Units

The Company re-evaluated its application of FASB Statement No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”), and determined that it had incorrectly identified its operating and reportable segments for all prior periods. The Company concluded that it had eleven operating and reportable segments, which consisted of a corporate trust management segment and a funeral and cemetery segment for each of five geographic areas: Central, Western, Eastern, Southern — Florida and All Other. The Company’s historical presentation of segment data had consisted of two operating and reportable segments, funeral and cemetery. As part of the Company’s strategic planning process, in the fourth quarter of 2005, the Company reorganized and revised its operating divisions from four to two and revised its operating and reportable segments. For further discussion of the Company’s operating and reportable segments, see Note 10.

The correction of the Company’s operating segments had the related effect of requiring changes in the Company’s reporting units for purposes of goodwill impairment testing under SFAS No. 142, retroactive to the November 1, 2001 adoption date of SFAS No. 142. The Company’s evaluation of goodwill should have been performed to include 13 reporting units as opposed to the two reporting units historically identified. As a result of the reorganization and revision of the Company’s divisions effective for the fourth quarter of 2005, the Company revised its evaluation of goodwill based upon 11 reporting units.

The restatement of the Company’s operating segments and reporting units resulted in the need to correct its goodwill impairment reviews as of November 1, 2001 (the date the Company adopted SFAS No. 142) and as of October 31, 2002, 2003 and 2004. Consequently, the Company recorded a $209,400 ($193,090 after tax, or $1.78 per diluted share) charge on November 1, 2001 as a cumulative effect of change in accounting principle for the adoption of SFAS No. 142. The Company’s previously reported financial statements did not include a goodwill impairment charge upon the initial adoption of SFAS No. 142 on November 1, 2001 or during its annual assessment in the fourth quarter of fiscal year 2002. The Company also restated its previously reported fiscal year 2003 goodwill impairment charge of $73,000 ($66,900 after tax, or $.62 per share) because

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

based on its revised reporting units, no goodwill impairment charge for the year ended October 31, 2003 was necessary.

Further, the restatement of goodwill on the Company’s balance sheet had the effect of changing the net book value of the assets the Company sold as part of the Company’s plan to sell a number of its businesses and the net book value of assets held for sale on the Company’s balance sheet.

Deferred Revenue Project

In connection with the Company’s internal control assessment under Section 404 of Sarbanes-Oxley, it undertook a project (the “deferred revenue project”) in 2005 to verify the balances in deferred preneed cemetery revenue and deferred preneed funeral revenue by reviewing substantially all of the preneed cemetery and funeral service and merchandise contracts included in its backlog. This process involved the review of nearly 700,000 preneed contracts. The deferred revenue project resulted in the Company’s assessment that the recorded amount of deferred revenue and revenue associated with cemetery merchandise and funeral service and merchandise contracts were misstated, and therefore, the Company needed to correct and restate its prior period financial statements for fiscal years 2001 through 2004, including the quarters therein, and the first three quarters of 2005. The Company also identified errors in the amounts of recorded realized trust earnings and deferred realized trust earnings for these periods. Deferred realized trust earnings are included in deferred preneed funeral revenue and deferred preneed cemetery revenue prior to recognition as revenues. The adjustment impacted the cumulative effect of adopting SAB No. 101 on November 1, 2000, and reported revenues and earnings for fiscal years 2001 through 2004 and the first three quarters of 2005.

The errors to deferred preneed revenues discussed above also resulted in restatements to the amount of preneed selling costs recorded upon the adoption of SAB No. 101, and in subsequent years and also the charge for the 2005 cumulative effect of change in accounting principle related to preneed selling costs adopted effective November 1, 2004. See Note 3(a).

The overall impact of the restatements related to the deferred revenue project on net earnings and net earnings per share for the three months ended January 31, 2005 was a decrease in net earnings of $13,560 (including $11,862, or $.11 per share, related to the cumulative effect of change in accounting principle for preneed selling costs), and a decrease in earnings per share of $.12, respectively.

Other Adjustments

As previously disclosed in the Company’s Form 10-Q for the second quarter of fiscal year 2005, the Company reviewed its lease-related accounting practices and determined that certain adjustments related to rent escalations and leasehold improvement amortization were necessary. The cumulative effect of these adjustments for all prior periods amounted to a charge of $1,839 ($1,149 after tax, or $.01 per share). The Company evaluated the materiality of these operating lease adjustments on its financial statements and concluded that the impact of these adjustments was not material. As a result, the Company recorded the cumulative effect of these prior period adjustments of $1,839 as non-cash charges to funeral and cemetery costs in the second quarter of fiscal year 2005. Because the Company amended its financial statements for the restatements discussed above, the Company is now required to record the lease adjustments in the periods they were actually incurred.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

A summary of the effects of the restatements described above on the Company’s condensed consolidated financial statements for the three months ended January 31, 2005 is presented below.

				Effect of
	As			Restating to
	Previously		Effect of	Correct for	As	As
	Reported-	Effect of	Restating	the Impact	Restated-	Reclassified
	Three Months	2005 Preneed	to Correct	of the	Three Months	and Restated-
	Ended	Selling Costs	for Goodwill	Deferred	Ended	Three Months
	January 31,	Accounting	Reporting	Revenue	January 31,	Ended January 31,
	2005(1)	Change(2)	Unit Errors(3)	Project	2005	2005(4)

Consolidated Statements of Earnings:
Revenues:
Funeral	$71,623	$(67)	$—	$(1,609)	$69,947	$69,716
Cemetery	54,856	(210)	—	(1,591)	53,055	52,852

	126,479	(277)	—	(3,200)	123,002	122,568
Costs and expenses:
Funeral	51,413	697	—	—	52,110	51,918
Cemetery	43,172	335	—	—	43,507	43,408

	94,585	1,032	—	—	95,617	95,326

Gross profit	31,894	(1,309)	—	(3,200)	27,385	27,242
Corporate general and administrative expenses	(4,216)	—	—	—	(4,216)	(4,216)
Gains on dispositions and impairment (losses), net	331	390	173	—	894	878
Other operating income, net	244	—	—	—	244	239

Operating earnings	28,253	(919)	173	(3,200)	24,307	24,143
Interest expense	(10,376)	—	—	—	(10,376)	(10,376)
Loss on early extinguishment of debt	(2,651)	—	—	—	(2,651)	(2,651)
Investment and other income, net	108	—	—	—	108	108

Earnings from continuing operations before income taxes	15,334	(919)	173	(3,200)	11,388	11,224
Income taxes	5,989	(434)	(77)	(1,502)	3,976	3,835

Earnings from continuing operations	9,345	(485)	250	(1,698)	7,412	7,389
Earnings from discontinued operations before income taxes	3	313	50	—	366	530
Income taxes	138	80	(343)	—	(125)	16

Earnings (loss) from discontinued operations	(135)	233	393	—	491	514

Earnings before cumulative effect of change in accounting principles	9,210	(252)	643	(1,698)	7,903	7,903
Cumulative effect of change in accounting principles	—	(141,318)	—	(11,862)	(153,180)	(153,180)

Net earnings (loss)	$9,210	$(141,570)	$643	$(13,560)	$(145,277)	$(145,277)

Basic earnings (loss) per common share:
Earnings from continuing operations	$.08	$(.01)	$.01	$(.01)	$.07	$.07
Earnings from discontinued operations	—	—	—	—	—	—
Cumulative effect of change in accounting principle	—	(1.29)	—	(.11)	(1.40)	(1.40)

Net earnings (loss)	$.08	$(1.30)	$.01	$(.12)	$(1.33)	$(1.33)

Diluted earnings (loss) per common share:
Earnings from continuing operations	$.08	$(.01)	$.01	$(.01)	$.07	$.07
Earnings from discontinued operations	—	—	—	—	—	—

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

				Effect of
	As			Restating to
	Previously		Effect of	Correct for	As	As
	Reported-	Effect of	Restating	the Impact	Restated-	Reclassified
	Three Months	2005 Preneed	to Correct	of the	Three Months	and Restated-
	Ended	Selling Costs	for Goodwill	Deferred	Ended	Three Months
	January 31,	Accounting	Reporting	Revenue	January 31,	Ended January 31,
	2005(1)	Change(2)	Unit Errors(3)	Project	2005	2005(4)

Cumulative effect of change in accounting principle	—	(1.29)	—	(.11)	(1.40)	(1.40)

Net earnings (loss)	$.08	$(1.30)	$.01	$(.12)	$(1.33)	$(1.33)

(1)	The previously reported amounts represent amounts reported in the Form 10-Q for the quarter ended January 31, 2005 filed on March 10, 2005.

(2)	Represents changes due to the 2005 change in accounting principle related to preneed selling costs that was first reported in the Form 10-Q for the second quarter of fiscal year 2005 but was effective as of November 1, 2004. The amounts in this column reflect the impact of recording the cumulative effect of the change in accounting principle, reversal of amounts previously amortized and the recording of selling costs incurred in the period. See Note 3(a) for further discussion of this change in accounting principle.

(3)	Represents adjustments for the restatement of goodwill on the Company’s consolidated balance sheet which had the effect of changing the net book value of the assets included as part of its plan to sell a number of its businesses initiated in December 2003.

(4)	Represents the January 2006 classification of continuing and discontinued operations. See Note 13 for further discussion related to discontinued operations.

(2)	Basis of Presentation

(a)	The Company

The Company is a provider of funeral and cemetery products and services in the death care industry in the United States. Through its subsidiaries, the Company offers a complete line of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of January 31, 2006, the Company owned and operated 231 funeral homes and 144 cemeteries in 26 states within the United States and Puerto Rico. The Company has five operating and reportable segments consisting of a corporate trust management segment and a funeral and cemetery segment for each of two geographic areas: Eastern and Western.

(b)	Principles of Consolidation

The accompanying condensed consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

(c)	Interim Disclosures

The information as of January 31, 2006, and for the three months ended January 31, 2006 and 2005, is unaudited but, in the opinion of management, reflects all adjustments, which are of a normal recurring nature, necessary for a fair presentation of financial position and results of operations for the interim periods. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

The October 31, 2005 condensed consolidated balance sheet data was derived from audited financial statements in the Company’s 2005 Form 10-K, but does not include all disclosures required by accounting principles generally accepted in the United States of America, which are presented in the Company’s 2005 Form 10-K.

The results of operations for the three months ended January 31, 2006 are not necessarily indicative of the results to be expected for the fiscal year ending October 31, 2006.

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)	Share-Based Compensation

As of January 31, 2006, the Company had three share-based compensation plans, which are described in more detail in Note 20 to the consolidated financial statements of the Company’s 2005 Form 10-K. Prior to November 1, 2005, the Company accounted for those plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” No stock-based employee compensation cost related to stock options was reflected in net earnings, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. Accordingly, share-based compensation related to stock options was only included as a pro forma disclosure in the financial statement footnotes.

Effective November 1, 2005, the Company adopted SFAS No. 123R, “Share-Based Payment,” using the modified prospective application transition method. Under this transition method, compensation cost in 2006 includes the portion vesting in the period for (1) all share-based payments granted prior to, but not vested as of November 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (2) all share-based payments granted subsequent to November 1, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Under the modified prospective application transition method, no cumulative effect of change in accounting principle charge is required for the Company, and results for prior periods have not been restated. See below for the pro forma disclosures related to the three months ended January 31, 2005. SFAS No. 123R also requires excess tax benefits be reported as a financing cash inflow rather than an operating cash inflow.

Net earnings for the three months ended January 31, 2006 includes $424 ($275 after tax) of share-based compensation costs and is included in corporate general and administrative expenses in the condensed consolidated statement of earnings for the three months ended January 31, 2006. As of January 31, 2006, there was $4,091 of total unrecognized compensation cost related to nonvested share-based compensation that is expected to be recognized over a weighted-average period of 2.41 years. Based on current grants, total share-based compensation cost for fiscal year 2006 is expected to be approximately $1,658.

On November 29, 2005, the Company granted new options to employees for the purchase of 269,250 shares of Class A common stock at an exercise price of $5.06 per share, which vest in equal

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

25 percent portions on November 29, 2006, 2007, 2008 and 2009. These options expire on November 29, 2012. These were the only options granted during the quarter ended January 31, 2006. There were no stock option exercises during the quarter ended January 31, 2006. A summary of option activity under the plans for the three months ended January 31, 2006 is as follows:

	Three Months Ended January 31, 2006
	Number of Shares	Weighted Average	Aggregate
	Underlying Options	Exercise Prices	Intrinsic Value

Outstanding as of November 1, 2005	1,468,734	$6.62
Granted	269,250	$5.06
Exercised/Repurchased	—	$—
Forfeited	—	$—

Outstanding as of January 31, 2006	1,737,984	$6.38	$163

Exercisable as of January 31, 2006	517,188	$6.28	$23

Weighted-average fair value of options granted		$2.22

The following table further describes the Company’s stock options outstanding as of January 31, 2006.

	Options Outstanding			Options Exercisable
	Number	Weighted Average		Number	Weighted
	Outstanding	Remaining	Weighted Average	Exercisable	Average
Range of Exercise Prices	at 1/31/2006	Contractual Life	Exercise Prices	at 1/31/2006	Exercise Prices

$5.06	269,250	6.83 years	$5.06	—	$—
$5.44	333,334	7.89 years	$5.44	233,338	$5.44
$6.90	560,400	5.89 years	$6.90	140,100	$6.90
$7.03	575,000	5.80 years	$7.03	143,750	$7.03

$5.06 to $7.03	1,737,984	6.39 years	$6.38	517,188	$6.28

	Three Months Ended	Weighted Average
	January 31, 2006	Grant-Date Fair Value

Nonvested options as of November 1, 2005	1,235,396	$3.92
Granted	269,250	$2.22
Vested	(283,850)	$4.06
Forfeited	—	$—

Nonvested options as of January 31, 2006	1,220,796	$3.52

The fair value of the Company’s stock options is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for the quarter ended January 31, 2006: expected dividend yield of 0.3 percent; expected volatility of 54.9 percent; risk-free interest rate of 3.5 percent; and an expected term of 7.8 years. The following were the weighted average assumptions for 2005: expected dividend yield of zero percent; expected volatility of 43.3 percent; risk-free interest rate of 4.4 percent; and an expected term of 4.3 years. The expected dividend yield is based on the Company’s annual dividend payout at grant date. Expected volatility is based on the historical volatility of the Company’s stock for a period approximating the expected life. The risk-free interest rate is based on the U.S. treasury yield in

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

effect at the time of grant and has a term equal to the expected life. The expected term of the options represents the period of time the options are expected to be outstanding.

The expense related to restricted stock that was granted in fiscal year 2005 and 2004 is reflected in earnings and amounted to $95 and $145 for the three months ended January 31, 2006 and 2005, respectively. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the three months ended January 31, 2005.

Three Months Ended
January 31, 2005

Net loss	$(145,277)
Stock-based employee compensation expense included in reported net earnings, net of tax	90
Total stock-based employee compensation expense determined under fair value-based method, net of tax	(528)

Pro forma net loss	$(145,715)

Net loss per common share:
Basic — as reported	$(1.33)

Basic — pro forma	$(1.33)

Diluted — as reported	$(1.33)

Diluted — pro forma	$(1.33)

(f)	Reclassifications

Certain reclassifications have been made to the 2005 condensed consolidated statements of earnings and cash flows in order for these periods to be comparable. All businesses sold in fiscal year 2006 and fiscal year 2005 that met the criteria for discontinued operations have been classified as discontinued operations for all periods presented. These reclassifications had no effect on net earnings or shareholders’ equity.

(3)	Change in Accounting Principles and New Accounting Principles

(a)	Preneed Selling Costs

On May 31, 2005, the Company changed its method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales. The Company has applied this change in accounting principle effective November 1, 2004. Prior to this change, commissions and other costs that varied with and were primarily related to the acquisition of new prearranged funeral and cemetery service and merchandise sales were deferred and included in deferred charges and amortized in proportion to preneed revenue recognized during the period in a manner consistent with SFAS No. 60, “Accounting and Reporting for Insurance Companies.” The Company decided to change its accounting for preneed selling costs to expense such costs as incurred. The Company concluded that expensing these costs as they are incurred would be preferable to the old method because it will make its reported results more comparable with other public death care companies, better align the costs of obtaining preneed contracts with the cash outflows associated with obtaining such contracts and eliminate the burden of maintaining deferred selling cost records.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

As of November 1, 2004, the Company recorded a cumulative effect of change in accounting principle of $254,241 ($153,180 after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line on the Company’s condensed consolidated balance sheet at the time of the change.

(b)	Other Accounting Pronouncements

In December 2004, the FASB revised its SFAS No. 123 (“SFAS No. 123R”), “Accounting for Stock Based Compensation.” The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The Company adopted SFAS No. 123R on November 1, 2005. See Note 2(e) for a discussion of the impact of adopting this statement in the first quarter of 2006.

(4)	Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments represent trust assets and customer receivables related to unperformed, price-guaranteed trust-funded preneed funeral contracts. The components of preneed funeral receivables and trust investments in the condensed consolidated balance sheet at January 31, 2006 and October 31, 2005 are as follows:

	January 31,	October 31,
	2006	2005

Trust assets	$456,312	$446,344
Receivables from customers	57,026	57,124

Preneed funeral receivables and trust investments	$513,338	$503,468

The cost and market values associated with preneed funeral merchandise and services trust assets at January 31, 2006 are detailed below. The adjusted cost basis of the funeral merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $82,597 as of January 31, 2006 from their original cost basis. The Company believes the unrealized losses reflected below of $9,654 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31, 2006
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$48,056	$—	$—	$48,056
U.S. Government, agencies and municipalities	6,396	45	(124)	6,317
Corporate bonds	19,103	650	(709)	19,044
Preferred stocks	72,234	590	(1,307)	71,517
Common stocks	238,821	21,736	(7,273)	253,284
Mutual funds	30,441	2,639	(241)	32,839
Insurance contracts and other long- term investments	22,825	357	—	23,182

Trust investments	$437,876	$26,017	$(9,654)	454,239

Market value as a percentage of cost					103.7%

Accrued investment income				2,073

Trust assets				$456,312

The estimated maturities and market values of debt securities included above are as follows:

January 31,
2006

Due in one year or less	$1,352
Due in one to five years	13,315
Due in five to ten years	10,346
Thereafter	348

$25,361

During the three months ended January 31, 2006, purchases and sales of available for sale securities included in trust investments were $4,412 and $2,123, respectively. These sales resulted in realized gains and losses of $120 and $904, respectively. During the three months ended January 31, 2005, purchases and sales of available for sale securities included in trust investments were $89,252 and $23,796, respectively, and these sales resulted in realized gains and losses of $1,726 and $2,195, respectively.

The cost and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2005 are detailed below. The adjusted cost basis of the funeral merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $81,829 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $12,586 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	October 31, 2005
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$52,275	$—	$—	$52,275
U.S. Government, agencies and municipalities	7,421	52	(384)	7,089
Corporate bonds	19,702	679	(566)	19,815
Preferred stocks	68,419	503	(1,577)	67,345
Common stocks	239,970	13,803	(9,812)	243,961
Mutual funds	30,254	215	(247)	30,222
Insurance contracts and other long- term investments	23,190	351	—	23,541

Trust investments	$441,231	$15,603	$(12,586)	444,248

Market value as a percentage of cost					100.7%

Accrued investment income				2,096

Trust assets				$446,344

(5)	Preneed Cemetery Merchandise and Service Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments represent trust assets and customer receivables for contracts sold in advance of when the merchandise or services are needed. The receivables related to the sale of preneed property interment rights are included in current and long-term receivables. The components of preneed cemetery receivables and trust investments in the condensed consolidated balance sheet as of January 31, 2006 and October 31, 2005 are as follows:

	January 31,	October 31,
	2006	2005

Trust assets	$189,004	$191,506
Receivables from customers	63,715	65,931

Preneed cemetery receivables and trust investments	$252,719	$257,437

The cost and market values associated with the preneed cemetery merchandise and services trust assets as of January 31, 2006 are detailed below. The adjusted cost basis of the cemetery merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $43,292 as of January 31, 2006 from their original cost basis. The Company believes the unrealized losses reflected below of $5,199 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31, 2006
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$9,415	$—	$—	$9,415
U.S. Government, agencies and municipalities	11,705	34	(74)	11,665
Corporate bonds	8,782	279	(211)	8,850
Preferred stocks	32,743	270	(624)	32,389
Common stocks	99,264	8,686	(4,289)	103,661
Mutual funds	19,018	2,254	(1)	21,271
Insurance contracts and other long-term investments	568	2	—	570

Trust investments	$181,495	$11,525	$(5,199)	187,821

Market value as a percentage of cost					103.5%

Accrued investment income				1,183

Trust assets				$189,004

The estimated maturities and market values of debt securities included above are as follows:

January 31,
2006

Due in one year or less	$568
Due in one to five years	14,550
Due in five to ten years	4,820
Thereafter	577

$20,515

During the three months ended January 31, 2006, purchases and sales of available for sale securities included in trust investments were $2,199 and $8,420, respectively. These sales resulted in realized gains and losses of $246 and $346, respectively. During the three months ended January 31, 2005, purchases and sales of available for sale securities included in trust investments were $24,378 and $10,419, respectively, and these sales resulted in realized gains and losses of $800 and $939, respectively.

The cost and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2005 are detailed below. The adjusted cost basis of the cemetery merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $43,209 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $6,615 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	October 31, 2005
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$12,377	$—	$—	$12,377
U.S. Government, agencies and municipalities	10,686	27	(76)	10,637
Corporate bonds	8,893	309	(145)	9,057
Preferred stocks	34,319	296	(861)	33,754
Common stocks	104,999	5,465	(5,486)	104,978
Mutual funds	19,018	86	(47)	19,057
Insurance contracts and other long-term investments	568	2	—	570

Trust investments	$190,860	$6,185	$(6,615)	190,430

Market value as a percentage of cost					99.8%

Accrued investment income				1,076

Trust assets				$191,506

(6)	Cemetery Interment Rights and Perpetual Care Trusts

Earnings realized from cemetery perpetual care trust investments that the Company is legally permitted to withdraw are recognized in current cemetery revenues and are used to defray cemetery maintenance costs which are expensed as incurred. Recognized earnings related to these cemetery perpetual care trust investments were $2,618 and $1,122 for the three months ended January 31, 2006 and 2005, respectively.

The cost and market values of the trust investments held by the cemetery perpetual care trusts at January 31, 2006 are detailed below. The adjusted cost basis of the cemetery perpetual care trusts below reflect an other than temporary decline in the trust assets of $30,212 as of January 31, 2006 from their original cost basis. The Company believes the unrealized losses reflected below of $8,748 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31, 2006
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$18,375	$1	$(5)	$18,371
U.S. Government, agencies and municipalities	6,949	39	(110)	6,878
Corporate bonds	18,621	1,487	(212)	19,896
Preferred stocks	75,851	787	(3,811)	72,827
Common stocks	86,930	12,669	(4,520)	95,079
Mutual funds	3,511	126	(64)	3,573
Insurance contracts and other long-term investments	1,032	48	(26)	1,054

Trust investments	$211,269	$15,157	$(8,748)	217,678

Market value as a percentage of cost					103.0%

Accrued investment income				1,285

Trust assets				$218,963

The estimated maturities and market values of debt securities included above are as follows:

January 31, 2006

Due in one year or less	$1,178
Due in one to five years	20,303
Due in five to ten years	3,851
Thereafter	1,442

$26,774

During the three months ended January 31, 2006, purchases and sales of available for sale securities were $14,051 and $10,957, respectively. These sales resulted in realized gains and losses of $804 and $68, respectively. During the three months ended January 31, 2005, purchases and sales of available for sale securities were $24,468 and $19,617, respectively, and these sales resulted in realized gains and losses of $1,058 and $935, respectively.

The cost and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2005 are detailed below. The adjusted cost basis of the cemetery perpetual care trusts below reflect an other than temporary decline in the trust assets of $30,299 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $10,363 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	October 31, 2005
	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$20,172	$—	$—	$20,172
U.S. Government, agencies and municipalities	7,077	36	(127)	6,986
Corporate bonds	18,817	1,669	(156)	20,330
Preferred stocks	71,168	642	(4,187)	67,623
Common stocks	87,406	10,659	(5,795)	92,270
Mutual funds	3,557	129	(72)	3,614
Insurance contracts and other long-term investments	1,132	45	(26)	1,151

Trust investments	$209,329	$13,180	$(10,363)	212,146

Market value as a percentage of cost					101.3%

Accrued investment income				942

Trust assets				$213,088

(7)  Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

The components of non-controlling interest in funeral and cemetery trusts and non-controlling interest in perpetual care trusts at January 31, 2006 are as follows:

				Non-Controlling
	Non-Controlling Interest			Interest in
	Preneed	Preneed		Perpetual
	Funeral	Cemetery	Total	Care Trusts

Trust assets at market value	$456,312	$189,004	$645,316	$218,963
Less:
Pending withdrawals	(8,384)	(3,599)	(11,983)	(2,308)
Pending deposits	2,036	1,526	3,562	608

Non-controlling interest	$449,964	$186,931	$636,895	$217,263

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

The components of non-controlling interest in funeral and cemetery trusts and non-controlling interest in perpetual care trusts at October 31, 2005 are as follows:

				Non-Controlling
	Non-Controlling Interest			Interest in
	Preneed	Preneed		Perpetual
	Funeral	Cemetery	Total	Care Trusts

Trust assets at market value	$446,344	$191,506	$637,850	$213,088
Less:
Pending withdrawals	(7,868)	(6,104)	(13,972)	(1,866)
Pending deposits	1,648	1,315	2,963	542

Non-controlling interest	$440,124	$186,717	$626,841	$211,764

Investment and other income, net

The components of investment and other income, net in the condensed consolidated statements of earnings for the three months ended January 31, 2006 and 2005 are detailed below.

	Three Months Ended	Three Months Ended
	January 31, 2006	January 31, 2005
		(Restated)

Non-controlling interest:
Realized gains	$1,170	$3,584
Realized losses	(1,318)	(4,069)
Interest income, dividend and other ordinary income	7,575	6,851
Trust expenses and income taxes	(2,831)	(2,864)

Net trust investment income	4,596	3,502
Interest expense related to non-controlling interest in funeral and cemetery trust investments	(1,994)	(2,013)
Interest expense related to non-controlling interest in perpetual care trust investments	(2,602)	(1,489)

Total non-controlling interest	—	—
Investment and other income, net(1)	468	108

Total investment and other income, net	$468	$108

(1)	Investment and other income, net consists of interest income primarily on the Company’s cash, cash equivalents and marketable securities not held in trust.

(8)	Commitments and Contingencies

Henrietta Torres and Teresa Fiore, on behalf of themselves and all others similarly situated and the General Public v. Stewart Enterprises, Inc., et al.; No. BC328961 on the docket of the Superior Court for the State of California for the County of Los Angeles, Central District. This purported class action was filed on February 17, 2005, on behalf of a nationwide class defined to include all persons, entities and organizations who purchased funeral goods and/or services in the United States from defendants at any time on or after February 17, 2001. The suit named the Company and several of its Southern California affiliates as defendants

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

and also sought to assert claims against a class of all entities located anywhere in the United States whose ultimate parent corporation has been the Company at any time on or after February 17, 2001.

In May, 2005, the court ruled that this case was related to similar actions against Service Corporation International (“SCI”) and Alderwoods Group, Inc., and designated the SCI case as the lead case. The case against the Company effectively has been held in abeyance while the court tests plaintiff’s legal theories in the lead case. Rulings on legal issues in the lead case will apply equally in the case against the Company, and the court has allowed the Company to participate in hearings and briefings in the lead case.

As a result of demurrers, the plaintiff in the lead case has amended her complaint twice. On January 31, 2006, however, the court overruled SCI’s demurrer to the third amended complaint and established a schedule leading to hearing on a motion for summary judgment in early July to test the viability of the named plaintiff’s claim against SCI.

The third amended complaint in the lead case alleges that the SCI defendants violated the “Funeral Rule” promulgated by the Federal Trade Commission by failing to disclose that the prices of certain goods and services they obtained from third parties specifically on the plaintiff’s behalf exceeded what the defendants paid for them. The plaintiff alleges that by failing to comply with the Funeral Rule, defendants (i) breached contracts with the plaintiffs, (ii) were unjustly enriched, and (iii) engaged in unfair, unlawful and fraudulent business practices in violation of a provision of California’s Business and Professions Code. The plaintiff seeks restitution damages, disgorgement, interest, costs, and attorneys’ fees.

Although the plaintiffs have amended their complaint against the Company once as a result of a demurrer in the lead case, they have not amended their complaint to correspond with the third amended complaint in the lead case. Because the matter is in its early stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in this matter.

In re:Funeral Consumer Antitrust Litigation — On May 2, 2005, a purported class action lawsuit entitled Funeral Consumers Alliance, Inc, et al. v. Service Corporation International, Alderwoods Group, Inc., Stewart Enterprises, Inc., Hillenbrand Industries, Inc., and Batesville Casket Co. (“FCA Case”) was filed in the Federal District Court for the Northern District of California, on behalf of a nationwide class defined to include all consumers who purchased a Batesville casket from the funeral home defendants.

The suit alleges that the defendants acted jointly to reduce competition from independent casket discounters and fix and maintain prices on caskets in violation of the federal antitrust laws and California’s Business and Professions Code. The plaintiffs seek treble damages, restitution, injunctive relief, interest, costs and attorneys’ fees.

Thereafter, five substantially similar lawsuits were filed in the Northern District of California asserting claims under the federal antitrust laws and various state antitrust and consumer protection laws. These five suits were transferred to the division in which the FCA Case was pending and consolidated with the FCA Case (collectively referred to as the “Consolidated Consumer Cases”).

On July 8, 2005, a purported class action was filed in the Northern District of California entitled Pioneer Valley Casket Co., Inc., et al. v. Service Corporation International, Alderwoods Group, Inc., Stewart Enterprises, Inc., Hillenbrand Industries, Inc., and Batesville Casket Co.  (“Pioneer Valley Case”). The Pioneer Valley Case involves the same claims asserted in the Consolidated Consumer Cases, except that it was brought on behalf of a nationwide class defined to include only independent casket retailers.

On July 15, 2005, the defendants filed motions to dismiss for failure to plead facts sufficient to establish viable antitrust and unfair competition claims. On September 9, 2005, the Court denied the defendants’

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

motions to dismiss, without prejudice, but ordered the plaintiffs to file an amended and consolidated complaint that satisfies the objections raised in the motions to dismiss.

At the defendants’ request, the Court also issued orders in late September 2005 transferring the Consolidated Consumer Cases and the Pioneer Valley Case to the United States District Court for the Southern District of Texas. The transferred Consolidated Consumer Cases have been consolidated before a single judge in the Southern District of Texas. The Pioneer Valley Case has been consolidated with these cases for purposes of discovery only.

On October 12, 2005, the consumer plaintiffs filed a first amended consolidated class action complaint. Defendants then filed motions to dismiss the first amended complaint, which are pending. On October 21, 2005, Pioneer Valley filed a first amended complaint. Defendants then filed motions to dismiss, which are pending. Discovery is underway in both cases. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

A similar action captioned Ralph Lee Fancher, on behalf of himself and all others similarly situated v. Service Corporation International, Alderwoods Group, Inc,. Stewart Enterprises, Inc., Hillenbrand Industries, Inc., Aurora Casket Co., York Group, Inc., and Batesville Casket Co., was filed in the United States District Court for the Eastern District of Tennessee on behalf of consumers in twenty-three states and the District of Columbia who purchased caskets. The allegations of fact were essentially the same as those made in the FCA Case, but the plaintiff in this suit alleged that the defendants violated state antitrust, consumer protection and/or unjust enrichment laws. The plaintiff in this purported class action withdrew his complaint on August 2, 2005, and re-filed a nearly identical complaint under Tennessee law and on behalf of only Tennessee consumers in the Northern District of California on September 23, 2005, the same day that the Consolidated Consumer Cases were transferred to the Southern District of Texas. This matter has now been transferred to the Southern District of Texas, and consolidated with the Consolidated Consumer Cases for purposes of discovery. The plaintiff filed a First Amended Complaint expanding the purported class to include “all individuals and entities in the United States who purchased Batesville caskets” and dropping claims made under the Tennessee consumer protection law. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

State Attorney General Civil Investigative Demands — On August 4, 2005, the Attorney General for the State of Maryland issued a civil investigative demand to the Company seeking documents and information relating to funeral and cemetery goods and services. The Attorney General for the State of Florida issued a similar civil investigative demand to the Company. The Company is cooperating with the attorneys general and has begun providing them with information relevant to their investigations. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

In addition to the matters above, the Company and certain of its subsidiaries are parties to a number of other legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

The Company is required to maintain a bond of $41,061 to guarantee its obligations relating to funds it withdrew in fiscal year 2001 from its preneed funeral trusts in Florida. The Company substituted a bond to guarantee performance under certain preneed funeral contracts and agreed to maintain unused credit facilities

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

in an amount that will equal or exceed the bond amount. The Company believes that cash flow from operations will be sufficient to cover its estimated cost of providing the prearranged services and products in the future. During the first quarter of 2006, the Company posted an $11,000 letter of credit in order to secure the bond. In addition, the Company has $12,870 of other outstanding letters of credit posted during the normal course of business.

As of January 31, 2006, there were no amounts drawn on the Company’s $125,000 revolving credit facility. As of January 31, 2006, the Company’s availability under the revolving credit facility, after giving consideration to the aforementioned letters of credit and remaining bond obligation, was $71,069.

The Company carries insurance with coverages and coverage limits that it believes to be adequate. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company’s operations.

(9)	Reconciliation of Basic and Diluted Per Share Data

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data

Three Months Ended January 31, 2006
Earnings from continuing operations	$8,389

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$8,389	108,504	$.08

Effect of dilutive securities:
Time-vest stock options assumed exercised and restricted stock	—	18

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus time-vest stock options assumed exercised and restricted stock	$8,389	108,522	$.08

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data

Three Months Ended January 31, 2005 — Restated
Earnings from continuing operations before cumulative effect of change in accounting principle	$7,389

Basic earnings per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle available to common shareholders	$7,389	109,087	$.07

Effect of dilutive securities:
Time-vest stock options assumed exercised and restricted stock	—	363

Diluted earnings per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle available to common shareholders plus time-vest stock options assumed exercised and restricted stock	$7,389	109,450	$.07

Options to purchase 1,468,734 shares of common stock at prices ranging from $5.44 to $7.03 per share were outstanding during the three months ended January 31, 2006, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options expire on November 18, 2011, December 20, 2011 and December 22, 2013. Options to purchase 468,750 shares of common stock at a price of $7.03 per share were outstanding during the three months ended January 31, 2005, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares.

The Company includes Class A and Class B common stock in its diluted shares calculation. As of January 31, 2006, the Company’s Chairman Emeritus, Frank B. Stewart, Jr., was the record holder of all of the Company’s shares of Class B common stock. The Company’s Class A and B common stock are substantially identical, except that holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is automatically converted into one share of Class A common stock upon transfer to persons other than certain affiliates of Frank B. Stewart, Jr.

(10)	Segment Data

The Company re-evaluated its application of FASB Statement No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”), and restated its operating and reportable segments during fiscal year 2005 to include eleven operating and reportable segments. The Company’s historical presentation of segment data had incorrectly consisted of two operating and reportable segments, funeral and cemetery. As a result of the Company’s strategic planning process, effective for the fourth quarter of fiscal year 2005, the Company reorganized its operating divisions from four to two and revised its operating and reportable segments accordingly. The Company’s new presentation as a result of its strategic planning process reflects five operating and reportable segments consisting of a corporate trust management segment and a

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

funeral and cemetery segment for each of two geographic areas: Western and Eastern. The Company does not aggregate its operating segments. Therefore, its operating and reportable segments are the same.

The corporate trust management segment revenues reflect (1) investment management fees earned and (2) the realized earnings related to preneed contracts delivered, which are the earnings realized over the life of the contracts delivered during the relevant period. Earnings recognition in this segment is unrelated to investment results in the current period. Current investment results of the funeral and cemetery merchandise and service trusts are deferred and are not reflected in the statement of earnings but are disclosed in Notes 4, 5, and 7 along with the cost and market value of the trust assets. The Company’s fee income related to management of its trust assets, the investment income recognized on preneed contracts delivered and the trust assets are referred to as “corporate trust management” for the benefit of the divisions.

Perpetual care trust earnings are reported in the geographic segments, as these revenues are recognized currently and are used to maintain the cemeteries. Perpetual care trust earnings and the cost and market values of the perpetual care trust assets are presented in Note 6.

The accounting policies of the Company’s segments are the same as those described in Note 3 to the consolidated financial statements included in the Company’s 2005 Form 10-K. The Company evaluates the performance of its segments and allocates resources to them using a variety of profitability metrics. The most comprehensive of these measures is gross profit.

The Company also measures its preneed sales growth year-over-year. Although the Company does not consider its preneed selling activities to be a separate segment, the Company is providing additional disclosure of preneed funeral and cemetery merchandise and service sales in its segment footnote as preneed sales are reviewed monthly by the Company’s CODM to assess performance and allocate resources. Preneed sales are strategically significant to the Company as those sales are one of the primary drivers of market share protection and growth. That is because preneed selling not only adds to the Company’s backlog but also strengthens at-need performance in the near-term. As such, the CODM reviews the preneed sales data in addition to revenue and gross profit.

The Company’s operations are product-based and geographically-based. As such, the Company’s primary reportable segments presented in the following table are based on products and services and their geographical orientation.

The Company’s funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. The Company’s services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of the Company’s funeral homes offer cremation products and services. The Company’s cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, memorials and burial vaults, along with the sale of burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis.

The Company incurs certain costs at the divisional or regional level which benefit all of the funeral homes and cemeteries in the division or region such as division management compensation, divisional and regional headquarters overhead, insurance costs or legal and professional fees. These costs are allocated to the facilities in the regions or divisions using various methods including their proportionate share of sales (which can include preneed sales) or payroll. These costs are included in funeral and cemetery costs.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

The Company incurs certain other costs at its Shared Services Center which benefit all of the funeral homes and cemeteries, such as the costs to process contracts, make collections, pay vendors, deliver information system services and deliver human resource services. These costs are allocated to the divisions and further allocated to the facilities in the division using various methods including their proportionate share of sales (which can include preneed sales) and the number of employees. These costs are included in funeral and cemetery costs.

The operating results of the Company’s businesses sold that meet the discontinued operations criteria in SFAS No. 144 are reported in the discontinued operations section of the consolidated statements of earnings (see Note 13). The table below presents information about reported segments for the Company’s continuing operations.

	Funeral Revenue		Cemetery Revenue(1)		Total Revenue
	Three Months	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
	January 31,	January 31,	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005	2006	2005
		(Restated)		(Restated)		(Restated)

Western Division	$36,974	$35,690	$19,480	$20,303	$56,454	$55,993
Eastern Division	30,163	29,548	32,729	29,845	62,892	59,393
Corporate Trust Management(2)	4,652	4,478	2,607	2,704	7,259	7,182

Total	$71,789	$69,716	$54,816	$52,852	$126,605	$122,568

	Funeral Gross Profit		Cemetery Gross Profit(1)		Total Gross Profit
	Three Months	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
	January 31,	January 31,	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005	2006	2005
		(Restated)		(Restated)		(Restated)

Western Division	$7,697	$7,615	$3,727	$4,016	$11,424	$11,631
Eastern Division	5,599	5,847	5,049	2,851	10,648	8,698
Corporate Trust Management(2)	4,520	4,336	2,487	2,577	7,007	6,913

Total	$17,816	$17,798	$11,263	$9,444	$29,079	$27,242

					Net Total Preneed
	Net Preneed Funeral Merchandise and		Net Preneed Cemetery Merchandise and		Merchandise and
	Service Sales(3)		Service Sales(3)		Service Sales(3)
	Three Months	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
	January 31,	January 31,	January 31,	January 31,	January 31,	January 31,
	2006	2005	2006	2005	2006	2005
		(Restated)		(Restated)		(Restated)

Western Division	$12,367	$11,062	$3,810	$3,777	$16,177	$14,839
Eastern Division	9,598	9,136	10,133	9,895	19,731	19,031

Total	$21,965	$20,198	$13,943	$13,672	$35,908	$33,870

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

(1)	Perpetual care trust earnings are included in the revenues and gross profit of the related geographic segment and amounted to $2,618 and $1,122 for the three months ended January 31, 2006 and 2005, respectively.

(2)	Corporate trust management consists of trust management fees and funeral and cemetery merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by the Company at rates consistent with industry norms and are paid by the trusts to the Company’s subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. Trust management fees included in funeral revenue for the three months ended January 31, 2006 and 2005 were $1,367 and $1,153, respectively, and funeral trust earnings for the three months ended January 31, 2006 and 2005 were $3,285 and $3,325, respectively. Trust management fees included in cemetery revenue for the three months ended January 31, 2006 and 2005 were $1,206 and $1,231, respectively, and cemetery trust earnings for the three months ended January 31, 2006 and 2005 were $1,401 and $1,473, respectively.

(3)	Preneed sales amounts represent total preneed funeral and cemetery service and merchandise sales generated in the applicable period, net of cancellations.

A reconciliation of total segment gross profit to total earnings from continuing operations before income taxes and cumulative effect of change in accounting principle for the three months ended January 31, 2006 and 2005 is as follows:

	Three Months Ended
	January 31,
	2006	2005
		(Restated)

Gross profit for reportable segments	$29,079	$27,242
Corporate general and administrative expenses	(7,219)	(4,216)
Hurricane related charges, net	(2,638)	—
Separation charges	(154)	—
Gains on dispositions and impairment (losses), net	298	878
Other operating income, net	978	239
Interest expense	(7,528)	(10,376)
Loss on early extinguishment of debt	—	(2,651)
Investment and other income, net	468	108

Earnings from continuing operations before income taxes and cumulative effect of change in accounting principle	$13,284	$11,224

(11)	Supplementary Information

The detail of certain income statement accounts is as follows for the three months ended January 31, 2006 and 2005.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2006	2005
		(Restated)

Service revenue
Funeral	$41,161	$39,617
Cemetery	15,722	13,462

	56,883	53,079
Merchandise revenue
Funeral	28,592	28,293
Cemetery	35,100	35,714

	63,692	64,007
Other revenue
Funeral	2,036	1,806
Cemetery	3,994	3,676

	6,030	5,482

Total revenue	$126,605	$122,568

Service costs
Funeral	13,342	12,335
Cemetery	9,694	9,526

	23,036	21,861
Merchandise costs
Funeral	17,005	16,111
Cemetery	20,582	20,526

	37,587	36,637
General and administrative expenses
Funeral	23,626	23,472
Cemetery	13,277	13,356

	36,903	36,828

Total costs	$97,526	$95,326

Service revenue includes funeral service revenue, funeral trust earnings, burial site openings and closings and perpetual care trust earnings. Merchandise revenue includes funeral merchandise, flower sales, cemetery property sales revenue, cemetery merchandise delivery revenue and merchandise trust earnings. Other revenue consists of finance charge revenue and trust management fees. Service costs include the direct costs associated with service revenue and preneed selling costs associated with preneed service sales. Merchandise costs include the direct costs associated with merchandise revenue and preneed selling costs associated with preneed merchandise sales.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

(12)	Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes and Senior Notes

The following tables present the condensed consolidating historical financial statements as of January 31, 2006 and October 31, 2005 and for the three months ended January 31, 2006 and 2005, for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the 10.75 percent senior subordinated notes and 6.25 percent senior notes, and the financial results of the Company’s subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Puerto Rican subsidiaries, Investor’s Trust, Inc. and certain immaterial domestic subsidiaries, which are prohibited by law from guaranteeing the senior subordinated notes and senior notes. The guarantees are full and unconditional and joint and several. The guarantor subsidiaries are wholly-owned directly or indirectly by the Company, except that the Company owned 99.5 percent and 98.4 percent of two immaterial guarantor subsidiaries.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Three Months Ended January 31, 2006
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Funeral	$—	$66,875	$4,914	$—	$71,789
Cemetery	—	50,458	4,358	—	54,816

	—	117,333	9,272	—	126,605

Costs and expenses:
Funeral	—	50,802	3,171	—	53,973
Cemetery	—	40,089	3,464	—	43,553

	—	90,891	6,635	—	97,526

Gross profit	—	26,442	2,637	—	29,079
Corporate general and administrative expenses	(7,219)	—	—	—	(7,219)
Hurricane related charges, net	—	(2,638)	—	—	(2,638)
Separation charges	(55)	(99)	—	—	(154)
Gains on dispositions and impairment (losses), net	—	—	298	—	298
Other operating income, net	16	919	43	—	978

Operating earnings (loss)	(7,258)	24,624	2,978	—	20,344
Interest income (expense)	9,735	(15,586)	(1,677)	—	(7,528)
Investment and other income, net	468	—	—	—	468
Equity in subsidiaries	6,576	—	—	(6,576)	—

Earnings from continuing operations before income taxes	9,521	9,038	1,301	(6,576)	13,284
Income taxes	1,132	3,382	381	—	4,895

Net earnings	8,389	5,656	920	(6,576)	8,389
Other comprehensive loss, net	(2)	—	(2)	2	(2)

Comprehensive income	$8,387	$5,656	$918	$(6,574)	$8,387

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Three Months Ended January 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
Revenues:
Funeral	$—	$64,275	$5,441	$—	$69,716
Cemetery	—	47,416	5,436	—	52,852

	—	111,691	10,877	—	122,568

Costs and expenses:
Funeral	—	48,627	3,291	—	51,918
Cemetery	—	39,243	4,165	—	43,408

	—	87,870	7,456	—	95,326

Gross profit	—	23,821	3,421	—	27,242
Corporate general and administrative expenses	(4,216)	—	—	—	(4,216)
Gains on dispositions and impairment (losses), net	—	614	264	—	878
Other operating income, net	117	43	79	—	239

Operating earnings (loss)	(4,099)	24,478	3,764	—	24,143
Interest income (expense)	11,284	(19,677)	(1,983)	—	(10,376)
Loss on early extinguishment of debt	(2,651)	—	—	—	(2,651)
Investment and other income, net	108	—	—	—	108
Equity loss in subsidiaries	(148,220)	—	—	148,220	—

Earnings (loss) from continuing operations before income taxes	(143,578)	4,801	1,781	148,220	11,224
Income taxes	1,699	1,590	546	—	3,835

Earnings (loss) from continuing operations	(145,277)	3,211	1,235	148,220	7,389

Discontinued operations:
Earnings from discontinued operations before income taxes	—	246	284	—	530
Income taxes	—	16	—	—	16

Earnings from discontinued operations	—	230	284	—	514

Earnings (loss) before cumulative effect of change in accounting principle	(145,277)	3,441	1,519	148,220	7,903

Cumulative effect of change in accounting principle	—	(145,276)	(7,904)	—	(153,180)

Net loss	(145,277)	(141,835)	(6,385)	148,220	(145,277)
Other comprehensive income, net	193	—	—	—	193

Comprehensive loss	$(145,084)	$(141,835)	$(6,385)	$148,220	$(145,084)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Balance Sheets

	January 31, 2006
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$60,035	$3,264	$1,273	$—	$64,572
Marketable securities	—	—	1,307	—	1,307
Receivables, net of allowances	14,240	46,406	6,562	—	67,208
Inventories	358	24,902	7,022	—	32,282
Prepaid expenses	785	4,103	23	—	4,911
Deferred income taxes, net	2,918	5,181	2	—	8,101

Total current assets	78,336	83,856	16,189	—	178,381
Receivables due beyond one year, net of allowances	—	50,549	20,234	—	70,783
Preneed funeral receivables and trust investments	—	502,647	10,691	—	513,338
Preneed cemetery receivables and trust investments	—	236,192	16,527	—	252,719
Goodwill	—	252,942	19,787	—	272,729
Cemetery property, at cost	—	347,193	19,191	—	366,384
Property and equipment, at cost	35,589	419,501	36,896	—	491,986
Less accumulated depreciation	20,528	168,823	11,480	—	200,831

Net property and equipment	15,061	250,678	25,416	—	291,155
Deferred income taxes, net	13,176	160,119	13,615	—	186,910
Cemetery perpetual care trust investments	—	218,963	—	—	218,963
Other assets	6,183	12,467	923	—	19,573
Equity in subsidiaries	7,860	5,353	—	(13,213)	—

Total assets	$120,616	$2,120,959	$142,573	$(13,213)	$2,370,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,142	$—	$—	$—	$3,142
Accounts payable	200	9,935	337	—	10,472
Accrued expenses and other current liabilities	15,888	38,575	4,811	—	59,274

Total current liabilities	19,230	48,510	5,148	—	72,888
Long-term debt, less current maturities	375,994	—	30,000	—	405,994
Intercompany payables, net	(973,858)	954,607	19,251	—	—
Deferred preneed funeral revenue	—	231,286	49,581	—	280,867
Deferred preneed cemetery revenue	—	274,222	25,380	—	299,602
Non-controlling interest in funeral and cemetery trusts	—	636,895	—	—	636,895
Other long-term liabilities	9,274	2,510	—	—	11,784
Negative equity in subsidiaries	244,334	—	—	(244,334)	—

Total liabilities	(325,026)	2,148,030	129,360	(244,334)	1,708,030

Non-controlling interest in perpetual care trusts	—	217,263	—	—	217,263

Common stock	108,670	426	52	(478)	108,670
Other	336,977	(244,760)	13,166	231,594	336,977
Accumulated other comprehensive loss	(5)	—	(5)	5	(5)

Total shareholders’ equity	445,642	(244,334)	13,213	231,121	445,642

Total liabilities and shareholders’ equity	$120,616	$2,120,959	$142,573	$(13,213)	$2,370,935

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Balance Sheets

	October 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$38,675	$874	$1,056	$—	$40,605
Marketable securities	—	—	1,302	—	1,302
Receivables, net of allowances	17,337	56,381	6,179	—	79,897
Inventories	401	26,194	6,885	—	33,480
Prepaid expenses	451	2,278	37	—	2,766
Deferred income taxes, net	2,918	8,196	2	—	11,116

Total current assets	59,782	93,923	15,461	—	169,166
Receivables due beyond one year, net of allowances	—	49,384	19,551	—	68,935
Preneed funeral receivables and trust investments	—	492,247	11,221	—	503,468
Preneed cemetery receivables and trust investments	—	239,027	18,410	—	257,437
Goodwill	—	252,942	19,787	—	272,729
Cemetery property, at cost	—	346,611	20,165	—	366,776
Property and equipment, at cost	35,078	415,970	36,433	—	487,481
Less accumulated depreciation	19,744	164,959	11,142	—	195,845

Net property and equipment	15,334	251,011	25,291	—	291,636
Deferred income taxes, net	13,176	160,782	13,615	—	187,573
Cemetery perpetual care trust investments	—	213,088	—	—	213,088
Other assets	6,447	13,061	810	—	20,318
Equity in subsidiaries	6,942	5,353	—	(12,295)	—

Total assets	$101,681	$2,117,429	$144,311	$(12,295)	$2,351,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,168	$—	$—	$—	$3,168
Accounts payable	513	9,578	667	—	10,758
Accrued expenses and other current liabilities	15,322	45,356	3,188	—	63,866

Total current liabilities	19,003	54,934	3,855	—	77,792
Long-term debt, less current maturities	376,859	—	30,000	—	406,859
Intercompany payables, net	(992,609)	968,998	23,611	—	—
Deferred preneed funeral revenue	—	237,200	47,264	—	284,464
Deferred preneed cemetery revenue	—	265,225	27,286	—	292,511
Non-controlling interest in funeral and cemetery trusts	—	626,841	—	—	626,841
Other long-term liabilities	8,985	2,457	—	—	11,442
Negative equity in subsidiaries	249,990	—	—	(249,990)	—

Total liabilities	(337,772)	2,155,655	132,016	(249,990)	1,699,909

Non-controlling interest in perpetual care trusts	—	211,764	—	—	211,764

Common stock	108,670	426	52	(478)	108,670
Other	330,786	(250,416)	12,246	238,170	330,786
Accumulated other comprehensive loss	(3)	—	(3)	3	(3)

Total shareholders’ equity	439,453	(249,990)	12,295	237,695	439,453

Total liabilities and shareholders’ equity	$101,681	$2,117,429	$144,311	$(12,295)	$2,351,126

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Cash Flows

	Three Months Ended January 31, 2006
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by operating activities	$6,713	$15,780	$4,731	$—	$27,224

Cash flows from investing activities:
Proceeds from sale of assets, net	—	9	—	—	9
Insurance proceeds related to hurricane damaged properties	—	4,540	—	—	4,540
Additions to property and equipment	(551)	(3,571)	(152)	—	(4,274)
Other	—	23	(8)	—	15

Net cash provided by (used in) investing activities	(551)	1,001	(160)	—	290

Cash flows from financing activities:
Repayments of long-term debt	(891)	—	—	—	(891)
Intercompany receivables (payables)	18,745	(14,391)	(4,354)	—	—
Dividends	(2,717)	—	—	—	(2,717)
Other	61	—	—	—	61

Net cash provided by (used in) financing activities	15,198	(14,391)	(4,354)	—	(3,547)

Net increase in cash	21,360	2,390	217	—	23,967
Cash and cash equivalents, beginning of period	38,675	874	1,056	—	40,605

Cash and cash equivalents, end of period	$60,035	$3,264	$1,273	$—	$64,572

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Cash Flows

	Three Months Ended January 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Net cash provided by (used in) operating activities	$(2,486)	$(2,111)	$2,724	$—	$(1,873)

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	16	—	—	16
Proceeds from sale of assets, net	(147)	4,921	675	—	5,449
Additions to property and equipment	(1,059)	(2,257)	(3,196)	—	(6,512)
Other	—	28	—	—	28

Net cash provided by (used in) investing activities	(1,206)	2,708	(2,521)	—	(1,019)

Cash flows from financing activities:
Proceeds from long-term debt	110,000	—	—	—	110,000
Repayments of long-term debt	(124,274)	—	—	—	(124,274)
Intercompany receivables (payables)	1,887	(1,559)	(328)	—	—
Debt issue costs	(1,681)	—	—	—	(1,681)
Issuance of common stock	10,419	—	—	—	10,419
Other	(944)	—	—	—	(944)

Net cash used in financing activities	(4,593)	(1,559)	(328)	—	(6,480)

Net decrease in cash	(8,285)	(962)	(125)	—	(9,372)
Cash and cash equivalents, beginning of period	13,553	7,625	336	—	21,514

Cash and cash equivalents, end of period	$5,268	$6,663	$211	$—	$12,142

(13)	Discontinued Operations, Assets Held for Sale and Impairment Charges

In December 2003, the Company announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities, that were performing below acceptable levels or no longer fit the Company’s operating profile. One of the criteria for classification as discontinued operations or assets held for sale is that the transfer of the asset is normally expected to qualify for accounting recognition as a sale within one year’s time, with certain exceptions. Certain of the businesses classified as discontinued operations during the first quarter of fiscal year 2004 that were not sold within the one-year requirement were reclassified as continuing operations in the first quarter of fiscal year 2005. The operating results of those businesses that met the criteria in SFAS No. 144 that were sold during fiscal years

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

2006 or 2005 are currently reported in the discontinued operations section of the 2006 and 2005 consolidated statements of earnings. There were no businesses sold in the first quarter of 2006.

The Company recorded net gains on dispositions and impairment (losses) of $298 and $878 for the three months ended January 31, 2006 and 2005 in continuing operations, respectively, for long-lived assets sold, primarily real estate, that did not qualify as discontinued operations. The Company also recorded net gains on dispositions and impairment (losses) related to discontinued operations of $543 for the three months ended January 31, 2005, which is reflected in the discontinued operations section of the consolidated statement of earnings, all of which relates to businesses sold.

The operating results of the discontinued operations for the three months ended January 31, 2005, are set forth below:

Three Months Ended
January 31, 2005
(Restated)

Revenue:
Funeral	$331
Cemetery	203

$534

Gross profit:
Funeral	$(105)
Cemetery	87

(18)
Gains on dispositions and impairment (losses), net	543
Other operating income, net	5

Earnings from discontinued operations before income taxes	$530

(14)	Separation Charges

On July 14, 2005, the Company named a new Chief Operating Officer and announced that it was reorganizing its divisions. The reorganization consolidated operations from four divisions to two: Eastern and Western. These changes are a result of the Company’s recent strategic planning process and became effective for the fourth quarter of fiscal year 2005. The total charge for severance and other costs associated with the reorganization including relocation costs of certain personnel, exit of the leases associated with certain administrative facilities and charges associated with certain leasehold improvements of the related leases is expected to be approximately $1,850. During fiscal year 2005, the Company recorded $1,507 ($942 after tax, or $.01 per share) in related costs. During the quarter ended January 31, 2006, the Company recorded a charge of $154 for these costs. As of January 31, 2006, the Company has paid $773 of these costs. There are no material remaining costs under the reorganization.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

(15)	Consolidated Comprehensive Income

Consolidated comprehensive income (loss) for the three months ended January 31, 2006 and 2005 is as follows:

	Three Months Ended January 31,
	2006	2005
		(Restated)

Net earnings (loss)	$8,389	$(145,277)
Other comprehensive income:
Unrealized depreciation of investments, net of deferred tax benefit of $1	(2)	—
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($118)	—	193
Reduction in net unrealized losses associated with available-for-sale securities of the trusts	29,098	20,686
Reclassification of the net unrealized losses activity attributable to the non-controlling interest holders	(29,098)	(20,686)

Total other comprehensive income	(2)	193

Total comprehensive income (loss)	$8,387	$(145,084)

(16)	Guarantees

The Company’s obligations under its senior secured credit facility and 6.25 percent senior notes are guaranteed by all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries. For additional information regarding the senior secured credit facility and the 6.25 percent senior notes, see Note 16 to the consolidated financial statements of the Company’s 2005 Form 10-K.

All obligations under the senior secured credit facility, including the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates, are secured by a first priority perfected security interest in (1) all capital stock and other equity interests of the Company’s existing and future direct and indirect domestic subsidiaries, other than certain domestic subsidiaries acceptable to the agents, (2) 65 percent of the voting equity interests and 100 percent of all other equity interests (other than qualifying shares of directors) of all direct existing and future foreign subsidiaries, and (3) all other existing and future assets and properties of the Company and the guarantors, except for real property, vehicles and other specified exclusions.

Louisiana law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of their positions. The Company’s By-laws make mandatory the indemnification of directors and officers permitted by Louisiana law. The Company has in effect a directors’ and officers’ liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy. The Company has also entered into indemnity agreements with each director and executive officer, pursuant to which the Company has agreed, subject to certain exceptions, to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that the Company will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

connection with any claim involving him or her by reason of his or her position as director or officer, provided that the director or executive officer meets certain standards of conduct.

As of January 31, 2006, the Company has guaranteed long-term debt of its subsidiaries of approximately $794 that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions.

(17)	Related Party Transactions

In July 2005, the Company announced the retirement of Michael K. Crane, Sr., Senior Vice President and President of the Central Division, effective October 31, 2005. As part of his separation agreement, he is entitled to receive $300 in equal installments over a two year period beginning in May 2006. The Company recorded the $300 charge in the fourth quarter of fiscal year 2005 but will make the payments in accordance with the terms of the agreement.

In June 2004, the Company entered into a separation agreement with William E. Rowe, who stepped down from his position as President and Chief Executive Officer. As part of Mr. Rowe’s separation agreement, the Company is paying Mr. Rowe $1,000 in equal installments over a two year period, beginning November 1, 2004. The Company recorded the $1,000 charge in the third quarter of fiscal year 2004 but will make the payments in accordance with the terms of the agreement.

In July 2003, the Company entered into a retirement benefits agreement with Frank B. Stewart, Jr., who retired from his position as Chairman of the Board and became Chairman Emeritus of the Company. As part of Mr. Stewart’s retirement benefits agreement, the Company agreed to pay Mr. Stewart $1,650, payable in three installments of $550 each. The Company recorded the $1,650 charge in the third quarter of 2003 and paid all of the $1,650 commitment as of June 20, 2005.

In June 2003, the Company announced that Brian J. Marlowe, Chief Operating Officer, had stepped down. According to the terms of his employment agreement, he was entitled to receive an amount equal to two years of salary, or $800, over the next two years. The Company recorded the $800 charge in the third quarter of 2003 and paid all of the $800 commitment as of June 17, 2005.

In January 1998, the Company discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., Chairman Emeritus of the Company. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685 from the Company pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to the Company’s cost of borrowing under its revolving credit facility and is payable when the principal becomes due. The amount of the loan was equal to the cash value received by the Company upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the Board of Directors. The outstanding balance of the loan at January 31, 2006, including accrued interest, was approximately $1,066.

(18)	Hurricane Related Charges

On Monday, August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and the Mississippi and Alabama Gulf Coasts. The Company’s executive offices and Shared Services Center are located in a building it owns in the New Orleans metropolitan area, and no significant damage occurred to that building. However, most of the approximately 400 employees who work at this location did not have access to their homes until late September or early October, and many of those homes remain uninhabitable. For the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

month of September, the Company temporarily housed most of the Shared Services Center functions, such as cash receipts and disbursements, customer service, contract processing and information technology in Orlando, Florida, in newly-leased and existing Company office space, and temporarily housed other functions such as the executive offices, treasury, accounting, trust administration, human resources, training, communications, marketing, tax and compliance in the Dallas, Texas area in newly-leased office space. As of October 31, 2005, the Company had used approximately $2,500 in cash on hand for hurricane related expenses. Beginning in early October, the executive offices and Shared Services Center were open and operating.

Of the Company’s 231 funeral homes and 144 cemeteries, three funeral homes and five cemeteries, which prior to the hurricane represented approximately four percent of the Company’s annual revenues and approximately five percent of its annual gross profit, are located in the New Orleans metropolitan area, have suffered substantial damage and are conducting business in temporary facilities until repairs are completed. The Company’s mausoleum construction and sales business, Acme Mausoleum, which primarily operates in southwest Louisiana and Texas, was also negatively impacted by Hurricanes Katrina and Rita. Including Acme Mausoleum, the New Orleans area funeral home and cemetery operations represented approximately six percent of the Company’s annual revenue and gross profit prior to the hurricane. The book value of net property and equipment, receivables, inventory and cemetery property at the affected properties amounted to approximately $24,700 prior to the storms (of which approximately $13,267 was written off as described below).

Hurricanes Katrina, Rita and Wilma also interrupted business in Florida, Alabama, Mississippi and Texas primarily due to evacuations and power-outages. The Company has insurance coverage related to property damage, incremental costs and property operating expenses it incurred due to damage caused by Hurricane Katrina. As of January 31, 2006, the Company had incurred approximately $23,735 (of which $20,897 was incurred as of October 31, 2005) in total expenses related to Hurricane Katrina including the write-off of damaged buildings, equipment and inventory, demolition costs, debris removal, record restoration, general cleanup, temporary living facilities for employees, relocation expenses and other costs. The Company expects insurance proceeds of at least $11,731 currently based on the status of its insurance review, $500 of which had been received as of October 31, 2005 and $10,731 of which was received in the first quarter of 2006. The remaining $500 in insurance proceeds to be received is included in current receivables in the consolidated balance sheet for fiscal year 2006. The net amount of $2,638 ($1,583 after tax, or $.01 per share) is included in the “Hurricane related charges, net” line in the consolidated statement of earnings for fiscal year 2006. A charge of $9,366 in net hurricane related charges was recorded in fiscal year 2005. The Company believes that a significant portion of the loss it experienced may be covered by insurance. When the Company and its insurance carriers agree on the final amount of the insurance proceeds the Company is entitled to, if the proceeds are greater than the loss incurred, then the Company will record any related gain at that time.

(19)	Long-term Debt

During the first quarter of fiscal year 2005, the Company completed the refinancing of its senior secured credit facility and recorded a charge for the early extinguishment of debt of $2,651 ($1,723 after tax, or $.02 per share) to write off fees associated with the previous credit facility. For additional information, see Note 16 to the consolidated financial statements of the Company’s 2005 Form 10-K.

(20)	Subsequent Events

The Company received notifications from Nasdaq that its incomplete 2005 Third Quarter Report, the delay in filing its 2005 Form 10-K and its incomplete 2004 Form 10-K/A are not in compliance with the continued listing requirements of Nasdaq Marketplace Rule 4310(c)(14). The Nasdaq Listing Qualifications Panel granted the Company’s request for an extension of time to file the complete 2005 Third Quarter Report

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

and the 2005 Form 10-K to February 15, 2006. On February 14, 2006, the Company requested an additional extension of time to February 22, 2006 in which to file the 2005 Form 10-K and 2005 Third Quarter Report. The Company also requested an extension of time in which to file the 2004 Form 10-K/A until April 7, 2006. Nasdaq granted these extensions. The Company filed its 2005 Form 10-K on February 17, 2006 and filed the 2005 Third Quarter Report on February 22, 2006. As of April 28, 2006, the Company had received an additional $3,000 in hurricane-related insurance proceeds.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of Stewart Enterprises, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of October 31, 2005. In making this assessment, management used the criteria described in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. We identified the following material weaknesses in our assessment of the effectiveness of internal control over financial reporting as of October 31, 2005:

1. The Company did not maintain effective controls over revenue recognition related to preneed cemetery merchandise and services contracts. Specifically, the Company did not maintain effective controls over the reconciliation of recorded revenues to revenues based on physical delivery of preneed cemetery merchandise to ensure completeness and accuracy of recorded preneed cemetery merchandise revenue and deferred preneed cemetery revenue. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for all annual and interim periods beginning with fiscal year 2001, the period in which the Company adopted Staff Accounting Bulletin No. 101 (“SAB 101”) “Revenue Recognition in Financial Statements”, through fiscal year 2004 and the first three quarters of fiscal year 2005. Prior to the adoption of SAB 101, the Company recognized preneed cemetery merchandise revenues at the time a contract was entered into with a customer. This control deficiency could result in the misstatement of cemetery merchandise revenues and of deferred preneed cemetery revenues that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency represents a material weakness.

2. The Company did not maintain effective controls over recognition of realized trust earnings on preneed cemetery and funeral contracts. Specifically, the Company did not maintain effective controls to recognize realized net trust earnings upon the delivery of the related preneed cemetery and funeral merchandise and performance of preneed funeral services to ensure accuracy of recorded realized trust earnings and deferred trust earnings. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for all annual and interim periods from fiscal year 2001 through fiscal year 2004 and the first three quarters of fiscal year 2005. This control deficiency could result in the misstatement of cemetery and funeral revenues and of the deferred revenue associated with preneed cemetery and preneed funeral contracts sold on a preneed basis that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly management determined that this control deficiency represents a material weakness.

Because of the material weaknesses described above, we have concluded that the Company did not maintain effective internal control over financial reporting as of October 31, 2005 based on the criteria in the Internal Control — Integrated Framework issued by the COSO.

Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2005 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

February 17, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Stewart Enterprises, Inc.:

We have completed an integrated audit of Stewart Enterprises, Inc.’s 2005 consolidated financial statements and of its internal control over financial reporting as of October 31, 2005 and audits of its 2004 and 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Stewart Enterprises, Inc. and its subsidiaries (“the Company”) at October 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company has restated its 2004 and 2003 consolidated financial statements.

As discussed in Note 4 to the consolidated financial statements, the Company changed its method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales on November 1, 2004. As discussed in Note 3(k) to the consolidated financial statements, the Company changed its method of accounting for the Company’s preneed funeral and cemetery merchandise and services trusts and the Company’s cemetery perpetual care trusts in 2004.

Internal control over financial reporting

Also, we have audited management’s assessment, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A, that Stewart Enterprises, Inc. did not maintain effective internal control over financial reporting as of October 31, 2005, because of the effect of material weaknesses relating to (1) revenue recognition on preneed cemetery merchandise and services contracts and (2) recognition of realized trust earnings on preneed cemetery and funeral contracts. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005:

1. The Company did not maintain effective controls over revenue recognition related to preneed cemetery merchandise and services contracts. Specifically, the Company did not maintain effective controls over the reconciliation of recorded revenues to revenues based on physical delivery of preneed cemetery merchandise to ensure completeness and accuracy of recorded preneed cemetery merchandise revenue and deferred preneed cemetery revenue. This control deficiency resulted in the restatement of the Company’s annual 2004 and 2003 consolidated financial statements including all quarters therein and the first three quarters of fiscal year 2005. This control deficiency could result in the misstatement of cemetery merchandise revenues and of deferred preneed cemetery revenues that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency represents a material weakness.

2. The Company did not maintain effective controls over recognition of realized trust earnings on preneed cemetery and funeral contracts. Specifically, the Company did not maintain effective controls to recognize realized trust earnings upon the delivery of the related preneed cemetery and funeral merchandise and performance of preneed funeral services to ensure accuracy of recorded realized trust earnings and deferred trust earnings. This control deficiency resulted in the restatement of the Company’s annual 2004 and 2003 consolidated financial statements including all quarters therein and the first three quarters of fiscal year 2005. This control deficiency could result in the misstatement of cemetery and funeral revenues and of the deferred revenue associated with preneed cemetery and preneed funeral contracts sold on a preneed basis that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly management determined that this control deficiency represents a material weakness.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2005 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that Stewart Enterprises, Inc. did not maintain effective internal control over financial reporting as of October 31, 2005 is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effects of the material weaknesses described above on the achievement of the objectives of the control criteria, Stewart Enterprises, Inc. has not maintained effective internal control over financial reporting as of October 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 17, 2006

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Revenues:
Funeral	$274,067	$271,239	$269,109
Cemetery	220,732	222,827	209,374

	494,799	494,066	478,483

Costs and expenses:
Funeral	212,341	202,498	210,289
Cemetery	180,187	176,556	169,551

	392,528	379,054	379,840

Gross profit	102,271	115,012	98,643
Corporate general and administrative expenses	(19,440)	(17,097)	(17,733)
Hurricane related charges, net	(9,366)	—	—
Separation charges	(1,507)	(3,435)	(2,450)
Gains on dispositions and impairment (losses), net	1,297	(204)	(10,206)
Other operating income, net	1,422	2,112	2,083

Operating earnings	74,677	96,388	70,337
Interest expense	(30,460)	(47,335)	(53,643)
Loss on early extinguishment of debt	(32,822)	—	(11,289)
Investment and other income (expense), net	713	178	(749)

Earnings from continuing operations before income taxes and cumulative effect of change in accounting principle	12,108	49,231	4,656
Income taxes	3,293	18,209	3,591

Earnings from continuing operations before cumulative effect of change in accounting principle	8,815	31,022	1,065

Discontinued operations:
Earnings (loss) from discontinued operations before income taxes	975	3,834	(20,818)
Income tax benefit	(64)	(1,836)	(1,721)

Earnings (loss) from discontinued operations	1,039	5,670	(19,097)

Earnings (loss) before cumulative effect of change in accounting principle	9,854	36,692	(18,032)
Cumulative effect of change in accounting principle (net of $101,061 income tax benefit)	(153,180)	—	—

Net earnings (loss)	$(143,326)	$36,692	$(18,032)

Basic earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	$.29	$.01
Earnings (loss) from discontinued operations	.01	.05	(.18)
Cumulative effect of change in accounting principle	(1.40)	—	—

Net earnings (loss)	$(1.31)	$.34	$(.17)

Diluted earnings (loss) per common share:
Earnings from continuing operations before cumulative effect of change in accounting principle	$.08	$.29	$.01
Earnings (loss) from discontinued operations	.01	.05	(.18)
Cumulative effect of change in accounting principle	(1.40)	—	—

Net earnings (loss)	$(1.31)	$.34	$(.17)

Weighted average common shares outstanding (in thousands):
Basic	109,040	107,522	108,220

Diluted	109,205	108,159	108,230

Dividends declared per common share	$.075	$—	$—

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	October 31,
	2005	2004
		(Restated)

ASSETS
Current assets:
Cash and cash equivalents	$40,605	$21,514
Marketable securities	1,302	1,297
Receivables, net of allowances	79,897	69,133
Inventories	33,480	36,174
Prepaid expenses	2,766	2,953
Deferred income taxes, net	11,116	7,674
Assets held for sale	—	10,493

Total current assets	169,166	149,238
Receivables due beyond one year, net of allowances	68,935	78,692
Preneed funeral receivables and trust investments	503,468	503,808
Preneed cemetery receivables and trust investments	257,437	258,176
Goodwill	272,729	272,729
Deferred preneed selling costs	—	253,360
Cemetery property, at cost	366,776	366,874
Property and equipment, at cost:
Land	41,191	39,527
Buildings	288,005	295,567
Equipment and other	158,285	156,205

	487,481	491,299
Less accumulated depreciation	195,845	189,552

Net property and equipment	291,636	301,747
Deferred income taxes, net	187,573	93,014
Cemetery perpetual care trust investments	213,088	210,267
Other assets	20,318	23,603

Total assets	$2,351,126	$2,511,508

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	October 31,
	2005	2004
		(Restated)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,168	$1,725
Accounts payable	10,758	9,865
Accrued payroll and other benefits	12,306	13,005
Accrued insurance	20,757	21,430
Accrued interest	5,236	11,315
Other current liabilities	24,681	17,889
Taxes payable	886	130
Liabilities associated with assets held for sale	—	6,491

Total current liabilities	77,792	81,850
Long-term debt, less current maturities	406,859	415,080
Deferred preneed funeral revenue	284,464	297,328
Deferred preneed cemetery revenue	292,511	280,570
Non-controlling interest in funeral and cemetery trusts	626,841	627,344
Other long-term liabilities	11,442	12,465

Total liabilities	1,699,909	1,714,637

Commitments and contingencies (Note 21)	—	—
Non-controlling interest in perpetual care trusts	211,764	208,893

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 150,000,000 shares; issued and outstanding 105,115,187 and 104,330,101 shares at October 31, 2005 and 2004, respectively	105,115	104,330
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at October 31, 2005 and 2004; 10 votes per share; convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	667,663	673,630
Accumulated deficit	(336,308)	(192,982)
Unearned restricted stock compensation	(569)	(222)
Accumulated other comprehensive loss:
Unrealized depreciation of investments	(3)	—
Derivative financial instrument losses	—	(333)

Total accumulated other comprehensive loss	(3)	(333)

Total shareholders’ equity	439,453	587,978

Total liabilities and shareholders’ equity	$2,351,126	$2,511,508

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars in thousands, except per share amounts)

				Unrealized
			Retained	Appreciation	Derivative
		Additional	Earnings	(Depreciation)	Financial	Total
	Common	Paid-In	(Accumulated	of	Instrument	Shareholders’
	Stock(1)	Capital	Deficit)	Investments	Gains (Losses)	Equity
			(Restated)			(Restated)

Balance October 31, 2002 as previously reported	$108,025	$677,087	$30,604	$(965)	$(2,488)	$812,263
Prior period adjustments			(242,246)			(242,246)

Balance October 31, 2002 — Restated	$108,025	$677,087	$(211,642)	$(965)	$(2,488)	$570,017
Comprehensive income (loss):
Net loss — Restated			(18,032)			(18,032)
Other comprehensive income:
Reclassification adjustment for realized loss on investments, net of deferred tax expense of ($418)				682		682
Unrealized appreciation of investments, net of deferred tax expense of ($124)				168		168
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($558)					842	842

Total other comprehensive Income	—	—	—	850	842	1,692

Total comprehensive income (loss) — Restated	—	—	(18,032)	850	842	(16,340)
Issuance of common stock	441	1,586				2,027
Purchase and retirement of common stock	(739)	(2,234)				(2,973)

Balance October 31, 2003 — Restated	$107,727	$676,439	$(229,674)	$(115)	$(1,646)	$552,731

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars in thousands, except per share amounts)

			Retained	Unearned	Unrealized	Derivative
		Additional	Earnings	Restricted	Appreciation	Financial	Total
	Common	Paid-In	(Accumulated	Stock	(Depreciation) of	Instrument	Shareholders
	Stock(1)	Capital	Deficit)	Compensation	Investments	Gains (Losses)	Equity
			(Restated)				(Restated)

Balance October 31, 2003 — Restated	$107,727	$676,439	$(229,674)	$—	$(115)	$(1,646)	$552,731
Comprehensive income:
Net earnings — Restated			36,692				36,692
Other comprehensive income:
Unrealized appreciation of investments, net of deferred tax expense of ($50)					115		115
Termination of derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($119)						194	194
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($643)						1,119	1,119

Total other comprehensive income	—	—	—	—	115	1,313	1,428

Total comprehensive income — Restated	—	—	36,692	—	115	1,313	38,120
Restricted stock activity	132	541		(222)			451
Issuance of common stock	74	347					421
Stock options exercised	2,713	10,279					12,992
Tax benefit associated with stock options exercised		2,612					2,612
Purchase and retirement of common stock	(2,761)	(16,588)					(19,349)

Balance October 31, 2004 — Restated	$107,885	$673,630	$(192,982)	$(222)	$—	$(333)	$587,978

Balance October 31, 2004 — Restated	$107,885	$673,630	$(192,982)	$(222)	$—	$(333)	$587,978
Comprehensive income (loss):
Net loss			(143,326)				(143,326)
Other comprehensive income (loss):
Unrealized appreciation of investments, net of deferred tax expense of ($2)					(3)		(3)
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($204)						333	333

Total other comprehensive income (loss)	—	—	—	—	(3)	333	330

Total comprehensive income (loss)	—	—	(143,326)	—	(3)	333	(142,996)
Restricted stock activity	155	936		(347)			744
Issuance of common stock	76	359					435
Stock options exercised	2,654	10,513					13,167
Tax benefit associated with stock options exercised		1,993					1,993
Purchase and retirement of common stock	(2,100)	(11,585)					(13,685)
Dividends ($.025 per share)		(8,183)					(8,183)

Balance October 31, 2005	$108,670	$667,663	$(336,308)	$(569)	$(3)	$—	$439,453

(1)	Amount includes shares of Class A common stock with a stated value of $1 per share and includes 3,555 shares (in thousands) of Class B common stock.

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Cash flows from operating activities:
Net earnings (loss)	$(143,326)	$36,692	$(18,032)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Cumulative effect of change in accounting principle	153,180	—	—
(Gains) on dispositions and impairment losses, net	(2,401)	(2,222)	31,830
Loss on hurricane damaged properties	11,661	—	—
Loss on early extinguishment of debt	32,822	—	11,289
Premiums paid on early extinguishment of debt	(25,463)	—	(12,691)
Depreciation and amortization	21,424	23,469	25,274
Amortization of preneed selling costs	—	24,952	23,932
Amortization of deferred financing costs	1,276	5,298	4,840
Provision for doubtful accounts	10,077	7,107	8,027
Tax benefit on stock options exercised	1,993	2,612	—
Net losses realized on marketable securities	—	101	1,100
Provision (benefit) for deferred income taxes	(543)	8,768	33,038
Other	518	258	(795)
Changes in assets and liabilities:
(Increase) decrease in other receivables	(14,155)	21,871	(26,805)
Decrease in inventories and cemetery property	1,246	2,081	769
Increase (decrease) in accounts payable and accrued expenses	7,018	4,669	(983)
Net effect of preneed funeral production and maturities	(18,480)	(14,284)	(4,492)
Net effect of preneed cemetery production and deliveries	16,689	6,421	10,341
Change in deferred preneed selling costs	—	(34,553)	(34,685)
Increase (decrease) in other	(694)	416	5,172

Net cash provided by operating activities	52,842	93,656	57,129

Cash flows from investing activities:
Proceeds from sales of marketable securities	16	1,121	550
Proceeds from sale of assets, net	10,007	19,775	2,341
Additions to property and equipment	(22,569)	(20,423)	(18,439)
Other	149	54	185

Net cash provided by (used in) investing activities	(12,397)	527	(15,363)

Cash flows from financing activities:
Proceeds from long-term debt	440,000	—	155,000
Repayments of long-term debt	(446,778)	(85,310)	(203,164)
Debt issue costs	(6,257)	—	(816)
Issuance of common stock	13,602	13,413	582
Purchase and retirement of common stock	(13,685)	(19,349)	(2,973)
Dividends	(8,183)	—	—
Other	(53)	(8)	—

Net cash used in financing activities	(21,354)	(91,254)	(51,371)

Net increase (decrease) in cash	19,091	2,929	(9,605)
Cash and cash equivalents, beginning of year	21,514	18,585	28,190

Cash and cash equivalents, end of year	$40,605	$21,514	$18,585

Supplemental cash flow information:
Cash paid (received) during the year for:
Income taxes	$2,000	$(26,400)	$(17,500)
Interest	$34,400	$41,100	$50,500
Noncash investing and financing activities:
Issuance of common stock to fund employee benefit plan	$—	$—	$1,445

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(1)	The Company

Stewart Enterprises, Inc. (the “Company”) is a provider of funeral and cemetery products and services in the death care industry in the United States. Through its subsidiaries, the Company offers a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of October 31, 2005, the Company operated 231 funeral homes and 144 cemeteries in 26 states within the United States and Puerto Rico. The Company has five operating and reportable segments consisting of a corporate trust management segment and a funeral and cemetery segment for each of two geographic areas: Western and Eastern. Additional information on segments can be found in Note 22.

(2)	Restatement

The Company has restated its consolidated financial statements for fiscal years 2004 and 2003, all the quarters therein and the first three quarters of fiscal year 2005. The restatements are primarily the result of:

(A) The incorrect determination of operating and reportable segments and reporting units related to the application of FASB Statement No. 142, “Goodwill and Other Intangible Assets,” (“SFAS No. 142”), which also had the effect of changing the charges recorded for the assets sold as part of its plan initiated in December 2003 (see Note 14) to sell a number of businesses, and the net book value of assets held for sale on its balance sheet.

(B) Errors identified in revenue recognition of preneed cemetery merchandise and services contracts and recognition of realized trust earnings on preneed cemetery and funeral merchandise and services contracts.

(C) Other miscellaneous adjustments, including adjustments for lease-related accounting practices.

The restatement for these errors is discussed in more detail below.

Segments and Reporting Units

The Company re-evaluated its application of FASB Statement No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”), and determined that it had incorrectly identified its operating and reportable segments for all prior periods. The Company concluded that it had eleven operating and reportable segments, which consisted of a corporate trust management segment and a funeral and cemetery segment for each of five geographic areas: Central, Western, Eastern, Southern — Florida and All Other. The Company’s historical presentation of segment data had consisted of two operating and reportable segments, funeral and cemetery. As part of the Company’s strategic planning process, in the fourth quarter of fiscal year 2005, the Company reorganized and revised its operating divisions from four to two and revised its operating and reportable segments. For further discussion of the revision of the Company’s operating and reportable segments in the fourth quarter of 2005, see Note 22.

The correction of the Company’s operating segments had the related effect of requiring changes in the Company’s reporting units for purposes of goodwill impairment reviews under SFAS No. 142, retroactive to the November 1, 2001 adoption date of SFAS No. 142. The Company’s evaluation of goodwill should have been performed to include 13 reporting units as opposed to the two reporting units historically identified. As a result of the reorganization and revision of the Company’s divisions effective for the fourth quarter of fiscal year 2005, the Company revised its evaluation of goodwill based upon 11 reporting units. For further discussion of the change in the Company’s reporting units in the fourth quarter of 2005, see Note 3(g).

The restatement of the Company’s operating segments and reporting units resulted in the need to correct its goodwill impairment reviews as of November 1, 2001 (the date the Company adopted SFAS No. 142) and as of October 31, 2002, 2003 and 2004. Consequently, the Company recorded a $209,400 ($193,090 after tax, or

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

$1.78 per diluted share) charge on November 1, 2001 as a cumulative effect of change in accounting principle for the adoption of SFAS No. 142. The Company’s previously reported financial statements did not include a goodwill impairment charge upon the initial adoption of SFAS No. 142 on November 1, 2001 or during its annual assessment in the fourth quarter of fiscal year 2002. The Company also restated its previously reported fiscal year 2003 goodwill impairment charge of $73,000 ($66,900 after tax, or $.62 per share) because based on its revised reporting units, no goodwill impairment charge for the year ended October 31, 2003 was necessary.

Further, the restatement of goodwill on the Company’s balance sheet had the effect of changing the net book value of the assets the Company sold as part of the Company’s plan to sell a number of its businesses and the net book value of assets held for sale on the Company’s balance sheet. Due to these changes, the gain or loss on those sales has been corrected. In 2003, this resulted in an additional net gain of $2,170, representing a gain of $1,334 related to continuing operations as originally reported and a gain of $836 related to discontinued operations. In 2004, this resulted in an additional net gain of $579, representing a loss of $523 related to continuing operations as originally reported and a gain of $1,102 related to discontinued operations.

Deferred Revenue Project

In connection with the Company’s internal control assessment under Section 404 of Sarbanes-Oxley, it undertook a project (the “deferred revenue project”) in 2005 to verify the balances in deferred preneed cemetery revenue and deferred preneed funeral revenue by reviewing substantially all of the preneed cemetery and funeral service and merchandise contracts included in its backlog. This process involved the review of nearly 700,000 preneed contracts. The deferred revenue project resulted in the Company’s assessment that the recorded amount of deferred revenue was misstated, and therefore, the Company needed to restate its prior period financial statements for fiscal years 2001 through 2004, including the quarters therein, and the first three quarters of 2005. The adjustment impacted the cumulative effect of adopting SAB No. 101 on November 1, 2000, and reported revenues and earnings for fiscal years 2001 through 2004 and the first three quarters of 2005.

The Company identified errors in the amount of recorded revenue, deferred revenue and related deferred trust earnings associated with cemetery merchandise and funeral service and merchandise contracts. The errors also resulted in restatements to the amount of preneed selling costs recorded upon the adoption of SAB No. 101, and in subsequent years and also the charge for the 2005 cumulative effect of change in accounting principle related to preneed selling costs adopted effective November 1, 2004. See Note 3(f).

The overall impact of the deferred revenue project on net earnings and earnings per share for the first three quarters of 2005 and fiscal years 2004 and 2003 was a decrease in net earnings of $18,211 (including $11,862, or $.11 per share, related to the cumulative effect of change in accounting principle for preneed selling costs), $11,989 and $13,191, respectively, and a decrease in earnings per share of $.16, $.11 and $.12, respectively. The 2005 amount reflects the adjustment to the previously reported unaudited results through July 31, 2005.

Other Adjustments

As previously disclosed in the Company’s Form 10-Q for the second quarter of fiscal year 2005, the Company reviewed its lease-related accounting practices and determined that certain adjustments related to rent escalations and leasehold improvement amortization were necessary. The cumulative effect of these adjustments for all prior periods amounted to a charge of $1,839 ($1,149 after tax, or $.01 per share). The Company evaluated the materiality of these operating lease adjustments on its financial statements and concluded that the impact of these adjustments was not material. As a result, the Company recorded the cumulative effect of these prior period adjustments of $1,839 as non-cash charges to funeral and cemetery costs in the second quarter of fiscal year 2005. Because the Company is amending its Form 10-K for the year ended October 31, 2004 for the restatements discussed above under the heading “Restatement of Financial

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Statements,” the Company is now required to record the lease adjustments in the periods they were actually incurred. In this filing, the Company removed the cumulative effect of this prior period adjustment of $1,839 ($1,149 after tax) and will remove it from subsequent amended Form 10-Qs for January 31, 2005, April 30, 2005 and July 31, 2005. The Company also recorded other miscellaneous immaterial adjustments.

A summary of the effects of the restatements described above on the Company’s financial statements for the years ended October 31, 2004 and 2003 and as of October 31, 2004 is presented below.

	As Previously	Effect of	Effect of
	Reported	Restating to	Restating to		As Restated	As Restated and
	for the	Correct for	Correct for the		for the	Reclassified for
	Year Ended	Goodwill	Impact of the		Year Ended	the Year Ended
	October 31,	Reporting	Deferred	Other	October 31,	October 31,
	2004(1)	Unit Errors	Revenue Project	Adjustments(2)	2004	2004(3)

Consolidated Statements of Earnings:
Revenues:
Funeral	$280,045	$—	$(8,826)	$—	$271,219	$271,239
Cemetery	236,837	—	(12,867)	—	223,970	222,827

	516,882	—	(21,693)	—	495,189	494,066
Costs and expenses:
Funeral	201,795	—	—	463	202,258	202,498
Cemetery	180,304	—	(3,048)	—	177,256	176,556

	382,099	—	(3,048)	463	379,514	379,054

Gross profit	134,783		(18,645)	(463)	115,675	115,012
Corporate general and administrative expenses	(17,097)	—	—	—	(17,097)	(17,097)
Separation charges	(3,435)	—	—	—	(3,435)	(3,435)
Gains on dispositions and impairment (losses), net	564	(523)	—	(300)	(259)	(204)
Other operating income, net	2,122	—	—	—	2,122	2,112

Operating earnings	116,937	(523)	(18,645)	(763)	97,006	96,388
Interest expense	(47,335)	—	—	—	(47,335)	(47,335)
Investment and other income (expense), net	(922)	—	—	1,100	178	178

Earnings from continuing operations before income taxes	68,680	(523)	(18,645)	337	49,849	49,231
Income taxes	25,195	(202)	(6,656)	128	18,465	18,209

Earnings from continuing operations	43,485	(321)	(11,989)	209	31,384	31,022
Earnings from discontinued operations before income taxes	2,114	1,102	—	—	3,216	3,834
Income tax benefit	(563)	(1,529)	—	—	(2,092)	(1,836)

Earnings from discontinued operations	2,677	2,631	—	—	5,308	5,670

Net earnings	$46,162	$2,310	$(11,989)	$209	$36,692	$36,692

Basic earnings per common share:
Earnings from continuing operations	$.40	$—	$(.11)	$—	$.29	$.29
Earnings from discontinued operations	.03	.02	—	—	.05	.05

Net earnings per share	$.43	$.02	$(.11)	$—	$.34	$.34

Diluted earnings per common share:
Earnings from continuing operations	$.40	$—	$(.11)	$—	$.29	$.29
Earnings from discontinued operations	.03	.02	—	—	.05	.05

Net earnings per share	$.43	$.02	$(.11)	$—	$.34	$.34

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Represents the October 2005 classification of continuing and discontinued operations.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	As Previously	Effect of	Effect of
	Reported	Restating to	Restating to		As Restated	As Restated and
	for the	Correct for	Correct for the		for the	Reclassified for
	Year Ended	Goodwill	Impact of the		Year Ended	the Year Ended
	October 31,	Reporting	Deferred	Other	October 31,	October 31,
	2003(1)	Unit Errors	Revenue Project	Adjustments(2)	2003	2003(3)

Consolidated Statements of Earnings:
Revenues:
Funeral	$280,329	$—	$(11,129)	$—	$269,200	$269,109
Cemetery	223,384	—	(13,410)	300	210,274	209,374

	503,713	—	(24,539)	300	479,474	478,483
Costs and expenses:
Funeral	210,235	—	—	(250)	209,985	210,289
Cemetery	173,678	—	(3,155)	(131)	170,392	169,551

	383,913	—	(3,155)	(381)	380,377	379,840

Gross profit	119,800	—	(21,384)	681	99,097	98,643
Corporate general and administrative expenses	(17,733)	—	—	—	(17,733)	(17,733)
Impairment of goodwill	(73,000)	73,000	—	—	—	—
Separation charges	(2,450)	—	—	—	(2,450)	(2,450)
Gains on dispositions and impairment (losses), net	(18,972)	1,334	—	300	(17,338)	(10,206)
Other operating income, net	2,093	—	—	—	2,093	2,083

Operating earnings	9,738	74,334	(21,384)	981	63,669	70,337
Interest expense	(53,478)	—	—	(165)	(53,643)	(53,643)
Loss on early extinguishment of debt	(11,289)	—	—	—	(11,289)	(11,289)
Investment and other income (expense), net	545	—	—	(1,294)	(749)	(749)

Earnings (loss) from continuing operations before income taxes	(54,484)	74,334	(21,384)	(478)	(2,012)	4,656
Income taxes	5,256	6,247	(8,193)	(182)	3,128	3,591

Earnings (loss) from continuing operations	(59,740)	68,087	(13,191)	(296)	(5,140)	1,065
Loss from discontinued operations before income taxes	(14,986)	836	—	—	(14,150)	(20,818)
Income tax benefit	(1,258)	—	—	—	(1,258)	(1,721)

Loss from discontinued operations	(13,728)	836	—	—	(12,892)	(19,097)

Net loss	$(73,468)	$68,923	$(13,191)	$(296)	$(18,032)	$(18,032)

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$(.55)	$.63	$(.12)	$(.01)	$(.05)	$.01
Loss from discontinued operations	(.13)	.01	—	—	(.12)	(.18)

Net loss per share	$(.68)	$.64	$(.12)	$(.01)	$(.17)	$(.17)

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$(.55)	$.63	$(.12)	$(.01)	$(.05)	$.01
Loss from discontinued operations	(.13)	.01	—	—	(.12)	(.18)

Net loss per share	$(.68)	$.64	$(.12)	$(.01)	$(.17)	$(.17)

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Represents the October 2005 classification of continuing and discontinued operations.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

		Effect of	Effect of
		Restating to	Restating to
	As Previously	Correct for	Correct for			As Restated and
	Reported —	Goodwill	the Impact of		As Restated	Reclassified —
	October 31,	Reporting	the Deferred	Other	— October 31,	October 31,
	2004(1)	Unit Errors	Revenue Project	Adjustments(2)	2004	2004(3)

Consolidated Balance Sheets:
Assets held for sale	$3,590	$(15)	$—	$—	$3,575	$10,493
Total current assets	134,491	(15)	8,966	(1,597)	141,845	149,238
Deferred income taxes	43,124	11,794	37,593	481	92,992	93,014
Goodwill	404,169	(131,400)	2,980	(2,976)	272,773	272,729
Total assets	2,565,198	(121,857)	69,226	(1,081)	2,511,486	2,511,508
Liabilities associated with assets held for sale	2,388	—	—	—	2,388	6,491
Total current liabilities	71,781	—	790	5,176	77,747	81,850
Deferred preneed funeral revenue	156,164	—	145,161	(2,653)	298,672	297,328
Deferred preneed cemetery revenue	288,516	—	(5,278)	(1,963)	281,275	280,570
Retained earnings (accumulated deficit)	3,298	(121,857)	(71,447)	(2,976)	(192,982)	(192,982)
Total shareholders’ equity	784,258	(121,857)	(71,447)	(2,976)	587,978	587,978
Total liabilities and shareholders’ equity	2,565,198	(121,857)	69,226	(1,081)	2,511,486	2,511,508

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Represents the October 2005 classification of continuing and discontinued operations. See Note 3(f) for further discussion.

Consolidated Balance Sheets

(Amounts in thousands)	2002

Shareholders’ equity as previously reported(1)	$812,263
Effect of restatement of goodwill	(193,090)
Effect of restatements due to deferred revenue project	(46,267)
Effect of other adjustments(2)	(2,889)

Total shareholders’ equity	$570,017

(1)	The previously reported amounts represent amounts reported in the April 12, 2005 Form 8-K.

(2)	Represents adjustments which are immaterial individually and in the aggregate relating to lease-related accounting practices and other miscellaneous adjustments.

(3)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated. A discussion of discontinued operations, assets held for sale and liabilities associated with assets held for sale can be found in Note 14.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and these differences could be material.

(c)	Fair Value of Financial Instruments

Estimated fair value amounts have been determined using available market information and the valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value amounts.

The carrying amounts of cash and cash equivalents and current receivables approximate fair value due to the short-term nature of these instruments. The carrying amount of receivables due beyond one year approximates fair value because they bear interest at rates currently offered by the Company for receivables with similar terms and maturities. The carrying amounts of marketable securities and marketable securities included in preneed funeral trust investments, preneed cemetery trust investments and cemetery perpetual care trust investments are stated at fair value as they are classified as available for sale under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The fair value of the Company’s long-term variable-rate and fixed-rate debt is estimated using quoted market prices, where applicable, or future cash flows discounted at rates for similar types of borrowing arrangements as discussed in Note 16.

Any investment with a fair market value that has been less than its cost basis by 20 percent or greater for more than six months as of the respective balance sheet reporting date is considered to be other than temporarily impaired. The Company periodically reviews its investment portfolio to determine if any of the temporarily impaired assets should be designated as other than temporarily impaired. This evaluation includes determining if the Company has the ability and intent to hold these investments for its forecasted recovery period and determining if there have been any changes in market conditions or concerns specific to the issuer of the securities. Otherwise, an investment with a fair market value that is less than its cost basis is considered to be temporarily impaired. This evaluation of impairment with respect to the Company’s trust portfolio is performed each quarter using quoted market prices. If a loss is other than temporary, the cost basis of the security is adjusted downward to its market value. This affects the Company’s footnote disclosure, but does not otherwise have an effect on the financial statements, since the trust portfolio amount as reported in the consolidated balance sheet is already marked to market value each quarter.

(d)	Inventories

Inventories are stated at the lower of cost (specific identification and first-in, first-out methods) or net realizable value. The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. Such estimates are based on the Company’s historical experience or results.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(e)	Buildings and Equipment

Buildings and equipment are recorded at cost and are depreciated over their estimated useful lives, ranging from 10 to 40 years and from 3 to 10 years, respectively, primarily using the straight-line method. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets’ useful lives are capitalized. For the fiscal years ended October 31, 2005, 2004 and 2003, depreciation expense totaled $21,424, $23,469 and $25,274, respectively.

The Company reviews for continued appropriateness the carrying value of its long-lived assets whenever events and circumstances indicate a potential impairment. This review is based on its projections of anticipated undiscounted future cash flows. If indicators of impairment are present, the Company evaluates the undiscounted future cash flows estimated to be generated by those assets compared to the carrying amount of those assets. The net carrying value of assets not recoverable are reduced to fair value. While the Company believes that its estimates of undiscounted future cash flows are reasonable, different assumptions regarding such cash flows and comparable sales values could materially affect its evaluations.

(f)	Preneed Selling Costs

On May 31, 2005, the Company changed its method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales. The Company has applied this change in accounting principle effective November 1, 2004. Prior to this change, commissions and other costs that varied with and were primarily related to the acquisition of new prearranged funeral and cemetery service and merchandise sales were deferred and amortized in proportion to preneed revenue recognized during the period in a manner consistent with SFAS No. 60, “Accounting and Reporting for Insurance Companies.” This expense amortization was included in amortization of preneed selling costs in the consolidated statement of cash flows. Accordingly, fiscal years 2004 and 2003 include the amortization of these deferred selling costs while fiscal year 2005 does not. For the years ended October 31, 2004 and 2003, amortization of preneed selling costs was $24,952 and $23,932. The Company changed its accounting for preneed selling costs to expense such costs as incurred. The Company concluded that expensing these costs as they are incurred would be preferable to the old method because it makes its reported results more comparable with other public death care companies, better aligns the costs of obtaining preneed contracts with the cash outflows associated with obtaining such contracts and eliminates the burden of maintaining deferred selling cost records. As of November 1, 2004, the Company recorded a cumulative effect of change in accounting principle of $254,241 ($153,180 after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line on the Company’s condensed consolidated balance sheet at the time of the change. In addition to the charge for the cumulative effect of change in accounting principle, the effect of the change in accounting principles for the year ended October 31, 2005 was a decrease in net earnings of $4,957, or $.04 per share, which represents the selling costs expensed in excess of what the amortization of preneed selling costs would have been had the Company not changed its accounting method.

(g)	Goodwill

The Company’s historical evaluation of goodwill was performed at the funeral and cemetery segment levels, which the Company previously reported as its reporting units. The revision of the Company’s operating segments and reporting units resulted in the need to perform goodwill impairment reviews of the revised reporting units as of November 1, 2001 (the date the Company adopted SFAS No. 142) and as of October 31, 2002, 2003 and 2004. For further discussion of the restatement to report the resulting charge for the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

cumulative effect of the adoption of SFAS No. 142 and the restatement of the goodwill impairment charge previously reported in fiscal year 2003, see Note 2.

As discussed in Note 2, the Company’s evaluation of the goodwill of its operations will now consist of 11 reporting units. Those reporting units include: corporate trust management; the Western division funeral operating segment comprised of three reporting units (Western-North region, Western-South region and Midwestern, Southern and Southwestern regions aggregated); the Western division cemetery operating segment comprised of two reporting units (Western-North region and the Western-South, Midwestern, Southern and Southwestern regions aggregated); the Eastern division funeral operating segment comprised of three reporting units (Southern region, Puerto Rico region and the Northern and Central regions aggregated); and the Eastern division cemetery operating segment comprised of two reporting units (Puerto Rico region and the Southern, Northern and Central regions aggregated).

The Company’s goodwill impairment test involves estimates and management judgment and was performed using a discounted cash flow valuation methodology. Step two of the impairment test involves determining estimates of fair values of the Company’s assets and liabilities. The Company may obtain assistance from third parties in assessing the fair value of certain of its assets, primarily real estate, in performing the step two analysis.

Goodwill of a reporting unit must be tested for impairment on at least an annual basis. The Company conducts its annual goodwill impairment analysis during the fourth quarter of each fiscal year. In addition to an annual review, the Company assesses the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors the Company considers important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of the use of the Company’s assets or the strategy for its overall business and significant negative industry or economic trends.

In reviewing goodwill for impairment, the Company first compares the fair value of each of its reporting units with its carrying amount (including goodwill). If the carrying amount of a reporting unit (including goodwill) exceeds its fair value, the Company then measures the amount of impairment of the reporting unit’s goodwill by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of a reporting unit’s goodwill is determined in a manner similar to the amount of goodwill determined in a business combination. That is, the Company allocates the fair value of the reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. An impairment charge is recorded when the carrying amount of goodwill exceeds its implied fair value. The Company’s annual goodwill assessment for the year ended October 31, 2005 resulted in no goodwill impairment charge for fiscal year 2005.

Goodwill in excess of net assets of companies acquired totaled $272,729 as of October 31, 2005 and 2004. Accumulated amortization in goodwill was $62,767 as of October 31, 2005 and 2004. The Company has approximately $76,000 of tax deductible goodwill as of October 31, 2005, which will be amortized over the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

next eight years for tax purposes. Goodwill and changes in goodwill by operating segment from October 31, 2003 to October 31, 2004 are presented below.

	Goodwill		Goodwill
	October 31, 2003	Reclass to Assets	October 31, 2004
	— Restated	Held for Sale	— Restated

Western Division — Funeral	$108,278	$(111)	$108,167
Eastern Division — Funeral	89,646	(110)	89,536

Total Funeral Goodwill	$197,924	$(221)	$197,703

Western Division — Cemetery	$48,984	$—	$48,984
Eastern Division — Cemetery	26,042	—	26,042

Total Cemetery Goodwill	$75,026	$—	$75,026

Total Goodwill	$272,950	$(221)	$272,729

(h)	Stock-Based Compensation

At October 31, 2005, the Company had three stock-based employee compensation plans, which are described in more detail in Note 20. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” No compensation cost related to stock options is reflected in net earnings, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. The expense related to the restricted stock granted in fiscal years 2005 and 2004 is reflected in earnings and amounted to $704 and $650 for the years ended October 31, 2005 and 2004, respectively. See Note 3(o) for further discussion on the Company’s restricted stock. The FASB issued SFAS No. 123R in December 2004, which is effective for the Company in the first quarter of fiscal year 2006. The Company has evaluated the impact of its adoption on its financial statements. See Note 4(b) for additional information. The following table illustrates the effect on net earnings

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(loss) and net earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Year Ended October 31,
	2005	2004	2003
			(Restated)
		(Restated)

Net earnings (loss)	$(143,326)	$36,692	$(18,032)
Stock-based employee compensation expense included in reported net earnings, net of tax	440	403	—
Stock-based employee compensation expense determined under fair value-based method, net of tax	(1,696)	(1,870)	(2,932)

Pro forma net earnings (loss)	$(144,582)	$35,225	$(20,964)

Net earnings (loss) per common share:
Basic — as reported	$(1.31)	$.34	$(.17)

Basic — pro forma	$(1.32)	$.33	$(.19)

Diluted — as reported	$(1.31)	$.34	$(.17)

Diluted — pro forma	$(1.32)	$.33	$(.19)

See Note 20 for further information regarding the Company’s stock options outstanding as of October 31, 2005, 2004 and 2003 and the proforma calculations.

(i)	Funeral Revenue

The Company sells price-guaranteed prearranged funeral services and merchandise under contracts that provide for delivery of the services and merchandise at the time of death. Prearranged funeral services are recorded as funeral revenue in the period the funeral is performed. Prearranged funeral merchandise is recognized as revenue upon delivery. Prior to performing the funeral or delivering of the merchandise, such sales are deferred. Funeral services and merchandise sold at the time of need are recorded as funeral revenue in the period the funeral is performed or the merchandise is delivered.

Because preneed services or merchandise will not be provided until the future, most states require that all or a portion of the customer payments under these contracts be protected for the benefit of the customers pursuant to applicable law. Some or all of the funds may be required to be placed into trust accounts (“trust-funded preneed funeral contracts”). Alternatively, where allowed, customers may purchase a life insurance or annuity policy from third-party insurance companies to fund their preneed funeral contracts (“insurance-funded preneed funeral contracts”). The funeral goods and services selected at the time of contract origination will be funded by the insurance policy proceeds, which include increasing insurance benefits. Under either customer funding option, the Company enters into a preneed funeral contract with the customer to provide funeral services in the future.

When a trust-funded preneed funeral contract is entered into, the Company records an asset (included in preneed funeral receivables and trust investments) and a corresponding liability (included in deferred preneed funeral revenues) for the contract price. Principal amounts deposited in the trust or escrow accounts generally range from 70 percent to 90 percent of each installment received. The sale of caskets is treated in some jurisdictions in the same manner as the sale of cemetery merchandise and in some jurisdictions as the sale of funeral services for trusting purposes. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment and

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

reclassifies the corresponding amount from deferred preneed funeral revenues into non-controlling interest in funeral and cemetery trusts.

The Company defers all dividends and interest earned and net capital gains and losses realized by preneed funeral trust or escrow accounts until the underlying service or merchandise is delivered. Withdrawals from preneed funeral merchandise and service trusts are made when state laws allow the Company to withdraw such funds. Based on various state statutes, the Company is sometimes allowed to withdraw a portion of the trust assets prior to the service or merchandise being delivered. Although the Company is allowed to withdraw cash prior to the delivery, the Company defers the revenue associated with such early withdrawals until the underlying contracts are delivered.

Deferred preneed funeral revenue represents future funeral contract revenues. In addition to amounts receivable from customers and amounts not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed trust-funded preneed funeral contracts where the related cash or investments are not held in trust accounts (generally because the Company was permitted to withdraw the cash from the trust before performance of the service or delivery of the merchandise). Future funeral contract revenues and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in non-controlling interest in funeral and cemetery trusts.

Upon cancellation of a trust-funded preneed funeral contract, a customer is generally entitled to receive a refund of the funds held in trust. In many jurisdictions, the Company may be obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust including investment income at the time of cancellation. If the fair market value of the trusts were to decline below the estimated costs to deliver the underlying products and services, the Company would record a charge to earnings to record a liability for the expected loss on the delivery of contracts in the Company’s backlog. Based upon this assessment, no loss amounts have been required to be recognized as of October 31, 2005.

Insurance-funded preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third-party insurers are not reflected in the consolidated balance sheet. The net amount of these contracts that have not been fulfilled as of October 31, 2005 and 2004 was $383,897 and $352,092, respectively, of which $71 relates to assets held for sale at October 31, 2004. With insurance-funded preneed funeral contracts, the Company earns a commission if it acts as agent on the sale of the policies. Customer payments of premiums on the insurance policies are sent directly to the insurance company, and the insurance premium receivables and related customer payments are not recorded on the Company’s financial statements. Insurance commissions are recognized as revenue at the point at which the commission is no longer subject to refund. The costs related to the commissions are expensed as incurred. Nothing more is recorded until the contracted service or merchandise is delivered. At that time, the face amount of the contract and the build-up in the face value of the contract (i.e., the policy proceeds) are recorded as funeral revenue, and the related expenses are recorded. A receivable from the insurance company for the policy proceeds is recorded as a funeral receivable.

(j)	Cemetery Revenue

The Company sells price-guaranteed preneed cemetery merchandise and services under contracts that provide for delivery of the merchandise and services at the time of need. Preneed cemetery merchandise and service sales are recorded as cemetery revenue in the period the merchandise is delivered or service is performed. Prior to that time, such sales are deferred. Cemetery merchandise and services sold at the time of need are recorded as cemetery revenue in the period the service is performed or the merchandise is delivered.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Some or all of the funds received under preneed cemetery contracts for merchandise or services may be required to be placed into trust accounts, pursuant to applicable state law. With respect to the preneed sale of cemetery merchandise, the Company is generally required to place in trust 30 percent to 50 percent of each installment received. With respect to the preneed sale of cemetery services, the Company is generally required to place in trust 70 percent to 90 percent of each installment received. When a trust-funded preneed cemetery contract is entered into, the Company records an asset (included in preneed cemetery receivables and trust investments) and a corresponding liability (included in deferred preneed cemetery revenues) for the contract price. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment and reclassifies the corresponding amount from deferred preneed cemetery revenues into non-controlling interest in funeral and cemetery trusts.

Deferred preneed cemetery revenue represents future preneed cemetery revenues to be recognized upon delivery of merchandise or performance of services. In addition to the amounts receivable from customers and amounts not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed preneed cemetery services or undelivered preneed cemetery merchandise where the related cash or investments are not held in trust accounts (generally because the Company was permitted to withdraw the cash from the trust before performance of the service or delivery of the merchandise). Future contract revenues and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in non-controlling interest in funeral and cemetery trusts.

The Company defers all dividends and interest earned and net capital gains and losses realized by preneed cemetery merchandise and services trust or escrow accounts until the underlying merchandise or service is delivered. Principal and earnings are withdrawn only as the merchandise or services are delivered or contracts are cancelled, except in jurisdictions that permit earnings to be withdrawn currently and in unregulated jurisdictions where escrow accounts are used. Withdrawals from preneed cemetery merchandise and service trusts are made when state laws allow the Company to withdraw such funds. Based on various state statutes, the Company is sometimes allowed to withdraw a portion of the trust assets prior to the service or merchandise being delivered. Although the Company is allowed to withdraw cash prior to the delivery, the Company defers the revenue associated with such early withdrawals until the underlying contracts are delivered.

The Company sells price-guaranteed cemetery contracts providing for property interment rights. For preneed sales of interment rights (cemetery property), the associated revenue and all costs to acquire the sale are recognized in accordance with SFAS No. 66, “Accounting for Sales of Real Estate.” Under SFAS No. 66, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. Revenue related to the preneed sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs. The Company measures the percentage of completion by taking the costs incurred to date and dividing that number by the total projected cost of the project.

Pursuant to cemetery perpetual care contracts and laws, a portion, generally 10 percent, of the proceeds from cemetery property sales is deposited into perpetual care trusts. The income from these trusts, which have been established in most jurisdictions in which the Company operates cemeteries, is used for maintenance of those cemeteries, but principal, including in some jurisdictions net realized capital gains, must generally be held in perpetuity. As payments are received, the Company generally funds the perpetual care trust in the same proportion as the payment bears to the contract amount. For example, if the Company receives 20 percent of the contract price, it places in trust 20 percent of the total amount to be placed in trust for that contract. The Company currently recognizes and withdraws all dividend and interest income earned and, where permitted, capital gains realized by cemetery perpetual care funds. Earnings from perpetual care trust funds are recognized as cemetery revenue when the earnings are distributable from the trusts based on state laws.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Investment earnings are considered realized in the perpetual care trusts when dividends are received on common stocks, when investment income is received on fixed income securities and when capital gains and losses are realized through sale of securities.

Some of the Company’s sales of cemetery property and merchandise are made under installment contracts bearing interest at prevailing rates. Finance charges are recognized as cemetery revenue under the effective interest method over the terms of the related installment receivables.

(k)	Preneed Funeral and Cemetery Merchandise and Services Trusts and Cemetery Perpetual Care Trusts

The Company implemented FASB Interpretation No. 46 (“FIN 46R”) as of April 30, 2004, which resulted in the consolidation of the Company’s preneed funeral and cemetery merchandise and service trusts and the Company’s cemetery perpetual care trusts. The implementation of FIN 46R affects certain line items in the consolidated balance sheet and statement of earnings as described below, but has no impact on net earnings. Also, the implementation of FIN 46R did not result in any net changes to the Company’s consolidated statement of cash flows, but does require disclosure of certain financing and investing activities. See Notes 5, 6 and 7.

Although FIN 46R required consolidation of the preneed funeral and cemetery merchandise and service trusts and cemetery perpetual care trusts, it did not change the legal relationships among the trusts, the Company and its customers. In the case of preneed funeral and cemetery merchandise and services trusts, the customers are the legal beneficiaries. In the case of cemetery perpetual care trusts, the Company does not have a legal right to the cemetery perpetual care trust assets. For these reasons, upon consolidation of the trusts, the Company recognized non-controlling interests in its financial statements to reflect third-party interests in these trusts in accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The Company classifies deposits to the funeral and cemetery merchandise and services trusts as non-controlling liability interests and classifies deposits to the cemetery perpetual care trusts as non-controlling interests outside of liabilities.

All of these trusts hold investments in marketable securities, which have been classified as available-for-sale and are reported at fair value, with unrealized gains and losses excluded from earnings and initially reported as a separate component of accumulated other comprehensive income or loss in the Company’s consolidated balance sheet pursuant to the provisions of SFAS No. 115. Unrealized gains and losses attributable to the non-controlling interest holders are reclassified from accumulated other comprehensive income or loss to non-controlling interest in funeral and cemetery trusts and perpetual care trusts in the Company’s consolidated balance sheet. Unrealized gains and losses attributable to the Company, but that have not been earned through the performance of services or delivery of merchandise are reclassified from accumulated other comprehensive income or loss to non-controlling interest in funeral and cemetery trusts or non-controlling interest in cemetery perpetual care trusts.

The Company recognizes realized earnings of the preneed funeral and cemetery merchandise and services trusts and cemetery perpetual care trusts within investment and other income, net (with a corresponding debit to the related trust asset). The Company then recognizes a corresponding expense within investment and other income, net, representing the realized earnings of these trusts attributable to the non-controlling interest holders (with a corresponding credit to non-controlling interest in funeral and cemetery trusts or non-controlling interest in cemetery perpetual care trusts, as the case may be). The Company also simultaneously recognizes a similar expense for realized earnings of the trusts attributable to the Company (with a corresponding credit to deferred preneed funeral or cemetery revenue), when such earnings have not been earned by the Company through the performance of services or delivery of merchandise. The net effect is an

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

increase by the amount of the realized earnings in both the trust asset and the related non-controlling interest and deferred revenue; there is no effect on net earnings. In the case of preneed funeral and cemetery merchandise and services trusts, the Company recognizes as revenues amounts attributed to the non-controlling interest holders and the Company upon the performance of services and delivery of merchandise, including realized earnings accumulated in these trusts (with corresponding debits to non-controlling interest in funeral and cemetery trusts and to deferred preneed funeral revenues or deferred preneed cemetery revenues, as the case may be). In the case of cemetery perpetual care trusts, the Company recognizes investment earnings in cemetery revenues when such earnings are realized and permitted to be legally withdrawn by the Company (with a corresponding debit to non-controlling interest in cemetery perpetual care trusts). These earnings and related funds are intended to defray cemetery maintenance costs.

The end result of FIN 46R is that the Company’s trust assets are recorded on the consolidated balance sheet at their market value and included in preneed receivables and trust investments with corresponding credits to deferred preneed revenue and non-controlling interest in the trusts. The realized earnings on these trust assets under FIN 46R flow into and out of the statement of earnings through investment and other income, net with no net effect on revenue or net earnings. Both prior to and after the adoption of FIN 46R, accumulated trust earnings from the preneed funeral and cemetery merchandise and services trusts are recognized as revenue when the related merchandise and services are delivered, and cemetery perpetual care trust earnings are recognized as revenue as they are realized in the trust and permitted to be legally withdrawn by the Company.

(l)	Allowance for Doubtful Accounts

The Company establishes a reserve based on a range of percentages applied to accounts receivable aging categories. These percentages are based on historical collection and write-off experience. The Company also recorded approximately $1,606 of increased bad debt reserve in the Western division cemetery segment related to the areas affected by Hurricane Katrina as discussed in Note 24.

(m)	Income Taxes

Income taxes are accounted for using the asset and liability method under which deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management provides a valuation allowance against the deferred tax asset for amounts which are not considered more likely than not to be realized. The valuation allowance is attributed primarily to capital losses for which the Company does not expect to receive a benefit. For additional information, see Note 19.

For the purpose of calculating income taxes for discontinued operations, earnings (loss) from discontinued operations is segregated into two categories: operating results and gain or loss on dispositions. Operating results are tax effected in the ordinary manner (i.e., income tax expense on net operating income, income tax benefit on net operating loss).

For calculating the gain or loss on dispositions, businesses held for sale are grouped by sale type (i.e., stock sale or asset sale). Those classified as asset sales are netted, and any losses are characterized as “ordinary.” An income tax benefit is calculated on these losses. Those classified as stock sales are netted, and any losses are characterized as “capital.” An income tax benefit is calculated on these losses. The Company’s current policy is to provide a valuation allowance for this benefit because capital losses are deductible only against capital gains, and the Company cannot at this time predict with certainty its ability to generate

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

sufficient capital gains in future periods to absorb the losses before the carry-forward expiration given the significant amount of capital losses that were incurred in prior years.

As sales are finalized, the Company adjusts the gain or loss for changes in actual sales proceeds as compared to estimates, and for basis differences at the time of sale, as well as any changes in the type of sale. Sales originally anticipated to be stock sales but consummated as asset sales will generate ordinary losses. The Company records a tax benefit and adjusts the valuation allowance for the respective amount resulting from the changes in circumstances surrounding the finalized sale. This adjustment is allocated to continuing operations or discontinued operations according to its original sourcing of the income or loss.

(n)	Earnings Per Common Share

Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares (in this case, exercise of the Company’s time-vest stock options and non-vested restricted stock awards) had been issued during each period as discussed in Note 18.

(o)	Derivatives

The Company accounted for its derivative financial instruments under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” The notional amounts of derivative financial instruments do not represent amounts exchanged between parties and, therefore, are not a measure of the Company’s exposure resulting from its use of derivatives. The amounts exchanged are calculated based upon the notional amounts as well as other terms of the instruments, such as interest rates, exchange rates or other indices. In accordance with SFAS No. 133, the Company accounted for its sole derivative instrument, a $50,000 interest rate swap which expired in March 2005, as a cash flow hedge whereby the fair value of the interest rate swap is reflected as a liability in the accompanying consolidated balance sheet as of October 31, 2004 with the offset recorded to other comprehensive income. As of October 31, 2004, the fair value of the interest rate swap, net of taxes, was $333. The Company had no remaining interest rate swaps as of October 31, 2005.

(p)	Estimated Insurance Loss Liabilities

The Company purchases comprehensive general liability, automobile liability and workers compensation insurance coverages structured within a large deductible/self-insured retention premium rating program. This program results in the Company being primarily self-insured for claims and associated costs and losses covered by these policies. Historical insurance industry experience indicates some degree of inherent variability in assessing the ultimate amount of losses associated with the types of claims covered by the program. This is especially true due to the extended period of time that transpires between when the claim might occur and the full settlement of such claim, often many years. The Company continually evaluates the receivables due from its insurance carriers as well as loss estimates associated with claims and losses related to these insurance coverages with information obtained from its primary insurer.

With respect to health insurance that covers substantially all of the Company’s employees, the Company purchases individual and aggregate stop loss coverage with a large deductible. This program results in the Company being primarily self-insured for claims and associated costs up to the amount of the deductible, with

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

claims in excess of the deductible amount being covered by insurance. Expected claims are based on actuarial estimates; actual claims may differ from those estimates. The Company continually evaluates its claims experience related to this coverage with information obtained from its insurer.

Assumptions used in preparing these estimates are based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to assess the reasonableness of the Company’s insurance loss liability.

The estimated liability on the uninsured legal and employment-related claims are established by management based upon the recommendations of professionals who perform a review of both reported claims and estimate a liability for incurred but not reported claims. These liabilities include the estimated settlement costs. Although management believes estimated liabilities related to uninsured claims are adequately recorded, it is possible that actual results could significantly differ from the recorded liabilities.

The Company also has insurance coverage related to property damage, incremental costs and property operating expenses it incurred due to damage caused by Hurricane Katrina. A significant portion of the expenses incurred by the Company is expected to be recovered when the Company negotiates a final settlement with its insurance carriers as discussed in Note 24.

(q)	Dividends

On March 28, 2005, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of common stock. The first dividend was paid on April 29, 2005. Dividends were also paid on July 29, 2005 to shareholders of record as of July 15, 2005 and on October 18, 2005 to shareholders of record as of October 4, 2005. Although the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter after its review of the Company’s financial performance.

(r)	Leases

The Company has noncancellable operating leases, primarily for land and buildings, that expire over the next 1 to 13 years, except for six leases that expire between 2032 and 2039. As of October 31, 2005, approximately 75 percent of the Company’s 231 funeral locations were owned by the Company’s subsidiaries and approximately 25 percent were held under operating leases. The Company records operating lease expense for leases with escalating rents on a straight-line basis over the life of the lease, including reasonably assured lease renewals. The Company amortizes leasehold improvements in an operating lease over the shorter of their economic lives or the lease term, including reasonably assured lease renewals.

(s)	Reclassifications

Certain reclassifications have been made to the 2004 and 2003 consolidated financial statements. All businesses sold in fiscal year 2003 (the year of initial adoption of SFAS No. 144), fiscal year 2004 and fiscal year 2005 that met the criteria for discontinued operations under SFAS No. 144 have been classified as discontinued operations for all periods presented. Results associated with real estate sold or intended to be sold as part of the divestiture plan have been included in continuing operations for all periods. See Note 14 for a discussion of discontinued operations.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Premiums paid on early extinguishment of debt previously reported in cash flows from financing activities are now reported in cash flows from operating activities.

The foregoing reclassifications in themselves had no effect on the Company’s total net income or loss, total shareholders’ equity or the net increase or decrease in cash.

(4)	Change in Accounting Principles and New Accounting Principles

(a)	Preneed Selling Costs

As discussed in Note 3(f), on May 31, 2005, the Company changed its method of accounting for preneed selling costs incurred related to the acquisition of new prearranged funeral and cemetery service and merchandise sales. The Company has applied this change in accounting principle effective November 1, 2004. The Company concluded that expensing these costs as they are incurred would be preferable to the old method because it makes its reported results more comparable with other public death care companies, better aligns the costs of obtaining preneed contracts with the cash outflows associated with obtaining such contracts and eliminates the burden of maintaining deferred selling cost records. As of November 1, 2004, the Company recorded a cumulative effect of change in accounting principle of $254,241 ($153,180 after tax, or $1.40 per diluted share), which represents the cumulative balance of deferred preneed selling costs in the deferred charges line on the Company’s condensed consolidated balance sheet at the time of the change. The effect of the change in accounting principles for the year ended October 31, 2005 in addition to the cumulative effect was a decrease in net earnings of $4,957 or $.04 per share. If this change in accounting principle had been in effect in fiscal years 2004 and 2003, net earnings (loss) would have been $30,739 and ($24,721) for fiscal years 2004 and 2003, respectively, and basic and diluted net earnings (loss) per share would have been $.28 and ($.23) for fiscal years 2004 and 2003, respectively.

(b)	Other Changes

In December 2004, the FASB revised its SFAS No. 123 (“SFAS No. 123R”), “Accounting for Stock Based Compensation.” The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The provisions of the revised statement are effective for financial statements issued for the first interim reporting period of the first fiscal year that begins on or after June 15, 2005. Based on current options and restricted stock outstanding, selection of the modified prospective method and an implementation date of November 1, 2005, the Company estimates that the adoption of SFAS No. 123R would have the impact of reducing diluted earnings per share by approximately $.01 per share in fiscal year 2006.

In March 2004, the FASB issued Emerging Issues Task Force (“EITF”) 03-1, “Impairment and Its Application to Certain Investments.” EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired. In June 2005, the FASB

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

decided not to provide additional guidance on the meaning of other-than-temporary impairment, and directed the staff to issue proposed FSP EITF 03-1-a, “Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1,” as final. The final FSP supersedes EITF Issued No. 03-1 and EITF Topic No. D-44, “Recognition of Other-Than-Temporary Impairment upon the Planned Sale of a Security Whose Cost Exceeds Fair Value.” The final FSP (retitled FSP FAS 115-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”) replaces the guidance set forth in paragraphs 10-18 of EITF Issue 03-1 with references to existing other-than-temporary impairment guidance. FSP FAS 115-1 codifies the guidance set forth in EITF Topic D-44 and clarifies that an investor should recognize an impairment loss no later than when the impairment is deemed other-than- temporary, even if a decision to sell has not been made. FSP FAS 115-1 is effective for other-than-temporary analysis conducted in periods beginning after December 15, 2005. This pronouncement as it relates to the Company’s trusts will have no impact on net earnings.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement was issued. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

(5)	Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments represent trust assets and customer receivables related to unperformed, price-guaranteed trust-funded preneed funeral contracts. The components of preneed funeral receivables and trust investments in the consolidated balance sheet as of October 31, 2005 and 2004 are as follows:

	October 31,	October 31,
	2005	2004

Trust assets	$446,344	$439,625
Receivables from customers	57,124	64,183

Preneed funeral receivables and trust investments	$503,468	$503,808

The cost and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2005 are detailed below. The adjusted cost basis of the funeral merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $81,829 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $12,586 related to trust investments are temporary in nature.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$52,275	$—	$—	$52,275
U.S. Government, agencies and municipalities	7,421	52	(384)	7,089
Corporate bonds	19,702	679	(566)	19,815
Preferred stocks	68,419	503	(1,577)	67,345
Common stocks	239,970	13,803	(9,812)	243,961
Mutual funds	30,254	215	(247)	30,222
Insurance contracts and other long-term investments	23,190	351	—	23,541

Trust investments	$441,231	$15,603	$(12,586)	$444,248

Market value as a percentage of cost					100.7%

Accrued investment income				2,096

Trust assets				$446,344

The estimated maturities and market values of debt securities included above are as follows:

October 31,
2005

Due in one year or less	$1,826
Due in one to five years	11,379
Due in five to ten years	13,344
Thereafter	355

$26,904

The cost and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2004 are detailed below. The adjusted cost basis of the funeral merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $76,135 as of

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $13,735 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$133,205	$9	$—	$133,214
U.S. Government, agencies and municipalities	1,971	115	(26)	2,060
Corporate bonds	22,826	1,938	—	24,764
Preferred stocks	62,947	1,703	(422)	64,228
Common stocks	188,298	3,692	(13,214)	178,776
Mutual funds	12,431	322	(73)	12,680
Insurance contracts and other long-term investments	23,631	298	—	23,929

Trust investments	$445,309	$8,077	$(13,735)	$439,651

Market value as a percentage of cost					98.7%

Accrued investment income				2,002
Less trust investments of assets held for sale				(2,028)

Trust assets				$439,625

During the year ended October 31, 2005, purchases and sales of available for sale securities included in trust investments were $221,780 and $152,417, respectively. These sales resulted in realized gains and losses of $12,968 and $7,256, respectively. Reflected in other comprehensive income for the year ended October 31, 2005 was a $3,017 reduction in net unrealized losses associated with the available for sale securities of the funeral trust and a corresponding ($3,017) reclassified to non-controlling interest. During the six months ended October 31, 2004 (as FIN 46R became effective on April 30, 2004), purchases and sales of available for sale securities included in trust investments were $28,871 and $110,433, respectively. These sales resulted in realized gains and losses of $10,159 and $11,215, respectively. Reflected in other comprehensive income for the year ended October 31, 2004 was a $5,658 increase in net unrealized losses associated with the available for sale securities of the funeral trust and a corresponding ($5,658) reclassified to non-controlling interest.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The following table shows the gross unrealized losses and fair value of the preneed funeral merchandise and services trust investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2005 and 2004. A loss is considered other than temporary if the security has a reduction in market value, compared with its cost basis, of 20 percent or more for a period of six months or longer.

	October 31, 2005
	Less Than 12 Months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Government, agencies and municipalities	$5,591	$(377)	$100	$(7)	$5,691	$(384)
Corporate bonds	7,023	(566)	—	—	7,023	(566)
Preferred stocks	23,095	(945)	13,659	(632)	36,754	(1,577)
Common stocks	60,047	(3,115)	59,513	(6,697)	119,560	(9,812)
Mutual funds	8,183	(117)	3,877	(130)	12,060	(247)

Total	$103,939	$(5,120)	$77,149	$(7,466)	$181,088	$(12,586)

	October 31, 2004
	Less Than 12 Months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Government, agencies and municipalities	$77	$(1)	$284	$(25)	$361	$(26)
Preferred stocks	12,075	(174)	3,443	(248)	15,518	(422)
Common stocks	54,944	(4,569)	44,943	(8,645)	99,887	(13,214)
Mutual funds	—	—	4,098	(73)	4,098	(73)

Total	$67,096	$(4,744)	$52,768	$(8,991)	$119,864	$(13,735)

(6)	Preneed Cemetery Merchandise and Service Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments represent trust assets and customer receivables for contracts sold in advance of when the merchandise or services are needed. The receivables related to the sale of preneed property interment rights are included in the Company’s current and long-term receivables discussed in Note 11. The components of preneed cemetery receivables and trust investments in the consolidated balance sheet as of October 31, 2005 and 2004 are as follows:

	October 31,	October 31,
	2005	2004

Trust assets	$191,506	$194,008
Receivables from customers	65,931	64,168

Preneed cemetery receivables and trust investments	$257,437	$258,176

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The cost and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2005 are detailed below. The adjusted cost basis of the cemetery merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $43,209 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $6,615 related to trust investments are temporary in nature

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$12,377	$—	$—	$12,377
U.S. Government, agencies and municipalities	10,686	27	(76)	10,637
Corporate bonds	8,893	309	(145)	9,057
Preferred stocks	34,319	296	(861)	33,754
Common stocks	104,999	5,465	(5,486)	104,978
Mutual funds	19,018	86	(47)	19,057
Insurance contracts and other long-term investments	568	2	—	570

Trust investments	$190,860	$6,185	$(6,615)	$190,430

Market value as a percentage of cost					99.8%

Accrued investment income				1,076

Trust assets				$191,506

The estimated maturities and market values of debt securities included above are as follows:

October 31,
2005

Due in one year or less	$248
Due in one to five years	11,784
Due in five to ten years	7,056
Thereafter	606

$19,694

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The cost and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2004 are detailed below. The adjusted cost basis of the cemetery merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $42,537 as of October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $6,098 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$50,646	$4	$—	$50,650
U.S. Government, agencies and municipalities	1,050	21	(4)	1,067
Corporate bonds	10,690	1,086	—	11,776
Preferred stocks	24,287	869	(158)	24,998
Common stocks	104,788	2,482	(5,934)	101,336
Mutual funds	3,774	70	(2)	3,842
Insurance contracts and other long-term investments	569	—	—	569

Trust investments	$195,804	$4,532	$(6,098)	$194,238

Market value as a percentage of cost					99.2%

Accrued investment income				956
Less trust investments of assets held for sale				(1,186)

Trust assets				$194,008

During the year ended October 31, 2005, purchases and sales of available for sale securities included in trust investments were $133,501 and $110,342, respectively. These sales resulted in realized gains and losses of $8,296 and $2,033, respectively. Reflected in other comprehensive income for the year ended October 31, 2005 was a $430 increase in net unrealized losses associated with the available for sale securities of the cemetery merchandise trust and a corresponding ($430) reclassified to non-controlling interest. During the six months ended October 31, 2004 (as FIN 46R became effective on April 30, 2004), purchases and sales of available for sale securities included in trust investments were $31,930 and $52,704, respectively. These sales resulted in realized gains and losses of $5,074 and $4,401, respectively. Reflected in other comprehensive income for the year ended October 31, 2004 was a $1,566 increase in net unrealized losses associated with the available for sale securities of the cemetery merchandise trust and a corresponding ($1,566) reclassified to non-controlling interest.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The following table shows the gross unrealized losses and fair value of the preneed cemetery merchandise and services trust investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2005 and 2004. A loss is considered other than temporary if the security has a reduction in market value, compared with its cost basis, of 20 percent or more for a period of six months or longer.

	October 31, 2005
	Less Than 12 Months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Government, agencies and municipalities	$8,938	$(70)	$52	$(6)	$8,990	$(76)
Corporate bonds	3,044	(145)	10	—	3,054	(145)
Preferred stocks	12,983	(568)	3,208	(293)	16,191	(861)
Common stocks	29,198	(1,666)	37,434	(3,820)	66,632	(5,486)
Mutual funds	11,371	(47)	—	—	11,371	(47)

Total	$65,534	$(2,496)	$40,704	$(4,119)	$106,238	$(6,615)

	October 31, 2004
	Less Than 12 Months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Government, agencies and municipalities	$123	$(1)	$127	$(3)	$250	$(4)
Preferred stocks	1,991	(59)	1,353	(99)	3,344	(158)
Common stocks	31,197	(2,795)	18,600	(3,139)	49,797	(5,934)
Mutual funds	435	(1)	18	(1)	453	(2)

Total	$33,746	$(2,856)	$20,098	$(3,242)	$53,844	$(6,098)

(7)	Cemetery Interment Rights and Perpetual Care Trusts

Earnings realized from cemetery perpetual care trust investments that the Company is legally permitted to withdraw are recognized in current cemetery revenues and are used to defray cemetery maintenance costs which are expensed as incurred. Recognized earnings related to these cemetery perpetual care trust investments were $8,199, $6,396 and $7,887 for the years ended October 31, 2005, 2004 and 2003, respectively.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The cost and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2005 are detailed below. The adjusted cost basis of the cemetery perpetual care trusts below reflect an other than temporary decline in the trust assets of $30,299 as of October 31, 2005 from their original cost basis. The Company believes the unrealized losses reflected below of $10,363 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$20,172	$—	$—	$20,172
U.S. Government, agencies and municipalities	7,077	36	(127)	6,986
Corporate bonds	18,817	1,669	(156)	20,330
Preferred stocks	71,168	642	(4,187)	67,623
Common stocks	87,406	10,659	(5,795)	92,270
Mutual funds	3,557	129	(72)	3,614
Insurance contracts and other long-term investments	1,132	45	(26)	1,151

Trust investments	$209,329	$13,180	$(10,363)	$212,146

Market value as a percentage of cost					101.3%

Accrued investment income				942

Trust assets				$213,088

The estimated maturities and market values of debt securities included above are as follows:

October 31,
2005

Due in one year or less	$1,093
Due in one to five years	19,193
Due in five to ten years	5,288
Thereafter	1,742

$27,316

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The cost and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2004 are detailed below. The adjusted cost basis of the cemetery perpetual care trusts below reflect an other than temporary decline in the trust assets of $30,524 as of October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $6,017 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market

Cash, money market and other short-term investments	$29,154	$—	$(3)	$29,151
U.S. Government, agencies and municipalities	3,173	62	(97)	3,138
Corporate bonds	19,368	2,731	(23)	22,076
Preferred stocks	65,176	2,571	(46)	67,701
Common stocks	78,531	8,406	(5,797)	81,140
Mutual funds	5,072	193	(51)	5,214
Insurance contracts and other long-term investments	841	43	—	884

Trust investments	$201,315	$14,006	$(6,017)	$209,304

Market value as a percentage of cost					104.0%

Accrued investment income				963

Trust assets				$210,267

During the year ended October 31, 2005, purchases and sales of available for sale securities were $111,349 and $98,774, respectively. These sales resulted in realized gains and losses of $4,876 and $1,315, respectively. Reflected in other comprehensive income for the year ended October 31, 2005 was a $2,817 decrease in net unrealized losses associated with the available for sale securities of the cemetery perpetual care trust and a corresponding ($2,817) reclassified to non-controlling interest. During the six months ended October 31, 2004 (as FIN 46R became effective on April 30, 2004), purchases and sales of available for sale securities were $24,525 and $25,544, respectively. These sales resulted in realized gains and losses of $1,165 and $2,411, respectively. Reflected in other comprehensive income for the year ended October 31, 2004 was a $7,989 decrease in net unrealized losses associated with the available for sale securities of the cemetery perpetual care trust and a corresponding ($7,989) reclassified to non-controlling interest.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The following table shows the gross unrealized losses and fair value of the cemetery perpetual care trust investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2005 and 2004. A loss is considered other than temporary if the security has a reduction in market value, compared with its cost basis, of 20 percent or more for a period of six months or longer.

	October 31, 2005
	Less Than 12 Months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Losses	Value	Losses	Value	Losses

U.S. Government, agencies and municipalities	$4,148	$(67)	$1,334	$(60)	$5,482	$(127)
Corporate bonds	955	(89)	810	(67)	1,765	(156)
Preferred stocks	26,636	(4,022)	3,993	(165)	30,629	(4,187)
Common stocks	20,636	(1,618)	33,768	(4,177)	54,404	(5,795)
Mutual funds	1,002	(26)	893	(46)	1,895	(72)
Insurance contracts and other long-term investments	460	(26)	—	—	460	(26)

Total	$53,837	$(5,848)	$40,798	$(4,515)	$94,635	$(10,363)

	October 31, 2004
	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

Cash, money market and other short-term investments	$90	$(3)	$—	$—	$90	$(3)
U.S. Government, agencies and municipalities	1,081	(10)	708	(87)	1,789	(97)
Corporate bonds	374	(6)	663	(17)	1,037	(23)
Preferred stocks	4,113	(46)	—	—	4,113	(46)
Common stocks	22,311	(2,230)	22,466	(3,567)	44,777	(5,797)
Mutual funds	718	(20)	645	(31)	1,363	(51)

Total	$28,687	$(2,315)	$24,482	$(3,702)	$53,169	$(6,017)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(8)	Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

The components of non-controlling interest in funeral and cemetery trusts and non-controlling interest in perpetual care trusts at October 31, 2005 are as follows:

	Non-Controlling Interest
				Non-Controlling
				Interest in
	Preneed	Preneed		Perpetual
	Funeral	Cemetery	Total	Care Trusts

Trust assets at market value	$446,344	$191,506	$637,850	$213,088
Less:
Pending withdrawals	(7,868)	(6,104)	(13,972)	(1,866)
Pending deposits	1,648	1,315	2,963	542

Non-controlling interest	$440,124	$186,717	$626,841	$211,764

The components of non-controlling interest in funeral and cemetery trusts and non-controlling interest in perpetual care trusts at October 31, 2004 are as follows:

	Non-Controlling Interest
				Non-Controlling
				Interest in
	Preneed	Preneed		Perpetual
	Funeral	Cemetery	Total	Care Trusts

Trust assets at market value	$439,625	$194,008	$633,633	$210,267
Less:
Pending withdrawals	(6,847)	(2,797)	(9,644)	(1,951)
Pending deposits	1,788	1,567	3,355	577

Non-controlling interest	$434,566	$192,778	$627,344	$208,893

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Investment and other income (expense), net

The components of investment and other income (expense), net in the consolidated statement of earnings for the year ended October 31, 2005 and 2004 are detailed below.

	Year Ended	Year Ended
	October 31,	October 31,
	2005	2004

Non-controlling interest:
Realized gains	$26,140	$16,398
Realized losses	(10,604)	(18,027)
Interest income, dividends and other ordinary income	26,393	11,827
Trust expenses and income taxes	(12,020)	(5,887)

Net trust investment income	29,909	4,311
Interest expense related to non-controlling interest in funeral and cemetery trust investments	(20,861)	(3,206)
Interest expense related to non-controlling interest in perpetual care trust investments	(9,048)	(1,105)

Total non-controlling interest	—	—
Investment and other income, net(1)	713	178

Total investment and other income, net	$713	$178

(1)	Investment and other income, net is comprised of interest income primarily on the Company’s cash, cash equivalents and marketable securities not held in trust.

(9)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its cash and cash equivalents with high quality credit institutions. Such balances typically exceed applicable FDIC insurance limits. The October 31, 2004 balance below includes $2 of cash and cash equivalents of assets held for sale.

	October 31,
	2005	2004

Cash	$40,605	$21,511
Cash equivalents	—	3

	$40,605	$21,514

(10)	Marketable Securities

The market value of marketable securities as of October 31, 2005 and 2004 was $1,302 and $1,297, respectively, which included gross unrealized gains of $6 and $0 and gross unrealized losses of $11 and $0, respectively, for fiscal years 2005 and 2004. The Company realized net losses on marketable securities of $0, $101 and $1,100 for the years ended October 31, 2005, 2004 and 2003, respectively. The cost of securities sold was determined by using the average cost method.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(11)	Receivables

	October 31,
	2005	2004

Current receivables are summarized as follows:
Installment contracts due within one year	$37,047	$37,261
Income tax receivables	17,754	15,224
Receivable for insurance proceeds	11,031	—
Trade and other receivables	14,872	16,349
Allowance for doubtful accounts	(7,196)	(5,523)
Amounts to be collected for cemetery perpetual care trusts	(3,356)	(2,952)

	70,152	60,359
Funeral receivables	9,745	8,774

Net current receivables	$79,897	$69,133

Long-term receivables are summarized as follows:
Installment contracts due beyond one year	$87,863	$93,759
Allowance for doubtful accounts	(11,350)	(8,022)
Amounts to be collected for cemetery perpetual care trusts	(7,578)	(7,045)

Net long-term receivables	$68,935	$78,692

Installment contracts due within one year and due beyond one year include receivables in the Company’s preneed cemetery property sales only. Receivables for preneed funeral and cemetery merchandise and services sales are included in preneed funeral receivables and trust investments and preneed cemetery receivables and trust investments as discussed in Notes 5 and 6.

The Company’s receivables as of October 31, 2005 are expected to mature as follows:

Years Ending October 31,

2006	$79,897
2007	10,998
2008	11,104
2009	11,907
2010	11,024
Thereafter	23,902

$148,832

(12)	Inventories and Cemetery Property

Inventories are comprised of the following:

	October 31,
	2005	2004

Developed cemetery property	$12,574	$12,437
Merchandise and supplies	20,906	23,737

	$33,480	$36,174

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Cemetery property is comprised of the following:

	October 31,
	2005	2004

Developed cemetery property	$94,768	$94,065
Undeveloped cemetery property	272,008	272,809

	$366,776	$366,874

The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. The Company evaluates the recoverability of the cost of undeveloped cemetery property based on undiscounted expected future cash flows.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(13)	Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

The following tables present the condensed consolidating historical financial statements as of October 31, 2005 and 2004, and for the fiscal years ended October 31, 2005, 2004 and 2003, for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the senior subordinated notes, and the financial results of the Company’s subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Puerto Rican subsidiaries, Investors Trust, Inc. and certain immaterial domestic subsidiaries which are prohibited by law from guaranteeing the senior subordinated notes. The guarantor subsidiaries are each wholly-owned directly or indirectly by the Company, except that the Company owned 99.5 percent and 98.4 percent of two immaterial guarantor subsidiaries.

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenues:
Funeral	$—	$253,725	$20,342	$—	$274,067
Cemetery	—	198,258	22,474	—	220,732

	—	451,983	42,816	—	494,799

Costs and expenses:
Funeral	—	199,396	12,945	—	212,341
Cemetery	—	164,282	15,905	—	180,187

	—	363,678	28,850	—	392,528

Gross profit	—	88,305	13,966	—	102,271
Corporate general and administrative expenses	(19,440)	—	—	—	(19,440)
Hurricane related charges, net	(2,562)	(6,804)	—	—	(9,366)
Separation charges	(1,049)	(458)	—	—	(1,507)
Gains on dispositions and impairment (losses), net	—	888	409	—	1,297
Other operating income, net	187	735	500	—	1,422

Operating earnings (loss)	(22,864)	82,666	14,875	—	74,677
Interest income (expense)	53,814	(75,782)	(8,492)	—	(30,460)
Loss on early extinguishment of debt	(32,822)	—	—	—	(32,822)
Investment and other income, net	713	—	—	—	713
Equity loss in subsidiaries	(151,802)	—	—	151,802	—

Earnings (loss) from continuing operations before income taxes	(152,961)	6,884	6,383	151,802	12,108
Income tax expense (benefit)	(9,635)	8,432	4,496	—	3,293

Earnings (loss) from continuing operations	(143,326)	(1,548)	1,887	151,802	8,815

Discontinued operations:
Earnings (loss) from discontinued operations before income taxes	—	(226)	1,201	—	975
Income tax benefit	—	(64)	—	—	(64)

Earnings (loss) from discontinued operations	—	(162)	1,201	—	1,039

Earnings (loss) before cumulative effect of change in accounting principle	(143,326)	(1,710)	3,088	151,802	9,854
Cumulative effect of change in accounting principle	—	(145,276)	(7,904)	—	(153,180)

Net loss	(143,326)	(146,986)	(4,816)	151,802	(143,326)
Other comprehensive income, net	330	—	3	(3)	330

Comprehensive loss	$(142,996)	$(146,986)	$(4,813)	$151,799	$(142,996)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Revenues:
Funeral	$—	$250,548	$20,691	$—	$271,239
Cemetery	—	199,023	23,804	—	222,827

	—	449,571	44,495	—	494,066

Costs and expenses:
Funeral	—	189,495	13,003	—	202,498
Cemetery	—	158,516	18,040	—	176,556

	—	348,011	31,043	—	379,054

Gross profit	—	101,560	13,452	—	115,012
Corporate general and administrative expenses	(17,097)	—	—	—	(17,097)
Separation charges	(1,853)	(1,560)	(22)	—	(3,435)
Gains on dispositions and impairment (losses), net	(300)	(1,523)	1,619	—	(204)
Other operating income, net	160	1,729	223	—	2,112

Operating earnings (loss)	(19,090)	100,206	15,272	—	96,388
Interest income (expense)	34,097	(78,807)	(2,625)	—	(47,335)
Investment and other income, net	178	—	—	—	178
Equity in subsidiaries	26,880	—	—	(26,880)	—

Earnings from continuing operations before income taxes	42,065	21,399	12,647	(26,880)	49,231
Income taxes	5,373	8,548	4,288	—	18,209

Earnings from continuing operations	36,692	12,851	8,359	(26,880)	31,022

Discontinued operations:
Earnings from discontinued operations before income taxes	—	3,213	621	—	3,834
Income tax benefit	—	(1,836)	—	—	(1,836)

Earnings from discontinued operations	—	5,049	621	—	5,670

Net earnings	36,692	17,900	8,980	(26,880)	36,692
Other comprehensive income, net	1,428	—	—	—	1,428

Comprehensive income	$38,120	$17,900	$8,980	$(26,880)	$38,120

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2003
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Revenues:
Funeral	$—	$249,027	$20,082	$—	$269,109
Cemetery	—	183,889	25,485	—	209,374

	—	432,916	45,567	—	478,483

Costs and expenses:
Funeral	—	197,411	12,878	—	210,289
Cemetery	—	151,250	18,301	—	169,551

	—	348,661	31,179	—	379,840

Gross profit	—	84,255	14,388	—	98,643
Corporate general and administrative expenses	(17,733)	—	—	—	(17,733)
Separation charges	(2,450)	—	—	—	(2,450)
Gains on dispositions and impairment (losses), net	300	(6,913)	(3,593)	—	(10,206)
Other operating income, net	161	1,615	307	—	2,083

Operating earnings (loss)	(19,722)	78,957	11,102	—	70,337
Interest income (expense)	24,203	(75,192)	(2,654)	—	(53,643)
Loss on early extinguishment of debt	(11,289)	—	—	—	(11,289)
Investment and other income (expense), net	(814)	65	—	—	(749)
Equity loss in subsidiaries	(13,056)	—	—	13,056	—

Earnings (loss) from continuing operations before income taxes	(20,678)	3,830	8,448	13,056	4,656
Income tax expense (benefit)	(2,646)	1,754	4,483	—	3,591

Earnings (loss) from continuing operations	(18,032)	2,076	3,965	13,056	1,065

Discontinued operations:
Loss from discontinued operations before income taxes	—	(18,246)	(2,572)	—	(20,818)
Income tax benefit	—	(1,721)	—	—	(1,721)

Loss from discontinued operations	—	(16,525)	(2,572)	—	(19,097)

Net earnings (loss)	(18,032)	(14,449)	1,393	13,056	(18,032)
Other comprehensive income, net	1,692	—	—	—	1,692

Comprehensive income (loss)	$(16,340)	$(14,449)	$1,393	$13,056	$(16,340)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Balance Sheets

	October 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalent investments	$38,675	$874	$1,056	$—	$40,605
Marketable securities	—	—	1,302	—	1,302
Receivables, net of allowances	17,337	56,381	6,179	—	79,897
Inventories	401	26,194	6,885	—	33,480
Prepaid expenses	451	2,278	37	—	2,766
Deferred income taxes, net	2,918	8,196	2	—	11,116

Total current assets	59,782	93,923	15,461	—	169,166
Receivables due beyond one year, net of allowances	—	49,384	19,551	—	68,935
Preneed funeral receivables and trust investments	—	492,247	11,221	—	503,468
Preneed cemetery receivables and trust investments	—	239,027	18,410	—	257,437
Goodwill	—	252,942	19,787	—	272,729
Cemetery property, at cost	—	346,611	20,165	—	366,776
Property and equipment, at cost	35,078	415,970	36,433	—	487,481
Less accumulated depreciation	19,744	164,959	11,142	—	195,845

Net property and equipment	15,334	251,011	25,291	—	291,636
Deferred income taxes, net	13,176	160,782	13,615	—	187,573
Cemetery perpetual care trust investments	—	213,088	—	—	213,088
Other assets	6,447	13,061	810	—	20,318
Equity in subsidiaries	6,948	5,353	—	(12,301)	—

Total assets	$101,687	$2,117,429	$144,311	$(12,301)	$2,351,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,168	$—	$—	$—	$3,168
Accounts payable	513	9,578	667	—	10,758
Accrued expenses and other current liabilities	15,322	45,356	3,188	—	63,866

Total current liabilities	19,003	54,934	3,855	—	77,792
Long-term debt, less current maturities	376,859	—	30,000	—	406,859
Intercompany payables, net	(992,603)	968,998	23,605	—	—
Deferred preneed funeral revenue	—	237,200	47,264	—	284,464
Deferred preneed cemetery revenue	—	265,225	27,286	—	292,511
Non-controlling interest in funeral and cemetery trusts	—	626,841	—	—	626,841
Other long-term liabilities	8,985	2,457	—	—	11,442
Negative equity in subsidiaries	249,990	—	—	(249,990)	—

Total liabilities	(337,766)	2,155,655	132,010	(249,990)	1,699,909

Non-controlling interest in perpetual care trusts	—	211,764	—	—	211,764

Common stock	108,670	426	52	(478)	108,670
Other	330,786	(250,416)	12,246	238,170	330,786
Accumulated other comprehensive loss	(3)	—	3	(3)	(3)

Total shareholders’ equity	439,453	(249,990)	12,301	237,689	439,453

Total liabilities and shareholders’ equity	$101,687	$2,117,429	$144,311	$(12,301)	$2,351,126

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Balance Sheets

	October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

ASSETS
Current assets:
Cash and cash equivalent investments	$13,553	$7,625	$336	$—	$21,514
Marketable securities	—	16	1,281	—	1,297
Receivables, net of allowances	19,207	42,450	7,476	—	69,133
Inventories	389	29,362	6,423	—	36,174
Prepaid expenses	822	2,117	14	—	2,953
Deferred income taxes, net	2,263	5,411	—	—	7,674
Assets held for sale	—	7,393	3,100	—	10,493

Total current assets	36,234	94,374	18,630	—	149,238
Receivables due beyond one year, net of allowances	98	57,086	21,508	—	78,692
Preneed funeral receivables and trust investments	—	487,840	15,968	—	503,808
Preneed cemetery receivables and trust investments	—	232,493	25,683	—	258,176
Goodwill	—	247,567	25,162	—	272,729
Deferred charges	—	237,825	15,535	—	253,360
Cemetery property, at cost	—	341,233	25,641	—	366,874
Property and equipment, at cost	31,845	426,969	32,485	—	491,299
Less accumulated depreciation	17,273	162,434	9,845	—	189,552

Net property and equipment	14,572	264,535	22,640	—	301,747
Deferred income taxes, net	12,808	67,198	13,008	—	93,014
Cemetery perpetual care trust investments	—	210,267	—	—	210,267
Other assets	8,835	13,560	1,208	—	23,603
Equity in subsidiaries	11,761	5,353	—	(17,114)	—

Total assets	$84,308	$2,259,331	$184,983	$(17,114)	$2,511,508

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,725	$—	$—	$—	$1,725
Accounts payable	1,090	8,452	323	—	9,865
Accrued expenses and other current
liabilities	17,992	39,680	6,097	—	63,769
Liabilities associated with assets held for sale	—	4,777	1,714	—	6,491

Total current liabilities	20,807	52,909	8,134	—	81,850
Long-term debt, less current maturities	385,080	—	30,000	—	415,080
Intercompany payables, net	(1,022,830)	973,226	49,604	—	—
Deferred preneed funeral revenue	—	250,556	46,772	—	297,328
Deferred preneed cemetery revenue	—	247,211	33,359	—	280,570
Non-controlling interest in funeral and cemetery trusts	—	627,344	—	—	627,344
Other long-term liabilities	10,269	2,196	—	—	12,465
Negative equity in subsidiaries	103,004	—	—	(103,004)	—

Total liabilities	(503,670)	2,153,442	167,869	(103,004)	1,714,637

Non-controlling interest in perpetual care trusts	—	208,893	—	—	208,893

Common stock	107,885	426	52	(478)	107,885
Other	480,426	(103,430)	17,062	86,368	480,426
Accumulated other comprehensive loss	(333)	—	—	—	(333)

Total shareholders’ equity	587,978	(103,004)	17,114	85,890	587,978

Total liabilities and shareholders’ equity	$84,308	$2,259,331	$184,983	$(17,114)	$2,511,508

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2005
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Net cash provided by operating activities	$19,560	$15,860	$17,422	$—	$52,842

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	16	—	—	16
Proceeds from sale of assets, net	(402)	7,944	2,465	—	10,007
Additions to property and equipment	(3,734)	(15,132)	(3,703)	—	(22,569)
Other	—	156	(7)	—	149

Net cash used in investing activities	(4,136)	(7,016)	(1,245)	—	(12,397)

Cash flows from financing activities:
Proceeds from long-term debt	440,000	—	—	—	440,000
Repayments of long-term debt	(446,778)	—	—	—	(446,778)
Intercompany receivables (payables)	31,052	(15,595)	(15,457)	—	—
Debt issue costs	(6,257)	—	—	—	(6,257)
Issuance of common stock	13,602	—	—	—	13,602
Purchase and retirement of common stock	(13,685)	—	—	—	(13,685)
Dividends	(8,183)		—		(8,183)
Other	(53)	—	—	—	(53)

Net cash provided by (used in) financing activities	9,698	(15,595)	(15,457)	—	(21,354)

Net increase (decrease) in cash	25,122	(6,751)	720	—	19,091
Cash and cash equivalents, beginning of period	13,553	7,625	336	—	21,514

Cash and cash equivalents, end of period	$38,675	$874	$1,056	$—	$40,605

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Net cash provided by operating activities	$56,549	$17,668	$19,439	$—	$93,656

Cash flows from investing activities:
Proceeds from sales of marketable securities	1,121	—	—	—	1,121
Proceeds from sale of assets, net	(1,474)	20,549	700	—	19,775
Additions to property and equipment	(4,256)	(15,489)	(678)	—	(20,423)
Other	—	85	(31)	—	54

Net cash provided by (used in) investing activities	(4,609)	5,145	(9)	—	527

Cash flows from financing activities:
Repayments of long-term debt	(85,310)	—	—	—	(85,310)
Intercompany receivables (payables)	33,892	(14,710)	(19,182)	—	—
Issuance of common stock	13,413	—	—	—	13,413
Purchase and retirement of common stock	(19,349)	—	—	—	(19,349)
Other	(8)	—	—	—	(8)

Net cash used in financing activities	(57,362)	(14,710)	(19,182)	—	(91,254)

Net increase (decrease) in cash	(5,422)	8,103	248	—	2,929
Cash and cash equivalents, beginning of period	18,975	(478)	88	—	18,585

Cash and cash equivalents, end of period	$13,553	$7,625	$336	$—	$21,514

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2003
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(Restated	(Restated)	(Restated)	(Restated)	(Restated)

Net cash provided by (used in) operating activities	$(1,768)	$44,795	$14,102	$—	$57,129

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	550	—	550
Proceeds from sale of assets, net	(1,070)	3,411	—	—	2,341
Additions to property and equipment	(2,783)	(14,967)	(689)	—	(18,439)
Other	—	199	(14)	—	185

Net cash used in investing activities	(3,853)	(11,357)	(153)	—	(15,363)

Cash flows from financing activities:
Proceeds from long-term debt	155,000	—	—	—	155,000
Repayments of long-term debt	(203,164)	—	—	—	(203,164)
Intercompany receivables (payables)	51,215	(37,125)	(14,090)	—	—
Debt issue costs	(816)	—	—	—	(816)
Issuance of common stock	582	—	—	—	582
Purchase and retirement of common stock	(2,973)	—	—	—	(2,973)

Net cash used in financing activities	(156)	(37,125)	(14,090)	—	(51,371)

Net decrease in cash	(5,777)	(3,687)	(141)	—	(9,605)
Cash and cash equivalents, beginning of year	24,752	3,209	229	—	28,190

Cash and cash equivalents, end of year	$18,975	$(478)	$88	$—	$18,585

(14)	Discontinued Operations, Assets Held for Sale and Impairment Charges

In fiscal year 2003, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was adopted by the Company. In accordance with SFAS No. 144, the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. SFAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less cost to sell. In December 2003, the Company announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities, that were performing below acceptable levels or no longer fit the Company’s operating profile. Although the Company identified these businesses during the fourth quarter of fiscal year 2003, they did not

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

meet all of the criteria in SFAS No. 144 for classification as discontinued operations or assets held for sale until the first quarter of fiscal year 2004. These businesses were properly classified as discontinued operations in the 2004 Form 10-K. However, as of the end of the Company’s first fiscal quarter of 2005, primarily because the businesses had at that time been held for sale longer than one year, they no longer met the accounting criteria to be classified as held for sale. Accordingly, in the Company’s Form 10-Q for the quarter ended January 31, 2005, there were 11 unsold businesses that were previously included in discontinued operations that were reclassified back into continuing operations and were no longer reflected as “assets held for sale.” On April 15, 2005, the Company filed a Form 8-K that showed the effect of reclassifying these businesses back into continuing operations for fiscal years 2000 through 2004. As of October 31, 2005, the Company had sold seven of these businesses and as a result has reclassified them back into discontinued operations. Results associated with real estate sold or intended to be sold as part of the divestiture plan have been included in continuing operations for all periods as these assets do not meet the criteria to be classified as discontinued operations.

During the fourth quarter of fiscal year 2003, the Company determined that the carrying value of a number of these assets and businesses exceeded their fair value. As required by SFAS No. 144, the Company recorded an impairment charge of $31,830 during the fourth quarter of fiscal year 2003 of which $10,206 ($8,387 after tax, or $.08 per share) is included in continuing operations and $21,624 ($19,604 after tax, or $.18 per share) is included in discontinued operations. The fair market value was determined by specific offer or bid, or an estimate based on a multiple or percentage of historical results.

During fiscal year 2004, the Company evaluated its long-lived assets, recorded impairment charges of $849 and sold several assets that it held for sale at a net gain of $645. The net effect was that the Company recorded gains on dispositions, net of impairment losses, of ($204) for year ended October 31, 2004 in continuing operations, which is included in “Gains on dispositions and impairment (losses), net” in the consolidated statement of earnings. The Company also recorded gains on dispositions, net of impairment losses related to discontinued operations for the year ended October 31, 2004 of $2,426. In fiscal year 2005, the Company recorded gains on dispositions, net of impairment losses, of $1,297 in continuing operations and $1,104 in discontinued operations.

A tax benefit was recorded for the discontinued operations during the years ended October 31, 2005 and 2004 because the Company determined that certain tax benefits on asset sales would be realized. For additional information, see Note 19.

In the consolidated statements of earnings, the impairment charges related to the write-down of these long-lived assets occurring in 2003, 2004 and 2005 in continuing operations are reflected in the “Gains on dispositions and impairment (losses), net” line item. The related assets and liabilities associated with assets held for sale are shown in separate line items in the consolidated balance sheet titled “assets held for sale” and “liabilities associated with assets held for sale.” As of October 31, 2004, the assets held for sale (excluding $2 of cash and cash equivalent investments of the operations held for sale as of October 31, 2004) and the liabilities associated with assets held for sale line items in the balance sheet represent the assets and liabilities, respectively, of certain domestic assets, primarily funeral homes and real estate.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

A summary of the assets and liabilities included in the “assets held for sale” and “liabilities associated with assets held for sale” line items at October 31, 2004 and the operating results of the discontinued operations for the years ended October 31, 2005, 2004 and 2003, respectively, are as follows:

October 31,
2004
(Restated)

ASSETS
Receivables, net of allowances	$519
Inventories and other current assets	1,093
Net property and equipment	3,851
Preneed funeral receivables and trust investments	2,433
Preneed cemetery receivables and trust investments	1,283
Deferred charges and other assets	1,314
Cemetery property	—

Assets held for sale	$10,493

LIABILITIES
Deferred income taxes, net	$188
Deferred preneed funeral revenue	2,384
Deferred preneed cemetery revenue	705
Non-controlling interest in funeral and cemetery trusts	3,214

Liabilities associated with assets held for sale	$6,491

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Revenue:
Funeral	$691	$11,471	$18,331
Cemetery	501	1,235	1,005

	$1,192	$12,706	$19,336

Gross profit:
Funeral	$(289)	$783	$983
Cemetery	161	445	42

	(128)	1,228	1,025
Gains on dispositions and impairment (losses), net	1,104	2,426	(21,624)
Other operating income (expense), net	(1)	180	(219)

Earnings (loss) from discontinued operations before income taxes	$975	$3,834	$(20,818)

(15)	Separation Charges

On July 14, 2005, the Company named a new Chief Operating Officer and announced that it was reorganizing its operating divisions, effective for the fourth quarter of fiscal year 2005. The reorganization

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

consolidated operations from four operating divisions to two: Eastern and Western. These changes are a result of the Company’s recent strategic planning process. The total charge for severance and other costs associated with the reorganization including relocation costs of certain personnel, exit of the leases associated with certain administrative facilities and charges associated with certain leasehold improvements of the related leases is expected to be approximately $1,750. During fiscal year 2005, the Company recorded $1,507 ($942 after tax, or $.01 per share) in related costs, of which $300 related to the separation pay of a former executive officer. The Company has paid approximately $460 of these costs as of October 31, 2005.

In December 2003, the Company announced plans to restructure and reduce its workforce by approximately 300 employees throughout the organization. During fiscal year 2004, the Company recorded a charge for severance and other costs associated with the workforce reductions of $2,435 ($1,510 after tax, or $.01 per share). There are no material remaining costs under the workforce reduction plan. The plan was completed June 1, 2004.

In the third quarter of fiscal years 2004 and 2003, the Company recorded charges of $1,000 and $2,450, respectively, related to separation pay of former executive officers. For additional information, see Note 21.

(16)	Long-term Debt

	October 31,	October 31,
	2005	2004

Long-term debt:
Senior secured credit facility:
Revolving credit facility	$—	$59,000
Term Loan B	208,102	54,005
6.25% senior notes due 2013	200,000	—
10.75% senior subordinated notes due 2008	—	300,000
Other, principally seller financing of acquired operations or assumption upon acquisition, weighted average interest rates of 3.5% and 4.6% as of October 31, 2005 and 2004, respectively, partially secured by assets of subsidiaries, with maturities through 2022	1,925	3,800

Total long-term debt	410,027	416,805
Less current maturities	3,168	1,725

	$406,859	$415,080

As of October 31, 2004, the Company’s revolving credit facility was set to mature in June of 2005, and the Company’s Term Loan B was set to mature in October of 2005. On November 19, 2004, the Company entered into an amended and restated senior secured credit facility consisting of a $125,000 five-year revolving credit facility and a $100,000 seven-year Term Loan B. Thus, in the October 31, 2004 balance sheet, the $59,000 outstanding balance of the revolving credit facility and the $54,005 outstanding balance of the Term Loan B were classified as long-term debt. During the first quarter of fiscal year 2005, the Company incurred a charge for the early extinguishment of debt of $2,651 ($1,723 after tax, or $.02 per share) to write off fees associated with the prior facility.

The new facility originally consisted of a $125,000 five-year revolving credit facility and a $100,000 seven-year Term Loan B. The senior secured credit facility also included an accordion feature which provided for the Company to borrow additional funds on a one-time basis. As a result of the refinancing, the leverage-based grid pricing for the interest rate on the Company’s revolving credit facility was reduced to LIBOR plus

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

150.0 basis points at closing, representing a 50 basis-point reduction. The grid for the revolving credit facility ranges from 137.5 to 200.0 basis points. The Company pays a quarterly commitment fee of 37.5 to 50.0 basis points, based on the Company’s consolidated leverage ratio. The interest rate on the Company’s Term Loan B was reduced to LIBOR plus 175.0 basis points, which is 75 basis points below the prior facility and is not subject to grid pricing. In connection with the refinancing in February 2005 of substantially all of the Company’s 10.75 percent senior subordinated notes (which is discussed below), the Company borrowed an additional $130,000 in Term Loan B under the aforementioned accordion feature of its senior secured credit facility. The Term Loan B matures on November 19, 2011 with 94 percent of the principal due in 2011, and the revolving credit facility matures on November 19, 2009.

As of October 31, 2005, there were no amounts drawn on the Company’s $125,000 revolving credit facility. As of October 31, 2005, after giving consideration to the $12,745 of outstanding letters of credit and $41,061 bond the Company is required to maintain to guarantee its obligations relating to funds it withdrew in fiscal year 2001 from trust funds in Florida, the Company’s availability under the revolving credit facility was $71,194. As of October 31, 2005 and 2004, the weighted average interest rates of the Company’s revolving credit facility and Term Loan B that were not hedged by the interest rate swap agreement in effect at October 31, 2004 and were subject to short-term variable interest rates of approximately 5.6 percent and 4.0 percent, respectively. See Note 3(o) for information on derivatives. The Company’s revolving credit facility includes a provision whereby the revolving credit commitment may be terminated by the lenders if an event of default occurs and is continuing.

The senior secured credit facility is governed by three financial covenants:

•	Maintenance on a rolling four quarter basis of a maximum consolidated leverage ratio (funded debt (net of domestic cash, cash equivalents and marketable securities) divided by EBITDA (as defined)) — Maximum 3.50x,

•	Maintenance on a rolling four quarter basis of a minimum consolidated interest coverage ratio (EBITDA (as defined) divided by interest expense) — Minimum 2.50x, and

•	Maintenance on a rolling four quarter basis of a maximum consolidated senior secured leverage ratio (total funded senior secured debt divided by EBITDA (as defined)) — Maximum 3.00x with step-downs.

The covenants include required mandatory prepayments from the proceeds of certain asset sales and debt and equity offerings (with the first $25,000 per year of asset sale proceeds considered to be an optional prepayment), limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitations on investments and acquisitions and limitations on transactions with affiliates. If there is no default or event of default, the Company may pay cash dividends and repurchase its stock, provided that the aggregate amount of the dividends and stock repurchased plus other types of restricted payments in any fiscal year does not exceed $30,000 plus any positive amounts in the discretionary basket. The discretionary basket is the sum of the Company’s cash and cash equivalents as of October 31, 2004 plus a percentage of equity proceeds as defined in the agreement plus the first $25,000 of asset sale proceeds plus 100 percent of net cash from operating activities minus cash used or committed to be used for capital expenditures, investments and acquisitions. The agreement also limits capital expenditures in any fiscal year to $40,000, with a provision for the carryover of permitted but unused amounts. The cost of acquisitions is unlimited if the consolidated leverage ratio is less than or equal to 3.00 to 1.00 and the consolidated senior secured leverage ratio is less than or equal to 1.75 to 1.00, after giving proforma effect to the acquisition; otherwise, the limit is $75,000 in any fiscal year, with a provision for the carryover of permitted but unused amounts.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Obligations under the senior secured credit facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).

The lenders under the senior secured credit facility have received a first priority perfected security interest in (i) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company and 65 percent of the voting capital stock of all direct foreign subsidiaries and (ii) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law prohibits security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder and (e) any assets with respect to which a security interest cannot be perfected.

On February 18, 2005, the Company completed its tender offer and consent solicitation for any and all of its $300,000 10.75 percent senior subordinated notes. The Company purchased a total of $298,250 in aggregate principal amount of the notes in the offer. In the second quarter of fiscal year 2005, the Company incurred a charge for early extinguishment of debt of approximately $30,057 ($19,210 after tax, or $.18 per share) representing $25,369 for a tender premium, related fees and expenses and $4,688 for the write-off of the remaining unamortized fees on the senior subordinated notes.

The Company funded the tender offer for the 10.75 percent senior subordinated notes, including related tender premiums, fees, expenses and accrued interest of $28,931, with the net proceeds of the $130,000 in additional Term Loan B borrowings described above, a portion of its available cash, and the net proceeds of the issuance of $200,000 6.25 percent senior notes due 2013 (the “6.25 percent senior notes”), which were issued on February 11, 2005.

The Company redeemed the remaining $1,750 principal amount of senior subordinated notes on the first call date of July 1, 2005 at the aggregate redemption price of $1,844, which was funded by cash on hand. In the third quarter of fiscal year 2005, the Company recorded a charge for the early extinguishment of debt of approximately $114 including the call premium and write-off of the remaining unamortized fees on the senior subordinated notes.

The 6.25 percent senior notes are governed by the terms of an indenture dated as of February 11, 2005. Prior to February 15, 2009, the 6.25 percent senior notes are not redeemable. Beginning on February 15, 2009, the Company may redeem the 6.25 percent senior notes in whole or in part at any time at the redemption prices set forth in the indenture, plus any accrued and unpaid interest. In addition, upon a change of control of the Company, holders of the 6.25 percent senior notes will have the right to require the Company to repurchase all or any part of their 6.25 percent senior notes for cash at a price equal to 101 percent of the aggregate principal amount of the 6.25 percent senior notes repurchased, plus any accrued and unpaid interest.

The 6.25 percent senior notes are guaranteed, jointly and severally, by the SEI Guarantors, and are the Company’s general unsecured and unsubordinated obligations, and the guarantees of the 6.25 percent senior notes are the SEI Guarantors’ general unsecured and unsubordinated obligations. Accordingly, they will rank equally in right of payment with all of the Company’s, in the case of the 6.25 percent senior notes, and the SEI Guarantors’, in the case of their guarantees of the 6.25 percent senior notes, existing and future unsubordinated indebtedness and senior to any existing and future subordinated indebtedness.

In addition, the 6.25 percent senior notes effectively rank junior to any of the Company’s, and the guarantees of the 6.25 percent senior notes effectively rank junior to the SEI Guarantors’, existing and future secured indebtedness, including obligations under the Company’s senior secured credit facility, to the extent of the assets securing such indebtedness.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The indenture contains affirmative and negative covenants that, among other things, limit the Company and the SEI Guarantors’ ability to engage in sale and leaseback transactions, effect a consolidation or merger or sale, transfer, lease, or other disposition of all or substantially all assets, and create liens on assets. The indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the 6.25 percent senior notes may declare all outstanding 6.25 percent senior notes to be due and payable immediately.

In connection with the issuance of the 6.25 percent senior notes, the Company entered into a registration rights agreement that requires that a registration statement be filed and declared effective by the SEC, and that an exchange offer be conducted providing for the exchange of the unregistered notes for similar registered notes, all within specified times. The Company has so far been unable to cause the required registration statement to become effective and therefore is required to pay additional interest to the note holders until the default is cured. Additional interest began to accrue on June 12, 2005 at a rate of 0.50 percent per annum on the principal amount of the notes for a period of 90-days. The additional interest increased 0.50 percent for each 90-day period thereafter so long as the default exists, up to a maximum increase of 1.50 percent per annum. The additional interest is payable at the regular interest payment dates. The additional interest increased to 1.00 percent on September 11, 2005 and increased to 1.50 percent on December 11, 2005. As of October 31, 2005, the Company incurred $528 in additional interest charges.

Under the dividend and stock repurchase restrictions in the senior secured credit facility, the Company could use up to $74,137 to pay dividends or repurchase its stock as of October 31, 2005.

The restatements described in Note 2 as well as the Company’s failure to deliver financial statements within the specified deadlines in its senior secured credit facility resulted in a default and potential event of default under the facility. The Company sought and received waivers of the defaults and potential events of default related to the restatements and failure to deliver audited consolidated financial statements by the specified deadline. A waiver granted an extension to deliver the audited consolidated financial statements for a date subsequent to this filing. The Company delivered the financial statements within the time period specified in the waiver. The Company believes its incomplete July 31, 2005 Form 10-Q filed with the SEC in conjunction with management certifications met the financial statement compliance requirements of its senior secured credit facility. The Company believes it was in compliance with the terms of the senior secured credit facility.

The indenture governing the 6.25 percent notes requires the Company to furnish to the trustee for forwarding to the holders of the notes, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements from our certified independent accountants. In addition, the Company must file a copy with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. An event of default would occur if the Company failed to provide that information within 30 days after receipt of written notice by the trustee or holders of at least 25 percent of the principal amount outstanding. The Company furnished its July 31, 2005 Form 10-Q to the trustee and filed it with the SEC, and believes that doing so complied with the requirements of the indenture. The Company has not received a default notice from the trustee or note holders with respect to the late filing of the Form 10-K for the fiscal year ended October 31, 2005 and has now filed this report with the SEC. The Company believes it is in compliance with the terms of its 6.25 percent notes.

In April 1998, the Company issued $200,000 of 6.40 percent Remarketable Or Redeemable Securities (“ROARS”) due May 1, 2013 (remarketing date May 1, 2003). In connection with the Company’s June 2001

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

refinancing transactions, the Company repurchased $100,103 of the ROARS on June 29, 2001. Outstanding 6.40 percent ROARS were required to be redeemed by the Company or remarketed by the remarketing dealer on May 1, 2003. On May 1, 2003, when the remarketing dealer elected to remarket the ROARS, the Company exercised its right to redeem the ROARS rather than allow them to be remarketed. The Company paid the remarketing dealer $12,691, the contractually specified value of the remarketing right, which was based on the 10-year Treasury rate of 3.894 percent. Net of the $1,532 unamortized ROARS option premium and $130 in costs, the Company recorded a charge of $11,289 ($7,338 after tax, or $.07 per share) in the third quarter of fiscal year 2003.

As of October 31, 2005, the Company’s subsidiaries had approximately $1,925 of long-term debt that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions. Approximately $459 of this debt is secured by liens on the stock or assets of the related subsidiaries.

Scheduled principal payments of the Company’s long-term debt for the fiscal years ending October 31, 2006 through October 31, 2010, are approximately $3,168 in 2006, $2,839 in 2007, $2,396 in 2008, $2,218 in 2009 and $2,202 in 2010. Scheduled principal payments thereafter are $397,204.

(17)	Guarantees

The Company’s obligations under its senior secured credit facility and 6.25 percent senior notes are guaranteed by all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries. For additional information regarding the senior secured credit facility and senior notes, see Note 16.

All obligations under the senior secured credit facility, including the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates, are secured by a first priority perfected security interest in (1) all capital stock and other equity interests of the Company’s existing and direct and indirect domestic subsidiaries, other than certain domestic subsidiaries acceptable to the agents, (2) 65 percent of the voting equity interests and 100 percent of all other equity interests (other than qualifying shares of directors) of all direct existing and future foreign subsidiaries, and (3) all other existing and future assets and properties of the Company and the guarantors, except for real property, vehicles and other specified exclusions.

Louisiana law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of their positions. The Company’s By-laws make mandatory the indemnification of directors and officers permitted by Louisiana law. The Company has in effect a directors’ and officers’ liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy. The Company has also entered into indemnity agreements with each director and executive officer, pursuant to which the Company has agreed, subject to certain exceptions, to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that the Company will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him or her by reason of his or her position as director or officer, provided that the director or executive officer meets certain standards of conduct.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

As of October 31, 2005, the Company has guaranteed long-term debt of its subsidiaries of approximately $964 that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions.

(18)	Reconciliation of Basic and Diluted Per Share Data

	Earnings	Shares	Per Share
Year Ended October 31, 2005	(Numerator)	(Denominator)	Data

Earnings from continuing operations before cumulative effect of change of accounting principles	$8,815

Basic earnings per common share:
Earnings from continuing operations before cumulative effect of change of accounting principles available to common shareholders	$8,815	109,040	$.08

Effect of dilutive securities:
Time-vest stock options assumed exercised and restricted stock	—	165

Diluted earnings per common share:
Earnings from continuing operations before cumulative effect of change in accounting principles available to common shareholders plus time-vest stock options assumed exercised and restricted stock	$8,815	109,205	$.08

	Earnings	Shares	Per Share
Year Ended October 31, 2004 — Restated	(Numerator)	(Denominator)	Data

Earnings from continuing operations	$31,022

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$31,022	107,522	$.29

Effect of dilutive securities:
Time-vest stock options assumed exercised and restricted stock	—	637

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus time-vest stock options assumed exercised and restricted stock	$31,022	108,159	$.29

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	Earnings	Shares	Per Share
Year Ended October 31, 2003 — Restated	(Numerator)	(Denominator)	Data

Earnings from continuing operations	$1,065

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$1,065	108,220	$.01

Effect of dilutive securities:
Time-vest stock options assumed exercised	—	10

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus time-vest stock options assumed exercised	$1,065	108,230	$.01

Options to purchase 1,073,690 shares of common stock at a price ranging from $6.90 to $7.03 per share were outstanding during the year ended October 31, 2005, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options expire on November 18, 2011 and December 20, 2011. Options to purchase 43,312 shares at $6.96 per share were outstanding during the year ended October 31, 2005, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options expired on April 12, 2005.

Options to purchase 537,903 shares of common stock at prices ranging from $6.96 to $27.25 per share were outstanding during the year ended October 31, 2004, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares.

Options to purchase 6,626,621 shares of common stock at prices ranging from $4.28 to $27.25 were outstanding during the year ended October 31, 2003 but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(19)	Income Taxes

Income tax expense (benefit) is comprised of the following components:

	Continuing Operations
	U.S. and
Year Ended October 31,	Possessions	State	Totals

2005:
Current tax expense	$1,861	$1,959	$3,820
Deferred tax expense (benefit)	200	(727)	(527)

	$2,061	$1,232	$3,293

2004:
Current tax expense — Restated	$4,477	$2,593	$7,070
Deferred tax expense — Restated	10,787	352	11,139

	$15,264	$2,945	$18,209

2003:
Current tax expense (benefit) — Restated	$(33,486)	$2,012	$(31,474)
Deferred tax expense (benefit) — Restated	35,132	(67)	35,065

	$1,646	$1,945	$3,591

	Discontinued Operations
	U.S. and
Year Ended October 31,	Possessions	State	Totals

2005:
Current tax benefit	$(44)	$(4)	$(48)
Deferred tax benefit	(16)	—	(16)

	$(60)	$(4)	$(64)

2004:
Current tax expense	$513	$22	$535
Deferred tax expense (benefit)	(2,391)	20	(2,371)

	$(1,878)	$42	$(1,836)

2003:
Current tax expense	$282	$24	$306
Deferred tax benefit	(2,027)	—	(2,027)

	$(1,745)	$24	$(1,721)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

The reconciliation of the statutory tax rate to the effective tax rate is as follows for continuing operations:

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Statutory tax rate	35.00%	35.00%	35.00%
Increases (reductions) in tax rate resulting from:
State income tax	6.62	3.89	27.16
U.S. possession income tax	6.16	1.77	10.44
Nondeductible expenses and other	6.08	.59	7.30
Dividend exclusion	(19.95)	(2.38)	(40.22)
Basis adjustment on sale of businesses	(2.43)	.11	(13.42)
Valuation allowance	—	(1.99)	50.90
Hurricane Katrina tax credit	(4.30)	—	—

Effective tax rate	27.18%	36.99%	77.16%

Deferred tax assets and liabilities consist of the following:

	October 31,
	2005	2004
		(Restated)

Deferred tax assets:
Accrued expenses	$6,870	$2,414
Allowance for sales cancellations and doubtful accounts	5,634	3,765
Capital loss carryover(1)	10,360	9,484
Deductible foreign taxes	2,918	2,542
Deferred preneed sales and expenses(2)	202,061	107,703
Deferred compensation	3,266	3,324
Foreign tax credit	1,778	1,778
Inventory writedown	1,068	1,068
Lease obligations	730	557
Loss on worthless stock	4,546	3,542
Loss on impairment of assets held for sale	1,777	9,161
Net operating loss carryover(3)	6,404	4,013
Non-compete amortization	4,535	5,377
Other	686	2,659
State income taxes(4)	33,329	24,383
U.S. possession income tax(5)	14,657	10,182

	300,619	191,952
Valuation allowance(6)	(10,220)	(9,744)

	290,399	182,208

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	October 31,
	2005	2004
		(Restated)

Deferred tax liabilities:
Depreciation	2,755	2,808
Goodwill amortization	18,725	10,259
Partnership interest	2,037	2,037
Purchase accounting adjustments	68,193	66,604

	91,710	81,708

	$198,689	$100,500
Deferred tax liability included in liabilities associated with assets held for sale	—	188

	$198,689	$100,688

Current net deferred asset	$11,116	$7,674
Long-term net deferred asset	187,573	93,014

	$198,689	$100,688

(1)	This tax benefit of $10,360 is calculated on a gross capital loss carryover of $29,599, of which, $25,186 is available until the end of fiscal year 2007, and $4,413 is available until the end of fiscal year 2009.

(2)	The Company’s accounting method change on May 31, 2005, related to its accounting of preneed selling costs, accounted for $101,061 of the increase in this deferred tax asset.

(3)	This tax benefit of $6,404 is calculated on a gross federal net operating loss carry-forward of $18,296. $7,892 was generated in fiscal 2003, $3,573 was generated in fiscal 2004 and $6,831 was generated in fiscal 2005. The Company has elected to carry-forward these losses for the maximum term of 20 years from the dates incurred.

(4)	A significant component of this balance is a gross state net operating loss carry-forward of approximately $222,833. This loss is not concentrated in any one state, but instead, is widespread in states whose carry-forward period averages from 15 to 20 years. The first expiration period will be in fiscal 2008 when $2,212 will be subject to expiration.

(5)	This U.S. possession is Puerto Rico. A significant component of this balance is a net operating loss carry-forward of $5,169. Puerto Rico’s allowable carry-forward period is 7 years from the date incurred. In fiscal 2007, approximately $820 will be subject to expiration. The most material expiration will be at the end of 2010 when $3,719 is due to expire.

(6)	This valuation allowance of $10,220 is attributable to the following deferred tax assets at the end of fiscal 2005: $4,847 against the capital loss carryover, $827 against the unrealized loss on assets held for sale, and $4,546 against potential worthless stock deductions attributable to the company’s tax basis in the stock of unliquidated subsidiaries.

As discussed in Note 14, in the fourth quarter of fiscal year 2003, the Company recorded an impairment of long-lived assets. Based on its assessment of the probability of realizing the $15,938 in tax benefits associated with the potential losses generated from the impairment, the Company determined that an $11,985 tax valuation allowance was appropriate. The $11,985 valuation allowance was required because the Company anticipated the majority of sales would generate capital losses due to the expected nature of the sales

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

transactions. The Company believed it would likely not generate sufficient capital gains over the relevant time period against which it could offset these future capital losses given the existing capital loss carryforwards it already has available to it. Sales completed in 2004 generated primarily ordinary losses based on the type of sale transaction (asset sale). A tax benefit was recorded in 2004 for these sales. Upon completion of the asset sales, the entire book basis was removed, but there remained a tax basis in the stock of the unliquidated subsidiaries. Therefore, the Company has recorded a full valuation allowance against the associated tax benefit of the remaining tax basis in these subsidiaries because it is not likely that it will realize a tax benefit upon the liquidation of the subsidiaries. Accordingly, the valuation allowance as of October 31, 2004 was reduced to $9,744. The result of the transactions was to reduce the tax valuation allowance by $2,241. There were no changes in 2005 that would cause a material change to the discussion above.

The Company received a $33,222 income tax refund in first quarter of 2004 due to a change in the tax accounting methods for cemetery merchandise revenue. At the end of fiscal year 2003, the Company had decreased its deferred tax asset and increased receivables by $33,222. When the refund was received in the first quarter of 2004, the Company increased cash and decreased the corresponding receivable. During the third quarter of 2003, the Company received a tax refund of $23,334 related to the sale of its foreign operations. The Company used these refunds to reduce its outstanding debt balance.

(20)	Benefit Plans

Stewart Enterprises Employees’ Retirement Trust

The Company has a defined contribution retirement plan, the “Stewart Enterprises Employees’ Retirement Trust (A Profit-Sharing Plan) (“SEERT”).” This plan covers substantially all employees with more than one year of service who have attained the age of 21. Contributions are made to the plan at the discretion of the Company’s Board of Directors. Additionally, employees who participate may contribute 100 percent of their earnings, up to the limit set by the Internal Revenue Code. Employee contributions of up to five percent of earnings are eligible for Company matching contributions at the rate of $.50 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2005, 2004 and 2003 was approximately $2,165, $2,091 and $2,152, respectively.

Stewart Enterprises Puerto Rico Employees’ Retirement Trust

On January 1, 2003, the Stewart Enterprises Puerto Rico Employees’ Retirement Trust, a defined contribution retirement plan, became effective when the Company adopted the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan. Individuals employed in Puerto Rico by the Company or certain of its subsidiaries and affiliates are eligible to participate in this plan upon reaching the age of 21 and the completion of one year of service. Employees in Puerto Rico who were formerly participating in the Stewart Enterprises Employees’ Retirement Trust had their account balances transferred to this plan in February 2003. Eligible employees may contribute up to 10 percent of their earnings, up to a maximum annual contribution of $8. Employee contributions of up to five percent of earnings are eligible for Company matching contributions at the rate of $0.50 for each $1.00 contributed. Additional contributions may also be made to this plan at the discretion of the Company’s Board of Directors. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2005, 2004 and 2003 was $108, $109 and $108, respectively.

Non-qualified Supplemental Retirement and Deferred Compensation Plan

The Company has a non-qualified key employee defined contribution supplemental retirement plan, which provides certain highly compensated employees the opportunity to accumulate deferred compensation which

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

cannot be accumulated under the SEERT due to certain limitations. Contributions are made to the plan at the discretion of the Company’s Board of Directors. Additionally, employees who participate may contribute up to 15 percent of their earnings. The first 5 percent of such employee contributions are eligible for Company matching contributions at the rate of $.50 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2005, 2004 and 2003 was approximately $210, $386 and $525, respectively.

Supplemental Executive Retirement Plan

On April 1, 2002, the Company adopted an unfunded, non-qualified defined benefit supplemental retirement plan, the “Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (“SERP”)” to provide for the payment of pension benefits to a select group of highly-compensated management employees. The retirement plan is non-contributory and provides retirement benefits based on final average compensation, position and the participant’s age, years of service or years of participation in the SERP. The plan is construed in accordance with and governed by the laws of the State of Louisiana, except to the extent that the plan is governed by the Employee Retirement Income Security Act of 1974, as amended. The Company’s expense for the fiscal years ended October 31, 2005, 2004 and 2003 was $1,877, $1,800 and $1,960, respectively. The Company’s liability as of October 31, 2005 and 2004 was $6,278 and $4,712, respectively.

1995 Incentive Compensation Plan

In August 1995, the Board of Directors adopted, and in December 1995 and December 1996 amended, the 1995 Incentive Compensation Plan, which has been approved by the Company’s shareholders, pursuant to which officers and other employees of the Company may be granted stock options, stock awards, restricted stock, stock appreciation rights, performance share awards or cash awards by the Compensation Committee of the Board of Directors. Under the plan, the Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan.

From July 1998 to February 1999, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 3,682,250 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $16.00 to $27.25 per share. One-third of the options became exercisable in 20 percent annual increments beginning on July 17, 1999. The remaining two-thirds of the options would become exercisable in full on the first day between the grant date and July 17, 2003 that the average of the closing sale prices of a share of Class A common stock over the 20 preceding consecutive trading days equals or exceeds $67.81, which represents a 20 percent annual compounded growth in the price of a share of Class A common stock over five years. All of the options expired on July 31, 2004.

In January 2000, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 4,018,168 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $5.50 to $6.00 per share. The options became exercisable in 25 percent annual increments beginning January  21, 2001. All of these options expired on January 21, 2005. In January 21, 2005, 2,737,604 of these options had been exercised, and 1,280,564 options had been forfeited.

From February 2003 to June 2003, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 200,000 shares of Class A common stock at an exercise price of $5.16. The options became exercisable in 50 percent annual increments beginning

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

February  14, 2004. All of these options expired on April 12, 2005. On April 12, 2005, 200,000 of these options had been exercised, and none had been forfeited.

From November 2003 to March 2004, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 141,000 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $5.16 to $6.96 per share. The options vested immediately. All of these options expired on January 31, 2005 or April 12, 2005. On April 12, 2005, 87,124 of these options had been exercised, and 53,876 had been forfeited.

On December 22, 2003, the Company granted new options to its executive officers for the purchase of 780,000 shares of Class A common stock at an exercise price of $5.44. These options became exercisable in one-third increments beginning October 31, 2004. All of these options expire on December 22, 2013. As of October 31, 2005, 143,334 of these options had been exercised, and 303,332 had been forfeited.

On November 18, 2004, the Company granted new options to an executive officer for the purchase of 428,000 shares of Class A common stock at an exercise price of $7.03 per share. These options become exercisable in the following manner: 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. These options expire on November 18, 2011. As of October 31, 2005, none of these options have been exercised or forfeited.

On December 20, 2004, the Company granted new options to two executive officers for the purchase of 373,600 shares of Class A common stock at an exercise price of $6.90 per share. These options become exercisable in the following manner: 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. On December 20, 2004, the Company also granted new options to other executive officers for the purchase of 233,500 shares of Class A common stock at an exercise price of $6.90 per share, which vest in equal 25 percent portions on December 20, 2005, 2006, 2007 and 2008. All of these options expire on December 20, 2011. As of October 31, 2005, none of these options have been exercised and 46,700 had been forfeited.

2000 Incentive Compensation Plan

The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Incentive Compensation Plan pursuant to which officers and other employees of the Company may be granted stock options, restricted stock or other stock-based awards by the Compensation Committee of the Board of Directors. From April 2000 through June 2003, the Company had granted options to officers and other employees for the purchase of a total of 3,389,532 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $2.22 to $6.96 per share. The options generally became exercisable in 25 percent annual increments beginning on April  12, 2001. All of these options expired on April 12, 2005. At that point, 2,624,970 of these options had been exercised, and 764,562 options had been forfeited.

On November 18, 2004, the Company granted new options to an executive officer for the purchase of 147,000 shares of Class A common stock at an exercise price of $7.03 per share. These options become exercisable in the following manner: 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. These options expire on November 18, 2011. As of October 31, 2005, none of these options have been exercised or forfeited.

Directors’ Stock Option Plan

Effective January 2, 1996, the Board of Directors adopted, and in December 1996 amended, the Directors’ Stock Option Plan, which has been approved by the Company’s shareholders. In January 2000, the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Company granted 14,400 new options to purchase shares of Class A common stock under the Directors’ Stock Option Plan to each director of the Company who is not an employee of the Company. A total of 72,000 options were granted at an exercise price of $6.00 per share. The options vested immediately. All of these options expired on January 31, 2005. On January 31, 2005, 57,600 of these options had been exercised, and 14,400 options had been forfeited.

2000 Directors’ Stock Option Plan

The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Directors’ Stock Option Plan pursuant to which each director of the Company who is not an employee of the Company was granted an option to purchase 50,000 shares of the Company’s Class A common stock on April 13, 2000. The Company granted a total of 200,000 options at an exercise price equal to the fair market value at the grant date, which was $4.30 per share. On December 18, 2001, the Company granted 58,334 options at an exercise price equal to fair market value at grant date, which was $6.05 per share. The options generally became exercisable in 25 percent annual increments beginning on April 13, 2001. On February 18, 2004, the Company granted 2,083 options at an exercise price equal to the fair market value at the grant date, which was $6.25 per share. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expired on January 31, 2005. At that point, 210,417 of these options had been exercised, and 50,000 options had been forfeited.

2005 Directors’ Stock Plan

The Board of Directors adopted, and in April 2005 the shareholders approved, the 2005 Directors’ Stock Plan, which authorizes a total of 400,000 shares of Class A common stock to be issued under the Plan to non-employee directors. Incentives under the Plan may be granted in any one or a combination of the following forms: options to purchase shares of common stock, stock appreciation rights, shares of restricted stock, restricted stock units and other stock-based awards. As of October 31, 2005, none of these shares had been granted.

Employee Stock Purchase Plan

On July 1, 1992, the Company adopted an Employee Stock Purchase Plan. This plan was terminated and replaced by the 2003 Employee Stock Purchase Plan (the “Plan”), which was approved by the Company’s shareholders at its 2003 annual meeting. The Company authorized 1,000,000 shares for issuance under the Plan. The Plan provides to eligible employees the opportunity to purchase the Company’s Class A common stock semi-annually on June 30 and December 31. The purchase price is established at a 15 percent discount from fair market value, as defined in the Plan. As of October 31, 2005, 223,990 shares had been acquired under this Plan.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Statement of Financial Accounting Standards No. 123

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and continues to apply APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. The following table is a summary of the Company’s stock options outstanding as of October 31, 2005, 2004 and 2003, and the changes that occurred during fiscal years 2005, 2004 and 2003.

	2005		2004		2003
	Number of	Weighted	Number of	Weighted	Number of	Weighted
	Shares	Average	Shares	Average	Shares	Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Options	Prices	Options	Prices	Options	Prices

Outstanding at beginning of year	3,521,393	$5.26	6,787,624	$7.09	8,062,406	$10.22
Granted	1,182,100	$6.96	923,083	$5.48	254,000	$5.16
Exercised/Repurchased	(2,982,460)	$5.16	(2,974,461)	$5.07	(5,000)	$5.16
Forfeited	(252,299)	$6.57	(1,214,853)	$16.08	(1,523,782)	$23.34

Outstanding at end of year	1,468,734	$6.62	3,521,393	$5.26	6,787,624	$7.09

Exercisable at end of year	233,338	$5.44	3,288,062	$5.25	4,957,194	$7.79

Weighted-average fair value of options granted		$4.06		$2.22		$1.80

The following table further describes the Company’s stock options outstanding as of October 31, 2005.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
	Number	Average	Average	Number	Average
	Outstanding	Remaining	Exercise	Exercisable	Exercise
Range of Exercise Prices	at 10/31/2005	Contractual Life	Price	at 10/31/2005	Price

$5.44	333,334	8.14 years	$5.44	233,338	$5.44
$6.90	560,400	6.14 years	$6.90	—	$—
$7.03	575,000	6.05 years	$7.03	—	$—

$5.44 to $7.03	1,468,734	6.56 years	$6.62	233,338	$5.44

The fair value of the Company’s stock options used to compute pro forma net earnings (loss) and earnings (loss) per share disclosures in Note 3(h) is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2005, 2004 and 2003, respectively: expected dividend yield of zero percent for all years; expected volatility of 43.3 percent, 38.9 percent and 38.7 percent; risk-free interest rate of 4.4 percent, 4.4 percent and 4.8 percent; and an expected term of 4.3 years, 3.9 years and 3.8 years.

Likewise, the fair value of shares acquired through the Employee Stock Purchase Plan is estimated on each semi-annual grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2005, 2004 and 2003, respectively: expected dividend yield of 0.4 percent for 2005 and zero percent for 2004 and 2003; expected volatility of 54.9 percent, 62.7 percent and 59.7 percent; risk-free interest rate of 2.6 percent, 1.1 percent and 1.3 percent; and an expected term of .5 years for all years.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Stock Repurchase Plan

On March 28, 2005, the Company announced a new stock repurchase program, authorizing the investment of up to $30,000 in the repurchase of the Company’s common stock. The Company had previously announced its initial stock repurchase program in June of 2003 of up to $25,000 (which was subsequently increased by $3,000 to a total of $28,000). On March 17, 2005, the Company completed its initial stock repurchase program, having repurchased 4,400,000 shares since its inception. Repurchases under the new program will be limited to the Company’s Class A common stock, and will be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending upon market conditions and other factors. These repurchases reduce the weighted average number of common shares outstanding during each period. Since the inception of the new program through October 31, 2005, the Company had repurchased 1,200,000 shares of its Class A common stock at an average price of $6.64 per share.

Restricted Stock

On December 22, 2003, the Company granted 271,000 shares of restricted stock to its executive officers (of which 113,999 shares have been cancelled as of October 31, 2005 and 27,972 shares were withheld to cover the tax obligation related to the vested restricted stock as of October 31, 2005). The restricted stock vests in equal one-third portions at October 31, 2004, October 31, 2005 and October 31, 2006. On November 18, 2004, the Company granted 72,000 shares of restricted stock to an executive officer, which vests 25 percent on November  18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. On December 20, 2004, the Company granted 58,000 shares of restricted stock to executive officers, which vests 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. On December 20, 2004, the Company also granted 36,500 shares of restricted stock to executive officers, which vest in equal 25 percent portions on December 20, 2005, 2006, 2007 and 2008 (of which 7,300 shares have been cancelled as of October 31, 2005). Once granted, the restricted stock is included in total shares outstanding but is not included in the weighted average number of common shares outstanding in each period used to calculate basic earnings per common share until the shares vest.

(21)	Commitments, Contingencies and Related Party Transactions

Litigation

Henrietta Torres and Teresa Fiore, on behalf of themselves and all others similarly situated and the General Public v. Stewart Enterprises, Inc., et al.; No. BC328961 on the docket of the Superior Court for the State of California for the County of Los Angeles, Central District. This purported class action was filed on February 17, 2005, on behalf of a nationwide class defined to include all persons, entities and organizations who purchased funeral goods and/or services in the United States from defendants at any time on or after February 17, 2001. The suit named the Company and several of its Southern California affiliates as defendants and also sought to assert claims against a class of all entities located anywhere in the United States whose ultimate parent corporation has been the Company at any time on or after February 17, 2001.

In May, 2005, the court ruled that this case was related to similar actions against Service Corporation International (“SCI”) and Alderwoods Group, Inc., and designated the SCI case as the lead case. The case against the Company effectively has been held in abeyance while the court tests plaintiff’s legal theories in the lead case. Rulings on legal issues in the lead case will apply equally in the case against the Company, and the court has allowed the Company to participate in hearings and briefings in the lead case.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

As a result of demurrers, the plaintiff in the lead case has amended her complaint twice. On January 31, 2006, however, the court overruled SCI’s demurrer to the third amended complaint and established a schedule leading to hearing on a motion for summary judgment in early July to test the viability of the named plaintiff’s claim against SCI.

The third amended complaint in the lead case alleges that the SCI defendants violated the “Funeral Rule” promulgated by the Federal Trade Commission by failing to disclose that the prices of certain goods and services they obtained from third parties specifically on the plaintiff’s behalf exceeded what the defendants paid for them. The plaintiff alleges that by failing to comply with the Funeral Rule, defendants (i) breached contracts with the plaintiffs, (ii) were unjustly enriched, and (iii) engaged in unfair, unlawful and fraudulent business practices in violation of a provision of California’s Business and Professions Code. The plaintiff seeks restitution damages, disgorgement, interest, costs, and attorneys’ fees.

Although the plaintiffs have amended their complaint against the Company once as a result of a demurrer in the lead case, they have not amended their complaint to correspond with the third amended complaint in the lead case. Because the matter is in its early stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in this matter.

In re: Funeral Consumer Antitrust Litigation — On May 2, 2005, a purported class action lawsuit entitled Funeral Consumers Alliance, Inc, et al. v. Service Corporation International, Alderwoods Group, Inc., Stewart Enterprises, Inc., Hillenbrand Industries, Inc., and Batesville Casket Co. (“FCA Case”) was filed in the Federal District Court for the Northern District of California, on behalf of a nationwide class defined to include all consumers who purchased a Batesville casket from the funeral home defendants.

The suit alleges that the defendants acted jointly to reduce competition from independent casket discounters and fix and maintain prices on caskets in violation of the federal antitrust laws and California’s Business and Professions Code. The plaintiffs seek treble damages, restitution, injunctive relief, interest, costs and attorneys’ fees.

Thereafter, five substantially similar lawsuits were filed in the Northern District of California asserting claims under the federal antitrust laws and various state antitrust and consumer protection laws. These five suits were transferred to the division in which the FCA Case was pending and consolidated with the FCA Case (collectively referred to as the “Consolidated Consumer Cases”).

On July 8, 2005, a purported class action was filed in the Northern District of California entitled Pioneer Valley Casket Co., Inc., et al. v. Service Corporation International, Alderwoods Group, Inc., Stewart Enterprises, Inc., Hillenbrand Industries, Inc., and Batesville Casket Co. (“Pioneer Valley Case”). The Pioneer Valley Case involves the same claims asserted in the Consolidated Consumer Cases, except that it was brought on behalf of a nationwide class defined to include only independent casket retailers.

On July 15, 2005, the defendants filed motions to dismiss for failure to plead facts sufficient to establish viable antitrust and unfair competition claims. On September 9, 2005, the Court denied the defendants’ motions to dismiss, without prejudice, but ordered the plaintiffs to file an amended and consolidated complaint that satisfies the objections raised in the motions to dismiss.

At the defendants’ request, the Court also issued orders in late September 2005 transferring the Consolidated Consumer Cases and the Pioneer Valley Case to the United States District Court for the Southern District of Texas. The transferred Consolidated Consumer Cases have been consolidated before a single judge in the Southern District of Texas. The Pioneer Valley Case has been consolidated with these cases for purposes of discovery only.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

On October 12, 2005, the consumer plaintiffs filed a first amended consolidated class action complaint. Defendants then filed motions to dismiss the first amended complaint, which are pending. On October 21, 2005, Pioneer Valley filed a first amended complaint. Defendants then filed motions to dismiss, which are pending. Discovery is underway in both cases. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

A similar action captioned Ralph Lee Fancher, on behalf of himself and all others similarly situated v. Service Corporation International, Alderwoods Group, Inc,. Stewart Enterprises, Inc., Hillenbrand Industries, Inc., Aurora Casket Co., York Group, Inc., and Batesville Casket Co., was filed in the United States District Court for the Eastern District of Tennessee on behalf of consumers in twenty-three states and the District of Columbia who purchased caskets. The allegations of fact were essentially the same as those made in the FCA Case, but the plaintiff in this suit alleges that the defendants violated state antitrust, consumer protection and/or unjust enrichment laws. The plaintiff in this purported class action withdrew his complaint on August 2, 2005, and re-filed a nearly identical complaint under Tennessee law and on behalf of only Tennessee consumers in the Northern District of California on September 23, 2005, the same day that the Consolidated Consumer Cases were transferred to the Southern District of Texas. This matter has now been transferred to the Southern District of Texas, and consolidated with the Consolidated Consumer Cases for purposes of discovery. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

State Attorney General Civil Investigative Demands — On August 4, 2005, the Attorney General for the State of Maryland issued a civil investigative demand to the Company seeking documents and information relating to funeral and cemetery goods and services. The Attorney General for the State of Florida issued a similar civil investigative demand to the Company. The Company is cooperating with the attorneys general and has begun providing them with information relevant to their investigations. Because these matters are in their preliminary stages, the likelihood of liability and the extent of any damages cannot be reasonably assessed at this time. The Company intends to aggressively defend itself in these matters.

In addition to the matters above, the Company and certain of its subsidiaries are parties to a number of legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

Leases

The Company has noncancellable operating leases, primarily for land and buildings that expire over the next 1 to 13 years, except for six leases that expire between 2032 and 2039. Rent payments under these leases were $4,997, $5,755 and $5,799 for the years ended October 31, 2005, 2004 and 2003, respectively. The Company leased office space from a non-affiliated company through September 30, 2004. Rental payments to the non-affiliated company were $295 for the year ended October 31, 2004 and $322 for the year ended October 31, 2003. The Company’s future minimum lease payments as of October 31, 2005 are $4,813, $3,808, $3,100, $2,727, $2,153 and $18,457 for the years ending October 31, 2006, 2007, 2008, 2009, 2010 and later years, respectively.

Other Commitments and Contingencies

The Company has entered into non-compete agreements with prior owners of acquired subsidiaries that expire through 2012. During fiscal year 2001, the Company decided to relieve some of the prior owners and

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

key employees of their obligations not to compete; however, the payments will continue to be made in accordance with the contract terms. The Company’s future non-compete payments as of October 31, 2005 are $1,929, $1,538, $1,209, $328, $242 and $310 for the years ending October 31, 2006, 2007, 2008, 2009, 2010 and later years, respectively.

The Company carries insurance with coverages and coverage limits that it believes to be adequate. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company’s operations.

The Company is required to maintain a bond ($41,061 as of October 31, 2005) to guarantee its obligations relating to funds the Company withdrew in fiscal year 2001 from its preneed funeral trusts in Florida. This amount would become senior debt if the Company was to borrow funds under the revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts it previously withdrew that relate to the remaining preneed contracts.

Related Party Transactions

In July 2005, the Company announced the retirement of Michael K. Crane, Sr., Senior Vice President and President of the Central Division, effective October 31, 2005. As part of his separation agreement, he is entitled to receive $300 in equal installments over a two year period beginning in May 2006. The Company recorded the $300 charge in the fourth quarter of fiscal year 2005 but will make the payments in accordance with the terms of the agreement.

In June 2004, the Company entered into a separation agreement with William E. Rowe who stepped down from his position as President and Chief Executive Officer. As part of Mr. Rowe’s separation agreement, the Company will pay Mr. Rowe $1,000 in equal installments over a two year period, beginning November 1, 2004. The Company recorded the $1,000 charge in the third quarter of fiscal year 2004 but will make the payments in accordance with the terms of the agreement.

In July 2003, the Company entered into a retirement benefits agreement with Frank B. Stewart, Jr., who retired from his position as Chairman of the Board and became Chairman Emeritus of the Company. As part of Mr. Stewart’s retirement benefits agreement, the Company agreed to pay Mr. Stewart $1,650, payable in three installments of $550 each. The first payment was made within five days after the announcement of his retirement. The second payment was made on June 20, 2004, and the final payment was made on June 20, 2005. The Company recorded the $1,650 charge in the third quarter of 2003.

In June 2003, the Company announced that Brian J. Marlowe, Chief Operating Officer, had stepped down. According to the terms of his employment agreement, he was entitled to receive an amount equal to two years of salary, or $800, over two years. The Company recorded the $800 charge in the third quarter of 2003 and has paid all of the $800 commitment as of October 31, 2005.

In January 1998, the Company discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., Chairman Emeritus of the Company. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685 from the Company pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to the Company’s cost of borrowing under its revolving credit facility and is payable when the principal becomes due. The amount of the loan was equal to the cash value received by the Company upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

approved by all of the disinterested members of the Board of Directors. The outstanding balance of the loan at October 31, 2005, including accrued interest, was approximately $1,044.

The father of G. Kenneth Stephens, Jr., Executive Vice President and President of the Company’s Western Division, has an 81 percent ownership interest in Cemetery Funeral Supply, Inc., a vendor of the Company. For the years ended October 31, 2005, 2004 and 2003, the Company paid Cemetery Funeral Supply, Inc. $226, $252 and $281, respectively.

(22)	Segment Data

The Company re-evaluated its application of FASB Statement No. 131, and restated its operating and reportable segments during fiscal year 2005 to include eleven operating and reportable segments. The Company’s historical presentation of segment data had incorrectly consisted of two operating and reportable segments, funeral and cemetery. The tables below reflect restated segment information for fiscal years 2004 and 2003 and as of October 31, 2004 to reflect the correct segments.

	Funeral Revenue		Cemetery Revenue		Total Revenue
	2004	2003	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Central Division	$83,745	$84,374	$77,121	$71,670	$160,866	$156,044
Western Division	60,159	58,287	12,927	10,426	73,086	68,713
Eastern Division	51,599	52,418	65,636	61,070	117,235	113,488
Southern Division — Florida	43,754	42,964	41,701	38,416	85,455	81,380
All Other(1)	13,293	13,281	14,810	17,215	28,103	30,496
Corporate Trust Management	18,689	17,785	10,632	10,577	29,321	28,362

Total	$271,239	$269,109	$222,827	$209,374	$494,066	$478,483

	Funeral Gross Profit		Cemetery Gross Profit		Total Gross Profit
	2004	2003	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Central Division	$22,536	$19,642	$16,920	$14,390	$39,456	$34,032
Western Division	8,808	7,331	2,298	57	11,106	7,388
Eastern Division	10,533	9,931	9,414	7,643	19,947	17,574
Southern Division — Florida	6,706	3,013	7,178	5,376	13,884	8,389
All Other(1)	2,008	1,565	414	2,329	2,422	3,894
Corporate Trust Management	18,150	17,338	10,047	10,028	28,197	27,366

Total	$68,741	$58,820	$46,271	$39,823	$115,012	$98,643

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

			Net Preneed
	Net Preneed Funeral		Cemetery		Net Total Preneed
	Merchandise		Merchandise		Merchandise
	and Service Sales(2)		and Service Sales(2)		and Service Sales(2)
	2004	2003	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Central Division	$21,550	$21,130	$14,307	$14,307	$35,857	$35,437
Western Division	26,643	24,172	3,755	3,592	30,398	27,764
Eastern Division	17,338	15,741	27,778	26,772	45,116	42,513
Southern Division — Florida	18,482	15,385	12,802	13,026	31,284	28,411
All Other(1)	4,304	4,292	3,747	4,264	8,051	8,556

Total	$88,317	$80,720	$62,389	$61,961	$150,706	$142,681

	Depreciation and Amortization-		Depreciation and Amortization-		Depreciation and Amortization-
	Funeral		Cemetery		Total
	2004	2003	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Central Division	$7,210	$7,879	$6,167	$6,164	$13,377	$14,043
Western Division	5,641	6,012	1,645	1,525	7,286	7,537
Eastern Division	4,085	4,191	7,353	7,111	11,438	11,302
Southern Division — Florida	5,588	5,629	3,497	3,766	9,085	9,395
All Other(1)	1,250	1,579	1,163	1,137	2,413	2,716
Reconciling Items					4,822	4,213

Total					$48,421	$49,206

	Additions to Long-Lived Assets - Funeral		Additions to Long-Lived Assets - Cemetery		Additions to Long-Lived Assets - Total
	2004	2003	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)

Central Division	$2,585	$2,485	$5,298	$4,911	$7,883	$7,396
Western Division	2,664	1,971	1,229	2,365	3,893	4,336
Eastern Division	2,907	2,643	3,638	2,698	6,545	5,341
Southern Division — Florida	1,146	1,525	3,382	2,705	4,528	4,230
All Other(1)	327	354	2,133	2,157	2,460	2,511
Reconciling Items					5,405	4,390

Total					$30,714	$28,204

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	Total Funeral Assets	Total Cemetery Assets	Total Assets
	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Central Division	$274,029	$340,994	$615,023
Western Division	91,579	56,837	148,416
Eastern Division	78,333	347,286	425,619
Southern Division — Florida	158,725	297,157	455,882
All Other(1)	60,921	75,318	136,239
Corporate Trust Management	439,625	194,008	633,633
Reconciling Items			96,696

Total			$2,511,508

	Funeral Goodwill	Cemetery Goodwill	Total Goodwill
	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Central Division	$116,881	$49,787	$166,668
Western Division	—	—	—
Eastern Division	17,052	25,239	42,291
Southern Division — Florida	46,199	—	46,199
All Other(1)	17,571	—	17,571

Total	$197,703	$75,026	$272,729

	Assets Held for	Assets Held for	Assets Held for
	Sale-Funeral	Sale-Cemetery	Sale-Total
	2004	2004	2004
	(Restated)	(Restated)	(Restated)

Central Division	$300	$—	$300
Western Division	162	—	162
Eastern Division	—	1,661	1,661
Southern Division — Florida	1,959	97	2,056
All Other(2)	3,100	—	3,100
Corporate Trust Management	2,028	1,186	3,214

Total	$7,549	$2,944	$10,493

(1)	All Other consists of the Company’s operations in Puerto Rico.

(2)	Preneed sales amounts represent total preneed funeral and cemetery service and merchandise sales generated in the applicable period, net of cancellations.

As a result of the Company’s strategic planning process, effective for the fourth quarter of fiscal year 2005, the Company reorganized its operating divisions from four to two and revised its operating and reportable segments. The Company’s new presentation as a result of its strategic planning process reflects five operating and reportable segments consisting of a corporate trust management segment and a funeral and cemetery segment for each of two geographic areas: Western and Eastern.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

As of October 31, 2005, the Company operated two geographic divisions each with a division president: Western division and Eastern division. The Western division consists of 122 funeral homes and 50 cemeteries in Alabama, Arkansas, California, Illinois, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, New Mexico, Oregon, Texas, Washington and Wisconsin. The Eastern division consists of 109 funeral homes and 94 cemeteries in Alabama, Florida, Georgia, Kentucky, Maryland, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia and Puerto Rico.

The corporate trust management segment includes (i) the funeral and cemetery service and merchandise trust earnings recognized for GAAP purposes, which are further described below, and (ii) fee income related to the Company’s wholly-owned subsidiary, Investor’s Trust, Inc., “ITI.” Trust assets and the earnings on those assets are associated exclusively with preneed sales. Because preneed services and merchandise will not be provided until an unknown future date, most states require that all or a portion of the customer payments under preneed contracts be placed in trust or escrow accounts for the benefit of the customers.

ITI serves as investment advisor exclusively to the Company’s trust funds. ITI provides investment advisory services to the trusts for a fee. The Company has elected to perform these services in-house, and the fees are recognized as income as earned.

The corporate trust management segment revenues reflect (1) investment management fees earned and (2) the realized earnings related to preneed contracts delivered. Earnings recognition in this segment is unrelated to investment results in the current period. Current investment results of the funeral and cemetery merchandise and service trusts are deferred until the underlying products and services are delivered and are not reflected in the statement of earnings but are disclosed in Notes 5, 6, and 8 along with the cost and market value of the trust assets. The Company’s fee income related to management of its trust assets, the investment income recognized on preneed contracts delivered and the trust assets are referred to as “corporate trust management” for the benefit of the divisions.

Perpetual care trust earnings are reported in the geographic segments, as these revenues are recognized currently and are used to maintain the cemeteries. Perpetual care trust earnings and the cost and market values of the perpetual care trust assets are presented in Note 7.

The accounting policies of the Company’s segments are the same as those described in Note 3. The Company evaluates the performance of its segments and allocates resources to them using a variety of profitability metrics. The most comprehensive of these measures is gross profit.

The Company also measures its preneed sales growth year-over-year. Preneed sales and the accounting for these sales are discussed in Notes 3(i), 3(j) and 3(k). Although the Company does not consider its preneed selling activities to be a separate segment, the Company is providing additional disclosure of preneed funeral and cemetery merchandise and service sales in its segment footnote as preneed sales are reviewed monthly by the Company’s CODM to assess performance and allocate resources. Preneed sales are strategically significant to the Company as those sales are one of the primary drivers of market share protection and growth. As such, the CODM reviews the preneed sales data in addition to revenue and gross profit.

The Company’s operations are product-based and geographically-based. As such, the Company’s primary reportable segments presented in the following table are based on products and services and their geographical orientation.

The Company’s funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. The Company’s services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of the Company’s

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

funeral homes offer cremation products and services. The Company’s cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, memorials and burial vaults, along with the sale of burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis.

The Company incurs certain costs at the divisional or regional level that benefit all of the funeral homes and cemeteries in the division or region, such as division management compensation, divisional and regional headquarters overhead, insurance costs and legal and professional fees. These costs are allocated to the facilities in the regions or divisions using various methods including their proportionate share of sales (which can include preneed sales) or payroll. These costs are included in funeral and cemetery costs.

The Company incurs certain other costs at its Shared Services Center that benefit all of the funeral homes and cemeteries, such as the costs to process contracts, make collections, pay vendors, deliver information system services and deliver human resource services. These costs are allocated to the divisions and further allocated to the facilities in the division using various methods including their proportionate share of sales (which can include preneed sales) and the number of employees. These costs are included in funeral and cemetery costs.

For a discussion of discontinued operations, see Note 14. The table below presents restated information about reported segments for the fiscal years ended October 31, 2005, 2004 and 2003 for the Company’s continuing operations only based on the Company’s reportable segments following the fourth quarter of fiscal year 2005 reorganization:

	Funeral Revenue			Cemetery Revenue(1)			Total Revenue
	2005	2004	2003	2005	2004	2003	2005	2004	2003
		(Restated)	(Restated)		(Restated)	(Restated)		(Restated)	(Restated)

Eastern Division	$114,439	$108,646	$108,663	$128,641	$122,147	$116,701	$243,080	$230,793	$225,364
Western Division	140,744	143,904	142,661	80,897	90,048	82,096	221,641	233,952	224,757
Corporate Trust Management(2)	18,884	18,689	17,785	11,194	10,632	10,577	30,078	29,321	28,362

Total	$274,067	$271,239	$269,109	$220,732	$222,827	$209,374	$494,799	$494,066	$478,483

	Funeral Gross Profit			Cemetery Gross Profit(1)			Total Gross Profit
	2005	2004	2003	2005	2004	2003	2005	2004	2003
		(Restated)	(Restated)		(Restated)	(Restated)		(Restated)	(Restated)

Eastern Division	$18,684	$19,247	$14,509	$15,783	$17,006	$15,348	$34,467	$36,253	$29,857
Western Division	24,674	31,344	26,973	14,021	19,218	14,447	38,695	50,562	41,420
Corporate Trust Management(2)	18,368	18,150	17,338	10,741	10,047	10,028	29,109	28,197	27,366

Total	$61,726	$68,741	$58,820	$40,545	$46,271	$39,823	$102,271	$115,012	$98,643

	Net Preneed Funeral Merchandise			Net Preneed Cemetery Merchandise			Net Total Preneed Merchandise
	and Service Sales(3)			and Service Sales(3)			and Service Sales(3)
	2005	2004	2003	2005	2004	2003	2005	2004	2003
		(Restated)	(Restated)		(Restated)	(Restated)		(Restated)	(Restated)

Eastern Division	$43,077	$40,124	$35,418	$42,436	$44,327	$44,062	$85,513	$84,451	$79,480
Western Division	49,949	48,193	45,302	16,830	18,062	17,899	66,779	66,255	63,201

Total	$93,026	$88,317	$80,720	$59,266	$62,389	$61,961	$152,292	$150,706	$142,681

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

	Depreciation and			Depreciation and			Depreciation and
	Amortization - Funeral			Amortization - Cemetery			Amortization - Total
	2005	2004	2003	2005	2004	2003	2005	2004	2003
		(Restated)	(Restated)		(Restated)	(Restated)		(Restated)	(Restated)

Eastern Division	$5,845	$10,923	$11,399	$3,837	$12,013	$12,014	$9,682	$22,936	$23,413
Western Division	5,831	12,851	13,891	2,540	7,812	7,689	8,371	20,663	21,580
Reconciling Items(4)							3,371	4,822	4,213

Total							$21,424	$48,421	$49,206

	Additions to Long-Lived			Additions to Long-Lived			Additions to Long-Lived
	Assets - Funeral(5)			Assets - Cemetery(5)			Assets - Total(5)
	2005	2004	2003	2005	2004	2003	2005	2004	2003
		(Restated)	(Restated)		(Restated)	(Restated)		(Restated)	(Restated)

Eastern Division	$5,896	$4,380	$4,522	$2,622	$9,153	$7,560	$8,518	$13,533	$12,082
Western Division	6,354	5,249	4,456	1,983	6,527	7,276	8,337	11,776	11,732
Reconciling Items(4)							6,428	5,405	4,390

Total							$23,283	$30,714	$28,204

	Total Funeral Assets		Total Cemetery Assets		Total Assets
	2005	2004	2005	2004	2005	2004
		(Restated)		(Restated)		(Restated)

Eastern Division	$273,387	$297,979	$688,041	$719,761	$961,428	$1,017,740
Western Division	272,025	365,608	362,450	397,831	634,475	763,439
Corporate Trust Management	446,344	439,625	191,506	194,008	637,850	633,633
Reconciling Items(4)					117,373	96,696

Total					$2,351,126	$2,511,508

	Funeral Goodwill		Cemetery Goodwill		Total Goodwill
	2005	2004	2005	2004	2005	2004
		(Restated)		(Restated)		(Restated)

Eastern Division	$89,536	$89,536	$26,042	$26,042	$115,578	$115,578
Western Division	108,167	108,167	48,984	48,984	157,151	157,151

Total	$197,703	$197,703	$75,026	$75,026	$272,729	$272,729

	Assets Held for Sale-Funeral		Assets Held for Sale-Cemetery		Assets Held for Sale-Total
	2005	2004	2005	2004	2005	2004
		(Restated)		(Restated)		(Restated)

Eastern Division	$—	$5,059	$—	$1,758	$—	$6,817
Western Division	—	462	—	—	—	462
Corporate Trust Management	—	2,028	—	1,186	—	3,214

Total	$—	$7,549	$—	$2,944	$—	$10,493

(1)	Perpetual care trust earnings of $8,199, $6,396 and $7,887 for fiscal years 2005, 2004 and 2003, respectively, are included in the revenue and gross profit data of the related geographic segment.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2)	Corporate trust management consists of the trust management fees and funeral and cemetery merchandise and service trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by the Company at rates consistent with industry norms and are paid by the trusts to the Company’s subsidiary, Investor’s Trust, Inc. The trust earnings represent earnings realized over the life of the preneed contracts delivered during the relevant periods. Trust management fees included in funeral revenue for 2005, 2004 and 2003 were $5,383, $5,543 and $5,218, respectively, and funeral trust earnings recognized with respect to preneed contracts delivered included in funeral revenue for 2005, 2004 and 2003 were $13,501, $13,146 and $12,567, respectively. Trust management fees included in cemetery revenue for 2005, 2004 and 2003 were $4,944, $4,731 and $4,369, respectively, and cemetery trust earnings recognized with respect to preneed contracts delivered included in cemetery revenue for 2005, 2004 and 2003 were $6,250, $5,901 and $6,208, respectively.

(3)	Preneed sales amounts represent total preneed funeral and cemetery service and merchandise sales generated in the applicable period, net of cancellations.

(4)	Reconciling items consist of unallocated corporate assets, depreciation and amortization on unallocated corporate assets and additions to corporate long-lived assets.

(5)	Long-lived assets include cemetery property and net property and equipment.

A reconciliation of total segment gross profit to total earnings from continuing operations before income taxes and cumulative effect of change in accounting principle for the fiscal years ended October 31, 2005, 2004 and 2003, is as follows:

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Gross profit for reportable segments	$102,271	$115,012	$98,643
Corporate general and administrative expenses	(19,440)	(17,097)	(17,733)
Hurricane related charges, net	(9,366)	—	—
Separation charges	(1,507)	(3,435)	(2,450)
Gains on dispositions and impairment (losses), net	1,297	(204)	(10,206)
Other operating income, net	1,422	2,112	2,083
Interest expense	(30,460)	(47,335)	(53,643)
Loss on early extinguishment of debt	(32,822)	—	(11,289)
Investment and other income (expense), net	713	178	(749)

Earnings from continuing operations before income taxes and cumulative effect of change in accounting principle	$12,108	$49,231	$4,656

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(23)	Supplementary Information

The detail of certain income statement accounts is as follows for the fiscal years ended October 31, 2005, 2004 and 2003.

	Year Ended October 31,
	2005	2004	2003
		(Restated)	(Restated)

Service revenue
Funeral	$155,683	$151,651	$151,049
Cemetery	58,222	56,671	56,212

	213,905	208,322	207,261
Merchandise revenue
Funeral	110,419	110,624	109,048
Cemetery	147,008	149,028	135,644

	257,427	259,652	244,692
Other revenue
Funeral	7,965	8,964	9,012
Cemetery	15,502	17,128	17,518

	23,467	26,092	26,530

Total revenue	$494,799	$494,066	$478,483

Service costs
Funeral	$54,546	$46,656	$48,274
Cemetery	40,681	39,683	39,269

	95,227	86,339	87,543
Merchandise costs
Funeral	64,642	63,003	61,898
Cemetery	88,164	84,415	75,588

	152,806	147,418	137,486
General and administrative expenses
Funeral	93,153	92,839	100,117
Cemetery	51,342	52,458	54,694

	144,495	145,297	154,811

Total costs	$392,528	$379,054	$379,840

(24)	Hurricane Related Charges

On Monday, August 29, 2005, Hurricane Katrina struck the New Orleans metropolitan area and the Mississippi and Alabama Gulf Coasts. The Company’s executive offices and Shared Services Center are located in a building it owns in the New Orleans metropolitan area, and no significant damage occurred to that building. However, most of the approximately 400 employees who work at this location did not have access to their homes until late September or early October, and many of those homes remain uninhabitable. For the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

month of September, the Company temporarily housed most of the Shared Services Center functions, such as cash receipts and disbursements, customer service, contract processing and information technology in Orlando, Florida, in newly-leased and existing Company office space, and temporarily housed other functions such as the executive offices, treasury, accounting, trust administration, human resources, training, communications, marketing, tax and compliance in the Dallas, Texas area in newly-leased office space. As of October 31, 2005, the Company had used approximately $2,500 in cash on hand for hurricane related expenses. Beginning in early October, the executive offices and Shared Services Center were open and operating.

Of the Company’s 231 funeral homes and 144 cemeteries, three funeral homes and five cemeteries, which represent approximately 4 percent of the Company’s annual revenues and approximately five percent of its annual gross profit, are located in the New Orleans metropolitan area, have suffered substantial damage and are conducting business in temporary facilities until repairs are completed. The Company’s mausoleum construction and sales business, Acme Mausoleum, which primarily operates in southwest Louisiana and Texas, was also negatively impacted by Hurricanes Katrina and Rita. Including Acme Mausoleum, the New Orleans area funeral home and cemetery operations represent approximately six percent of the Company’s annual revenue and gross profit. The book value of net property and equipment, receivables, inventory and cemetery property at the affected properties amounted to approximately $24,700 prior to the storms. For the years ended October 31, 2005, 2004 and 2003, total revenues of these facilities amounted to $19,800, $21,815 and $22,668, respectively.

Hurricanes Katrina, Rita and Wilma also interrupted business in Florida, Alabama, Mississippi and Texas primarily due to evacuations and power-outages. The Company has insurance coverage related to property damage, incremental costs and property operating expenses it incurred due to damage caused by Hurricane Katrina. As of October 31, 2005, the Company had incurred approximately $20,897 in expenses related to Hurricane Katrina including the write-off of damaged buildings, equipment and inventory, demolition costs, debris removal, record restoration, general cleanup, temporary living facilities for employees, relocation expenses and other costs. The Company expects insurance proceeds of at least $11,531 currently based on the status of its insurance review, $500 of which had been received as of October 31, 2005. The remaining $11,031 in insurance proceeds to be received is included in current receivables in the consolidated balance sheet for fiscal year 2005. The net amount of $9,366 is included in the “Hurricane related charges, net” line in the consolidated statement of earnings for fiscal year 2005. The Company believes that a significant portion of the remainder of the loss it experienced may be covered by insurance. When the Company and its insurance carriers agree on the final amount of the insurance proceeds the Company is entitled to, the Company will record any related gain at that time. The Company also recorded approximately $1,606 of increased bad debt reserve in the Western division cemetery segment related to the areas affected by Hurricane Katrina.

(25)	Quarterly Financial Data (Unaudited)

As discussed in Notes 2, 3(s) and 14, the Company has restated its operating and reportable segments and its reporting units, has recorded charges related to its deferred revenue project and has reclassified the results of certain businesses previously reported as discontinued operations to continuing operations. The quarterly financial data in the table below has been restated and reclassified for these changes.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Year Ended October 31, 2005(1)	First	Second	Third	Fourth
	(Restated)	(Restated)	(Restated)

Revenues, as previously reported	$126,479	$136,663	$129,964	$114,559
Revenues, as restated	122,568	132,570	125,102	114,559
Gross profit, as previously reported	31,894	35,100	28,910	17,757
Gross profit, as restated	27,242	33,225	24,047	17,757
Net earnings (loss), as previously reported	9,210	(3,990)	11,636	(2,007)
Net earnings (loss), as restated	(145,277)	(4,917)	8,875	(2,007)
Earnings (loss) per common share:
Basic, as previously reported	.08	(.04)	.11	(.02)
Basic, as restated	(1.33)	(.04)	.08	(.02)
Diluted, as previously reported	.08	(.04)	.11	(.02)
Diluted, as restated	(1.33)	(.04)	.08	(.02)

Year Ended October 31, 2004(2)	First	Second	Third	Fourth
	(Restated)	(Restated)	(Restated)	(Restated)

Revenues, as previously reported	$130,789	$131,243	$128,435	$126,415
Revenues, as restated	125,170	124,438	122,116	122,342
Gross profit, as previously reported	37,005	36,945	31,486	29,347
Gross profit, as restated	31,934	31,184	26,066	25,828
Net earnings, as previously reported	11,728	14,757	10,843	8,834
Net earnings, as restated	9,072	10,428	8,628	8,564
Earnings per common share:
Basic, as previously reported	.11	.14	.10	.08
Basic, as restated	.08	.10	.08	.08
Diluted, as previously reported	.11	.14	.10	.08
Diluted, as restated	.08	.10	.08	.08

(1)	First quarter of fiscal year 2005 includes a charge of $2,651 ($1,723 after tax, or $.02 per share) for early extinguishment of debt in connection with the refinancing of the Company’s senior secured credit facility and $878 in net gains on dispositions and impairment (losses) in continuing operations. First quarter of 2005 also includes a charge of $254,240 ($153,180 after tax, or $1.40 per share) for the cumulative effect of change in accounting principle related to preneed selling costs, as described in Notes 3(f) and 4(a). Second quarter of fiscal year 2005 includes a charge of $30,057 ($19,210 after tax, or $.18 per share) for early extinguishment of debt in connection with the refinancing of the Company’s senior subordinated notes and $359 in net gains on dispositions and impairment (losses) in continuing operations. Third quarter of fiscal year 2005 includes an additional charge of $114 for early extinguishment of debt in connection with the refinancing of the Company’s senior subordinated notes. Third quarter of fiscal year 2005 also includes a charge of $147 relating to the reorganization of the Company’s divisions and $63 in net gains on dispositions and impairment (losses) in continuing operations. Fourth quarter of fiscal year 2005 includes a charge of $9,366 ($5,228 after tax, or $.05 per share) in net hurricane related costs and $1,360 ($850 after tax, or $.01 per share) relating to the reorganization of the Company’s divisions and separation pay of a former executive officer.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2)	First quarter of fiscal year 2004 includes a charge of $1,993 ($1,236 after tax, or $.01 per share) for severance costs associated with the workforce reductions the Company announced in December 2003 and $303 in net gains on dispositions and impairment (losses) in continuing operations. Second quarter of fiscal year 2004 includes ($853) in net gains on dispositions and impairment (losses) in continuing operations and a charge of $138 for severance costs associated with the December 2003 workforce reductions. Third quarter of fiscal year 2004 includes $304 in net gains on dispositions and impairment (losses) in continuing operations and a charge of $1,085 ($673 after tax, or $.01 per share) relating to the December 2003 workforce reductions and separation pay for a former executive officer. Fourth quarter of fiscal year 2004 includes a charge of $219 for severance costs associated with the December 2003 workforce reductions and $42 in net gains on dispositions and impairment (losses) in continuing operations.

Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in the Company’s markets or from quarter to quarter are not predictable. However, generally the number of deaths fluctuates with the seasons with more deaths occurring during the winter months primarily resulting from pneumonia and influenza. These variations can cause revenues to fluctuate.

(26)	Subsequent Events

The Company received a Staff Determination Letter from the Nasdaq Listing Qualifications Department on October 25, 2005 notifying the Company that because it filed its third quarter 2005 Form 10-Q prior to completion of the review by its independent registered public accounting firm and without the certifications of its Chief Executive Officer and Chief Financial Officer, that the Company is not in compliance with the continued listing requirements of Nasdaq Marketplace Rule 4310(c)(14).

On November 17, 2005, the Company appeared before a Nasdaq Listing Qualifications Panel to seek an extension of time to complete the filing and thereby regain compliance with the listing standard. On December 12, 2005, the Company received a response from the Nasdaq Listing Qualifications Panel which granted its request for continued listing on the Nasdaq National Market of its Class A common stock, provided that the Company files its completed Form 10-Q for the quarter ended July 31, 2005 and Form 10-K for the fiscal year ended October 31, 2005 no later than February 15, 2006. On February 3, 2006, Nasdaq notified the Company that the Company’s failure to file the Form 10-K for the fiscal year ended October 31, 2005 by February 1, 2006 was an additional violation of the continued listing requirements, but that the extension of time previously granted by the Panel for the filing was not affected by this notice. The Company was granted an additional extension of time to February 22, 2006.

Nasdaq also notified the Company on January 17, 2006 that the Company’s filing on October 24, 2005 of the Form 10-K/A for the fiscal year ended October 31, 2004 prior to completion of the audit by its independent registered public accounting firm and without the certifications of its Chief Executive Officer and Chief Financial Officer was an additional noncompliance with the continued listing requirements of Nasdaq Marketplace Rule 4310(c)(14). This matter was previously disclosed to and discussed with the Nasdaq Listing Qualifications Panel. The Company has requested an extension of time in which to file this report to April 7, 2006. The Company was granted an extension of time in which to file this report to April 7, 2006

(27)	Subsequent Events — (Unaudited)

As of January 31, 2006, the Company had incurred approximately $23,735 (of which $20,897 was incurred as of October 31, 2005) in total expenses related to Hurricane Katrina including the write-off of damaged buildings, equipment and inventory, demolition costs, debris removal, record restoration, general cleanup, temporary living facilities for employees, relocation expenses and other costs. The Company expects

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

insurance proceeds of at least $11,731 currently based on the status of its insurance review, $500 of which had been received as of October 31, 2005 and $10,731 of which was received in the first quarter of 2006. The remaining $500 in insurance proceeds to be received is included in current receivables in the consolidated balance sheet as of January  31, 2006. The net amount of $2,638 ($1,583 after tax, or $.01 per share) is included in the “Hurricane related charges, net” line in the consolidated statement of earnings for the quarter ended January 31, 2006. A charge of $9,366 in net hurricane related charges was recorded in fiscal year 2005. The Company believes that a significant portion of the loss it experienced may be covered by insurance. When the Company and its insurance carriers agree on the final amount of the insurance proceeds the Company is entitled to, if the proceeds are greater than the loss incurred, then the Company will record any related gain at that time. As of April 28, 2006, the Company had received an additional $3,000 in hurricane-related insurance proceeds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders
of Stewart Enterprises, Inc.:

Our audits of the consolidated financial statements of Stewart Enterprises, Inc. and Subsidiaries referred to in our report dated February 17, 2006 appearing in Item 8 of this Form 10-K, also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

As discussed in Note 2 to the consolidated financial statements, the Company has restated its 2004 and 2003 consolidated financial statements.

/s/  PricewaterhouseCoopers LLP

New Orleans, Louisiana
February 17, 2006

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
(Unaudited)
(Dollars in thousands)

	Column B	Column C
	Balance at	Charged to	Column D			Column F
Column A	Beginning	Costs and	Other		Column E	Balance at
Description	of Period	Expenses	Changes		Write-Offs	End of Period

Current — Allowance for doubtful accounts:
Year ended October 31,
2005	$5,523	3,910	—		(2,237)	$7,196
2004	$4,534	2,416	39	(1)	(1,466)	$5,523
2003	$4,092	2,809	(21	)(1)	(2,346)	$4,534
Due after one year — Allowance for doubtful accounts:
Year ended October 31,
2005	$8,022	6,167	—		(2,839)	$11,350
2004	$5,590	4,691	—		(2,259)	$8,022
2003	$5,145	5,218	—		(4,773)	$5,590
Deferred tax asset valuation allowance
Year ended October 31,
2005	$9,744	476	—		—	$10,220
2004	$11,985	(2,241)	—		—	$9,744
2003	$—	11,985	—		—	$11,985

(1)	In fiscal years 2004 and 2003, amounts charged to other accounts represent the reduction due to the assets held for sale and the reduction due to asset sales completed.

$200,000,000

Offer to Exchange $200,000,000
Registered 6 1/4% Senior Notes due 2013
for any and all outstanding
6 1/4% Senior Notes due 2013

PROSPECTUS

May   , 2006

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Section 83 of the Louisiana Business Corporation Law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers; gives a director or officer who successfully defends an action the right to be so indemnified, subject to specific conditions and exclusions; and authorizes Louisiana corporations to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

Our By-laws make mandatory the indemnification of directors and officers permitted by the Louisiana Business Corporation Law. The standard to be applied in evaluating any claim for indemnification (excluding claims for expenses incurred in connection with the successful defense of any proceeding or matter therein for which indemnification is mandatory without reference to any such standard) is whether the claimant acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the standard is that the claimant had no reasonable cause to believe the conduct was unlawful. No indemnification is permitted in respect of any claim, issue or matter as to which a director or officer shall have been adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

We have in effect a directors’ and officers’ liability insurance policy that provides for indemnification of our officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy.

We have entered into indemnity agreements with our directors and executive officers, pursuant to which we have agreed to use our commercially reasonable best efforts to maintain in effect directors’ and officers’ liability insurance comparable to that currently in effect, unless such insurance is not reasonably available or, in the reasonable business judgment of the Board of Directors, there is insufficient benefit to us from such insurance. The agreements also provide that we will, to the maximum extent permitted by law, indemnify each director and executive officer against any costs and expenses, attorneys’ fees, judgments, punitive or exemplary damages, fines, excise taxes or amounts paid in settlement incurred in connection with any claim involving him by reason of his position as director or officer that are in excess of the coverage provided by any such insurance, provided that he meets certain minimum standards of conduct.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Amended and Restated Articles of Incorporation of the Company, as amended and restated as of May 7, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2003)

3.2	By-laws of the Company, as amended and restated as of November 19, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.1	See Exhibits 3.1 and 3.2 for provisions of the Company’s Amended and Restated Articles of Incorporation, as amended, and By-laws, as amended, defining the rights of holders of Class A and Class B common stock

4.2	Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 33-42336) filed with the Commission on October 7, 1991)

4.3	Rights Agreement, dated as of October 28, 1999, between Stewart Enterprises, Inc. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated November 3, 1999)

4.4	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.5	Credit Agreement dated June 29, 2001 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent and as a Lender, Deutsche Banc Alex. Brown Inc., as Syndication Agent, Bankers Trust Company, as a Lender and the other Lenders party thereto from time to time (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 29, 2001) and Amendment No. 1 to the Credit Agreement dated April 25, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 1, 2003) and Amendment No. 2 to the Credit Agreement dated February 18, 2004 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004)

4.6	Indenture dated June 29, 2001 by and among Stewart, the Guarantors named therein and Firstar Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-67458) filed with the Commission on August 14, 2001) and First Supplemental Indenture, dated as of February 2, 2005 by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as Trustee, supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 2, 2005) and Second Supplemental Indenture, dated as of February 28, 2005 by and among The Lincoln Memorial Park Cemetery Association, a subsidiary of Stewart Enterprises, Inc., Stewart Enterprises, Inc., the other Guarantors and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005)

4.7	Form of 10.75 percent Senior Subordinated Note due 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-67458) filed with the Commission on August 14, 2001)

4.8	Indenture, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as trustee, with respect to the 6 1/4% Senior Notes due 2013 of Stewart Enterprises, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

4.9	Form of 6.25 percent Senior Note due 2013 (included in Exhibit 4.9 of this Registration Statement)

4.10	Registration Rights Agreement, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors party thereto, and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

The Company hereby agrees to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of the Company’s long-term debt. None of such instruments (other than those included as exhibits herein) represent long-term debt in excess of 10 percent of the Company’s consolidated total assets.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. regarding the validity of the Exchange Notes

Management Contracts and Compensatory Plans or Arrangements

10.3	Form of Indemnity Agreement between the Company and its Directors and Executive Officers (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004, filed January 11, 2005) (the “Original 2004 Form 10-K”)

10.4	Retirement Benefits Agreement dated June 20, 2003, between the Company and Frank B. Stewart, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended July 31, 2003)

10.5	Separation Agreement by and between the Company and William E. Rowe dated June 3, 2004 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2004)

10.6	Restricted Stock Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated November 18, 2004)

10.7	Stock Option Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K dated November 18, 2004)

10.8	Stock Option Agreement under the 2000 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K dated November 18, 2004)

10.9	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Kenneth C. Budde (incorporated by reference to Exhibit 10.9 to the Original 2004 Form 10-K); Amendment to Employment Agreement entered into as of July 7, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 7, 2005

10.10	Form of Change of Control Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Kenneth C. Budde and Everett N. Kendrick (incorporated by reference to Exhibit 10.10 to the Original 2004 Form 10-K)

10.11	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Kenneth C. Budde (incorporated by reference to Exhibit 10.36 to the 1996 10-K, Commission File No. 1-15449)

10.12	Employment Agreement dated January 7, 2005, effective December 2, 2004, between the Company and Thomas M. Kitchen (incorporated by reference to Exhibit 10.12 to the Original 2004 Form 10-K)

10.13	Change of Control Agreement dated January 7, 2005, effective December 2, 2004, between the Company and Thomas M. Kitchen (incorporated by reference to Exhibit 10.13 to the Original 2004 Form 10-K)

10.14	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Lawrence B. Hawkins (incorporated by reference to Exhibit 10.14 to the Original 2004 Form 10-K)

10.15	Form of Change of Control Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Lawrence B. Hawkins, Brent F. Heffron, Randall L. Stricklin, G. Kenneth Stephens, Jr. and Michael K. Crane (incorporated by reference to Exhibit 10.15 to the Original 2004 Form 10-K)

10.16	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Lawrence B. Hawkins (incorporated by reference to Exhibit 10.42 to the 1996 10-K, Commission File No. 1-15449)

10.17	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.17 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.18	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.47 to the 1996 10-K, Commission File No. 1-15449)

10.19	Stock Option Agreement dated January 1, 1997 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended January 31, 1997, Commission File No. 1-15449)

10.20	Stock Option Agreement dated December 23, 1997 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended January 31, 1998, Commission File No. 1-15449)

10.21	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Randall L. Stricklin (incorporated by reference to Exhibit 10.21 to the Original 2004 Form 10-K; Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.22	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and G. Kenneth Stephens, Jr. (incorporated by reference to Exhibit 10.22 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.23	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Michael K. Crane (incorporated by reference to Exhibit 10.23 to the Original 2004 Form 10-K)

10.24	Separation Agreement dated October 11, 2005, effective July 14, 2005, between the Company and Michael K. Crane (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q for the quarter ended July 31, 2005

10.25	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Everett N. Kendrick (incorporated by reference to Exhibit to 10.24 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.26	Form of Stock Option Agreement (time-vest), between the Company and its Executive Officers (incorporated by reference to Exhibit 10.45 to the 1998 10-K, Commission File No. 1-15449)

10.27	Form of Stock Option Agreement (performance-based), between the Company and its Executive Officers (incorporated by reference to Exhibit 10.46 to the 1998 10-K, Commission File No. 1-15449)

10.28	Form of Stock Option Agreement between the Company and its Executive Officers (incorporated by reference to Exhibit 10.27 to the Original 2004 Form 10-K)

10.29	Form of Restricted Stock Agreement between the Company and its Executive Officers (incorporated by reference to Exhibit 10.28 to the Original 2004 Form 10-K)

10.30	The Stewart Enterprises Employees’ Retirement Trust (incorporated by reference to Exhibit 10.20 to the 1991 Registration Statement); Amendment thereto dated January 1, 1994 (incorporated by reference to Exhibit 10.28 to the Company Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the “1994 10-K”)); and Amendment thereto dated January 1, 2002 (incorporated by reference to Exhibit 10.54 to the 2001 10-K); Amendment thereto dated January 1, 2003 (incorporated by reference to Exhibit 10.34 to the 2002 10-K); Amendment dated September 24, 2003 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004); Amendment thereto dated January 1, 2004; Commission File No. 1-15449 (incorporated by reference to Exhibit 10.29 to the Original 2004 Form 10-K); Amendment thereto dated March 28, 2005 (incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K for the fiscal year ended October 31, 2005 (the “2005 Form 10-K”))

10.31	Stewart Enterprises Puerto Rico Employees’ Retirement Trust Summary Plan Description dated January 1, 2003; Amendment No. 1 dated January 1, 2005 (incorporated by reference to Exhibit 10.31 to the 2005 Form 10-K)

10.32	1165(e) Plan Adoption Agreement related to the Stewart Enterprises Puerto Rico Employees’ Retirement Trust, amended effective as of October 31, 2001 (incorporated by reference to Exhibit 10.32 to the 2005 Form 10-K)

10.33	Amended and Restated Stewart Enterprises, Inc. 1995 Incentive Compensation Plan (incorporated by reference to Exhibit 10.57 to the 1996 10-K); Commission File No 1-15449

10.34	Amended and Restated Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.58 to the 1996 10-K); Commission File No. 1-15449

10.35	2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s 2003 definitive proxy statement for the fiscal year ended October 31, 2002)

10.36	2000 Incentive Compensation Plan (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000)

10.37	2000 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000); Amended and Restated Stewart Enterprises, Inc. 2000 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended April 30, 2002)

10.38	2005 Directors’ Stock Plan (incorporated by reference to Exhibit A to the Company’s 2005 definitive proxy statement for the fiscal year ended October 31, 2004)

10.39	Form of Stock Option Agreement (time-vest), between the Company and its Executive Officers, granted in January 2000 under the Amended and Restated 1995 Incentive Compensation Plan (incorporated by reference to Exhibit 10.61 to the 2001 10-K)

10.40	Form of Stock Option Agreement (time-vest) between the Company and its Executive Officers, granted under the 2000 Incentive Compensation Plan (incorporated by reference to Exhibit 10.62 to the 2001 10-K)

10.41	The Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan for certain highly compensated executives (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended July 31, 2001); Amendment No. 1 dated January 1, 2005 (incorporated by reference to Exhibit 10.41 to the 2005 Form 10-K)

10.42	Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended April 30, 2002); Amendment No. 1 dated April 1, 2005 (incorporated by reference to Exhibit 10.42 to the 2005 Form 10-K)

12.1	Calculation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the 2005 Form 10-K)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1 of this Registration Statement)

24.1	Power of Attorney (previously filed with the signature page of this Registration Statement filed on April 18, 2005)

25.1	Statement of Eligibility of U.S. Bank National Association, as trustee

99.1	Form of Letter of Transmittal (previously filed with the Registration Statement filed on April 18, 2005)

99.2	Form of Notice of Guaranteed Delivery (previously filed with the Registration Statement filed on April 18, 2005)

(b) Financial Statement Schedules

1. Schedule II — Valuation and Qualifying Accounts (included with the financial statements filed herewith).

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2006.

STEWART ENTERPRISES, INC.

By:	/s/ Kenneth C. Budde
Kenneth C. Budde
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* John P. Laborde		Chairman of the Board

/s/ Kenneth C. Budde Kenneth C. Budde		President, Chief Executive Officer and a Director (Principal Executive Officer)	May 4, 2006

/s/ Thomas M. Kitchen Thomas M. Kitchen		Executive Vice President, Chief Financial Officer and a Director (Principal Financial Officer)	May 4, 2006

/s/ Michael G. Hymel Michael G. Hymel		Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2006

* Frank B. Stewart, Jr.		Director

* Alden J. McDonald, Jr.		Director

* James W. McFarland		Director

* John C. McNamara		Director

* Michael O. Read		Director

* Ashton J. Ryan, Jr.		Director

* By:	/s/ Thomas M. Kitchen Thomas M. Kitchen Attorney-in-Fact		May 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this Amendment No. 1 to this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2006.

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CATHOLIC MORTUARY SERVICES, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
LOMBARD & CO.
N.D. DAVIS & ASSOCIATES, INC.
QUEEN OF HEAVEN MORTUARY, INC.
RESURRECTION MORTUARY, INC.
RIVER CITIES FUNERAL CHAPEL, INC.
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
SAN FERNANDO MISSION MORTUARY, INC.
SANTA CLARA MORTUARY, INC.
SCOVERN MORTUARY, A CALIFORNIA CORPORATION
SDCA HOLDINGS, INC.
SAN DIEGO CEMETERY ASSOCIATION
SIMPLICITY PLAN OF CALIFORNIA, INC.
STEWART PRE-NEED SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY
CATALINA CHANNEL CREMATION SOCIETY
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
SENTINEL CREMATION SOCIETIES, INC.
VICTOR V. DESROSIER, INC.
CEMETERY MANAGEMENT, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
ALL FAITHS MEMORIAL PARK, INC.
THE SIMPLICITY PLAN, INC.
BAY AREA CREMATORY, INC.
BRUCE OCALA FUNERAL HOME, INC.
S.E. BD Tampa, Inc.
CHAPEL HILL CEMETERY, INC.
GLEN HAVEN MEMORIAL PARK, INC.
HIGHLAND MEMORY GARDENS, INC. (FL)
SEMORAN FUNERAL HOME, INC.
FLORIDA HILLS MEMORIAL GARDENS, INC.
GARDEN OF MEMORIES, INC.
A.P. BOZA FUNERAL HOME, INC.
CURRY & SON FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC. (ST. PETE)
GOOD SHEPHERD MEMORIAL GARDENS, INC.
S.E. DCG Tampa, Inc.
HUBBELL FUNERAL HOME AND CREMATORY, INC.
KICLITER FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MEMORIAL PARK CEMETERY, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
ROBERTS FUNERAL HOME, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
SYLVAN ABBEY MEMORIAL PARK, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
WALSH & WOOD FUNERAL HOME, INC.
WOODLAWN PARK CEMETERY COMPANY (MIAMI)
MEMORIAL SUNSET PARK, INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
CHEATHAM HILL MEMORIAL PARK, INC.
EMPRESAS STEWART — CEMENTERIOS, INC.
EMPRESAS STEWART — FUNERARIAS, INC.
EASTLAWN CORPORATION
HOLLY HILL MEMORIAL PARK, INC.
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
ACME MAUSOLEUM CORPORATION
S.E. FUNERAL HOMES OF LOUISIANA, INC.

LAKE LAWN METAIRIE FUNERAL HOME (JOINT VENTURE)
LAKE LAWN PARK, INC.
S.E. CEMETERIES OF LOUISIANA, INC.
S.E. CEMETERIES OF ALABAMA, INC.
S.E. AUSTRALIA, INC.
S.E. SOUTH-CENTRAL, INC.
KILGORE-GREEN FUNERAL HOME, INC.
S.E. COMBINED SERVICES OF ALABAMA, INC.
S.E. FUNERAL HOMES OF ALABAMA, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
KNUTSON FUNERAL HOMES, INC.
PAULEY FUNERAL HOME, INC.
RUNYAN MANGOLD, INC.
D.W. NEWCOMER’S SONS, INC.
DWN PROPERTIES, INC.
FUNERAL SECURITY PLANS, INC.
THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION
S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
S.E. FUNERAL HOMES OF TENNESSEE, INC.
MT. JULIET MEMORIAL GARDENS, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
STEWART ENTERPRISES (EUROPE), INC.
STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
S.E. MID-ATLANTIC, INC.
GARNER FAMILY FUNERAL HOME, INC.
HAISTEN FUNERAL HOMES, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HIGGINS AND SON FUNERAL HOME, INC.
BOUNDS FUNERAL HOME, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CREST LAWN MEMORIAL GARDENS, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
GALLERY GRANITE CORPORATION
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
LOUDON PARK CEMETERY COMPANY
DRUID RIDGE CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
NATIONAL HARMONY MEMORIAL PARK, INC.
PARKLAWN, INC.
THE PARKWOOD CEMETERY COMPANY
PARKWOOD MANAGEMENT COMPANY
WILLIAM W. CHAMBERS, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
C.J. APPLEGATE AND SONS, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
MURPHY FUNERAL SERVICE, INC.
OTTO REDANZ FUNERAL HOME, INC.
CORNELL & DAGGETT, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
CATAWBA MEMORIAL PARK, INC.
EVANS FUNERAL HOME, INC.
GARRETT — HILLCREST, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
MCLAURIN’S FUNERAL HOME, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
BENJAMIN FRANKLIN P. M., INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
SUNSET MEMORIAL PARK COMPANY
PET HAVEN, INC.
DUNBAR FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
MONTE VISTA BURIAL PARK, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
S.E. FUNERAL HOMES OF VIRGINIA, INC.
S.E. CEMETERIES OF VIRGINIA, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
KLINGEL-CARPENTER MORTUARY, INC.
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
WILSON FUNERAL HOME, INC.
LAKEWOOD MEMORIAL PARK, INC.
S.E. ACQUISITION OF NEVADA, INC.
NEPTUNE SOCIETY OF NEVADA, INC.
RENO MEMORIAL, INC.
S.E. ACQUISITION OF RENO, NEVADA, INC.
STRONG & BURNS FUNERAL HOME, INC.
MONTLAWN MEMORIAL PARK, INC.
S.E. ACQUISITION OF OREGON, INC.
AMLING/SCHROEDER FUNERAL SERVICE, INC.
CASCADE CREMATORY, INC.
CHAPEL OF THE ROSES, INC.

CHAPEL OF THE VALLEY FUNERAL HOME, INC.
DUTTON, INC.
J.P. FINLEY AND SON MORTUARY, INC.
SUNSET HILLS MEMORIAL PARK
S.E. GREENWOOD, INC.
S.E. BEND NR, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
S.E. BEND TDHM, INC.
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
PASADENA FUNERAL HOME, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
BELEW FUNERAL HOME, INC.
EMERALD HILLS FUNERAL CORPORATION
GUARDIAN CREMATION SOCIETY, INC.
LYONS FUNERAL HOME, INC.
S.E. CEMETERIES OF TEXAS, INC.
ABBEY PLAN OF TEXAS, INC.
SIMPLICITY PLAN OF TEXAS, INC.
S.E. ACQUISITION OF WASHINGTON, INC.
E.R. BUTTERWORTH & SONS
CREMATION SOCIETY NORTHWEST, INC.
S.E.E.S. OF VANCOUVER, INC.
MONTICELLO MEMORY GARDENS, INC.
EASTERN CEMETERY ASSOCIATES, INC.
KANAWHA PLAZA PARTNERSHIP
LOI CHARLESTON, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
S.E. CEMETERIES OF WEST VIRGINIA, INC.

By:	/s/ Kenneth C. Budde
Kenneth C. Budde
Vice President

HEAVEN’S PETS AT LAKELAWN METAIRIE, LLC (JOINT VENTURE)

By:	/s/ Kenneth C. Budde
Kenneth C. Budde
Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth C. Budde Kenneth C. Budde	Vice President, Director (Principal Executive Officer)	May 4, 2006

/s/ Michael G. Hymel Michael G. Hymel	Vice President (Principal Accounting Officer)	May 4, 2006

/s/ Thomas M. Kitchen Thomas M. Kitchen	Assistant Secretary, Assistant Treasurer, Director (Principal Financial Officer)	May 4, 2006

And with respect to only Heaven’s Pets at Lakelawn Metairie, LLC (Joint Venture)

/s/ Everett N. Kendrick Everett N. Kendrick	Director	May 4, 2006

INDEX TO EXHIBITS

3.1	Amended and Restated Articles of Incorporation of the Company, as amended and restated as of May 7, 2003 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2003)

3.2	By-laws of the Company, as amended and restated as of November 19, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.1	See Exhibits 3.1 and 3.2 for provisions of the Company’s Amended and Restated Articles of Incorporation, as amended, and By-laws, as amended, defining the rights of holders of Class A and Class B common stock

4.2	Specimen of Class A common stock certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 33-42336) filed with the Commission on October 7, 1991)

4.3	Rights Agreement, dated as of October 28, 1999, between Stewart Enterprises, Inc. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A dated November 3, 1999)

4.4	Amended and Restated Credit Agreement dated November 19, 2004 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 22, 2004)

4.5	Credit Agreement dated June 29, 2001 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent and as a Lender, Deutsche Banc Alex. Brown Inc., as Syndication Agent, Bankers Trust Company, as a Lender and the other Lenders party thereto from time to time (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 29, 2001) and Amendment No. 1 to the Credit Agreement dated April 25, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 1, 2003) and Amendment No. 2 to the Credit Agreement dated February 18, 2004 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004)

4.6	Indenture dated June 29, 2001 by and among Stewart, the Guarantors named therein and Firstar Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-67458) filed with the Commission on August 14, 2001) and First Supplemental Indenture, dated as of February 2, 2005 by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as Trustee, supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 2, 2005) and Second Supplemental Indenture, dated as of February 28, 2005 by and among The Lincoln Memorial Park Cemetery Association, a subsidiary of Stewart Enterprises, Inc., Stewart Enterprises, Inc., the other Guarantors and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005)

4.7	Form of 10.75 percent Senior Subordinated Note due 2008 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-67458) filed with the Commission on August 14, 2001)

4.8	Indenture, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the Guarantors thereunder and U.S. Bank National Association, as trustee, with respect to the 6 1/4% Senior Notes due 2013 of Stewart Enterprises, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

4.9	Form of 6.25 percent Senior Note due 2013 (included in Exhibit 4.9 of this Registration Statement)

4.10	Registration Rights Agreement, dated as of February 11, 2005, by and among Stewart Enterprises, Inc., the guarantors party thereto, and Banc of America Securities LLC, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Calyon Securities (USA) Inc. and SunTrust Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 11, 2005)

The Company hereby agrees to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of the Company’s long-term debt. None of such instruments (other than those included as exhibits herein) represent long-term debt in excess of 10 percent of the Company’s consolidated total assets.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. regarding the validity of the Exchange Notes

Management Contracts and Compensatory Plans or Arrangements

10.3	Form of Indemnity Agreement between the Company and its Directors and Executive Officers (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004, filed January 11, 2005) (the “Original 2004 Form 10-K”)

10.4	Retirement Benefits Agreement dated June 20, 2003, between the Company and Frank B. Stewart, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended July 31, 2003)

10.5	Separation Agreement by and between the Company and William E. Rowe dated June 3, 2004 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2004)

10.6	Restricted Stock Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated November 18, 2004)

10.7	Stock Option Agreement under the Amended and Restated 1995 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K dated November 18, 2004)

10.8	Stock Option Agreement under the 2000 Incentive Compensation Plan between the Company and Kenneth C. Budde dated November 18, 2004 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K dated November 18, 2004)

10.9	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Kenneth C. Budde (incorporated by reference to Exhibit 10.9 to the Original 2004 Form 10-K); Amendment to Employment Agreement entered into as of July 7, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 7, 2005

10.10	Form of Change of Control Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Kenneth C. Budde and Everett N. Kendrick (incorporated by reference to Exhibit 10.10 to the Original 2004 Form 10-K)

10.11	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Kenneth C. Budde (incorporated by reference to Exhibit 10.36 to the 1996 10-K, Commission File No. 1-15449)

10.12	Employment Agreement dated January 7, 2005, effective December 2, 2004, between the Company and Thomas M. Kitchen (incorporated by reference to Exhibit 10.12 to the Original 2004 Form 10-K)

10.13	Change of Control Agreement dated January 7, 2005, effective December 2, 2004, between the Company and Thomas M. Kitchen (incorporated by reference to Exhibit 10.13 to the Original 2004 Form 10-K)

10.14	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Lawrence B. Hawkins (incorporated by reference to Exhibit 10.14 to the Original 2004 Form 10-K)

10.15	Form of Change of Control Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Lawrence B. Hawkins, Brent F. Heffron, Randall L. Stricklin, G. Kenneth Stephens, Jr. and Michael K. Crane (incorporated by reference to Exhibit 10.15 to the Original 2004 Form 10-K)

10.16	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Lawrence B. Hawkins (incorporated by reference to Exhibit 10.42 to the 1996 10-K, Commission File No. 1-15449)

10.17	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.17 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.18	Stock Option Agreement dated September 7, 1995 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.47 to the 1996 10-K, Commission File No. 1-15449)

10.19	Stock Option Agreement dated January 1, 1997 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended January 31, 1997, Commission File No. 1-15449)

10.20	Stock Option Agreement dated December 23, 1997 (time-vest), between the Company and Brent F. Heffron (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended January 31, 1998, Commission File No. 1-15449)

10.21	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Randall L. Stricklin (incorporated by reference to Exhibit 10.21 to the Original 2004 Form 10-K; Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.22	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and G. Kenneth Stephens, Jr. (incorporated by reference to Exhibit 10.22 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.23	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Michael K. Crane (incorporated by reference to Exhibit 10.23 to the Original 2004 Form 10-K)

10.24	Separation Agreement dated October 11, 2005, effective July 14, 2005, between the Company and Michael K. Crane (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q for the quarter ended July 31, 2005

10.25	Employment Agreement dated January 7, 2005, effective November 1, 2004, between the Company and Everett N. Kendrick (incorporated by reference to Exhibit to 10.24 to the Original 2004 Form 10-K); Amendment No. 1 to Appendix A to Employment Agreement dated October 11, 2005, effective July 14, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended July 31, 2005)

10.26	Form of Stock Option Agreement (time-vest), between the Company and its Executive Officers (incorporated by reference to Exhibit 10.45 to the 1998 10-K, Commission File No. 1-15449)

10.27	Form of Stock Option Agreement (performance-based), between the Company and its Executive Officers (incorporated by reference to Exhibit 10.46 to the 1998 10-K, Commission File No. 1-15449)

10.28	Form of Stock Option Agreement between the Company and its Executive Officers (incorporated by reference to Exhibit 10.27 to the Original 2004 Form 10-K)

10.29	Form of Restricted Stock Agreement between the Company and its Executive Officers (incorporated by reference to Exhibit 10.28 to the Original 2004 Form 10-K)

10.30	The Stewart Enterprises Employees’ Retirement Trust (incorporated by reference to Exhibit 10.20 to the 1991 Registration Statement); Amendment thereto dated January 1, 1994 (incorporated by reference to Exhibit 10.28 to the Company Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the “1994 10-K”)); and Amendment thereto dated January 1, 2002 (incorporated by reference to Exhibit 10.54 to the 2001 10-K); Amendment thereto dated January 1, 2003 (incorporated by reference to Exhibit 10.34 to the 2002 10-K); Amendment dated September 24, 2003 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004); Amendment thereto dated January 1, 2004; Commission File No. 1-15449 (incorporated by reference to Exhibit 10.29 to the Original 2004 Form 10-K); Amendment thereto dated March 28, 2005 (incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K for the fiscal year ended October 31, 2005 (the “2005 Form 10-K”))

10.31	Stewart Enterprises Puerto Rico Employees’ Retirement Trust Summary Plan Description dated January 1, 2003; Amendment No. 1 dated January 1, 2005 (incorporated by reference to Exhibit 10.31 to the 2005 Form 10-K)

10.32	1165(e) Plan Adoption Agreement related to the Stewart Enterprises Puerto Rico Employees’ Retirement Trust, amended effective as of October 31, 2001 (incorporated by reference to Exhibit 10.32 to the 2005 Form 10-K)

10.33	Amended and Restated Stewart Enterprises, Inc. 1995 Incentive Compensation Plan (incorporated by reference to Exhibit 10.57 to the 1996 10-K); Commission File No. 1-15449

10.34	Amended and Restated Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.58 to the 1996 10-K); Commission File No. 1-15449

10.35	2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s 2003 definitive proxy statement for the fiscal year ended October 31, 2002)

10.36	2000 Incentive Compensation Plan (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000)

10.37	2000 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2000); Amended and Restated Stewart Enterprises, Inc. 2000 Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended April 30, 2002)

10.38	2005 Directors’ Stock Plan (incorporated by reference to Exhibit A to the Company’s 2005 definitive proxy statement for the fiscal year ended October 31, 2004)

10.39	Form of Stock Option Agreement (time-vest), between the Company and its Executive Officers, granted in January 2000 under the Amended and Restated 1995 Incentive Compensation Plan (incorporated by reference to Exhibit 10.61 to the 2001 10-K)

10.40	Form of Stock Option Agreement (time-vest) between the Company and its Executive Officers, granted under the 2000 Incentive Compensation Plan (incorporated by reference to Exhibit 10.62 to the 2001 10-K)

10.41	The Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan for certain highly compensated executives (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended July 31, 2001); Amendment No. 1 dated January 1, 2005 (incorporated by reference to Exhibit 10.41 to the 2005 Form 10-K)

10.42	Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended April 30, 2002); Amendment No. 1 dated April 1, 2005 (incorporated by reference to Exhibit 10.42 to the 2005 Form 10-K)

12.1	Calculation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the 2005 Form 10-K)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1 of this Registration Statement)

24.1	Power of Attorney (previously filed with the signature page of this Registration Statement filed on April 18, 2005)

25.1	Statement of Eligibility of U.S. Bank National Association, as trustee

99.1	Form of Letter of Transmittal (previously filed with the Registration Statement filed on April 18, 2005)

99.2	Form of Notice of Guaranteed Delivery (previously filed with the Registration Statement filed on April 18, 2005)